                                                                    Exhibit 99.3


                          CONVERSION APPRAISAL REPORT
                     HERITAGE FINANCIAL CORPORATION, M.H.C.

                          PROPOSED HOLDING COMPANY FOR
                                 HERITAGE BANK
                              OLYMPIA, WASHINGTON

                              STOCK PRICES AS OF:
                                AUGUST 15, 1997



                                  PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                   SUITE 2210
                           ARLINGTON, VIRGINIA  22209

[LETTERHEAD OF RP FINANCIAL, LC.]


                                         August 15, 1997


Boards of Directors
Heritage Financial Corporation, M.H.C
Heritage Bank
201 5th Avenue
Olympia, Washington  98501

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the Common Stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

     This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" (Valuation Guidelines) of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. Such Valuation Guidelines are relied upon by the Washington Department of Financial Institutions, Division of Banks (the "Division") and the Federal Deposit Insurance Corporation (FDIC) in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies.

Description of Reorganization
-----------------------------

     We understand that the Board of Directors of Heritage Financial Corporation, a Washington-chartered mutual holding company (the "Mutual Holding Company"), and the Board of Directors of Heritage Bank (the "Bank"), a majority-owned subsidiary of the Mutual Holding Company, has adopted a Plan of Conversion, incorporated herein by reference, in which the Mutual Holding Company will be combined with the Bank simultaneously with the Mutual Holding Company's conversion to stock form and a newly-formed Washington stock corporation, to be known as Heritage Financial Corporation (the "Holding Company"), will become the holding company of the Bank. Pursuant to the reorganization, the Mutual Holding Company will cease to exist and the outstanding shares of Common Stock held by the Mutual Holding Company will be cancelled (67.88 percent of the outstanding Common Stock as of the date hereof adjusted for the impact of waived dividends and the value of Mutual Holding Company assets), and the outstanding Minority Shares (32.12 percent of the outstanding Common Stock as of the date hereof) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Minority Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percent of Heritage Common Stock owned by them in the aggregate immediately before consummation of the Conversion and Reorganization adjusted for the impact of waived dividends and the value of Mutual Holding Company assets but before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) shares of Conversion Stock purchased by the Bank's stockholders in the Conversion Offerings. Other than shares of the Bank, the only material asset of the Mutual Holding Company is approximately $120,000 of cash that will be merged with the Bank's assets upon completion of the reorganization.

RP Financial, LC
Boards of Directors
August 15, 1997
Page 2


RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank, the Mutual Holding Company, the Holding Company and other parties engaged by the Bank and the Holding Company to assist in the stock issuance process.

Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed the Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the Division and the FDIC, the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended 1993 through 1997 and various unaudited information and internal financial reports and due diligence related discussions with the Bank's management; KPMG Peat Marwick, LLP., the Bank's independent auditor; Gordon, Thomas, Honeywell, Malanca, Petersen & Daheim, P.L.L.C., the Bank's conversion counsel; and Ryan Beck & Co., the Bank's financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the overall conditions in the Bank's primary market area as set forth in demographic, economic and competitive information prepared by CACI, SNL Securities and other third party private and governmental sources. We have compared the Bank's financial performance and condition with selected publicly-traded thrifts and thrift holding companies in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses publicly-traded mutual holding companies and thrifts subject to announced or rumored acquisition and/or other unusual characteristics.

     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time,

RP Financial, LC
Boards of Directors
August 15, 1997
Page 3

often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's and Holding Company's values alone. It is our understanding that there are no current plans for selling control of the Holding Company or the Bank following Conversion. To the extent that such factors can be foreseen, they have been factored into our analysis. The estimated pro forma market value is defined as the price at which the Holding Company's Common Stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
--------------------

     It is our opinion that, as of August 15, 1997, the aggregate pro forma market value of the Bank and the Mutual Holding Company, inclusive of the sale of an approximate 67.88 percent ownership interest in the Subscription and Community Offerings, was $53,034,770 at the midpoint. Based on this valuation and the approximate 67.88 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint of the Holding Company's stock offering was $36,000,000, equal to 3,600,000 shares offered at a per share value of $10.00. Pursuant to the Conversion Guidelines, the 15 percent offering range includes a minimum of $30,600,000 and a maximum of $41,400,000. Based on the $10.00 per share offering price, this range equates to an offering of 3,060,000 shares at the minimum to 4,140,000 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, would result in an offering size of $47,610,000, equal to 4,761,000 shares at the $10.00 per share offering price.

Exchange Ratio for Public Shares
--------------------------------

     The FDIC conversion regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Minority Shares, adjusted for the impact of waived dividends and the value of Mutual Holding Company assets pursuant to FDIC requirements, which is an approximate
32.86 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community Offerings. Based upon this formula, and the valuation conclusion and offering range concluded herein, the Exchange Ratio would be 2.3752 shares, 2.7943 shares,
3.2135 shares and 3.6955 shares of Heritage Financial stock issued for each Minority Share, at the minimum, midpoint, maximum and super range of the offering, respectively.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal reflects only a valuation range as of this date for the pro forma market value of the Bank immediately upon issuance of the stock.

     RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of June 30, 1997, the date of the financial data included in the Prospectus. The proposed

RP Financial, LC
Boards of Directors
August 15, 1997
Page 4


Exchange Ratio and the exchange of Minority Shares for newly issued Holding Company shares was determined by the Boards of Directors of the Mutual Holding Company and the Bank. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of Minority Shares for newly issued Holding Company shares. The de minimus balance of Mutual Holding Company assets contributed to the Bank in conjunction with the conversion were considered in the estimate of pro forma market value.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated should market conditions or changes in Heritage's operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, current conditions in the equity markets for thrift shares, both existing issues and new issues, and the market for the Minority Shares. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ Ronald S. Riggins
                                        Ronald S. Riggins
                                        President


                                        /s/ James P. Hennessey
                                        James P. Hennessey
                                        Senior Vice President

R.P. Financial, L.C.

                               TABLE OF CONTENTS
                     HERITAGE FINANCIAL CORPORATION, M.H.C.
                                 HERITAGE BANK

                                                                                          PAGE
DESCRIPTION                                                                              NUMBER
-----------                                                                              ------

CHAPTER ONE                          OVERVIEW AND FINANCIAL ANALYSIS
-----------
     Introduction                                                                           1.1
     Plan of Conversion and Holding Company Reorganization                                  1.2
     Strategic Overview                                                                     1.3
     Balance Sheet Trends                                                                   1.5
     Income and Expense Trends                                                              1.8
     Interest Rate Risk Management                                                         1.12
     Lending Activities and Strategy                                                       1.12
     Asset Quality                                                                         1.15
     Funding Composition and Strategy                                                      1.16
     Subsidiary                                                                            1.16
     Legal Proceedings                                                                     1.17

CHAPTER TWO                                 MARKET AREA
-----------
     Introduction                                                                           2.1
     Market Area Demographics                                                               2.2
     Economy                                                                                2.4
     Unemployment                                                                           2.5
     Competition                                                                            2.6

CHAPTER THREE                               PEER GROUP ANALYSIS
-------------
     Selection of Peer Group                                                                3.1
     Financial Condition                                                                    3.5
     Income and Expense Components                                                          3.8
     Loan Composition                                                                      3.11
     Credit Risk                                                                           3.11
     Interest Rate Risk                                                                    3.14
     Summary                                                                               3.16

                               TABLE OF CONTENTS
                     HERITAGE FINANCIAL CORPORATION, M.H.C.
                                 HERITAGE BANK
                                  (CONTINUED)

                                                                                          PAGE
DESCRIPTION                                                                              NUMBER
-----------                                                                              ------

CHAPTER FOUR                   VALUATION ANALYSIS
------------
     Introduction                                                                          4.1
     Appraisal Guidelines                                                                  4.1
     RP Financial Approach to the Valuation                                                4.1
     Valuation Analysis                                                                    4.2
       1.  Financial Condition                                                             4.2
       2.  Profitability, Growth and Viability of Earnings                                 4.3
       3.  Asset Growth                                                                    4.4
       4.  Primary Market Area                                                             4.5
       5.  Dividends                                                                       4.5
       6.  Liquidity of the Shares                                                         4.7
       7.  Marketing of the Issue                                                          4.7
            A.   The Public Market                                                         4.7
            B.   The New Issue Market                                                     4.11
            C.   Second Step Conversion Market                                            4.11
            D.   Acquisition Market                                                       4.15
            E.   Market for Heritage Stock                                                4.15
       8.  Management                                                                     4.17
       9.  Effect of Government Regulation and Regulatory Reform                          4.17
     Summary of Adjustments                                                               4.17
     Valuation Approaches                                                                 4.18
       1.  Price-to-Tangible Book ("P/B")                                                 4.20
       2.  Price-to-Earnings ("P/E")                                                      4.20
       3.  Price-to-Assets ("P/A")                                                        4.21
     Comparison to Recent Conversions                                                     4.21
     Valuation Conclusion                                                                 4.22
     Establishment of Exchange Ratio                                                      4.22

                                 LIST OF TABLES
                     HERITAGE FINANCIAL CORPORATION, M.H.C.

                                 HERITAGE BANK

TABLE
NUMBER                             DESCRIPTION                             PAGE
------                             -----------                             ----

1.1   Historical Balance Sheets                                            1.6
1.2   Historical Income Statement                                          1.9


2.1   Summary Demographic Data                                             2.3
2.2   Major Employers in Heritage Bank's Markets                           2.5
2.3   Market Area Unemployment Trends                                      2.6
2.4   Deposit Summary                                                      2.7


3.1   Peer Group of Publicly-Traded Thrifts                                3.3
3.2   Balance Sheet Composition and Growth Rates                           3.6
3.3   Income as a Percent of Average Assets and Yields, Costs, Spreads     3.9
3.4   Loan Portfolio Composition Comparative Analysis                      3.12
3.5   Credit Risk Measures and Related Information                         3.13
3.6   Interest Rate Risk Comparative Analysis                              3.15


4.1   Peer Group Market Area Comparative Analysis                          4.6
4.2   Conversion Pricing Characteristics                                   4.12
4.3   Market Pricing Comparatives                                          4.13
4.4   Pricing Characteristics and After-Market Trends -
         Second Step Conversions                                           4.14
4.5   Inplied Pricing Ratios Full Conversion Basis                         4.16
4.6   Public Market Pricing                                                4.23
4.7   Calculation of Exchange Ratios                                       4.24

RP Financial, LC.
Page 1.1

                      I.  OVERVIEW AND FINANCIAL ANALYSIS

Introduction
------------

     Heritage Bank ("Heritage" or the "Bank") is a state-chartered stock savings bank headquartered in Olympia, Washington. The City of Olympia is the county seat of Thurston County and is also the Capitol of the State of Washington. Olympia is a deep-water port located at the southern end of the Puget Sound located approximately 60 miles south of Seattle and 115 miles north of Portland, Oregon. In addition to its main office in Olympia, the Bank operates a branch in West Olympia as well as three other offices in Thurston County (two in Lacey and one in Tumwater). The Bank has extended its market area in contiguous areas along the southern Puget Sound by opening three branches in Tacoma (Pierce County) and one office in Shelton (Mason County). Additionally, Heritage operates two loan centers; one each in Olympia and Tacoma.

     Heritage was organized in 1927 and has a long history of service to its primary market. Currently, Heritage is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). The Bank's primary regulators are the Washington Department of Financial Institutions, Division of Banks (the "Division"), and the FDIC. At June 30, 1997, Heritage had total assets of $242.1 million, total deposits of $209.8 million, and stockholders' equity of $27.7 million, equal to
11.4 percent of total assets. For the fiscal year ended June 30, 1997, the Bank reported net income of $2.3 million for a return of 0.98 percent of average assets.

     On January 31, 1994, the Bank completed a reorganization from a mutual savings bank to a stock savings bank through the formation of a Washington chartered mutual holding company. Pursuant to the reorganization, Heritage transferred substantially all of its assets and liabilities to a newly-formed stock bank in exchange for 1,200,000 shares of stock issued to Heritage Financial Corporation, M.H.C. (the "Mutual Holding Company"). Simultaneously, the Bank sold 600,000 shares of stock to the public in a subscription and community offering. As of June 30, 1997, after taking into account the exercise of options, there were 1,809,616 total shares of the Bank common stock issued and outstanding, of which 1,200,000 shares, or 66.31 percent, are owned by the Mutual Holding Company and 609,616 shares, or 33.69 percent, are owned by the public. Since the mutual holding company reorganization, Heritage has paid cash dividends to minority shareholders equal to $0.30 per share in fiscal 1994, $0.35 per share in fiscal 1995, and $0.375 per share in fiscal 1996; the right to receive dividends was waived by the Mutual Holding Company. The total amount of waived dividends is equal to $1,230,000. Adjusting for the ownership impact of dividends waived by the Mutual Holding Company and the market value of assets held by the Mutual Holding Company other than Heritage common stock as

RP Financial, LC.
Page 1.2

required by the FDIC in all second step stock offerings of mutual holding companies, the adjusted ownership ratios of the Mutual Holding Company and the minority stockholders are equal to 67.88 percent and 32.12 percent, respectively.

Plan of Conversion and Holding Company Reorganization
-----------------------------------------------------

     On July 1, 1997, the Board of Directors of the Bank and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which the Mutual Holding Company will convert from a state chartered mutual holding company to a Washington chartered stock corporation. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the fourth calendar quarter of 1997: the Bank will become a wholly-owned subsidiary of the Holding Company and the outstanding Minority Shares (32.12 percent of the outstanding Heritage Common Stock as of the date hereof as adjusted pursuant to FDIC requirements) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Minority Shares owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percent of Heritage Common Stock owned by them in the aggregate immediately before consummation of the Conversion and Reorganization, before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares and (ii) shares of Conversion Shares purchased by the Savings Bank's stockholders in the Conversion Offerings. Other than shares of the Bank, the only material asset of the Mutual Holding Company is approximately $120,000 of cash that will be merged with the Bank's assets upon completion of the reorganization.

     Going forward, Heritage Financial will own 100 percent of the Bank's stock, and the Bank will be Heritage Financial's sole subsidiary. Up to 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Heritage Financial other than the ownership of the Bank, a loan to the employee stock ownership plan ("ESOP"), the payment of quarterly dividends to shareholders, and investment of the cash retained at the Holding Company in investment securities consistent with the Bank's current investment practices and procedures. In the future, Heritage Financial may repurchase shares, diversify its business possibly through existing or newly-formed subsidiaries, through acquisitions or mergers of other insured financial institutions as well as other related companies. There are currently no arrangements, understandings or agreements regarding any such acquisitions or mergers.

RP Financial, LC.
Page 1.3

Strategic Overview
------------------

     Throughout much of its corporate history, Heritage's strategic focus has been that of a community oriented financial institution with a primary focus on meeting the borrowing and savings needs of its local customers in the southern Puget Sound area of Washington including primarily the Olympia area. In this regard, Heritage has historically pursued a residential lending strategy typical of a thrift institution with a moderate level of diversification into residential construction lending, commercial real estate lending and mortgage banking. However, owing to adverse market and interest rate conditions prevailing in the last decade, Heritage's capital position was at relatively modest levels (approximately 4 percent of assets in the late 1980s), hampering the Bank's operating flexibility and overall profitability.

     With the employment of Heritage's current managing officer in the latter half of 1989, Heritage sought to build on its strengths and continued to emphasize higher yielding construction loans as well as commercial real estate and multi-family mortgage loans. Moreover, the Bank has been able to capitalize on its secondary market operations and the mortgage banking operations, substantially enhancing earnings during the refinancing boom of the early to mid 1990s and continuing to contribute to net income today.

     More recently, the Bank has adopted strategies designed to further its objectives of becoming a community bank. Such strategies have included diversifying the loan portfolio with increased emphasis on building commercial relationships. In this regard, Heritage is seeking to capitalize on the substantial consolidation within the financial services industry in its market wherein a number of the largest and most effective competitors in the commercial banking arena have been acquired by other banking organizations headquartered out of state (i.e., companies such as Key Bank and Wells Fargo have acquired institutions formerly headquartered in the State of Washington). The foregoing acquisition activity has led to (1) growth in the Bank's business customers as they became dissatisfied with post-acquisition changes in fee structures, new policies and procedures, staffing turnover, service and changes in customer emphasis and (2) available commercial lenders with an established book of business.

     In view of the foregoing, Heritage has emphasized a business banking program wherein it has employed experienced commercial lenders to originate loans to small to medium sized businesses for various purposes such as working capital and/or inventory or receivables financing (the commercial loans are typically secured by real estate). The Bank has employed seven commercial loan officers since commencing the program in 1993, including the employment of a senior credit officer, and the growth of the commercial loan portfolio since 1993 is the primary factor leading to the growth of the commercial loan portfolio to approximately $39 million today. The Bank has sought to expand the commercial loan portfolio throughout the market area but has focused on Pierce County (i.e., the Tacoma market) which is larger and where its

RP Financial, LC.
Page 1.4

commercial lenders have experience and contacts. On the liability side, the Bank has successfully sought to increase non-interest demand deposits and other transaction accounts. The Bank continues to pursue deposit growth in the local market area, with an emphasis on retail core deposits and, wherever possible, demand deposits of the retail and commercial variety.

     The Bank believes a large portion of the recent growth in commercial lending is attributable to the book of business of recently employed commercial lenders. Accordingly, the Bank expects a slowdown in the growth of commercial loans as the "transfer" of the books of business to the Bank gives way to new production.

     Following the mutual holding company reorganization in 1994, the Bank embarked on a growth and expansion strategy with the objectives of building the franchise and leveraging newly raised capital. The above referenced business banking strategy is one facet of Heritage's effort to expand and increase earnings. Likewise, the Bank has sought to continue to expand construction and residential mortgage lending operations. With regard to the residential mortgage lending, Heritage typically sells most residential mortgage loans to the secondary market on a servicing released basis to generate fee income. In order to facilitate efforts to expand the Bank's franchise and earnings capacity, Heritage has doubled the number of branches it operates to a total of ten adding two branches in Thurston County in fiscal 1995, one branch in Pierce County in fiscal 1996, and two more branches in Pierce County during fiscal 1997. Additionally, Heritage has constructed two new buildings to replace outmoded existing structures in Thurston and Mason Counties.

     The Bank's lending strategy, growth of loans/assets and increased capitalization has led to growth in net interest income over the last several years. At the same time, the recent significant investment in fixed assets and staffing (particularly in the lending area) has been expensive in terms of increased operating costs although management believes that the long term benefits to Heritage's earnings capacity outweigh the near-term costs. As a result, recent profitability has declined significantly from earlier levels.
The business plan of the Bank reflects a continuation of the current lending and deposit strategies, with the additional capital raised in the second step conversion being utilized to fund further growth.

     The Mutual Holding Company's and the Bank's Board of Directors have determined that a full conversion to stock form is an attractive business strategy at this time for several reasons. First, it will provide the capital necessary to improve the overall competitive position of the Bank in its market area, enhancing the Bank's flexibility with regard to rates and services. Second, the conversion is expected to provide the opportunity for expanded local stock ownership which could enhance the Bank's financial success if local shareholders consolidate their banking business with Heritage and promote the Bank's products and services to other local residents. Third, the conversion is expected to provide the Bank with greater flexibility to expand its

RP Financial, LC.
Page 1.5

franchise via internal growth, branch purchases and de novo branching. The additional capital will also provide additional capital for future acquisitions although there are presently no specific plans for such activities.

     The proceeds from the conversion are expected to be deployed as follows:

     o    Holding Company.  Approximately 50 percent of the net conversion
          ---------------
          proceeds will be retained by Heritage Financial. Such funds will be invested initially into short term liquidity investments consistent with the Bank's current portfolio composition, and a loan to the Bank's Employee Stock Ownership Plan ("ESOP") to fund stock purchases in the conversion. Going forward, the Holding Company funds will be utilized for various corporate purposes, including the payment of regular dividends and possibly special dividends, possible repurchase of common stock consistent with regulatory limitations and time frames, and possible diversification through the purchase of other operating entities or financial institutions.

     o    Heritage.  The remaining 50 percent of the net proceeds of the
          --------
          conversion will be infused into the Bank in exchange for all of the Bank's newly issued stock. Proceeds infused into the Bank will initially be held in short-term cash and investments until the Bank is able to redeploy the funds into loans receivable pursuant to the underlying lending objectives of the Bank.

     On a pro forma basis, Heritage will be in an  overcapitalized position.
The Board of Directors has determined to pursue a strategy of controlled growth in its southern Puget Sound markets in order to leverage capital and, over time, to diversify Heritage's product lines in conjunction with the unique opportunities presented by fundamental changes occurring with respect to the Bank's market and the nature of the competition. Post-acquisition asset growth is expected to be funded through internal deposit growth, additional branching and, to a limited extent, borrowings. The Board recognizes that asset growth is a long term strategy, however, and that the Bank will operate in the near term in an overcapitalized position, leading to a below average return on equity.

Balance Sheet Trends
--------------------

     After the minority stock offering in 1994, Heritage embarked on a controlled growth and expansion strategy which included internal growth and de novo branching. The impact of this strategy is evidenced in the summary balance sheet data set forth in Table 1.1, which shows that Heritage's total assets increased from $179.2 million at the end of fiscal 1993 to $242.2 million at the end of fiscal 1997, which reflects a 7.8 percent compounded annual increase. Heritage's capital ratio increased significantly from 7.2 percent of assets as of the end of fiscal 1993 to 10.6 percent as of the end of fiscal 1994, through the retention of earnings and the completion of the stock offering in conjunction with the formation of the mutual holding company. Subsequently, Heritage's capital has increased significantly in dollar terms as a result of the Bank's strong earnings, but only modestly as a percent of assets as a result of interim growth of assets. As of June 30, 1997,

                                   Table 1.1
                                 Heritage Bank
                           Historical Balance Sheets
                        (Amount and Percent of Assets)


                                                                                 For the Fiscal Year Ended June 30,
                                               ---------------------------------------------------------------------------
                                                        1993                1994             1995              1996
                                               --------------------  ----------------- ----------------- -----------------
                                                Amount        Pct     Amount     Pct     Amount    Pct     Amount    Pct
                                               -------      -------  -------    ------ --------   ------ --------   ------
                                                ($000)        (%)      ($000)    (%)     ($000)    (%)     ($000)    (%)
Total Amount of:
Assets                                         $179,246     100.0%   $194,102  100.0%  $204,897  100.0%  $222,052  100.0%
Loans Receivable (net)                          121,362      67.7%    123,258   63.5%   150,526   73.5%   160,038   72.1%
Loans Held for Sale                               7,435       4.1%      4,110    2.1%     5,944    2.9%     6,993    3.1%
Mortgage-Backed Securities                       16,987       9.5%     10,227    5.3%     7,465    3.6%     5,979    2.7%
Cash and Interest Bearing Deposits               17,876      10.0%     22,747   11.7%    10,038    4.9%    18,082    8.1%
Investment Securities                             7,271       4.1%     22,795   11.7%    18,094    8.8%    15,292    6.9%
Deposits                                        153,226      85.5%    165,922   85.5%   174,797   85.3%   191,119   86.1%
FHLB Advances                                         0       0.0%          0    0.0%         0    0.0%         0    0.0%
Other Borrowed Funds                              7,174       4.0%      4,100    2.1%     3,525    1.7%         0    0.0%
Stockholders' Equity                             12,863       7.2%     20,662   10.6%    23,065   11.3%    25,633   11.5%
Number of Banking Offices                             5                     5                 7                 8
Full-Time Equivalent Employees                       98                   119               116               136

Non-Performing Assets                                        0.14%              0.05%             0.05%             0.02%
Allowance for Loan Losses/Loans                              1.27%              1.32%             1.09%             1.11%
Avg. Int.-Earning Assets/Avg. Int.-Bearing Liab.            104.36%            106.14%           110.89%           110.51%

                                             For the Fiscal Year Ended
                                                      June 30,
                                             -------------------------                   Annual
                                                        1997                             Growth
                                             -------------------------                    Rate
                                               Amount          Pct                         Pct
                                             -----------    ----------                   ------
                                                  ($000)      (%)                          (%)
Total Amount of:
Assets                                            $242,164   100.0%                        7.81%
Loans Receivable (net)                             199,032    82.2%                       13.16%
Loans Held for Sale                                  6,409     2.6%                       -3.64%
Mortgage-Backed Securities                           5,159     2.1%                      -25.76%
Cash and Interest Bearing Deposits                   7,587     3.1%                      -19.29%
Investment Securities                                8,506     3.5%                        4.00%
Deposits                                           209,781    86.6%                        8.17%
FHLB Advances                                          890     0.4%                        N.M.
Other Borrowed Funds                                     0     0.0%                     -100.00%
Stockholders' Equity                                27,714    11.4%                       21.15%

Number of Banking Offices                               10
Full-Time Equivalent Employees                         145

Non-Performing Assets                                         0.05%
Allowance for Loan Losses/Loans                               1.32%
Avg. Int.-Earning Assets/Avg. Int.-Bearing Liab             110.48%
____________________________

(1)   Ratios are as a percent of ending assets.

Source: Heritage's audited financial reports.  RP Financial calculations.

RP Financial, LC.
Page 1.7

stockholders' equity equaled $27.7 million, or 11.4 percent of assets. All of Heritage's capital consisted of tangible capital as of the fiscal year ended June 30, 1997.

     With the balance sheet growth realized by Heritage, the mixture of interest-earning assets has also changed modestly as well. Loans receivable comprise the largest segment of interest-earning assets, totaling $199.0 million, or 88.2 percent of total assets, as of June 30, 1997. The balance of loans receivable reflects steady growth over the last five fiscal years, with compounded annual growth equal to 13.2 percent. Furthermore, the growth of loans has exceeded the increase in total assets largely reflecting the redeployment of funds from cash, investments and mortgage-backed securities ("MBS") into whole loans. Additionally, in conjunction with growth realized in the loan portfolio, the composition of the loan portfolio has changed as well with commercial loans increasing in proportion to total loans. Notwithstanding the reorientation of Heritage's operations to a more "bank like" operating strategy, mortgage loans including loans secured by one-to-four family properties, multi-family and commercial mortgages and properties under construction continue to comprise in excess of 80 percent of total loans. Commercial loans currently approximate 19.0 percent of total loans which represents a significant increase from a balance of less than 1 percent of loans at the end of fiscal 1993. Management's strategy in recent years has been to improve net interest income and overall profitability through increasing the loans/assets ratio.

     In addition to portfolio loans, Heritage has maintained a portfolio of loans classified as available for sale ("AFS") in connection with secondary market activities. The balance of the AFS portfolio has fluctuated over the last five fiscal years based on various factors including the level of interest rates and the volume of loan originations. As of June 30, 1997, the balance of loans held for sale totaled $6.4 million, equal to 2.6 percent of total assets, comparable with prior year levels. As of June 30, 1997, the Bank was servicing $19.2 million of loans for others, primarily on a non-recourse basis, an increase/decrease from prior year levels, as the Bank has primarily been selling loans on a servicing released basis over the last several years.

     Heritage's investment securities equaled $8.5 million, or 3.5 percent of total assets, as of June 30, 1997, while cash and interest bearing deposits totaled $7.6 million, or 3.1 percent of assets. As of June 30, 1997, the cash and investments portfolio consisted of cash, interest-earning deposits in other financial institutions, and U.S. Treasury and agency obligations. Additionally, MBS totaled approximately $5.2 million, or 2.1 percent of assets; the Bank has not been an active purchaser of MBS and most of the securities in the portfolio were purchased prior to 1993. The Bank's philosophy with respect to the management of cash and investments has been to maintain the portfolio at relatively modest levels in short- to intermediate-term high quality securities. No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term and, accordingly, the level of cash and investments is expected to remain at low to moderate levels. The level of cash and investments is expected to increase initially following conversion although it is management's expectation that such funds at the Bank level will gradually be redeployed into lending activities.

     Over the last five years, Heritage has primarily relied on retail deposits raised through the branches, internal cash flows and retained earnings to fund operations. Deposit balances have also realized moderate annual growth equal to
8.2 percent since fiscal year end 1993, partially facilitated by the opening of five new retail branch offices since the beginning of fiscal 1995. In the future, the Bank will be seeking to continue to increase retail deposits by offering a competitive array of products and services, with the objective of growing the deposit base in conjunction with the overall growth in its southern Puget Sound markets. The employment of borrowed funds by Heritage has been relatively limited over the last five fiscal years as the Bank has preferred to build its franchise through the expansion of the retail deposit base.

Income and Expense Trends
-------------------------

     Heritage's earnings have been relatively strong over the last five fiscal years, declining sharply in fiscal 1997. As detailed in Table 1.2, Heritage's profitability reflected a growth trend from fiscal 1993 to fiscal 1996, as reported earnings increased from $1.8 million, or 1.03 percent of average assets, to $2.7 million, equal to 1.31 percent of average assets, reflecting:
(1) balance sheet growth; (2) limited asset quality problems; (3) net interest income growth; and (4) strong revenues from the sale of loans into the secondary market. Earnings diminished in fiscal 1997 to equal $2.3 million, equal to 0.98 percent of average assets, as a result of: (1) the special SAIF assessment, $1.1 million; (2) higher operating expenses as a result of significant growth and expansion including the employment of additional loan officers in connection with the business banking program and opening of new branch offices; and (3) reduction in the amount of gains on the sale of loans relative to the levels reported in fiscal 1996, reflecting reduced volume and lower ratio of gain per dollar of loans sold.

     Heritage's recent earnings strength is largely attributable to its four prong lending strategy which focuses on: (1) construction lending which provides high yielding, short-term assets; (2) portfolio mortgage lending; (3) commercial lending in conjunction with the recently implemented business banking strategy; and (4) secondary market operations, where Heritage originates loans for resale generally on a servicing released basis. The foregoing operating strategies have been successful for the Bank due to management's ability to maintain asset quality while seeking to generate higher yields, facilitated by the benefits of local banking consolidation.

     The impact of the Bank's operating strategy is evidenced in the summary statement of operations for the last five fiscal periods set forth in Table 1.2. Net interest income earned by Heritage reached a recent

                                   Table 1.2
                                 Heritage Bank
                          Historical Income Statement
                  (Amount and Percent of Average Assets) (1)

                                                            For the Fiscal Year Ended June 30,
                                               --------------------  ----------------- -----------------
                                                       1993                1994              1995
                                               --------------------  ----------------- -----------------
                                                Amount       Pct      Amount    Pct     Amount    Pct
                                                  0          (%)        0       (%)       0       (%)
 Interest Income                                $14,249      7.95%    $13,520   7.15%   $15,223   7.81%
 Interest Expense                                (7,886)    -4.40%     (6,732) -3.56%    (6,996) -3.59%
                                                -------     ------    -------  ------   -------  ------
 Net Interest Income                            $ 6,363      3.55%    $ 6,788   3.59%   $ 8,227   4.22%
 Provision for Loan Losses                         (926)    -0.52%          0   0.00%         0   0.00%
                                                -------     ------    -------  ------   -------  ------
  Net Interest Income after Provisions          $ 5,437      3.03%    $ 6,788   3.59%   $ 8,227   4.22%

 Other Non-Interest Income                          819      0.46%        922   0.49%     1,019   0.52%
 Operating Expense                               (6,178)    -3.45%     (7,421) -3.92%    (7,425) -3.81%
                                                -------     ------    -------  ------   -------  ------
  Net Operating Income                          $    78      0.04%    $   289   0.15%   $ 1,821   0.93%

Gains on the Sale of Loans                        3,829      2.14%      3,097   1.64%     1,665   0.85%

Special SAIF Assessment                               0      0.00%          0   0.00%         0   0.00%
Gains on the Sale of Premises                         0      0.00%          0   0.00%       356   0.18%
                                                -------     ------    -------  ------   -------  ------
   Non-Operating Income/Expense                 $     0      0.00%    $     0   0.00%   $   356   0.18%

 Net Income Before Tax                          $ 3,907      2.18%    $ 3,386   1.79%   $ 3,842   1.97%
 Income Taxes                                    (2,061)    -1.15%     (1,154) -0.61%    (1,308) -0.67%
                                                -------     ------    -------  ------   -------  ------
 Net Income (Loss)                              $ 1,846      1.03%    $ 2,232   1.18%   $ 2,534   1.30%


Adjusted Net Income Calculations
--------------------------------
Net Operating Income                            $    78      0.04%    $   289   0.15%   $ 1,821   0.93%
Tax Effect (2)                                      (27)    -0.01%        (98) -0.05%      (619) -0.32%
                                                -------     ------    -------  ------   -------  ------
    Adjusted Net Income                         $    51      0.03%    $   191   0.10%   $ 1,202   0.62%

Net Operating Income and Gains on Sale of Loans $ 3,907      2.18%    $ 3,386   1.79%   $ 3,486   1.79%
Tax Effect (2)                                   (1,328)    -0.74%     (1,151) -0.61%    (1,185) -0.61%
                                                -------     ------    -------  ------   -------  ------
    Adjusted Net Income                         $ 2,579      1.44%    $ 2,235   1.18%   $ 2,301   1.18%

Efficiency Ratio
  Excluding Gains on the sale of Loans                      86.02%             96.25%            80.30%
  Including Gains on the sale of Loans                      56.11%             68.67%            68.05%
Effective Tax Rate                                          52.75%(3)          34.08%            34.04%

                                                For the Fiscal Year Ended June 30,
                                               ----------------- -----------------
                                                     1996             1997
                                               ----------------- -----------------
                                                Amount    Pct     Amount     Pct
                                                  0       (%)       0        (%)
 Interest Income                                $16,875   7.97%   $18,512    8.00%
 Interest Expense                                (8,543) -4.04%    (9,000)  -3.89%
                                                -------  ------   -------   ------
 Net Interest Income                            $ 8,332   3.94%   $ 9,512    4.11%
 Provision for Loan Losses                            0   0.00%       270    0.12%
                                                -------  ------   -------   ------
  Net Interest Income after Provisions          $ 8,332   3.94%   $ 9,782    4.22%

 Other Non-Interest Income                        1,249   0.59%     1,257    0.54%
 Operating Expense                               (8,422) -3.98%   (10,016)  -4.33%
                                                -------  ------   -------   ------
  Net Operating Income                          $ 1,159   0.55%   $ 1,023    0.44%

Gains on the Sale of Loans                        3,049   1.44%     2,006    0.87%

Special SAIF Assessment                               0   0.00%    (1,089)  -0.47%
Gains on the Sale of Premises                         0   0.00%        84    0.04%
                                                -------  ------   -------   ------
   Non-Operating Income/Expense                 $     0   0.00%   $(1,005)  -0.43%

 Net Income Before Tax                          $ 4,208   1.99%   $ 2,024    0.87%
 Income Taxes                                    (1,435) -0.68%       245    0.11%
                                                -------  ------   -------   ------
 Net Income (Loss)                              $ 2,773   1.31%   $ 2,269    0.98%


Adjusted Net Income Calculations
--------------------------------
Net Operating Income                            $ 1,159   0.55%   $ 1,023    0.44%
Tax Effect (2)                                     (394) -0.19%      (348)  -0.15%
                                                -------  ------   -------   ------
    Adjusted Net Income                         $   765   0.36%   $   675    0.29%

Net Operating Income and Gains on Sale of Loans $ 4,208   1.99%   $ 3,029    1.31%
Tax Effect (2)                                   (1,431) -0.68%    (1,030)  -0.44%
                                                -------  ------   -------   ------
    Adjusted Net Income                         $ 2,777   1.31%   $ 1,999    0.86%

Efficiency Ratio
  Excluding Gains on the sale of Loans                   87.90%             93.01%
  Including Gains on the sale of Loans                   66.68%             78.40%
Effective Tax Rate                                       34.10%            -12.10%(4)

(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 34 percent throughout periods shown.
(3) Excluding the $730,000 deferred tax liability established in fiscal 1993, the effective tax rate would have approximated 34.1 percent.
(4) Excluding the reversal of the deferred tax liability of $938,000, the effective tax rate would have equaled 34.2 percent.

Source: Heritage's prospectus and audited financial reports. RP Financial calculations.

historical high in fiscal 1997, totaling $9.5 million, or 4.11 percent of average assets. The Bank generates relatively strong net interest income, due both to higher asset yields and above average capitalization, coupled with a comparatively low cost of funds (see Exhibit I-3 for detail regarding the Bank's yield-cost spreads). The Bank's relatively strong net interest income ratio, averaging over 400 basis points on average assets over the last three fiscal years, has been supported by the following factors: (1) the Bank's strong capital position; (2) good asset quality; (3) modest reduction in the proportion of lower yielding investment securities; and (4) the increasing diversification of the loan portfolio into higher yielding high risk weight loans. The benefits of the Bank's stronger asset yields have been offset, to an extent, by the higher cost of funds since fiscal 1995.

     The Bank's non-interest income has steadily increased over the last few years, ranging from $0.82 million to $1.25 million since fiscal 1995, principally due to growth, although the ratio has grown slightly due to increased transaction accounts, equaling 0.54 percent of average assets in fiscal 1997. Although Heritage has been an active seller of conforming residential loans into the secondary market, most loans are sold on a servicing released basis and the portfolio balance of loans serviced for others totaled less than $20 million as of the end of fiscal 1997, with servicing income representing approximately 6 percent of total other non-interest income.

     Heritage's operating expenses have been subject to increase over the last several years, both as measured in dollar terms and as a percent of average assets. Specifically, operating expense have increased from $6.2 million, equal to 3.45 percent of average assets, in fiscal 1993, to $10.0 million, equal to 4.33 percent of average assets, in fiscal 1997. Heritage's operating expenses are inflated relative to thrift industry averages by its diversification into construction and commercial lending, as well as its mortgage banking activities. Additionally, the Bank's operating expenses have been subject to upward pressures owing to the doubling of Heritage's branch offices to a total of ten over the last three fiscal years and the implementation of the business banking strategy and the employment of a total of seven additional commercial loan officers since 1993.

     The increase in Heritage's operating expenses have been an important factor in the reduction in the Bank's earnings from fiscal 1996 to fiscal 1997, as the $1.6 million increase raised the operating expense ratio by 35 basis points. Management believes the Bank is making the requisite investment in fixed assets and personnel to realize growth in the Bank's franchise value and future earnings over the longer term. Heritage expects that operating expenses will continue to increase in the future as the Bank continues to grow and expand. In this regard, management believes it will continue to open new branches over time and/or acquire other branches or smaller financial institutions which will also serve to increase operating expenses (no new branches or acquisitions are planned at this time). Furthermore, Heritage expects to experience upward pressure on expense levels due to inflation, the cost of stock based benefit plans resulting from the second step conversion and the costs of an expanded shareholder base.

     The Bank's gain on sale of loans has contributed on average 80 percent of pre-tax income over the last five years and 99 percent during fiscal 1997. The gains are influenced by the volume of loans originated for sale, but also the market for loans. The gains on sale peaked in 1993 at $3.8 million (during a high loan refinance period), and during the past year approximated $2.0 million. Such gains are expected to remain a component of income, albeit a potentially volatile source of income.

     Non-operating gains and losses have also impacted Heritage's historical earnings, particularly during the most recent fiscal year. For the fiscal year ended June 30, 1997, net non-operating expense totaled $1.0 million, equal to
0.43 percent of assets, comprised of two components: (1) the special SAIF assessment ($1.1 million); and (2) gains on the sale of fixed assets ($84,000). From a valuation perspective, the special SAIF assessment and the gain on the sale of fixed assets are clearly one-time non-recurring events.

     We typically exclude gains and other non-operating items in computing the efficiency ratio; although, in the Bank's case, since the mortgage banking operations expense cannot be readily quantified, it is appropriate to also consider the Bank's efficiency ratio incorporating the gains on sale of loans. The Bank's rising efficiency ratio, computed in either fashion, clearly reflects the impact of recent expansion.

     Overall, Heritage's asset quality is relatively good and credit related losses have been low, particularly given the level of commercial and construction lending. For the twelve months ended June 30, 1997, Heritage reported a loan loss recovery equal to $270,000, or 0.12 percent of average assets. As of June 30, 1997, the Bank maintained valuation allowances of $2.8 million, equal to 1.32 percent of net loans receivable and reserve coverage as a percent of non-performing assets was more than 20 times. It is anticipated that valuation allowances will be established in future periods per the Bank's adopted general reserve policy, and management will continue to assess the adequacy of valuation allowances relative to the performance of its loan portfolio on an ongoing basis. The Bank's current policy is to accrue $10,000 per month in valuation allowances.

     The Bank reported an income tax benefit of $245,000, equal to 0.11 percent of assets, for the twelve months ended June 30, 1997. The tax benefit is the result of the reversal of a $938,000 deferred tax liability established at the time of the mutual holding company reorganization for the potential recapture of pre-1988 tax bad debt reserves. Based on legislation enacted in 1996, the Bank was able to reverse this prior expense. Absent the reversal of the deferred tax liability, Heritage would have recorded a $693,000 tax expense indicating an effective tax rate of 34.24 percent. This adjusted effective tax rate is comparable to previous years levels.

Interest Rate Risk Management
-----------------------------

     Heritage manages interest rate risk primarily from the asset side of the balance sheet. To control interest rate risk, Heritage has implemented several strategies, including: (1) diversifying the loan portfolio into shorter-term loans, most notably construction and commercial loans; (2) selling the majority of long term residential mortgages originated into the secondary market on a servicing released basis to generate fee income; (3) striving to fund operations through comparatively low cost retail deposits; and (4) by building the balance of lower-rate/fee-generating transaction accounts.

     These strategies have served to increase the sensitivity of the Bank's assets to changes in interest rates, lengthen the duration of liabilities and reduced the Bank's reliance on net interest income for overall earnings. The gap analysis set forth in Exhibit I-8 reflects the impact of the foregoing strategies on the Bank's repricing structure. The gap measures indicate a modest liability sensitive position with a cumulative gap-to-assets ratio equal to negative 9.2 percent in the one year or less bucket and negative 1.1 percent in the five year or less period. These measures indicate that net earnings would be modestly exposed to downward pressures in a rising rate environment.

Lending Activities and Strategy
-------------------------------

     Heritage's lending strategy has been developed to take advantage of (1) the Bank's historical strengths in the areas of permanent residential mortgage and residential construction lending; (2) the relatively strong economy prevailing in its markets; and (3) the recent trend toward consolidation of the banking sector in its market which has alienated some customers of several of Heritage's largest competitors and provided the Bank with the opportunity to employ experienced commercial bankers.

     Heritage's lending operations consist of four major segments as follows:
(1) construction lending which provides high yielding, short-term assets; (2) portfolio mortgage lending; (3) commercial lending in conjunction with the recently implemented business banking strategy; and (4) secondary market operations in which Heritage originates loans for resale generally on a servicing released basis. Such lending strategy is consistent with Heritage's community bank orientation, as evidenced in the Bank's loan portfolio composition (see Exhibits I-9). As of June 30, 1997, permanent mortgage loans secured by 1-4 family properties totaled $103.4 million, or 49.7 percent of net loans, and 1-4 family construction loans totaled $12.7 million, or 6.1 percent of net loans. Together, 1-4 family construction and permanent loans comprised
55.8 percent of Heritage's total loan portfolio.

     Consistent with the Bank's community banking strategy, the Bank offers a wide array of products and services and has diversified its loan portfolio with mortgages secured by multi-family and commercial properties totaling $51.2 million, equal to 24.6 percent of loans. Commercial loans, which represents a rapidly growing segment of the loan portfolio, equaled $39.4 million, or 19.0 percent of net loans, at the end of fiscal 1997. Consumer loans comprise a relatively small portion of the loan portfolio. In the future, Heritage will seek further diversification consistent with community bank operations, including efforts to originate and service small business lending and deposit relationships. In this regard, management will remain watchful of competitive and economic conditions and will continue to seek to build its business banking orientation. It is management's belief that the continued to development of the business banking segment along with its traditional business lines including mortgage and construction lending will enhance the Bank's profitability and consistency of earnings.

     Heritage originates both fixed rate and adjustable rate 1-4 family loans with the majority of loans originated for resale into the secondary market on a servicing released basis. It is the Bank's current practice to only retain the following residential mortgage loans: (1) loans which are non-conforming to the secondary market guidelines (non-conforming due to some non credit related factor); (2) construction/permanent loans (i.e., construction loans on pre-sold or custom loans which convert to a permanent loan at the end of the construction period); and (3) loans to customers with a comprehensive relationship with Heritage ("relationship loans"). Heritage offers a full line of fixed and adjustable rate loans with a broad range of rates, maturities and repricing structures so as to be competitive with the other local financial institutions, mortgage bankers and brokers offering similar loan products. Residential loans originated for resale are generally underwritten to conform to agency secondary market standards, with loans sold through various private conduits as well as the Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Association ("FNMA") depending upon pricing.

     In order to provide the necessary incentives and to track the profitability of the residential mortgage operations, Heritage has informally structured its residential mortgage lending operations into a divisional structure (there is no distinct corporate entity). Currently, the Heritage Mortgage Division employs a total of 10 commissioned mortgage originators who operate from two mortgage centers (in Olympia, Thurston County and Lakewood, Pierce County).
Additionally, branch managers are also provided more modest financial incentives for originating residential mortgages. Management believes that the division structure has been successful in enhancing origination volume and overall revenues as gains on the sale of loans have been a substantial contributor to the Bank's net income over the last five fiscal years.

     Construction lending is a key aspect of Heritage's overall operating strategy and has enabled the Bank to more actively participate in the growth occurring in its market, shorten the average duration of assets, and has helped to support the Bank's yields albeit at the expense of accepting a somewhat higher level of credit risk. The majority of the Bank's construction lending is in Thurston, Pierce and Mason Counties. The Bank originates both loans on pre-sold homes, as well as builder or "spec" houses, with the amount of spec loans outstanding at any one time generally in the range of 80 to 125. For pre-sold homes, the Bank makes either fixed rate or ARM construction loans at terms comparable to its permanent loan products with a few exceptions: (1) loans are interest-only for the construction period; and (2) for fixed rate construction loans, the rate is set at an approximate 75 basis point premium to the permanent fixed rate loan rate to compensate the Bank for interest rate risk over the construction phase of the loan. The Bank has had good historical experience with the credit quality of its pre-sold construction loans.

     The majority of spec construction loans are made to a group of approximately 12 builders active in the Thurston, Pierce and Mason County markets. Spec construction loans are generally variable rate interest only loans with rates of Prime plus either 1.5 or 2.0 percent, made with a term of up to twelve months. Heritage has taken a number of steps to minimize the risks inherent in construction lending. Spec loans are secured by individual houses (i.e., no line of construction credit lines). Funding of construction loan draws is carefully controlled, monitored by experienced loan officers. Additionally, construction lending is subject a number of limitations pursuant to the Bank's loan underwriting guidelines, including a maximum loan-to-value ratio of 75 percent.

     In conjunction with its construction lending, the Bank has also made land development loans. Land loans are typically limited to local developers with whom the Bank has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities), as well as loans to individuals to build lots. Land loans are secured by a lien on the property and made with a variety of fixed and adjustable terms and are made with maximum loan-to-value ratios of 75% of the discounted future value of the property. The Bank may finance the acquisition and development of up to 180 lots and all such loans will be secured by properties in Thurston and Mason Counties only and the Bank seeks to obtain personal guarantees from the principals of its corporate borrowers.

     Heritage has and will continue to make loans for the purchase or financing of various types of multi-family and commercial real estate loans. Heritage's commercial real estate and multi-family loan portfolios are largely comprised of loans originated in-house and secured by properties in the primary market in the southern Puget Sound region. At June 30, 1997, the balance of multi-family and commercial mortgage loans equaled $51.2 million, 24.6 percent of net loans. Multi-family and commercial real estate loans are secured by apartments (up to 25 units generally) and other structures such as strip malls, retail shops and various other properties. Most income producing property loans are for the purpose of financing existing structures rather than new construction. The typical balance of a multi-family or commercial mortgage loan ranges between

$300,000 to $1.5 million; the largest loan outstanding currently had a principal balance of $3.1 million. Management typically limits the maximum loan-to-value ratio for a newly-constructed building to 75 percent and 65 percent for an existing structure. Consistent with the broad product line appropriate for a community bank, Heritage's lending activity is expected to continue to include multi-family and commercial real estate lending.

     Commercial loans comprise the most rapidly growing segment of the commercial loan portfolio and equaled approximately 19.0 percent of total loans as of June 30, 1997. Heritage established a business banking department in fiscal 1993 head by an individual with significant commercial lending experience with other local commercial banks. The Bank offers commercial loans to sole proprietorships, professional partnerships and various other small businesses. The types of commercial loans offered include lines of credit, business term loans and Small Business Administration loans ("SBA"). Most line of credit and business term loans are secured by real estate and other assets such as inventory or accounts receivable. Unsecured business loans are generally reserved for customers with very strong financial conditions and a demonstrated capacity to repay their obligations.

     As discussed previously, residential mortgage loans originated for resale have comprised a significant portion of the Bank's loan volume and the related gains have contributed to earnings. The impact of loan volume on earnings and the magnitude of Heritage's secondary market operations is reflected in the schedule below.

                                                      Year ended June 30,
                                                   1995      1996      1997
                                                 --------  --------  --------
                                                    (Dollars in thousands)
Gains on sale of loans, net                      $  1,665  $  3,049  $  2,006
One to four family residential mortgage loans:
     Originated                                    93,564   140,232   104,145
     Sold                                          63,261   119,544    87,003
Gains/Loans sold                                     2.63%     2.55%     2.31%
Loans serviced for others                        $ 28,647  $ 23,257  $ 19,162

Asset Quality
-------------

     Heritage's asset quality has been strong over the last five fis cal years, notwithstanding the Bank's increasing emphasis on higher risk weight lending. Specifically, as reflected in Exhibit I-11, the balance of NPAs in H eritage's portfolio has fluctuated at relatively modest levels since 1993, and equaled $133,000, or 0.05 percent of assets, as of June 30, 1997. As of June 30, 1997, Heritage's NPAs consisted of solely of non-accrual loans. At that date, the Bank's loan loss reserves equaled $2.752 million, or 1.32 percent of the net loan portfolio and reserve coverage as a percent of NPAs was more than 20 times. These credit quality ratios, coupled with the strong local economy, reflect relatively good credit quality and low risk of credit losses at the Bank. At the same time, the relatively rapid growth of the commercial loan portfolio and the resultant lack of seasoning coupled with the relatively high level of construction loans as well as multi-family and commercial mortgage loans may increase the Bank's relative risk exposure in comparison to other savings institutions with a more traditional operating strategy.

Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Bank's primary source of funds, and as of June 30, 1997, totaled $209.8 million, which reflects 8.2 percent compounded annual growth since the end of fiscal 1993. As discussed previously, following the mutual holding company reorganization in 1994, Heritage embarked on a growth and expansion strategy with the objective of building the franchise and leveraging capital. Growth and entry into new markets has been facilitated by the opening of five new offices which increased the number of retail branches to a total of ten. Management believes that Heritage's deposit pricing places the Bank in the middle of the range of the local competition. Notwithstanding pricing deposits "at the market", Heritage has been successful in growing its deposit base as a result of economic and population growth in the local markets and attracting new customers as a result of consolidation in the local banking industry.

     Lower costing savings and transaction accounts comprised approximately 40 percent of Heritage's deposits, totaling $83.0 million at June 30, 1997. The proportion of savings and transaction accounts reflects a modest increase since fiscal 1993 partially as a result of implementation of the business banking program which has resulted in the generation in a modest level of commercial deposit accounts. The balance of the deposit base is comprised of CDs, the majority of which have remaining maturities of one year or less.

     As of June 30, 1997, borrowed funds totaled only $890,000 and consisted solely of FHLB advances. The Bank utilizes borrowings primarily for the purpose of generating additional liquidity and typically employs either FHLB advances or reverse repurchase agreements.

Subsidiary
----------

     Heritage has two wholly-owned subsidiaries, Sound Service ("Sound Service") Associates, Inc., and Heritage Capital Corporation ("Heritage Capital"). Sound Service's operations consist of the sale of tax-deferred annuities, mutual funds and other securities. Heritage Capital is currently inactive.

Legal Proceedings
-----------------

     Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1

                                II.  MARKET AREA

     Heritage conducts operations out of its headquarters office in Olympia, Washington. The City of Olympia is the county seat of Thurston County and is also the Capitol of the State of Washington. Olympia is a deep-water port located at the southern end of the Puget Sound located approximately 60 miles south of Seattle and 115 miles north of Portland, Oregon. In addition to its main office in Olympia, the Bank operates a branch in West Olympia as well as three other offices in Thurston County (two in Lacey and one in Tumwater). The Bank has extended its market area in contiguous areas along the southern Puget Sound by opening three branches in Tacoma (Pierce County) and one office in Shelton (Mason County). Additionally, Heritage operates two loan centers; one each in Olympia and Tacoma.

     The market environment in Heritage's three county market area is relatively diverse. Mason County to the northwest of Olympia is the most rural of the Bank's markets and the income base is centered around the timber and forest products industries. Thurston County including the Olympia area is heavily reliant on government employment due to the presence of the state capitol and the area serves as headquarters for many state governmental agencies. To a lesser extent, the Thurston County market also derives a portion of its income from the trade and services sector. The Tacoma market (Pierce County) has participated to a greater extent in the strong economic growth achieved within the Seattle metropolitan area, led by the electronics, aerospace and shipping/transportation sectors. Additionally, Pierce County is home to two large military bases (McChord Air Force Base and Fort Lewis Army Base) which have increased in size, notwithstanding the general downsizing trend experienced within the U.S. armed forces.

     Understanding the key characteristics and trends prevailing in Heritage's market is important to the valuation as they affect the relative risk level of an investment in the Bank's stock as well as its ability to generate future earnings and sustain earnings growth. Critical areas to be assessed included demographic statistics and the related growth trends, the nature and stability of the local economy including an analysis of major industries and/or employers and income and employment trends and the nature and intensity of the competitive environment. The focus of the analysis will be on the three counties where Heritage operates branch offices including Thurston, Pierce and Mason Counties, with particular emphasis on Thurston County given the relatively large proportion of the Bank's overall business generated there (approximately three quarters of Heritage's total deposits are in the main office or the four Thurston County branches).

RP Financial, LC.
Page 2.2

Market Area Demographics
------------------------

     The following section presents demographic details regarding Heritage's market area. Exhibit II-2 displays comparative demographic trends for all three counties where Heritage operates branch offices and this data is summarized in Table 2.1. Data for the State of Washington and the United States has been provided for comparative purposes.

     Demographic data including that pertaining to total population and households provides evidence of several noteworthy trends. First, the population base of the Pacific Northwest region in general, including the State of Washington experienced relatively rapid growth through the 1980s, with compounded annual growth rates exceeding the national average by 81 percent. Relatively high growth rates for the region have resulted from a variety of factors including growth of trade with Japan and other Asian nations, a perceived attractive lifestyle, and a relatively moderate cost of living (particularly in comparison to California), among other factors.

     Such broad regional trends have influenced demographic trends in the Bank's market as well. Since 1960, Thurston County has experienced a rapid in-migration with the centralization of state offices in Olympia in the 1960s, the impact of Fort Lewis and the establishment of Evergreen State College have all been contributing factors to the growth. Relatively strong growth trends have continued in Thurston County since 1990, particularly in the eastern areas of the county which are proximate to the Tacoma market. The total population of Thurston County was estimated to equal approximately 202,000, which reflects a 25 percent increase from the beginning of the decade and a 3.8 percent compounded annual growth rate, which is well above the average for the nation and the State of Washington. Thurston County's relatively inexpensive housing costs relative to the larger Tacoma market have been a factor in the relatively strong population growth reported during the 1990s.

     The population of Pierce County has also been strong, albeit at somewhat lower levels than have been reported for Thurston County. However, the relatively urban nature of Pierce County is evidenced by the population total of 666,000 as of 1997, which reflects 13.7 percent growth since the beginning of the decade and a 2.2 percent compounded annual rate of growth. Mason County is a relatively rural market with approximately 50,000 residents currently. Although population and household growth rates have been high, the absolute level of growth has been relatively modest.

     Income levels in Heritage's market are generally below the state and national averages. Specifically, per capita income equaled $15,967 and $16,543 in Thurston and Pierce Counties as compared to $17,434 and $18,100 for the state and U.S. Median household income compared more favorably to the state and national

                                   Table 2.1
                                 Heritage Bank
                           Summary Demographic Data



                                                        Year              Growth Rate Growth Rate
                                       ---------------------------------   1990-97   1997-2002
                                           1990       1997       2002      -------   ---------
                                           ----       ----       ----
Population (000)
---------------
UNITED STATES                             248,710    267,805    281,209        1.2%     1.0%
WASHINGTON                                  4,867      5,622      6,143        2.4%     1.8%
THURSTON COUNTY                               161        202        229        3.8%     2.6%
MASON COUNTY                                   38         50         58        4.5%     3.0%
PIERCE COUNTY                                 586        666        721        2.2%     1.6%

Households (000)
---------------
UNITED STATES                              91,947     99,020    104,001        1.2%     1.0%
WASHINGTON                                  1,872      2,150      2,343        2.3%     1.7%
THURSTON COUNTY                                62         77         88        3.7%     2.6%
MASON COUNTY                                   15         19         22        4.5%     3.1%
PIERCE COUNTY                                 215        244        264        2.1%     1.6%

Median Household Income ($)
--------------------------
UNITED STATES                             $29,199    $36,961    $42,042        4.0%     2.6%
WASHINGTON                                 31,938     36,073     38,812        2.0%     1.5%
THURSTON COUNTY                            31,491     35,401     38,217        2.0%     1.5%
MASON COUNTY                               24,708     29,560     33,765        3.0%     2.7%
PIERCE COUNTY                              30,043     36,868     41,933        3.5%     2.6%

Per Capita Income -   ($)
------------------------
UNITED STATES                             $13,179    $18,100       ----        4.5%     N/A
WASHINGTON                                 14,455     17,434       ----        3.8%     N/A
THURSTON COUNTY                            13,825     15,967       ----        2.9%     N/A
MASON COUNTY                               11,095     13,979       ----        4.7%     N/A
PIERCE COUNTY                              12,647     16,543       ----        5.5%     N/A

1997 Age Distribution(%)                 0-14 Years    15-24 Years   25-44 Years   45-64 Years    65+ Years   Median Age
-----------------------                  ----------    -----------   -----------   -----------    ---------   ----------
UNITED STATES                                21.7          13.6          31.4          20.5          12.7        34.8
WASHINGTON                                   22.0          13.7          30.9          21.5          11.9        35.1
THURSTON COUNTY                              21.3          14.2          29.9          22.7          11.9        35.7
MASON COUNTY                                 19.5          12.2          26.1          24.3          17.9        40.2
PIERCE COUNTY                                23.0          14.6          31.5          19.9          10.9        33.1

                                       Less Than      $15,000 to    $25,000 to    $50,000 to    $100,000 to
1997 HH Income Dist.(%)                   $15,000         25,000        50,000       100,000        150,000    $150,000+
----------------------                 ----------     ----------    ----------    ----------    -----------    ---------
UNITED STATES                                17.7          14.4          33.5          26.5           5.4         2.6
WASHINGTON                                   16.8          15.4          36.1          25.7           4.2         1.8
THURSTON COUNTY                              15.7          16.5          38.7          25.3           3.0         0.8
MASON COUNTY                                 21.2          18.6          39.1          18.3           2.1         0.7
PIERCE COUNTY                                15.6          15.0          37.0          26.9           4.1         1.3

         Source: CACI.

RP Financial, LC.
Page 2.4

averages with income levels equaling $35,401 and $36,868 in Thurston and Pierce Counties, respectively, as compared to $36,073 for the State of Washington and $36,961 for the U.S.

Economy
-------

     Historically, the economy of Heritage's markets have been based on timber and other natural resources. Logging and ancillary industries have traditionally provided a substantial portion of earnings with the area's renowned forests providing a large supply of relatively inexpensive and accessible wood. Commencing in the 1960s, the government of the State of Washington expanded significantly and many government operations were centralized in Olympia. Furthermore, Fort Lewis and McChord Air Force Base have continued to play an important role in the local economy as a result of the large number of military personnel living off base and as a result of significant number of civilian jobs which have been created. More recently, economic growth has been the result of the growth of regional, national and international trade, continued expansion of Boeing (primarily affecting the Pierce County market) and growth of the high-tech sector.

     With respect to the high tech sector, Intel Corporation, the world's largest manufacturer of computer chips has begun the first stages of a massive manufacturing and research center in Dupont (Pierce County) near the Thurston County border. The plant will eventually employ 6,000 people directly, and it will create an estimated 16,000 additional support industry jobs. The Matsushita Electric Company has announced its intention to invest $600 million to build a new production line at its Puyallup plant, adding approximately 200 to 300 jobs in the process.

     Table 2.2 provides a list of the largest employers in the three counties where Heritage maintains branch offices. Notwithstanding the diversification of the economy which has been observed over the last several decades, the county, state and federal governments continue to be a major source of employment within the Bank's three county market.

RP Financial, LC.
Page 2.5
                                   Table 2.2
                                 Heritage Bank
                  Major Employers in Heritage Bank's Markets

Employer                                     Activity                  Employees
--------                                     --------                  ---------
Thurston County
---------------
Washington State Employees                   Government                 21,700
Local Public Education                       Education                   5,700
Local Government (Exc. Education)            Government                  2,800
St. Peter Hospital                           Health Care                 1,969
Federal Government                           Government                  1,000
The Evergreen State College                  Education                     592

Pierce County
-------------
U.S. Army (Fort Lewis)                       Government                 25,400
U.S. Air Force (McChord Air Force Base)      Government                  5,400
Tacoma Public Schools                        Education                   3,638
Madigan Army Medical Center                  Government                  2,900
Pierce County                                Government                  2,600
Multi-Care Medical Center                    Health Care                 2,457

Mason County
------------
Simpson Timber Company                       Lumber, Plywood               918
Shelton School District                      Education                     650
Washington Corrections Center                Correctional Facility         625
Little Creek Casino                          Gambling Establishment        388
Mason County                                 Government                    365
Mason General Hospital                       Health Care                   310

Source:  Local chamber of commerce and economic development agencies.

Unemployment
------------

     Data pertaining to unemployment rates reflect the relatively strong economy prevailing in Thurston and Pierce Counties which are below the state and national averages. Unemployment rates are comparatively higher in Mason County although management believes that many of those counted as unemployed in these areas are able to earn income on a contract or day basis in logging or from other sources.

RP Financial, LC.
Page 2.6

                                   Table 2.3
                                 Heritage Bank
                      Market Area Unemployment Trends(1)

                                 June 1996       June 1997
Region                         Unemployment    Unemployment
------                         -------------   -------------
United States                       5.5%            5.2%
Washington                          6.3             4.6
Thurston County                     6.3             4.9
Pierce County                       6.4             4.7
Mason County                        7.7             6.6

(1)  Unemployment rates are not seasonally adjusted.

Source:  Bureau of Labor Statistics.

Competition
-----------

     Forecasts of increases in population, households and median household income should support deposit growth by financial institutions operating in the market area. Table 2.4 display deposit trends for savings institutions and commercial banks in the markets served by Heritage. The data indicates that since 1994 for Washington overall, commercial bank deposits grew at the expense of thrift deposits, with commercial bank deposits increasing at a 3.4 percent annual rate while deposits at savings institutions declined slightly. Overall, the thrift institution market share declined from 32.2 percent as of June 30, 1994, to 30.6 percent as of June 30, 1996. The deposit markets in the counties encompassing Heritage's markets reflect dissimilar trends as deposits at savings institutions generally increased at a modestly greater pace than commercial banks resulting in slightly increased market share.

     Overall, the market area is extremely competitive due to the number and size of financial institutions that operate within it. Additionally, not only does Heritage face substantial competition from large banks and savings institutions such as Washington Mutual Savings Bank, Wells Fargo, Key Corp and SeaFirst. Since 1994, Heritage has been seeking to actively grow both through internal growth through existing branches and by acquiring or building new branches. The Bank's efforts to grow through de novo branching have been relatively successful and most of the growth effort has been directed toward increasing market share in the Tacoma market.

     Despite the high number of lenders in the Olympia market area, many of whom are substantially larger than Heritage, the Bank in recent years has consistently ranked at the top residential mortgage lender in terms

                           -------------------------
                                   Table 2.4
                                 Heritage Bank
                                Deposit Summary
                           -------------------------

------------------------------------------------------------------------------------------------------------------------
                                                          As of June 30,
                              --------------------------------------------------------------------------
                                               1994                                   1996
                              --------------------------------------     -------------------------------       Deposit
                                             Market        Number of                    Market   No. of      Growth Rate
                             Deposits        Share         Branches      Deposits       Share   Branches     1994-1996
                             --------        ------        --------      --------       ------  --------     -----------
                                                           (Dollars In Thousands)                               (%)

A. Deposit Summary
------------------
   State of Washington       $50,635,995     100.0%         1,733        $52,893,344    100.0%   1,745          2.2%
      Commercial Banks        34,312,879      67.8%         1,147         36,693,703     69.4%   1,168          3.4%
      Savings Institutio      16,323,116      32.2%           586         16,199,641     30.6%     577         -0.4%

   Thurston County           $ 1,264,863     100.0%            63        $ 1,373,348    100.0%      68          4.2%
      Commercial Banks           774,351      61.2%            35            813,204     59.2%      35          2.5%
      Savings Institution        490,512      38.8%            28            560,144     40.8%      33          6.9%
        Heritage Bank (1)        132,338      27.0%             3            145,418     26.0%       5          4.8%
        Heritage Bank (2)                     10.5%                                      10.6%

   Mason County              $   237,084     100.0%            12        $   252,398    100.0%      13          3.2%
      Commercial Banks           192,771      81.3%             8            203,950     80.8%       9          2.9%
      Savings Institution         44,313      18.7%             4             48,448     19.2%       4          4.6%
        Heritage Bank (1)         18,805      42.4%             1             23,275     48.0%       1         11.3%
        Heritage Bank (2)                      7.9%                                       9.2%

   Pierce County             $ 5,337,616     100.0%           198        $ 4,545,273    100.0%     193         -7.7%
      Commercial Banks         3,621,365      67.8%           135          3,702,053     81.4%     134          1.1%
      Savings Institution      1,716,251      32.2%            63            843,220     18.6%      59        -29.9%
        Heritage Bank (1)         16,042       0.9%             1             24,225      2.9%       2         22.9%
        Heritage Bank (2)                      0.3%                                       0.5%

 (1) Percent of S&L deposits.
 (2) Percent of total deposits.


Source: FDIC; OTS

--------------------------------------------------------------------------------------------------------------------------

RP Financial, LC.
Page 2.8

of loans closed in Thurston County with a market share approximating 15 percent. The Bank is also a significant competitor with respect to the residential construction loan market.

RP Financial, LC.
Page 3.1

                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Bank's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of the Bank is provided by these institutions. Factors affecting the Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Bank and the Peer Group, will then be used as a basis for the pro forma valuation of Bank's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history. We have considered only "fully converted" institutions, i.e., no mutual holding company subsidiaries, because on a pro forma basis after the second step conversion Heritage will be a fully converted institution.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Bank. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o SCREEN #1. SAVINGS INSTITUTIONS BASED AND OPERATING IN THE STATE OF WASHINGTON. Given the importance of geographic location and similarity of markets incorporated into investor's investment decisions, we analyzed all Washington headquartered publicly-traded savings institutions for possible inclusion in Heritage's valuation Peer Group. Exhibit III-2 provides summary financial and pricing characteristics of all full stock publicly-traded savings institutions based in the State of Washington. Four companies, excluding Riverview Savings Bank which is also currently in mutual holding company form, had operations and markets sufficiently similar to warrant their inclusion in the Peer Group including First Mutual Savings Bank
        (FMSB), First Savings Bank of Washington (FWWB), Horizon Financial Corp, and Interwest Savings Bank (IWBK). State of Washington savings institutions excluded from the Peer Group are as follows:

          - Cascade Savings Bank owing to its material pending acquisition of a local commercial bank;

RP Financial, LC.
Page 3.2

          - FirstBank Corp. of Clarkston, WA, owing to its status as a recent conversion (July 1997);

          - Sterling Financial Corp. owing to its highly leveraged position (4.10 percent equity/assets) and its relatively complex capital structure which includes preferred stock, which distorts the pricing ratios;

          - Washington FS&LA due to its larger size ($5.8 billion of assets) and its unique operating strategy wherein the product line is relatively limited (i.e., Washington Federal only recently instituted checking accounts) and the primary asset investment is long-term fixed rate mortgages and the operating expense ratio is among the lowest in the industry; and

          - Washington Mutual, Inc. as result of its significantly greater size ($90 billion) and recently completed acquisition of Great Western Bank of California (the acquisition was completed as of July 1, 1997, making Washington Mutual the largest savings institution in the country).

     o SCREEN #2. NORTHWESTERN (OUTSIDE THE STATE OF WASHINGTON) AND WESTERN INSTITUTIONS, WITH ASSETS OF $100 MILLION TO $2 BILLION, EQUITY-TO-ASSETS RATIOS BETWEEN 10.0 PERCENT AND 25.0 PERCENT, AND POSITIVE CORE EARNINGS. Four companies met the criteria for Screen #2 and were included in the Peer Group including First Colorado Bancorp, Klamath First Bancorp of Oregon, WesterFed Financial Corp. of Montana, and United Financial Corp. of Montana. Exhibit III-3 details the financial characteristics of all publicly-traded Northwestern and Western institutions.

     o The above selection criteria yielded eight peer group companies, two short of the minimum required by the appraisal guidelines. Therefore, it was necessary to select institutions in less comparable markets, and in order to maintain the northwest orientation of the Peer Group, we limited the out-of-market companies to two institutions. Our selection criteria focused on well-capitalized Midwest institutions (with equity/assets ratios over 10 percent), relative comparability in terms of size ($200 million to $400 million in assets) and market capitalization (in the range of $50 million) and strong profitability (excluding the special SAIF assessment). We selected two institutions among the nine institutions meeting such criteria which, like Heritage, are emphasizing higher risk-weight lending.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Table 4.1 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and the Bank, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Bank, is detailed below.

RP FINANCIAL, LC.
_______________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                              August 17, 1997(1)

                                                   Primary           Operating
 Ticker Financial Institution               Exchg. Market            Strat.(2)
 ------ ----------------------------------- ------ ----------------- ---------
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift

                                             Total           Fiscal   Conv.  Stock   Market
 Ticker Financial Institution                Assets  Offices  Year    Date   Price   Value
 ------ -----------------------------------  ------  -------  -----  ------  ------  ------
                                                                               ($)   ($Mil)
 IWBK   Interwest SB of Oak Harbor WA        1,833       31   12-31     /     39.75    319
 FFBA   First Colorado Bancorp of Co         1,510 M     26   12-31   01/96   17.50    290
 FWWB   First Savings Bancorp of WA (3)      1,008 M     16   03-31   11/95   24.50    258
 WSTR   WesterFed Fin. Corp. of MT             956       35   06-30   01/94   21.75    121
 KFBI   Klamath First Bancorp of OR            728        7   09-30   10/95   19.31    193
 HRZB   Horizon Financial Corp. of WA (3)      519       12   03-31   08/86   15.00    111
 FMSB   First Mutual SB of Bellevue WA (3)     432        6   12-31   12/85   21.75     59
 FFHH   FSF Financial Corp. of MN              378       11   09-30   10/94   18.12     55
 CMRN   Cameron Fin. Corp. of MO               208        3   09-30   04/95   17.25     45
 UBMT   United Fin. Corp. of MT                108 M      4   12-31   09/86   23.50     29

NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 08/17/97

RP Financial, LC.
Page 3.4

o Interwest SB of Oak Harbor, Washington. Included as a member of the Peer Group based primarily on its operations in the State of Washington, relatively diversified loan portfolio and comparable earnings levels. Interwest is larger in size ($1.8 billion in assets) and maintains a more leveraged capital position.

o First Colorado Bancorp of Colorado. Selected based on its location in a healthy expanding market which has facilitated growth as well as strong earnings and asset quality. Additionally, like Heritage, First Colorado operated in mutual holding company form until completing its second step conversion in January 1996. Differences include First Colorado's comparatively greater investment in permanent residential mortgage loans.

o First Savings Bancorp of Washington. Selected based on its location in the State of Washington and overall similarity of operations including a focus on residential lending supplemented by construction and other high risk weight loans. First Savings Bancorp also generates strong earnings, has a modest loan servicing portfolio, and maintains a high capital ratio; all the foregoing characteristics are similar to Heritage on a pro forma basis.

o WesterFed Financial Corp. of Montana. Included in the Peer Group given its location in the West, and strong capital position. Moreover, like Heritage, WesterFed has commenced a relatively active commercial loan program as evidenced by its loan portfolio composition. WesterFed Financial Corp. maintains comparatively lower profitability levels.

o Klamath First Bancorp of OR. Selected due to its Northwest market area, strong capital and earnings levels and broadly similar interest-earning asset composition. Klamath First maintains a comparatively greater emphasis on residential mortgage lending for portfolio.

o Horizon Financial Corp. of WA. Selected due to Horizon Financial's Northwest market area, strong capital position, similar interest-earning asset composition, strong net interest margin and secondary market activities. Horizon Financial maintains a comparatively larger mortgage loan servicing portfolio.

o First Mutual SB of Bellevue WA. Included in the Peer Group primarily based on its location in the State of Washington and strong earnings and asset quality. Additionally, First Mutual has a high level of 100 percent risk-weight loans thereby enhancing its level of comparability to the Bank. First Mutual's risk-assets to total assets ratio equaled 61.71 percent, which was only modestly lower than the 73.14 percent ratio reported by the Bank.

o FSF Financial Corp. of MN. Included in the Peer Group primarily based on its similar lending strategy including a significant investment in construction loans and commercial business loans. FSF Financial Corp. also operates with a strong capital position, appears to possess good asset quality and maintains a modest portfolio of loans serviced for others.

o Cameron Financial Corp. of MO. Cameron Financial Corp. maintains a similar asset size and equity level relative to Heritage on a pro forma basis. Cameron Financial also deploys a significant portion of interest-earning assets into construction loans. Cameron Financial maintains strong earnings due to its higher risk-weight lending emphasis.

RP Financial, LC.
Page 3.5

o United Financial Corp. of MT. Selected due to Western market area, strong capital and earnings levels and relatively good credit quality. United maintains a relatively higher level of cash and investments and lower level of loans in comparison to Heritage.

     In aggregate, the Peer Group companies are more highly capitalized than the industry average (14.3 percent of assets versus 13.0 percent for the all SAIF average), generate higher earnings as a percent of average assets (1.13 percent core ROAA versus 0.76 percent for the all SAIF average), and generate a higher ROE (8.4 percent core ROE versus 7.5 percent for the all SAIF average).
Overall, the Peer Group was priced at a modest premium to the all SAIF average based on the P/B ratio and the core P/E multiple but were priced comparably on a reported earnings basis.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's ratios reflect balances as of June 30, 1997, while the Peer Group's ratios reflect the latest publicly available information, either as of March 31, 1997 or June 30, 1997. The Bank's stockholders' equity of 11.4 percent was below the Peer Group's average net worth ratio of 14.3 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) can be expected to be comparable to or exceed the Peer Group's ratio. All of Heritage's and substantially all of the Peer Group's capital was tangible capital, as intangible assets equaled only 0.4 percent of total assets for the Peer Group on average. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses. On a pro forma basis, the Bank's capital surpluses are expected to exceed the Peer Group's ratios.

     The interest-earning asset compositions for the Bank and the Peer Group were broadly similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for Bank and the Peer Group. The Bank's level of loans was much higher than the Peer Group's ratio (84.8 percent versus 67.5 percent for the Peer Group), while the Peer Group maintained a higher balance of MBS (9.7 percent versus 2.1 percent for the Bank). Comparatively, the Bank's cash and investments to assets ratio was lower than the comparable ratio for the Peer Group (19.3 percent versus 6.6 percent for the Bank). Immediately following the conversion, the Bank's cash and investments level will increase pending longer run redeployment of funds, although such ratio will still fall below the Peer Group average. A more detailed analysis of the respective loan portfolios of Heritage and the Peer Group (detailed in a following section) shows that: (1) both Heritage and the Peer Group are primarily mortgage lenders; and (2) Heritage has diversified its loan portfolio to include a greater proportion of high risk weight loans including construction, multi-family and commercial mortgage

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                              Table 3.2
                                                              Balance Sheet Composition and Growth Rates
                                                                   Comparable Institution Analysis
                                                                          As of June 30, 1997

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------  -------- ------- ----------
Heritage Bank
-------------
  June 30, 1997                            6.6   84.8    2.1     86.6      0.4     0.0     11.4      0.0    11.4       0.0

SAIF-Insured Thrifts                      18.1   67.1   11.5     71.0     14.7     0.2     12.6      0.2    12.4       0.0
State of WA                               14.3   69.0   13.0     65.7     23.4     0.1      9.3      0.4     9.0       0.2
Comparable Group Average                  19.3   67.5    9.7     66.6     17.5     0.0     14.3      0.4    13.9       0.0
  Mid-West Companies                      22.1   74.5    0.0     57.4     25.1     0.0     16.5      0.0    16.5       0.0
  North-West Companies                    17.2   71.1    8.8     67.5     18.2     0.0     12.7      0.3    12.4       0.0
  Western Companies (Excl CA)             21.0   57.0   17.6     71.3     11.3     0.0     15.4      0.7    14.7       0.0

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO            11.4   84.0    0.0     60.0     16.9     0.0     21.7      0.0    21.7       0.0
FFHH  FSF Financial Corp. of MN           32.7   65.1    0.0     54.7     33.3     0.0     11.4      0.0    11.4       0.0

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA       3.6   79.9   13.6     79.8     12.0     0.0      6.8      0.0     6.8       0.0
FWWB  First Savings Bancorp of WA(1)      29.2   64.1    3.1     54.1     29.1     0.0     14.8      1.2    13.6       0.0
HRZB  Horizon Financial Corp. of WA        9.2   78.1   10.5     82.6      0.0     0.0     15.6      0.0    15.6       0.0
IWBK  Interwest SB of Oak Harbor WA       29.6   60.1    6.4     64.1     28.5     0.0      6.8      0.1     6.6       0.0
KFBI  Klamath First Bancorp of OR         14.7   73.0   10.3     57.2     21.4     0.0     19.5      0.0    19.5       0.0

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(1)      7.7   71.9   17.6     76.5      8.4     0.0     12.7      0.0    12.7       0.0
UBMT  United Fin. Corp. of MT(1)          42.7   33.1   20.6     71.5      4.6     0.0     22.6      0.0    22.6       0.0
WSTR  WesterFed Fin. Corp. of MT          12.6   66.0   14.5     66.0     20.8     0.0     10.9      2.2     8.7       0.0


                                                     Balance Sheet Annual Growth Rates                          Regulatory Capital
                                          ------------------------------------------------------------    -------------------------
                                                  Cash and   Loans           Borrows.   Net    Tng Net
                                          Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.

                                          ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------

Heritage Bank
-------------
  June 30, 1997                              9.06   -51.78    21.73      9.76       NM    8.12    8.12        11.68  11.68    16.90

SAIF-Insured Thrifts                        12.19     8.07    13.39      7.80    18.84    0.28   -0.56        10.99  11.07    23.11
State of WA                                 15.79    22.79    13.74     18.58     6.58    9.63    8.69         8.25  10.34    18.99
Comparable Group Average                    20.38    -4.05    25.41     20.51    18.47    2.87   -0.37        12.32  12.82    25.02
  Mid-West Companies                        16.24     1.98    20.23      5.58    34.25   -6.22   -6.22        13.71  13.71    22.85
  North-West Companies                      19.53    -1.38    18.60     22.12    -1.33    5.97    4.59        11.84  13.18    25.61
  Western Companies (Excl CA)               24.53   -11.61    40.21     27.77    30.39    3.76   -4.75        11.72  11.77    25.68

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO            18.35     2.30    18.47      1.28       NM   -2.59   -2.59        17.11  17.11    25.59
FFHH  FSF Financial Corp. of MN           14.13     1.66    22.00      9.88    34.25   -9.85   -9.85        10.30  10.30    20.10

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA        11.82     5.12    10.66     21.47   -26.73   15.38   15.38         6.90   6.90    11.94
FWWB  First Savings Bancorp of WA(1)        35.58    19.16    41.09     45.69       NM   -3.57  -11.30           NM  13.65    24.77
HRZB  Horizon Financial Corp. of WA          5.10   -17.96     8.40      5.49       NM    1.19    1.19           NM  15.38    30.39
IWBK  Interwest SB of Oak Harbor WA         29.61       NM    11.06     32.30    24.07   28.92   29.75           NM     NM       NM
KFBI  Klamath First Bancorp of OR           15.55   -11.85    21.78      5.64       NM  -12.07  -12.07        16.77  16.77    35.32

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(1)        1.13   -71.72    30.03      5.49     2.45  -20.50  -19.52        11.41  11.56    22.10
UBMT  United Fin. Corp. of MT(1)             3.01   -14.65    24.34     -2.31       NM   -0.86   -0.86        15.20  15.20    40.40
WSTR  WesterFed Fin. Corp. of MT            69.46    51.52    66.25     80.14    58.33   32.63    6.12         8.54   8.54    14.54

(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.


Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7

loans and commercial business loans. Overall, Bank's interest-earning assets amounted to 93.5 percent of assets, which was below the comparable Peer Group ratio of 96.5 percent; on a post-conversion basis, the Bank's ratio of interest-earning assets will increase.

     The Bank's funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition, with retail deposits constituting the major source of interest-bearing funds utilized by the Bank and the Peer Group. The Bank's deposits equaled 86.6 percent of assets, which was higher than the Peer Group average of 66.6 percent. Partially offsetting Bank's higher ratio of deposits was its much lower level of borrowings, as indicated by borrowings-to-assets ratios of 0.4 percent and 17.5 percent for the Bank and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 87.0 percent and 84.1 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position, a situation which will largely be addressed with the completion of the conversion of the mutual holding company and the second step stock offering.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 107.5 percent and 114.7 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Bank, as the interest free capital realized in the Bank's stock offering are expected to be deployed into interest-earning assets.

    The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Bank's growth rates are based on annual growth for the twelve months ended June 30, 1997, while the Peer Group's growth rates are based on annual growth for the most recent twelve month period available. Asset growth rates of positive 9.1 percent and 20.4 percent were posted by the Bank and the Peer Group, respectively. The Bank's asset growth measures reflect that strong loan growth was recorded during the period (positive growth rate of 21.7 percent), with funding for the loan portfolio being provided by the redeployment of funds from the cash and investment portfolio and deposit growth. The Peer Group's stronger asset growth was skewed upward by the strong growth posted by First Savings Bancorp of Washington and WesterFed Financial, both of which completed acquisitions during the trailing twelve month period (the median growth rate for the Peer Group of 14.8 percent continues to exceed the Bank's growth rate). Paralleling growth trends observed with respect to Heritage's operations, the Peer Group's growth was primarily realized in the loan and MBS portfolio with such growth funded with a reduction in cash and investments and increases to the deposit base.

     Heritage's asset growth was funded primarily through growth of deposits, which increased by 9.8 percent in the most recent fiscal year. The Peer Group's deposit growth was skewed somewhat by the aforementioned acquisition activity; the median deposit growth figure compares relatively closely to the Bank's

RP Financial, LC.
Page 3.8

deposit growth rate. The Peer Group's faster asset growth has also reflected increased utilization of borrowed funds, which increased by an average of 18.5 percent for the most recent twelve month period.

     Despite recording a comparable return on average assets ratio, Bank posted a stronger capital growth rate than the Peer Group (positive 8.1 percent versus
2.9 percent growth for the Peer Group). Higher dividend payments and stock repurchases (the Peer Group is comprised of full stock companies) contributed to the Peer Group's slight capital decline. Following the increase in capital realized from conversion proceeds, the Bank's pro forma capital growth rate is expected to be depressed from historical levels by: (1) a higher pro forma capital position and comparatively lower marginal returns; (2) dividends to be paid on all outstanding shares (dividends on shares owned by the mutual holding company have been waived to date); and (3) potential capital management programs.

Income and Expense Components
-----------------------------

     The Bank and the Peer Group reported net income to average assets ratios of
0.98 percent and 0.97 percent, respectively, based on earnings for the twelve months ended June 30, 1997 or the most recent twelve month period reported (see Table 3.3). Both the Bank's and most of the Peer Group members' earnings were depressed by the one time SAIF assessment, which is shown as a non-operating item under net gains in Table 3.3. The Bank's operations compared favorably to the Peer Group with respect to net interest income and non-interest income, which is partially reflective of the high yields and fee income generated by Heritage's construction and commercial lending operations. The benefits of the Bank's higher revenues, however, are offset by its higher operating expenses.

     Heritage's net interest income for the last 12 months equaled 4.11 percent of average assets versus an average of 3.44 percent reported by the Peer Group. A number of factors contribute to Heritage's favorable level of net interest income, particularly a strong spread supported by high yields and modestly lower cost of funds, despite a lower IEA/IBL ratio. Asset yields are supported by Heritage's greater proportionate investment in loans and the composition of the loan portfolio which is heavily weighted toward comparatively higher yielding commercial business, multi-family/commercial mortgage and construction loans.

     In another key area of core earnings strength, the Bank maintained a considerably higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 4.33 percent and 1.96 percent, respectively. The Bank's higher operating expense ratio can in part be explained by its higher risk weight loan portfolio, which are personnel intensive but which also generate notably higher yields and fee revenues. Additionally, the Bank's secondary market activities generate gains on sale and compensation expense without a corresponding level of

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997

                                                              Net Interest Income                    Other Income
                                                        ------------------------------           --------------------
                                                                                Loss     NII
                                                  Net                          Provis.  After    Loan  R.E.    Other
                                                Income  Income  Expense  NII   on IEA   Provis.  Fees  Oper.   Income
                                                ------  ------  ------- ------ -------  -------  ----  -----   ------
Heritage Bank
-------------
  June 30, 1997                                   0.98    8.00    3.89   4.11   -0.12     4.22    0.00   0.00    0.54

SAIF-Insured Thrifts                              0.58    7.37    4.09   3.28    0.14     3.14    0.12   0.00    0.32
State of WA                                       0.78    7.72    4.47   3.25    0.19     3.06    0.12   0.01    0.39
Comparable Group Average                          0.97    7.54    4.10   3.44    0.11     3.32    0.18   0.01    0.19
  Mid-West Companies                              0.86    7.70    4.17   3.53    0.13     3.39    0.06   0.00    0.18
  North-West Companies                            1.06    7.78    4.31   3.47    0.15     3.32    0.14   0.01    0.18
  Western Companies (Excl CA)                     0.88    7.01    3.70   3.32    0.04     3.27    0.31   0.01    0.20

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO                    1.06    8.01    3.99   4.03    0.24     3.78    0.08   0.00    0.02
FFHH  FSF Financial Corp. of MN                   0.66    7.39    4.36   3.03    0.03     3.00    0.05   0.00    0.33

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA              1.02    8.29    4.71   3.58    0.37     3.21    0.21   0.00    0.14
FWWB  First Savings Bancorp of WA(1)              1.05    7.58    4.10   3.48    0.16     3.32    0.09   0.00    0.19
HRZB  Horizon Financial Corp. of WA               1.56    7.73    4.16   3.56    0.03     3.53    0.21   0.00    0.05
IWBK  Interwest SB of Oak Harbor WA               0.87    7.89    4.55   3.34    0.12     3.23    0.21   0.05    0.47
KFBI  Klamath First Bancorp of OR                 0.81    7.42    4.03   3.38    0.05     3.33    0.00   0.01    0.06

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(1)             0.92    7.02    3.83   3.20    0.08     3.12    0.00   0.02    0.33
UBMT  United Fin. Corp. of MT(1)                  1.09    6.86    3.30   3.56    0.00     3.56    0.41   0.00    0.23
WSTR  WesterFed Fin. Corp. of MT                  0.63    7.16    3.97   3.19    0.06     3.13    0.52   0.00    0.04

                                                          G&A/Other Exp.     Non-Op. Items
                                                         ----------------   --------------
                                                  Total
                                                  Other    G&A    Goodwill    Net   Extrao.
                                                 Income  Expense   Amort.    Gains   Items
                                                 ------  -------  -------   ------- -------
Heritage Bank
-------------
  June 30, 1997                                   0.54     4.33    0.00       0.43   0.00

SAIF-Insured Thrifts                              0.44     2.33    0.03      -0.29   0.00
State of WA                                       0.52     2.13    0.05      -0.19   0.00
Comparable Group Average                          0.37     1.96    0.01      -0.22   0.00
  Mid-West Companies                              0.24     1.89    0.00      -0.34   0.00
  North-West Companies                            0.34     1.86    0.01      -0.19   0.00
  Western Companies (Excl CA)                     0.52     2.18    0.03      -0.20   0.00

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO                    0.10     1.78    0.00      -0.41   0.00
FFHH  FSF Financial Corp. of MN                   0.38     2.01    0.00      -0.27   0.00

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA              0.36     1.98    0.00       0.03   0.00
FWWB  First Savings Bancorp of WA(1)              0.28     2.15    0.04       0.08   0.00
HRZB  Horizon Financial Corp. of WA               0.27     1.47    0.00       0.04   0.00
IWBK  Interwest SB of Oak Harbor WA               0.73     2.24    0.01      -0.47   0.00
KFBI  Klamath First Bancorp of OR                 0.06     1.47    0.00      -0.63   0.00

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(1)             0.35     2.01    0.02       0.02   0.00
UBMT  United Fin. Corp. of MT(1)                  0.64     2.09    0.00      -0.38   0.00
WSTR  WesterFed Fin. Corp. of MT                  0.56     2.45    0.07      -0.25   0.00

                                               Yields, Costs, and Spreads
                                               --------------------------
                                                                             MEMO:     MEMO:
                                                  Yield     Cost  Yld-Cost  Assets/  Effective
                                                On Assets Of Funds Spread    FTE Emp. Tax Rate
                                                --------- -------- ------ ----------  --------
Heritage Bank
-------------
  June 30, 1997                                   8.77      4.71     4.06     1,670       0.00

SAIF-Insured Thrifts                              7.40      4.64     2.76     4,586      37.06
State of WA                                       7.15      4.54     2.61     4,300      36.84
Comparable Group Average                          7.79      4.98     2.81     4,098      35.44
  Mid-West Companies                              7.94      5.19     2.75     4,102      38.67
  North-West Companies                            8.01      5.16     2.85     4,527      34.23
  Western Companies (Excl CA)                     7.32      4.54     2.78     3,523      35.30

Comparable Group
----------------

Mid-West Companies
------------------
CMRN  Cameron Fin. Corp. of MO                    8.33      5.36     2.97     4,002      37.23
FFHH  FSF Financial Corp. of MN                   7.56      5.02     2.54     4,203      40.12

North-West Companies
--------------------
FMSB  First Mutual SB of Bellevue WA              8.53      5.14     3.40        NM      32.92
FWWB  First Savings Bancorp of WA(1)              7.82      5.40     2.42     3,463      29.64
HRZB  Horizon Financial Corp. of WA               7.91      5.05     2.86     4,322      33.89
IWBK  Interwest SB of Oak Harbor WA               8.22      4.92     3.30     3,117      34.31
KFBI  Klamath First Bancorp of OR                 7.55      5.29     2.26     7,207      40.38

Western Companies (Excl CA)
---------------------------
FFBA  First Colorado Bancorp of Co(1)             7.22      4.63     2.59     4,264      37.35
UBMT  United Fin. Corp. of MT(1)                  7.15      4.36     2.79     3,715      37.16
WSTR  WesterFed Fin. Corp. of MT                  7.59      4.65     2.95     2,590      31.40

(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10

assets reflected on the books. The Bank also maintains a relatively large number of branches for its asset size as the number of branches has doubled over the last three years as Heritage has sought to expand its franchise. Overall, the relatively high level of personnel maintained by the Bank is indicated by an assets per full time equivalent employee measure of $1.7 million, which was well below the Peer Group average of $4.1 million.

     Sources of non-interest operating income, which does not include gains realized from the Bank's secondary market loan sales and other sources of non-operating income, made a higher contribution to the Bank's earnings than the Peer Group's, based on comparative non-interest operating income to average assets ratios of 0.54 percent and 0.37 percent, respectively. The higher non-interest income is attributable to many of the same factors which tend to increase Heritage's expenses relative to the Peer Group -- including fee income and charges from its lending and retail depository operations.

     Given the high level of non-interest income generated by Heritage, the Bank's expense coverage ratio provides a less meaningful indication of core earnings strength compared to the expense coverage ratios of the Peer Group companies, which in general maintain a lower level of diversification and less significant off-balance sheet operations than Bank. The Bank maintained a less favorable expense coverage than the Peer Group, reporting expense coverage ratios of 0.95 times and 1.76 times, respectively. Even after taking non-interest income into account (but not gains on sale), however, the Bank's efficiency ratio of 93.1 percent remains less favorable in comparison to the Peer Group's average efficiency ratio of 51.4 percent.

     On a post-conversion basis, the Bank's operating expenses can be expected to increase with the addition of the expenses related to the stock benefit plans and continued efforts at diversifying operations consistent with the community banking strategy. However, at the same time, the infusion of interest-earning assets following the completion of the stock offering will enhance overall earnings levels.

     Loss provisions were low for both Heritage and the Peer Group with Heritage reporting a net recovery equal to 0.12 percent of average assets while the Peer Group reported loan loss provisions equal to 0.08 percent of assets on average. Generally, both the Bank and the Peer Group on average currently maintain good asset quality and reserve coverage ratios.

     Net non-operating items had a positive impact on Heritage's operating results and resulted in a net expense on average for the Peer Group. Specifically, net non-operating income, comprised primarily of gains on the sale of loans offset by the special SAIF assessment equaled 0.43 percent of assets for the Bank whereas the Peer Group reported non-operating expenses equal to
0.22 percent of assets on average. The disparity is primarily the result of the significant revenues Heritage derives from loans sold to the secondary market which

RP Financial, LC.
Page 3.11

are recurring in nature but volatile in response to changing market interest rates, competitive conditions, and loan volume.

     The Bank was in a fully taxable position in fiscal 1997 but reported a reversal of taxes equal to 0.11 percent of assets as result of the elimination of a deferred tax liability. Conversely, the Peer Group reported an effective tax rate of approximately 35.4 percent for the most recent twelve month period. Heritage remains in a fully taxable position and, thus, its future effective tax rate is expected to approximate the Peer Group average.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Bank and the Peer Group. An emphasis on mortgage lending for both Heritage and the Peer Group is apparent as mortgage loans (including MBS and construction loans), comprised
82.4 percent and 96.5 percent of loans for the Bank and the Peer Group, respectively. One-to-four family mortgage loans and MBS comprised 51.6 percent of loans for Heritage as compared to 74.0 percent for the Peer Group.

     Heritage's loan portfolio reflects a modestly greater level of diversification into high risk-weight assets, with the Bank more heavily invested in multi-family/commercial mortgages, commercial business loans and construction loans. Based on the most recent available data, Heritage's multi-family/commercial mortgage portfolio equaled approximately 24.3 percent of loans and MBS which is well in excess of the Peer Group average of 13.3 percent. Similarly, with the Bank's emphasis on its business banking strategy, commercial business loans approximated 18.7 percent of loans and MBS, which was well above the 4.9 percent average for the Peer Group. As a result of the foregoing, Heritage's risk weighted assets to total assets ratio of 73.14 percent well exceeded the Peer Group average 53.29 percent.

     Overall, the Heritage loan portfolio appears to provide the Bank with an avenue for growth and stronger yield potential than the Peer Group. At the same time, the higher risk weighting of the loan portfolio generally and unseasoned nature of the Bank's commercial portfolio could potentially expose Heritage to a relatively greater level of credit risk, notwithstanding its good experience with respect to the credit quality of the portfolio thus far.

Credit Risk
-----------

     Table 3.5 reflects the relative credit risk factors of Heritage and the Peer Group companies. In the financial analysis of the Bank included in Section One, we noted that Heritage's asset quality has been strong as the level of non-performing assets has been low and the level of credit related losses has been low since 1993.

RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                              As of June 30, 1997

                                            Portfolio Composition as a Percent of MBS and Loans
                                          ----------------------------------------------------------
                                                      1-4     Constr.   5+Unit    Commerc.
Institution                                 MBS     Family    & Land    Comm RE   Business  Consumer
-----------                               ------    ------    -------   -------   --------  --------
                                           (%)       (%)       (%)       (%)       (%)        (%)
Heritage Bank                               2.45     49.12      6.51     24.32     18.73      0.70

SAIF-Insured Thrifts                       15.42     61.51      5.35     11.70      6.49      1.71
State of WA                                15.63     54.63      9.74     15.82      2.56      2.88
Comparable Group Average                   11.94     62.07      9.21     13.27      4.94      0.94


Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO              0.01     71.13     32.92      4.64      3.98      0.36
FFHH  FSF Financial Corp. of MN             0.04     68.10     12.73      6.58     15.53      2.79
FFBA  First Colorado Bancorp of Co(1)       9.80     71.27      3.23     11.72      5.36      0.03
FMSB  First Mutual SB of Bellevue WA        8.18     39.61      6.68     45.38      0.11      0.04
FWWB  First Savings Bancorp of WA(1)        6.05     59.08      8.56     16.32      3.57      2.87
HRZB  Horizon Financial Corp. of WA         5.59     82.29      2.45     11.11      0.08      0.00
IWBK  Interwest SB of Oak Harbor WA        18.50     49.42     10.64     12.92      4.02      2.07
KFBI  Klamath First Bancorp of OR          11.33     83.53      2.88      4.15      0.73      0.01
UBMT  United Fin. Corp. of MT(1)           40.95     36.06      9.53     11.65      4.84      1.18
WSTR  WesterFed Fin. Corp. of MT           18.95     60.18      2.47      8.21     11.15      0.00


                                            RWA/      Serviced     Servicing
Institution                                Assets    For Others      Assets
-----------                                ------    ----------    ---------
                                             (%)       ($000)        ($000)
Heritage Bank                               73.14       19,162          0

SAIF-Insured Thrifts                        51.61      364,952      2,911
State of WA                                 56.59    3,570,830     21,441
Comparable Group Average                    53.29      125,847        203


Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO              65.32            0          0
FFHH  FSF Financial Corp. of MN             51.58       39,191         31
FFBA  First Colorado Bancorp of Co(1)       53.25           22        468
FMSB  First Mutual SB of Bellevue WA        61.71      381,000        697
FWWB  First Savings Bancorp of WA(1)        58.93      208,359        354
HRZB  Horizon Financial Corp. of WA         52.24       90,622          0
IWBK  Interwest SB of Oak Harbor WA         49.63      269,536        342
KFBI  Klamath First Bancorp of OR           45.21        1,089          0
UBMT  United Fin. Corp. of MT(1)            34.34            0          0
WSTR  WesterFed Fin. Corp. of MT            60.72      268,647        142

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available


                                                        NPAs &                                  Rsrves/
                                               REO/     90+Del/    NPLs/    Rsrves/   Rsrves/   NPAs &    Net Loan        NLCs/
Institution                                   Assets    Assets     Loans     Loans     NPLs     90+Del    Chargoffs      Loans
-----------                                   ------    ------    ------    ------   -------   --------   ---------    ----------
                                                (%)       (%)       (%)       (%)      (%)        (%)      ($000)          (%)
Heritage Bank                                   0.00      0.05      0.06      1.32   2069.17   2069.17        1,149       -0.56

SAIF-Insured Thrifts                            0.29      0.78      0.84      0.82    177.46    128.34          378        0.15
State of WA                                     0.23      0.72      0.89      0.89    154.97     91.54          471        0.08
Comparable Group Average                        0.13      0.30      0.22      0.67    267.65    197.51           44        0.02

Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO                  0.00      0.73      0.28      0.97    347.55    111.82            0        0.00
FFHH  FSF Financial Corp. of MN                 0.02      0.03      0.02      0.34        NA    636.64            5        0.01
FFBA  First Colorado Bancorp of Co(1)           0.08      0.23      0.20      0.38    191.75    121.82           52       -0.01
FMSB  First Mutual SB of Bellevue WA            0.00      0.01        NA      1.27        NA        NA            0        0.00
FWWB  First Savings Bancorp of WA(1)            0.11      0.30      0.27      0.97    366.82    215.39          148        0.09
HRZB  Horizon Financial Corp. of WA             0.00        NA        NA      0.84        NA        NA            0        0.00
IWBK  Interwest SB of Oak Harbor WA             0.70      0.64      0.43      0.78    179.94     73.79           91        0.03
KFBI  Klamath First Bancorp of OR               0.00      0.08      0.11      0.23    213.23    213.23            1        0.00
UBMT  United Fin. Corp. of MT(1)                0.39      0.42        NA      0.21        NA     16.41            0        0.00
WSTR  WesterFed Fin. Corp. of MT                0.01      0.25      0.24      0.73    306.59    191.01          142        0.09

(1) Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14

The Peer Group's asset quality is also relatively favorable although the level of non-performing assets, chargeoffs, and coverage ratios are modestly less favorable than those reported by the Bank. As shown in Table 3.5, Bank's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 0.05 percent of assets, versus a comparative ratio of 0.30 percent for the Peer Group. Similarly, the Bank and the Peer Group's ratio of non-performing loans to total loans was similarly low, equal to 0.06 percent and
0.22 percent of loans, respectively. The Bank maintains higher reserve ratios as the ratio of valuation allowances to total loans equaled 1.32 percent and
0.67 percent for the Bank and the Peer Group, respectively. Both the Bank and the Peer Group reported total valuation allowances well in excess of the level of non-performing loans.

Interest Rate Risk
------------------

     Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Bank's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, Bank's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, Bank's higher level of non-interest earning assets results in a lower capacity to generate interest income in comparison to the Peer Group. However, on a pro forma basis, the infusion of stock proceeds should serve to address the Bank's lower equity-to-assets ratio, while Bank's IEA/IBL ratio and level of non-interest earning assets will likely remain less favorable than the Peer Group's ratios.

     Public companies are not required to report interest rate risk in a standard fashion and many do not specifically quantify their interest rate risk on a regular basis. Furthermore, the computation of interest rate risk is predicated on numerous assumptions, many of which are unique among institutions. As a result, we have sought to measure interest rate risk by evaluating balance sheet composition and recent quarterly changes in net interest income. Heritage's net interest income reflects a growth trend while the Peer Group's net interest margin was more stable. However, we believe this trend for the Bank is primarily the result of the changing composition of assets and the growing capital level rather than the Bank's higher interest rate risk exposure. It is expected that the infusion of the stock proceeds will serve to enhance the level and stability of the Bank's net interest margin, as interest-sensitive liabilities will be funding a lower proportion of Bank's assets.

     The traditional interest rate risk measures do not capture the impact of interest rates on the Bank's mortgage banking activity, as interest rates significantly impact the volume of loans and the level of gains on sale. In this regard, we believe the Bank's exposure to changing interest rates is far greater than for the Peer Group, given the Bank's dependency on gains on sale.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.6
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available


                                                      Balance Sheet Measures
                                                     --------------------------
                                                                      Non-Earn.
                                                     Equity/     IEA/   Assets/
        Institution                                  Assets      IBL     Assets
        -----------                                  ------    ------    ------
                                                       (%)       (%)       (%)
        Heritage Bank                                  11.4     107.5       6.5

        SAIF-Insured Thrifts                           12.3     112.7       3.3
        State of WA                                     9.0     108.2       3.7
        Comparable Group Average                       13.9     115.2       3.5

        Comparable Group
        ----------------

        CMRN  Cameron Fin. Corp. of MO                 21.7     124.0       4.6
        FFHH  FSF Financial Corp. of MN                11.4     111.2       2.1
        FFBA  First Colorado Bancorp of Co(1)          12.7     114.6       2.7
        FMSB  First Mutual SB of Bellevue WA            6.8     105.9       2.9
        FWWB  First Savings Bancorp of WA(1)           13.6     115.9       3.6
        HRZB  Horizon Financial Corp. of WA            15.6     118.4       2.2
        IWBK  Interwest SB of Oak Harbor WA             6.6     103.8       3.9
        KFBI  Klamath First Bancorp of OR              19.5     124.7       2.0
        UBMT  United Fin. Corp. of MT(1)               22.6     126.5       3.6
        WSTR  WesterFed Fin. Corp. of MT                8.7     107.1       7.0

                                                                   Quarterly Change in Net Interest Income
                                                         ----------------------------------------------------------

        Institution                                      06/30/97  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96
        -----------                                      --------  --------  --------  --------  --------  --------
                                                       (change in net interest income is annualized in basis points)
        Heritage Bank                                       28        12        19        20        16       -17

        SAIF-Insured Thrifts                                 1        -0         0        -1         8         7
        State of WA                                         -4        -1       -13        16         2        21
        Comparable Group Average                             5        -8        -3         7         6        14

        Comparable Group
        ----------------

        CMRN  Cameron Fin. Corp. of MO                      -2       -24         4        -6         6        10
        FFHH  FSF Financial Corp. of MN                      6        -1       -10         8        22        -6
        FFBA  First Colorado Bancorp of Co(1)               NA         9         2       -13        16        55
        FMSB  First Mutual SB of Bellevue WA                12        -0         4         4         2        26
        FWWB  First Savings Bancorp of WA(1)                NA        -6        -5        27       -17         4
        HRZB  Horizon Financial Corp. of WA                  1       -16        13        -3         2        21
        IWBK  Interwest SB of Oak Harbor WA                -10        -3       -28        39         2        24
        KFBI  Klamath First Bancorp of OR                   -3        -7       -20        -8        -1         8
        UBMT  United Fin. Corp. of MT(1)                    NA         6         7        16         9        -0
        WSTR  WesterFed Fin. Corp. of MT                    29       -32         6         7        15         5

(1) Financial information is for the quarter ending March 31, 1997. NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16

Summary
-------
     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Bank. Such general characteristics as regional market area, asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

                            IV.  VALUATION ANALYSIS
Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimate pro forma market value of the common stock to be issued in conjunction with the Bank's conversion transaction.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution. Such guidelines are relied upon by the Washington Department of Financial Institutions, Division of Banks (the "Division") and the Federal Deposit Insurance Corporation ("FDIC") in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding those converted for less than a year, subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of the valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversion, both at conversion and in the aftermarket, must be considered. Furthermore, the valuation must incorporate the unique characteristics of the conversion of the MHC, specifically: (1) the MHC will be selling only a partial ownership interest in the Subscription and Community Offerings, instead of a 100 percent ownership interest as would be the case in a standard conversion; (2) the MHC assets will be consolidated with the Bank's assets; and (3) the incorporation of the FDIC's dividend waiver policy, which effectively dilutes the pro forma ownership of the current minority shareholders.

RP Financial Approach to the Valuation
--------------------------------------

     RP Financial's valuation analysis complies with the above referenced guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analysis cannot possibly fully account for all the market forces which impact aftermarket trading activity and pricing characteristics of a stock on a given day.

RP Financial, LC.
Page 4.2

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all thrift stocks, including Heritage, or Heritage's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, including second step conversions, to assess the impact on value of Heritage coming to market at this time.

1.   Financial Condition
     -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources

RP Financial, LC.
Page 4.3

in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

     o  Overall A/L Composition.  The Bank and the Peer Group maintain broadly
        -----------------------
        similar balance sheet structures with mortgage loans and MBS comprising the majority of assets funded primarily by retail deposits. The Bank maintains a higher proportion overall of loans receivable than the Peer Group, offset by a lower level of cash and investments and mortgage-backed securities. Heritage has a higher level of diversification into higher risk weight loans relative to the Peer Group, indicating higher yield potential but greater potential credit risk. The Peer Group is currently supplementing deposits with higher borrowings utilization which appears to reflect capital leveraging strategies.

     o  Credit Risk.  The Peer Group maintains a lower risk-weighted assets
        -----------
        ratio, while Heritage reported more favorable asset quality figures.

     o  Balance Sheet Liquidity.  Heritage maintained a lower level of cash
        -----------------------
        and investments and mortgage-backed securities than the Peer Group, although the Bank's proportion of cash and investments is expected to initially increase on a pro forma basis. The Bank appears to have greater current borrowings capacity than the Peer Group, as the Bank has a much smaller balance of borrowed funds as of the most recent period.

     o  Capital.  While the Bank maintains a lower capital position in
        -------
        relation to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position is expected to exceed the Peer Group average. The increase in capital will depress the Bank's pro forma return on equity until the proceeds can be effectively reinvested and leveraged over time. Given the Bank's orientation to grow through retail means, the Bank's return on equity is expected to remain below the Peer Group average over the intermediate term.

     On balance, we believe the Bank, on a pro forma basis, has relatively comparable financial condition characteristics as the Peer Group. Therefore, we concluded that no valuation adjustment was warranted for the Bank's financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o  Reported Earnings.  While the Bank reported comparable profitability
        -----------------
        over the last 12 months the earnings composition was very different, while both reflected the special SAIF assessment. Heritage's earnings were largely supported by gains on the sale of loans and the reversal of the deferred tax liability, whereas the Peer Group's profitability reflected more traditional recurring revenue sources.

     o  Core Earnings.  The Bank maintains a less favorable core earnings
        -------------
        posture relative to the Peer Group, net of the special SAIF assessment, gains on sale and reversal of the deferred tax

RP Financial, LC.
Page 4.4

        liability. The Bank's stronger net interest income and non-interest operating income are more than offset by the higher operating expenses, with the mortgage banking expenses contributing to the higher ratio. The Bank's earnings have substantially benefited from its mortgage banking activity, but gains on sale typically are a more volatile source of earnings, and fluctuate based on changes in the economy, interest rates, competition and mortgage loan volumes, among other factors. Redeployment of conversion proceeds into interest-earning assets should enhance Heritage's net interest income, while operating expenses for the Bank are expected to increase as well. On a pro forma basis, Heritage's core profitability is expected to remain lower than the Peer Group's.

     o  Interest Rate Risk.  Heritage's gap measures indicated a relatively
        ------------------
        modest exposure to interest rate risk. Likewise, the Peer Group's changes in net interest income indicated a relatively modest exposure to interest rate risk. The Bank's interest rate risk posture should be moderated by the anticipated redeployment of stock proceeds into interest-earning assets. The traditional interest rate risk measures do not capture the impact of interest rates on the Bank's mortgage banking activity, as interest rates significantly impact both the volume of loans and the level of gains on sale. In this regard, we believe the Bank's exposure to changing interest rates is far greater than for the Peer Group, given the Bank's dependency on gains on sale.

     o  Credit Risk.  Heritage reported net recoveries over the most recent
        -----------
        trailing twelve month period while the Peer Group reported a modest level of loan loss provisions. In terms of future exposure to credit quality related losses, while the Bank maintains a lower ratio of non-performing assets relative to the Peer Group, the Bank's higher risk-weighted assets ratio suggests greater potential exposure to earnings in the event of an increase in delinquencies.

     o  Earnings Growth Potential.  Several factors were considered in assessing
        -------------------------
        earnings growth potential. Heritage's recent loan demand has been strong, the surrounding market area is exhibiting healthy growth trends, deposit and loan growth has been healthy, and the Bank will have excess capital to leverage. Additionally, the Bank has been making significant investments in branches and personnel, which have caused expenses to increase but which are anticipated to provide long-term earnings benefits. While the Bank's earnings may have greater upside potential than the Peer Group, there has been insufficient time for such earnings growth to be demonstrated.

     o  Return on Equity.  On a pro forma basis the Bank's pro forma return on
        ----------------
        equity will be lower than the Peer Group average as a result of its higher pro forma capital position and lower pro forma equity.

     Overall, a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings.

3.   Asset Growth
     ------------

     The Bank's asset growth in recent periods has been lower than the Peer Group median (after excluding the two institutions who completed large acquisitions during the last 12 months). Since both the Bank and the Peer Group companies operate in healthy growing markets and since the Bank's capacity to grow increases with the additional capital raised through conversion, coupled with the investment in new branches

RP Financial, LC.
Page 4.5

and personnel, we concluded that no adjustment was warranted relative to the Peer Group for the Bank's asset growth potential.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. The Bank's primary market area of Thurston County, Washington is a growing, healthy market area with an influx of new employers and a moderate to strong demand for residential mortgages. The Bank's primary market is growing at a faster rate than the Peer Group's primary market areas (13.8 percent projected growth for Thurston County projected through 2002 versus 7.2 percent growth on average for the Peer Group). Offsetting the advantage provided by faster population growth in Thurston County, the Bank's competitive position is less attractive than the Peer Group (the Bank's deposit market share is 10.5 percent versus an average of 21.8 percent for the Peer Group). The per capita income in the Bank's market falls within the range indicated by the Peer Group ($15,967 in per capita income for Thurston County versus an average and median of $17,507 and $15,963, respectively for the Peer Group). The unemployment rates in Thurston County are relatively comparable to the primary market areas of the Peer Group companies. Based on the foregoing, we concluded that no valuation adjustment was warranted for market area.

5.   Dividends
     ---------

     The Holding Company has indicated its intentions to pay an annual cash dividend at a yield ranging from 1.08 percent to 1.68 percent dependent upon the total shares sold in the offering) based on the initial offering price of $10.00 per share. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 0.92 percent to 4.17 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.09 percent as of August 15, 1997, representing an average earnings payout ratio of 35.69 percent. As of August 15, 1997, approximately 84 percent of all publicly-traded SAIF-insured thrifts have adopted cash dividend policies (see Exhibit IV-2), exhibiting an average yield of 2.01 percent and an average payout ratio of 42.30 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts. Heritage's planned initial dividend yield is lower than the Peer Group's average dividend yield; however, Heritage has the earnings strength to support a cash dividend at a level comparable to

                                   Table 4.1
                  Peer Group Market Area Comparative Analysis

                                                       Population           Proj.                              1997
                                                   -----------------        Pop.     1990-97     1997-2002    Median
Institution                          County         1990        1997        2002     % Change    % Change      Age
-----------                          ------         ----        ----        ----     --------    --------      ---
                                                    (000)       (000)
Cameron Fin. Corp. of MO             Clinton           17         18          20        10.8%        6.7%      36.8
FSF Financial Corp. of MN            McLeod            32         34          35         6.0%        3.9%      34.1
First Colorado Bancorp of CO         Jefferson        438        500         543        14.1%        8.5%      35.9
First Mutual SB of Bellevue WA       King           1,507      1,634       1,722         8.4%        5.4%      36.1
First Savings Bancorp of WA          Walla Walla       48         54          58        11.2%        6.9%      35.0
Horizon Financial Corp. of WA        Whatcom          128        156         175        21.9%       12.4%      34.5
Interwest SB of Oak Harbor WA        Island            60         70          77        17.0%       10.0%      35.2
Klamath First Bancorp of OR          Klamath           58         63          67        10.0%        6.3%      36.7
United Financial Corp. of MT         Cascade           78         81          84         4.6%        3.1%      34.9
WesterFed Fin. Corp. of MT           Missoula          79         90          97        14.1%        8.5%      34.0
-----------                                           ---        ---         ---        ----        ----       ----
                                     Averages:        244        270         288        11.8%        7.2%      35.3
                                     Medians:          69         76          81        11.0%        6.8%      35.1

Heritage Bank of Olympia, WA         Thurston         161        202         229        25.1%       13.8%      35.7

                                                        1997 Estimated
                                                       Per Capita Income
                                                       -----------------        Deposit
                                                                  % State        Market          June 1997
Institution                            County         Amount      Average       Share(1)     Unemployment Rates
-----------                            ------         ------      -------       --------     ------------------
                                                                                               State   County
                                                                                               -----   ------
Cameron Fin. Corp. of MO               Clinton        15,721        89.0%           39.4%        4.1%   4.4%
FSF Financial Corp. of MN              McLeod         19,509        93.7%           22.1%        3.6%   3.8%
First Colorado Bancorp of CO           Jefferson      28,823       114.4%            8.8%        3.9%   2.9%
First Mutual SB of Bellevue WA         King           21,960       126.0%            1.1%        4.6%   3.3%
First Savings Bancorp of WA            Walla Walla    14,165        81.2%           23.4%        4.6%   4.8%
Horizon Financial Corp. of WA          Whatcom        16,204        92.9%           18.7%        4.6%   5.8%
Interwest SB of Oak Harbor WA          Island         16,731        96.0%           37.3%        4.6%   3.6%
Klamath First Bancorp of OR            Klamath        13,879        81.9%           45.5%        5.1%   7.6%
United Financial Corp. of MT           Cascade        14,055       102.6%            4.6%        4.9%   5.2%
WesterFed Fin. Corp. of MT             Missoula       14,021       102.3%           17.0%        4.9%   4.0%
                                                      ------       -----            ----         ---    ---
                                       Averages:      17,507        98.0%           21.8%        4.5%   4.5%
                                       Medians:       15,963        94.8%           20.4%        4.6%   4.2%

Heritage Bank of Olympia, WA           Thurston      $15,967        91.6%           10.5%        4.6%   4.9%

(1) Total institution deposits in headquarters county as percent of total county deposits at 6/30/97.

Sources:  CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.7

the Peer Group (i.e., comparable dividend paying capacity) and we thus concluded no valuation adjustment was warranted.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. It is anticipated that Heritage's stock will also be traded on the NASDAQ National Market System; at present there is very limited liquidity of the shares. The number of shares outstanding and market capitalization provides an indication of the potential liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $28.7 million to $319.4 million as of August 15, 1997, with an average market value of $148.1 million. The shares outstanding of the Peer Group members ranged from 1.2 million to 14.6 million, with average shares outstanding of approximately 6.5 million. The Bank's pro forma market value will be materially lower than the Peer Group average, and pro forma shares outstanding will be lower than the Peer Group average -- both factors which would suggest lower liquidity in the shares of Heritage stock. Accordingly, we applied a slight downward adjustment for this factor.

7.   Marketing of the Issue
     ----------------------

     We considered in the valuation the various market segments which exist for thrift stocks: (1) the aftermarket for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (3) the market for second step conversions by MHCs; and (4) the acquisition market for thrift franchises. We also considered the limited trading activity in the Bank's stock to date.

     A.  Public Market
         -------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

RP Financial, LC.
Page 4.8

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield moved back below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years.
Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting,

RP Financial, LC.
Page 4.9

economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago. Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Non-threatening inflation data, such as declining retail sales and wholesale prices for May, provided for positive trends in stock and bond prices through in mid-June 1997. The stock market rally stalled in late-June, following remarks by Japan's Prime Minister which were interpreted as an indication that Japan would be a seller of U.S. stocks and bonds. However, the downturn was brief, as the Federal Reserve's decision to leave rates unchanged at the July 2 meeting, along with new economic data that indicated inflation was still under control, pushed stock and bond prices in early-July. Technology stocks rallied the stock market to new highs through the end of July, as a number of technology companies posted favorable second quarter earnings. Congressional testimony by the Federal Reserve Chairman on July 22 sent the financial markets soaring, as he indicated the state of the economy was favorable and an increase in interest rates was not imminent. Through the first half of August, the market sold off sharply in response to concerns regarding the level of corporate earnings, higher bond rates and a declining dollar. On August 15, 1997, the DJIA closed at 7694.66, translating

RP Financial, LC.
Page 4.10

into an increase of 37.1 percent from a year ago but a 6.8 percent decline from the record high reached in early August.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below
6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached
7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by a decline in interest rates. Thrift stocks continued to increase through May and most of June 1997, which was largely attributable to the improved interest-rate outlook and the ongoing trend of consolidation occurring among thrift and bank issues. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent sustained the positive trend in thrift prices during July. The increase largely abated, however, in the first half of August in conjunction with the selloff in the broader market. The SNL Index for all publicly-traded thrifts closed at 659.4 on August 15, 1997, an increase of 62.3 percent from one year ago.

RP Financial, LC.
Page 4.11

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts, including second step conversions, is also an important consideration in determining the Bank's pro forma market value.
The favorable market environment for converting thrift issues has generally been sustained during the first two quarters of 1997, with most offerings experiencing oversubscriptions and trading higher in initial post-conversion trading activity. As shown in Table 4.2, the median one week change in price for the oversubscribed offerings completed during the latest three months equaled positive 46.1 percent, partially reflecting the overall market enthusiasm in general and for initial public offerings of non-financial services companies.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts, both at the time of conversion and in the aftermarket. The median pro forma price/tangible book ratio of recent conversions, excluding second step conversions, was 71.4 percent. The current average P/TB ratio of the four standard conversions completed in the most recent three month period (and are NASDAQ listed) of 122.4 percent reflects a discount of 14.4 percent from the average P/TB ratio of all publicly-traded SAIF-insured thrifts (equal to 142.95 percent). In contrast, the one second step conversion completed during the last three months maintained a pro forma price/tangible book ratio of 89.1 percent and the stock had appreciated 12.5 percent by the end of the first week.

          The pricing ratios of the better capitalized but lower earning recently converted thrifts (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.  Second Step Conversion Market
         -----------------------------

          There is a pronounced difference in the pricing of second step conversions relative to full conversion offerings in which 100 percent of the shares are issued. As noted in Table 4.4, during the past 18 months, the median pro forma price/tangible book ratios of second step conversions equaled 88.6 percent, as

RP Financial, LC.

                                   Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically

                     Institutional Information                 Pre-Conversion Data              Offering       Insider Purchases
                                                           ------------------------------
                                                           Financial Info.  Asset Quality      Information
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Benefit Plans
                                                                                                                 ---------------
                                        Conversion                 Equity/  NPAs/   Res.   Gross   % of  Exp./            Recog.
Institution                       State   Date   Ticker    Assets  Assets   Assets  Cov.   Proc.   Mid.  Proc.   ESOP     Plans
-----------                       -----   ----   ------    ------  ------   ------  ----   -----   ----  -----   ----     -----
                                                           ($Mil)   (%)     (%)(2)   (%)   ($Mil)   (%)   (%)     (%)      (%)
FirstSpartan Fin. Corp.            SC  *07/09/97   FSPT     388    11.81%    0.75%    44%   88.6    132%   1.6%    8.0%    4.0%
GSB Financial Corp.                NY   07/09/97   GOSB     $96    12.68%    0.07%   188%  $22.5    132%   4.1%    8.0%    4.0%
FirstBank Corp.                    ID  *07/02/97   FBNW     138     8.00%    0.99%    68%   19.8    132%   3.5%    8.0%    4.0%
Montgomery Fin. Corp.(8)           IN   07/01/97   MONT      94     9.83%    0.91%    20%   11.9    132%   4.5%    8.0%    4.0%
Community First Bankg. Corp.       GA   07/01/97   CFBC     366     7.02%    1.68%    40%   48.3    132%   2.9%    8.0%    4.0%
First Robinson Fin. Corp.(9)       IL   06/30/97   FRFC      72     6.78%    0.63%    89%    8.6    132%   4.7%    8.0%    4.0%
Security Bancorp                   TN   06/30/97  P. Sheet   46     5.46%    0.06%    NM     4.4    132%   6.9%    8.0%    4.0%
Sistersville Bancorp               WV   06/26/97  P. Sheet   27    17.91%    0.31%   198%    6.6    110%   6.8%    8.0%    4.0%
SFB Bancorp                        TN   05/30/97  P. Sheet   47    10.04%    0.80%    82%    7.7    132%   3.2%    8.0%    4.0%
Rocky Ford Financial               CO   05/22/97  P. Sheet   21    13.92%    0.00%   NA      4.2    132%   8.3%    8.0%    4.0%

                                                Averages:  $129    10.35%    0.62%    91%  $22.3    130%   4.6%    8.0%    4.0%
                                                 Medians:    83     9.94%    0.69%    75%   10.2    132%   4.3%    8.0%    4.0%

                       Averages, Excluding 2nd Steps       $133    10.40%    0.59%   101%  $23.4    130%   4.7%    8.0%    4.0%
                       Medians, Excluding 2nd Steps          72    10.04%    0.63%    82%    8.6    132%   4.1%    8.0%    4.0%


                                                                                                                  Post IPO
                                                                                                                  Pricing
                     Institutional Information                                    Pro Forma Data                   Trends
                                                                    ------------------------------------------------------
                                                           Insider
                                                          Purchases  Pricing Ratios(4)     Fin. Characteristics
------------------------------------------------------------------------------------------------------------------
                                        Conversion          Mgmt.                                                     IPO
Institution                       State   Date   Ticker    & Dirs.  P/TB    P/E(5)   P/A     ROA    TE/A     ROE     Price
-----------                       -----   ----   ------    -------  ----    ------   ---     ---    ----     ---     -----
                                                           (%)(3)   (%)      (x)     (%)     (%)     (%)     (%)      ($)
FirstSpartan Fin. Corp.            SC  *07/09/97   FSPT      1.5%    72.4%   17.3    19.1%    1.1%   26.3%    4.2%  $20.00
GSB Financial Corp.                NY   07/09/97   GOSB      2.6%    72.5%   22.5    19.6%    0.9%   27.1%    3.2%   10.00
FirstBank Corp.                    ID  *07/02/97   FBNW      8.2%    71.4%   22.8    12.9%    0.6%   18.0%    3.1%   10.00
Montgomery Fin. Corp.(8)           IN   07/01/97   MONT      4.6%    89.1%   24.1    16.0%    0.7%   17.9%    3.7%   10.00
Community First Bankg. Corp.       GA   07/01/97   CFBC      1.0%    72.3%   24.5    11.9%    0.5%   16.4%    2.9%   20.00
First Robinson Fin. Corp.(9)       IL   06/30/97   FRFC      9.8%    71.4%   16.7    10.9%    0.7%   15.2%    4.3%   10.00
Security Bancorp                   TN   06/30/97  P. Sheet   2.0%    72.0%   14.1     8.8%    0.6%   12.2%    5.1%   10.00
Sistersville Bancorp               WV   06/26/97  P. Sheet   5.4%    65.0%   18.9    20.6%    1.1%   31.6%    3.4%   10.00
SFB Bancorp                        TN   05/30/97  P. Sheet   5.3%    70.1%   13.9    14.5%    1.0%   20.7%    5.1%   10.00
Rocky Ford Financial               CO   05/22/97  P. Sheet  23.6%    67.9%   14.6    17.7%    1.2%   26.1%    4.6%   10.00

                                                Averages:    6.4%    72.4%   18.9    15.2%    0.8%   21.2%    4.0%  $12.00
                                                 Medians:    4.9%    71.7%   18.1    15.2%    0.8%   19.3%    3.9%   10.00

                       Averages, Excluding 2nd Steps         6.6%    70.6%   18.4    15.1%    0.8%   21.5%    4.0%  $12.22
                       Medians, Excluding 2nd Steps          5.3%    71.4%   17.3    14.5%    0.9%   20.7%    4.2%   10.00

                     Institutional Information                                Post-IPO Pricing Trends
                                                                ---------------------------------------------------
                                                                                   Closing Price:
-------------------------------------------------------------------------------------------------------------------
                                                                First               After            After
                                        Conversion              Trader      %       First     %      First      %
Institution                       State   Date      Ticker       Day       Chg.    Week(6)   Chg.   Month(7)   Chg.
-----------                       -----   ----      ------      ------     ----    -------   ----   --------   ----
                                                                 ($)       (%)       ($)     (%)      ($)      (%)
FirstSpartan Fin. Corp.            SC   *07/09/97     FSPT      $36.69     83.4%   $36.62    83.1%   $35.63    78.1%
GSB Financial Corp.                NY    07/09/97     GOSB       14.63     46.3%    14.75    47.5%    14.38    43.8%
FirstBank Corp.                    ID   *07/02/97     FBNW       15.81     58.1%    15.56    55.6%    17.88    78.8%
Montgomery Fin. Corp.(8)           IN    07/01/97     MONT       11.13     11.3%    11.25    12.5%    11.75    17.5%
Community First Bankg. Corp.       GA    07/01/97     CFBC       31.88     59.4%    33.00    65.0%    34.25    71.3%
First Robinson Fin. Corp.(9)       IL    06/30/97     FRFC       14.50     45.0%    14.38    43.8%    16.50    65.0%
Security Bancorp                   TN    06/30/97   P. Sheet     14.50     45.0%    15.00    50.0%    15.25    52.5%
Sistersville Bancorp               WV    06/26/97   P. Sheet     13.75     37.5%    13.88    38.8%    14.00    40.0%
SFB Bancorp                        TN    05/30/97   P. Sheet     13.81     38.1%    13.38    33.8%    14.00    40.0%
Rocky Ford Financial               CO    05/22/97   P. Sheet     13.00     30.0%    13.13    31.3%    13.50    35.0%

                                                   Averages:    $17.97     45.4%   $18.09    46.1%   $18.71    52.2%
                                                    Medians:     14.50     45.0%    14.56    45.6%    14.81    48.1%

                       Averages, Excluding 2nd Steps            $18.73     49.2%   $18.85    49.9%   $17.99    52.2%
                       Medians, Excluding 2nd Steps              14.50     45.0%    14.75    47.5%    15.25    52.5%

                                                                 August 11, 1997

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not
          Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.

RP FINANCIAL, L.C.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   TABLE 4.3
                          Market Pricing Comparatives
                         Prices As of August 15, 1997


                                                     Market             Per Share Data
                                                 Capitalization         ---------------
                                               -----------------        Core      Book             Pricing Ratios(3)
                                               Price/     Market        12-Mth    Value/   --------------------------------------
Financial Institution                          Share(1)    Value        EPS(2)    Share     P/E     P/B     P/A    P/TB    P/CORE
---------------------                          --------   ------        ------    -----   ------  ------  ------  ------   ------
                                                 ($)      ($Mil)          ($)      ($)      (X)     (%)     (%)     (%)      (X)
SAIF-Insured Thrifts                             21.88    147.75         1.15     15.76    21.03  138.23   17.28  142.95    18.56
Special Selection Grouping(8)                    22.92     65.90         0.66     18.86    28.19  118.89   25.08  118.89    27.98
State of WA                                      28.25   1253.31         1.47     13.97    18.21  174.62   18.19  183.06    18.83

Comparable Group
----------------

Special Comparative Group(8)
-----------------------------
CFBC Community First Bnkg Co. of GA              34.19     82.53         0.82     27.66      NM   123.61   20.29  123.61      NM
FBNW FirstBank Corp of Clarkston WA              18.25     36.21         0.44     14.00      NM   130.36   23.51  130.36      NM
FSPT FirstSpartan Fin. Corp. of SC               35.75    158.37         1.16     27.63      NM   129.39   34.06  129.39      NM
GOSB GSB Financial Corp. of NY                   14.66     32.96         0.44     13.78    28.19  106.39   28.79  106.39      NM
MONT Montgomery Fin. Corp. of IN                 11.75     19.42         0.42     11.22      NM   104.72   18.76  104.72    27.98

                                                  Dividends(4)                       Financial Characteristics(6)
                                             -----------------------    -------------------------------------------------------
                                                                                                         Reported       Core
                                             Amount/           Payout      Total     Equity/   NPAs/     ----------   ----------
                                             Share     Yield   Ratio(5)    Assets    Assets    Assets    ROA    ROE    ROA   ROE
                                             ------    -----   --------    ------    ------    ------    ----  ----   ----  ----
                                             ($)        (%)      (%)       ($Mil)     (%)       (%)       (%)   (%)    (%)   (%)
Financial Institution
---------------------
SAIF-Insured Thrifts                          0.38      1.77      29.26    1,147     12.97      0.78     0.54  5.54   0.75   7.54
Special Selection Grouping(8)                 0.00      0.00       0.00      249     21.15      1.95     0.67  3.02   0.74   3.45
State of WA                                   0.44      1.43      24.56    7,519     10.40      0.72     0.92  9.00   1.02  11.19

Comparable Group
----------------

Special Comparative Group(8)
-----------------------------
CFBC Community First Bnkg Co. of GA           0.00      0.00       0.00      407     16.42       NA      0.25  1.52   0.49   2.96
FBNW FirstBank Corp of Clarkston WA           0.00      0.00       0.0O      154     18.04      1.95     0.70  3.86   0.57   3.14
FSPT FirstSpartan Fin. Corp. of SC            0.00      0.00       0 00      465     26.32       NA      0.95  3.62   1.11   4 20
GOSB GSB Financial Corp. of NY                0.00      0.00       0.00      114     27.06       NA      1.02  3.77   0.86   3.19
MONT Montgomery Fin. Corp. of IN              0.00      0.00       0.00      104     17.91       NA      0.42  2.32   0.67   3.74


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operat1ng items (includ1ng the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A - Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated div1dend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering c1rculars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we bel1eve are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.


                -----------------------------------------------
                Pricing Characteristics and After-Market Trends
                            Second Step Conversions
                -----------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
           Institutional Information                           Pre-Conversion Data                             Insider Purchases
                                                         -----------------------------       Offering
                                                         Financial Info. Asset Quality      Information
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Benefit Plans
                                                                                                                 ---------------
                                        Conversion              Equity/   NPAs/   Res.  Gross   % of  Exp./       Recog.  Mgmt.
Institution                       State   Date   Ticker  Assets  Assets   Assets  Cov.  Proc.    Mid. Proc.  ESOP  Plans & Dirs.
-----------                       -----   ----   ------  ------  ------   ------  ----  -----    ---- -----  ----  ----- -------
                                                         ($Mil)    (%)    (%)(2)  (%)  ($Mil)    (%)   (%)   (%)    (%)  (%)(3)
--------------------------------------------------------------------------------------------------------------------------------
Montgomery Fin. Corp.              IN   07/01/97   MONT    $94     9.83%   0.91%   20%   11.9    132%  4.5%  8.0%   4.0%   4.6%
Cumberland Mtn. Bncshrs.           KY  *04/01/97 P. Sheet   92     5.14%   1.31%   19%    4.4    132%  8.0%  6.2%   4.0%   4.5%
Kenwood Bancorp                    OH  *07/01/96 P. Sheet   48     6.88%   0.00%   NM     1.6    102% 22.2%  8.0%   4.0%   6.4%
Commonwealth Bancorp               PA  *06/17/96   CMSB  2,054     6.71%   0.51%  109%   98.7    110%  1.9%  8.0%   4.0%   0.1%
Westwood Financial Corp.           NJ   06/07/96   WWFC     85     7.05%   0.00%   NM     3.9     99%  9.9%  0.0%   0.0%   2.5%
Jacksonville Bancorp               TX   04/01/96   JXVL    198    10.47%   1.41%   36%   16.2    106%  4.4%  8.0%   4.0%   2.0%
North Central Bancshares           IA   03/21/96   FFFD    180    16.47%   0.17%  562%     26    106%  3.5%  3.2%   0.0%   0.5%
Fidelity Financial of Ohio         OH  *03/04/96   FFOH    227    13.23%   0.50%   69%   22.8    132%  3.2%  8.0%   4.0%   5.6%
First Colorado Bancorp             CO  *01/02/96   FFBA  1,400    12.71%   0.31%   20%  134.1    105%  1.9% 10.0%   2.0%   2.0%
Charter Financial                  IL  *12/29/95   CBSB    293    12.17%   0.27%  281%   29.2    116%  3.4%  3.3%   0.0%   0.1%
American Nat'l Bancorp             MD  *11/03/95   ANBK    426     6.80%   2.23%   67%   21.8    132%  3.3%  8.0%   4.0%   0.6%
First Defiance Fin. Corp.          OH  *10/02/95   FDEF    476    15.27%   0.24%  135%   64.8    132%  2.3%  8.0%   4.0%   0.9%
Community Bank Shares              IN  *04/10/95   CBIN    205     7.00%   0.33%   80%   10.1    132%  4.4%  8.0%   0.0%  17.9%
Fed One Bancorp                    WV  *01/19/95   FOBC    305      9.2%   0.32%  142%   16.1     85%  7.7%  7.0%   4.0%   0.9%
Home Financial Corp.               FL  *10/25/94   HOFL  1,005     13.4%   0.91%   44%  175.6    112%  3.1%  8.0%   4.0%   0.6%
Jefferson Bancorp                  LA  *08/18/94   JEBC    257      6.3%    0.9%   25%   16.1    107%  3.9%  7.0%   3.0%   1.5%

                                               Average:   $459     9.92%   0.65%  115%  $40.1    115%  5.5%  6.8%   2.8%   3.2%
                                               Medians:    242     9.54%   0.42%   68%  $19.0    111%  3.7%  8.0%   4.0%   1.8%


---------------------------------------------------------------------------------------------------------------------------------
           Institutional Information                                        Pro Forma Data                Post-IPO Pricing Trends
                                                           ---------------------------------------------  -----------------------
                                                              Pricing Ratios(4)     Fin. Characteristics          Closing Price:
-------------------------------------------------------    ------------------------ --------------------         ----------------
                                                                                                                  First
                                                                                                            IPO  Trading    %
                                        Conversion         P/TB  P/E(7)P/Core   P/A    ROA   TE/A    ROE   Price   Day     Chg.
Institution                       State   Date   Ticker    ----  ------------   ---    ---   ----    ---   -----   ---     ----
-----------                       -----   ----   ------     (%)   (x)    (x)    (%)    (%)    (%)    (%)   ($)     ($)     (%)
---------------------------------------------------------------------------------------------------------------------------------
Montgomery Fin. Corp.              IN   07/01/97   MONT    89.1% 24.1   24.1   16.0%   0.7%  17.9%   3.7% 10.00   11.13    11.2%
Cumberland Mtn. Bncshrs.           KY  *04/01/97 P. Sheet  81.2% 13.8   13.8    7.1%   0.5%   8.8%   5.9% 10.00   11.88    18.8%
Kenwood Bancorp                    OH  *07/01/96 P. Sheet  67.6%   NM     NM    6.0%   0.1%   8.8%   1.7% 10.00      NT      NA
Commonwealth Bancorp               PA  *06/17/96   CMSB    09.3% 12.1   12.5    8.4%   0.7%   6.7%  10.4% 10.00   10.50     5.0%
Westwood Financial Corp.           NJ   06/07/96   WWFC    80.0% 10.1   10.1    7.3%   0.7%   9.2%   7.9% 10.00   10.75     7.5%
Jacksonville Bancorp               TX   04/01/96   JXVL    77.7% 14.9   14.9   12.6%   0.8%  16.2%   5.2% 10.00    9.75    -2.5%
North Central Bancshares           IA   03/21/96   FFFD    74.2% 12.1   12.5   19.7%   1.6%  26.5%   6.1% 10.00   10.88     8.7%
Fidelity Financial of Ohio         OH  *03/04/96   FFOH    82.6% 18.1   18.1   16.6%   0.9%  20.0%   4.6% 10.00   10.50     5.0%
First Colorado Bancorp             CO  *01/02/96   FFBA    87.0% 12.7   13.4   13.2%   1.0%  15.2%   6.9% 10.00   11.44    14.4%
Charter Financial                  IL  *12/29/95   CBSB    81.4% 12.3   12.3   15.5%   1.3%  19.1%   6.6% 10.00   10.81     8.1%
American Nat'l Bancorp             MD  *11/03/95   ANBK    83.9% 17.7   17.7    9.0%   0.5%  10.7%   4.7% 10.00    9.38    -6.3%
First Defiance Fin. Corp.          OH  *10/02/95   FDEF    85.6% 18.2   18.2   20.6%   1.1%  24.1%   4.7% 10.00   10.38     3.8%
Community Bank Shares              IN  *04/10/95   CBIN    85.5% 10.3    9.0    9.3%   0.9%  10.9%   8.3% 10.00   12.00    20.0%
Fed One Bancorp                    WV  *01/19/95   FOBC    67.9%  9.0    9.0    8.8%   1.0%  13.0%   7.6% 10.00   11.00    10.0%
Home Financial Corp.               FL  *10/25/94   HOFL    86.4% 10.6   12.4   21.3%   2.0%  24.6%   8.2% 10.00    9.59    -4.1%
Jefferson Bancorp                  LA  *08/18/94   JEBC    71.7% 10.2   10.2    7.9%   0.8%  11.1%   7.0% 10.00   13.00    30.0%

                                                  Average: 81.9% 13.7   13.9   12.4%   0.9%  15.2%   6.2%$10.00  $10.86     8.6%
                                                  Medians: 82.0% 12.3   13.5   10.9%   0.9%  14.1%   6.4%$10.00  $10.81     8.1%

-------------------------------------------------------------------------------------------
           Institutional Information                       Post-IPO Pricing Trends
                                                          ---------------------------------
                                                                 Closing Price:
-------------------------------------------------------   ---------------------------------
                                                          After             After
                                                          First      %      First       %
                                        Conversion        Week(5)   Chg.   Month(6)    Chg.
Institution                       State   Date   Ticker   -------   ----   --------    ----
-----------                       -----   ----   ------     ($)     (%)      ($)       (%)
-------------------------------------------------------------------------------------------
Montgomery Fin. Corp.              IN   07/01/97   MONT    11.25    12.5%   $12.13    21.2%
Cumberland Mtn. Bncshrs.           KY  *04/01/97 P. Sheet  12.25    22.5%    12.63    26.3%
Kenwood Bancorp                    OH  *07/01/96 P. Sheet     NT      NA        NT      NA
Commonwealth Bancorp               PA  *06/17/96   CMSB    10.75     7.5%    10.00     0.0%
Westwood Financial Corp.           NJ   06/07/96   WWFC    10.38     3.8%    10.62     6.2%
Jacksonville Bancorp               TX   04/01/96   JXVL     9.63    -3.8%     9.88    -1.2%
North Central Bancshares           IA   03/21/96   FFFD    10.69     6.9%    10.44     4.4%
Fidelity Financial of Ohio         OH  *03/04/96   FFOH    10.00     0.0%    10.13     1.3%
First Colorado Bancorp             CO  *01/02/96   FFBA    11.63    16.3%    12.00    20.0%
Charter Financial                  IL  *12/29/95   CBSB    10.88     8.8%    11.38    13.8%
American Nat'l Bancorp             MD  *11/03/95   ANBK     9.75    -2.5%     9.88    -1.3%
First Defiance Fin. Corp.          OH  *10/02/95   FDEF    10.31     3.1%    10.13     1.3%
Community Bank Shares              IN  *04/10/95   CBIN    12.75    27.5%    12.25    22.5%
Fed One Bancorp                    WV  *01/19/95   FOBC    11.00    10.0%    11.62    16.2%
Home Financial Corp.               FL  *10/25/94   HOFL    10.00     0.0%    10.31     3.1%
Jefferson Bancorp                  LA  *08/18/94   JEBC    14.25    42.5%    14.25    42.5%

                                                Average:  $11.03    10.3%   $11.17    11.7%
                                                Medians:   10.75     7.5%    10.62     6.2%

Note: "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                    August 6, 1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Price to core earnings if converted after 9/30/96 due to impact of SAIF assessment.

RP Financial, LC.
Page 4.15

compared to the median price/tangible book of conversions over the last three months which equaled 71.4 percent, perhaps reflecting the smaller offering and some seasoning as a public company for second steps in general. Furthermore, as shown in Table 4.5, assuming the publicly-traded MHCs completed second step conversions (utilizing standard assumptions for each MHC) at their current market prices, the implied median price/tangible book is computed at approximately 88.9 percent -- apparently the investment community is factoring in the potential impact of a second step conversion into the market price of MHCs today. As noted above, the most recently completed second step conversion closed at an 89.1 percent pro forma price/tangible book ratio. Accordingly, before adjusting Heritage's value for fundamental differences, it would be expected that the pro forma price/tangible book would share more pricing similarity with the second step transactions than the standard stock conversion offerings.

     D.  Acquisition Market
         ------------------

         Also considered in the valuation was the potential impact on Heritage's stock price of recently completed and pending acquisitions of other thrifts operating in Heritage's market area. As shown in Exhibit IV-4, there was one Northwest U.S. (Washington, Oregon, Idaho) thrift acquired in 1996 and 1997, but the Northwest U.S. market is home to several highly acquisitive financial institutions and Northwest U.S. based institutions typically trade with some acquisition speculation built into their stock prices. The acquisition speculation involving Northwest U.S. thrifts may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting primarily Northwest U.S. thrifts.

     E.  Market for Heritage Stock
         -------------------------

         Typically, we would consider the trading price of Heritage's minority shares in the pro forma valuation of a second step stock offering of a mutual holding company. However, Heritage stock is not listed on an exchange or NASDAQ and trades on a very infrequent basis in privately negotiated transactions. Accordingly, we concluded that such trading information had little relevance in the pro forma valuation analysis.

                        *  *  *  *  *  *  *  *  *  *  *

         Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and the recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP FINANCIAL, L.C.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 4.5
       MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                   FIRST LANCASTER FSB AND THE COMPARABLES
                             As of August 15, 1997

                                       Fully Converted
                                        Implied Value        Per Share (B)
                                      ------------------    ----------------
                                                 Implied     Core     Book                 Pricing Ratios(3)
                                      Price/      Market    12-Mth    Value/     --------------------------------------
                                      Share(1)    Val(8)    EPS(2)    Share        P/E     P/B     P/A    P/TB   P/CORE
                                      --------   -------    ------    ------     ------  ------  ------  ------  ------
                                        ($)      ($Mil)       ($)       ($)        (X)     (%)     (%)     (%)     (X)
SAIF-Insured Thrifts(7)
-----------------------
   Averages                             21.88     147.75     1.15     15.76       21.03  138.23   17.28   142.95    18.56
   Medians                                ---        ---      ---       ---       20.89  132.62   15.26   134.17    17.91

All Non-MHC State of WA(7)
--------------------------
   Averages                             25.59     429.47     1.49     14.13       17.78  178.02   17.18   189.03    16.08
   Medians                                ---        ---      ---       ---       14.02  177.49   19.44   193.91    16.09

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
   Averages                             22.98     186.27     1.29     24.56       21.93   92.00   18.53    92.99    18.89
   Medians                                ---        ---      ---       ---       22.73   88.87   17.95    88.87    18.03

Publicly-Traded MHC Institutions, Full Conversion Basis
--------------------------------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)     25.62     130.41     1.53     26.57       22.88   96.42   17.60    96.42    16.75
FFFL Fidelity FSB, MHC of FL (47.4)     24.00     162.38     1.07     22.74         NM   105.54   16.25   106.01    22.43
SKBO First Carnegie, MHC of PA (45.0)   13.50      31.05     0.52     16.45         NM    82.07   18.89    82.07    25.96
FFSX First FS&LA, MHC of IA (46.0)      25.00      70.70     1.58     28.31       23.15   88.31   13.87    88.65    15.82
FSLA First SB SLA MHC of NJ (47.5)      27.75     201.58     1.58     25.78       24.56  107.64   17.95   114.06    17.56
GDVS Greater DV SB, MHC of PA (19.9)    16.25      53.17     0.72     19.58         NM    82.99   18.98    82.99    22.57
HARB Harbor FSB, MHC of FL (46.0)       45.75     227.38     3.20     39.73       17.53  115.15   18.63   116.98    14.30
HARS Harris SB, MHC of PA (24.2)        26.00     291.80     1.44     31.15       20.97   83.47   13.08    88.68    18.06
JXSB Jcksnville SB, MHC of IL (44.6)    17.62      22.41     0.99     21.46         NM    82.11   12.86    82.11    17.80
LFED Leeds FSB, MHC of MD (36.2)        22.00      76.01     1.22     25.00       23.16   88.00   23.56    88.00    18.03
NWSB Northwest SB, MHC of PA (29.9)     18.75     438.30     1.11     19.34       21.80   96.95   19.43    99.52    16.89
PBCT Peoples Bank, MHC of CT (37.4)     26.75    1633.17     1.49     27.82       14.46   96.15   18.35    96.19    17.95
PERT Perpetual of SC, MHC (46.8)        39.00      58.70     1.88     37.10       26.53  105.12   23.55   105.12    20.74
PFSL Pocahnts Fed, MHC of AR (46.4)     23.50      38.35     2.22     25.38       13.99   92.59    9.68    92.59    10.59
PHSB Ppls Home SB, MHC of PA (45.0)     14.75      40.71     0.85     21.17       29.50   69.67   16.43    69.67    17.35
PULB Pulaski SB, MHC of MO (29.0)       21.00      43.97     1.16     23.63       22.58   88.87   21.54    88.87    18.10
PLSK Pulaski SB, MHC of NJ (46.0)       14.37      29.75     0.69     16.72         NM    85.94   15.59    85.94    20.83
SBFL SB Fngr Lakes MHC of NY (33.1)     18.50      33.02     0.79     22.03         NM    83.98   14.04    83.98    23.42
TSBS Trenton SB, FSB MHC of NJ (35.0)   28.13     254.21     1.15     27.27       21.98  103.15   32.98   107.00    24.46
WAYN Wayne S&L Co. MHC of OH (47.8)     17.75      39.90     1.00     20.44         NM    86.84   14.51    86.84    17.75
WCFB Wbstr Cty FSB MHC of IA (45.2)     16.50      34.65     0.85     18.12       23.91   91.06   31.32    91.06    19.41

                                               Dividends(4)                        Financial Characteristics(6)
                                         -------------------------   ----------------------------------------------------------
                                                                                                      Reported         Core
                                            Amount/          Payout    Total    Equity/   NPAs/    -------------  ---------------
                                            Share   Yield   Ratio(5)   Assets   Assets    Assets    ROA     ROE     ROA     ROE
                                           -------  -----   --------   ------   -------   ------   ------  ------  ------  ------
                                             ($)     (%)      (%)      ($Mil)     (%)       (%)     (%)      (%)     (%)     (%)
SAIF - Insured Thrifts(7)
-------------------------
  Averages                                   0.38    1.77       29.26   1,147    12.97     0.78     0.54     5.54   0.75    7.54
  Medians                                     ---     ---         ---     ---      ---      ---      ---      ---    ---     ---

All Non-MHC State of WA(7)
--------------------------
  Averages                                   0.38    1.24       16.82   2,358    10.25    0.98      0.83     8.40   0.98   11.11
  Medians                                     ---     ---         ---     ---      ---     ---       ---      ---    ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
  Averages                                   0.63    2.68       45.52   1,029    20.19    0.61      0.80     3.99   1.03    5.21
  Medians                                     ---     ---         ---     ---      ---     ---       ---      ---    ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)          0.90    3.51       58.82     741    18.25    0.57      0.81     4.25   1.10    5.80
FFFL Fidelity FSB, MHC of FL (47.4)          0.80    3.33       74.77     999    15.40    0.30      0.57     3.45   0.78    4.73
SKBO First Carnegie, MHC of PA (45.0)        0.30    2.22       57.69     164    23.02    0.74      0.57     2.49   0.73    3.16
FFSX First FS&LA, MHC of IA (46.0)           0.48    1.92       30.38     510    15.71    0.11      0.61     3.88   0.89    5.68
FSLA First SB SLA MHC of NJ (47.5)           0.48    1.73       30.38   1,123    16.68    0.68      0.76     4.48   1.06    6.26
GDVS Greater DV SB, MHC of PA (19.9)         0.36    2.22       50.00     280    22.87    2.79      0.64     2.73   0.86    3.71
HARB Harbor FSB, MHC of FL (46.0)            1.40    3.06       43.75   1,220    16.18    0.46      1.10     6.75   1.35    8.28
HARS Harris SB, MHC of PA (24.2)             0.58    2.23       40.28   2,230    15.68    0.65      0.70     4.10   0.81    4.76
JXSB Jcksnv111e SB, MHC of IL (44.6)         0.40    2.27       40.40     174    15.66    0.39      0.44     2.57   0.80    4.63
LFED Leeds FSB, MHC of MD (36.2)             0.76    3.45       62.30     323    26.77    0.02      1.04     3.85   1.33    4.94
NWSB Northwest SB, MHC of PA (29.9)          0.32    1.71       28.83   2,256    20.04    0.72      0.94     4.48   1.21    5.79
PBCT Peoples Bank, MHC of CT (37.4)          0.68    2.54       45.64   8,901    19.08    0.90      1.32     6.85   1.06    5.51
PERT Perpetual of SC, MHC (46.8)             1.40    3.59       74.47     249    22.41    0.23      0.98     4.47   1.25    5.72
PFSL Pocahnts Fed, MHC of AR (46.4)          0.90    3.83       40.54     396    10.46    0.15      0.70     6.76   0.92    8.93
PHSB Ppls Home SB, MHC of PA (45.0)          0.00    0.00        0.00     248    23.58     NA       0.56     2.36   0.95    4.02
PULB Pulaski SB, MHC of MO (29.0)            1.00    4.76         NM      204    24.23    0.49      0.95     3.96   1.19    4.94
PLSK Pulaski SB, MHC of NJ (46.0)            0.30    2.09       43.48     191    18.13    0.65      0.43     2.87   0.77    5.08
SBFL SB Fngr Lakes MHC of NY (33.1)          0.40    2.16       50.63     235    16.71    0.69      0.34     1.98   0.63    3.63
TSBS Trenton SB, FSB MHC of NJ (35.0)        0.35    1.24       30.43     771    31.97    0.73      1.61     4.76   1.44    4.28
WAYN Wayne S&L Co. MHC of OH (47.8)          0.62    3.49       62.00     275    16.71    0.70      0.49     2.90   0.82    4.91
WCFB Wbstr Cty FSB MHC of IA (45.2)          0.80    4.85         NM      111    34.40    0.26      1.31     3.83   1.61    4.72

(1) Current stock price of m1nority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.17


8.   Management
     ----------

     Heritage's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Heritage's Board of Directors and executive management with summary resumes. The Bank's operations to date indicates that Heritage's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. Heritage has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure. Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained healthy capital positions, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Heritage is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Bank and most of the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as the affected institutions are SAIF-insured and subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Heritage will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.
Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments
----------------------
     Overall, we believe the Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

     Key Valuation Parameters:                         Valuation Adjustment
     ------------------------                          --------------------
     Financial Condition                               No Adjustment
     Profitability, Growth and Viability of Earnings   Moderate Downward
     Asset Growth                                      No Adjustment
     Primary Market Area                               No Adjustment
     Dividends                                         No Adjustment
     Liquidity of the Shares                           Slight Downward
     Marketing of the Issue                            No Adjustment
     Management                                        No Adjustment
     Effect of Government
        Regulations and Regulatory Reform              No Adjustment

RP Financial, LC.
Page 4.18

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Heritage's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds from selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Heritage's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). Each of the assumptions are described more fully below.

     o  Conversion Expenses.  The Bank has estimated its fixed and variable
        -------------------
        conversion expenses over the range of value incorporating the appraised value determined herein, based on the financial arrangements with the various third parties engaged by the Bank to assist in completing the conversion transaction.

     o  Effective Tax Rate.  The Bank, in consultation with its outside
        ------------------
        auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 34 percent based on the statutory Federal rate.

     o  Reinvestment Rate.  The pro forma section in the draft prospectus
        -----------------
        incorporates a 6.74 percent reinvestment rate, equivalent to the arithmetic average of the yield on assets and the cost of deposits for the fiscal year ended June 30, 1997. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat rate interest rate scenario and the estimated impact of deposit withdrawals to fund purchases equal to 20 percent of the stock issued in the conversion.

     o  Stock Benefit Plans.  The assumptions for the stock benefit plans, i.e.,
        -------------------
        the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 15 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

     o  Consolidation of MHC Assets with Bank Assets.  Concurrent with the
        --------------------------------------------
        conversion transaction $120,000 of equity held by the MHC will be consolidated with the Bank. The method of accounting for the MHC assets in the valuation is consistent with the methodology and formula promulgated by the FDIC. Since the MHC assets in the instant case are nominal, the valuation impact is likewise nominal.

     o  Impact of Waived Dividends by MHC.  The MHC has waived $1.230 million in
        ---------------------------------
        cash dividends to date, which pursuant to the FDIC dividend waiver policy reduces the minority ownership from 33.69 percent currently to
        32.12 percent on a converted basis. The Bank does not intend to pay additional dividends until after the conversion is completed.

RP Financial, LC.
Page 4.18

RP Financial's valuation considered each of the following valuation approaches promulgated in the regulatory valuation guidelines, as described more fully below:

     o  P/E Approach.  The P/E approach is generally the best indicator of long-
        ------------
        term value for a stock. Since the Bank and the Peer Group reported pro forma earnings on both a core and reported basis, the P/E approach was considered in this valuation. In applying this approach, we took into account both reported earnings and estimated core earnings.

     o  P/B Approach.  P/B ratios have generally served as a useful benchmark in
        ------------
        the valuation of thrift stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). Recognizing that the pro forma P/B ratio will result in a below market ratio due to the pro forma nature of the P/B computation, RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

     o  P/A Approach.  Investors typically do not place significant weight on
        ------------
        simply the size of total assets as a determinant of market value without making risk adjustments. This approach, as set forth in the regulatory guidelines, does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors generally place significantly greater weight on book value and earnings for established publicly-traded institutions. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings and book value when ROE is expected to be low.

     The Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $53,034,770 at the midpoint at this time (please note this valuation figure reflects immaterial rounding of the stock offering amount to eliminate fractional shares).

RP Financial, LC.
Page 4.20

     1.  Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation
         -------------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Heritage's pro forma tangible book value. The Bank's book value at June 30, 1997 equaled $27,714,000. The $120,000 of mutual holding company assets will be consolidated with the Holding Company as a result of the conversion. Based on the $53,034,770 midpoint valuation, Heritage's pro forma P/TB ratio was 90.56 percent. In comparison to the average and median P/TB ratios for the Peer Group of 156.63 percent and 141.29 percent, respectively, Heritage's valuation reflected a 42.2 percent and 35.9 percent discount, respectively, to the Peer Group average and median values. RP Financial considered the discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously, the nature of the calculation of the pro forma P/TB ratio which mathematically results in a ratio discounted to book value, comparatively lower ROE and the resulting pricing ratios under the earnings and assets approaches.

     2.  Price-to-Earnings ("P/E").  The application of the P/E valuation method
         -------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. The typical financial institution's earnings are more heavily influenced by standard sources of profitability rather than on gains, and thus we look to base the valuation primarily on "core" profitability. In the case of Heritage, however, gains on sale of loans stemming from the Bank's mortgage banking activities have represented approximately 80 percent of pre-tax profits on average over the last five fiscal years. In Table 1.2, we evaluated the Bank's adjusted earnings inclusive and exclusive of the gains on sale of loans, both excluding non-operating items (the special SAIF assessment, the gain on the sale of premises and the reversal of the tax liability). In evaluating the Peer Group, we have computed core earnings, which excludes all gains/losses as well as the impact of the SAIF assessment and extraordinary items. (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9, including the SAIF assessment.) The same adjustments applied to the Bank would result in "core" earnings being very low, given the Bank's earnings composition. At the same time, the Bank's reported earnings are misleading particularly given the reversal of the deferred tax liability. For these reasons, we have considered both reported earnings of $2.269 million and "core" earnings of $0.675 million (computed in the same fashion as the Peer Group's core earnings) in reaching a valuation conclusion. We have also considered the Bank's adjusted earnings to account only for the non-operating items (the special SAIF assessment and the gain on sale of premises) and the reversal of the deferred tax liability, approximating $1.999 million. In comparison, the Bank's business plan indicates an annual earnings rate of $2.26 million on a pre-conversion basis.

RP Financial, LC.
Page 4.21

     Based on the $53,034,770 midpoint value and the three earnings figures referenced above, the indicated pro forma P/E multiples at the midpoint and supermaximum relative to the Peer Group medians are as follows:

                                                                                                     Peer
                                                                              Heritage   Heritage   Group
                                                                              Midpoint   Supermax   Median

  Reported Earnings                                                            15.98x     19.14x    22.12x
  "Core" Earnings (excludes gain on sale of loans)                             30.73x     33.87x    19.28x
  Adjusted Earnings (includes gains on sale of loans)                          17.39x     20.66x     N/A


     RP Financial also considered the impact of SOP 936 in examining the Bank's P/E ratios.

     3.  Price-to-Assets ("P/A").  The P/A valuation methodology determines
         -----------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Heritage's value equaled 19.43 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 19.95 percent, which implies a 2.6 percent discount being applied to the Bank's pro forma P/A ratio.

Comparison to Recent Conversions
--------------------------------

     As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating an average price/tangible book ratio of 71.7 percent. On average, the prices of recent conversions appreciated by 46.1 percent after one week. In comparison, the Bank's P/TB ratio at the appraised midpoint reflects a premium relative to the closing ratios, but a discount to the aftermarket ratios. The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).

RP Financial, LC.
Page 4.22

Valuation Conclusion
--------------------

     It is our opinion that, as of August 15, 1997, the aggregate pro forma market value of the Bank, inclusive of the sale of the MHC's ownership interest in the Subscription and Community Offering was $53,034,770 at the midpoint. Based on this valuation and the approximate 67.88 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint value of the Holding Company's stock offering was $36,000,000 (i.e., 0.6788 x $53,034,770), equal to 3,600,000 shares at a per share value of $10.00. Pursuant to regulatory conversion guidelines, the 15 percent offering range includes a minimum offering value of $30,600,000 and a maximum value of $41,400,000. Based on the $10.00 per share offering price, this range equates to an offering of 3,060,000 shares at the minimum to 4,140,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $47,610,000, equal to 4,761,000 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.6, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

Establishment of Exchange Ratio
-------------------------------

     The conversion regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of Trustees of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Minority Shares, adjusted for the impact of waived dividends and Mutual Holding Company assets, which is an approximate 32.12 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 2.3752 shares, 2.7943 shares, 3.2135 shares and 3.6955 shares of Heritage Financial Corp. stock issued for each Minority Share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

     The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Minority Shares or on the proposed Exchange Ratio.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.6
                             Public Market Pricing
                       Heritage Bank and the Comparables
                             as of August 15, 1997


                                            Market           Per Share Data
                                        Capitalization       --------------
                                        --------------       Core      Book              Pricing Ratios (3)
                                        Price    Market     12-Mth    Value/   ------------------------------------------
                                       Share(1)  Value      EPS(2)    Share    P/E       P/B     P/A      P/TB     P/CORE
                                       --------  ------     -------   ------   ----     ----    -----    ------    ------
                                         ($)     ($MIL)      ($)       ($)      (X)      (%)     (%)       (%)       (X)
Heritage Bank
-------------
 Superrange                              10.00      70.15     0.52     9.78    19.14    102.21   24.78   102.21    33.87
 Range Maximum                           10.00      61.00     0.57    10.37    17.53     96.44   21.97    96.44    32.33
 Range Midpoint                          10.00      53.04     0.63    11.04    15.98     90.56   19.43    90.56    30.73
 Range Minimum                           10.00      45.09     0.70    11.95    14.27     83.66   16.80    83.66    28.80

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                21.88     147.75     1.15    15.76    21.03    138.23   17.28   142.95    18.56
 Medians                                   ---        ---      ---      ---    20.89    132.62   15.26   134.17    17.91

All Non-MHC State of WA(7)
--------------------------
 Averages                                28.25    1253.31     1.47    13.97    18.21    174.62   18.19   183.06    18.83
 Medians                                   ---        ---      ---      ---    14.02    177.49   19.44   193.91    16.09

Comparable Group Averaqes
-------------------------
 Averages                                21.84     148.05     1.17    14.72    21.71    151.65   19.95   156.63    19.61
 Medians                                   ---        ---      ---      ---    22.12    136.74   20.32   141.29    19.28

State of WA
-----------
CASB Cascade SB of Everett WA(7)         14.75      37.92     0.77     8.46    24.18    174.35   10.76   174.35    19.16
FMSB First Mutual SB of Bellevue WA      21.75      58.77     1.52    10.91    13.94    199.36   13.60   199.36    14.31
FWWB First Savings Bancorp of WA         24.50     257.72     0.84    14.13    27.53    173.39   25.58   188.46    29.17
FBNW FirstBank Corp of Clarkston WA      18.25      36.21     0.44    14.00      NM     130.36   23.51   130.36      NM
HRZB Horizon Financial Corp. of WA       15.00     111.26     1.05    10.91    14.02    137.49   21.45   137.49    14.29
IWBK Interwest SB of Oak Harbor WA       39.75     319.43     2.47    15.46    21.64    257.12   17.43   262.90    16.09
STSA Sterling Financial Corp. of WA      17.75      98.81     0.90    12.41      NM     143.03    5.86   164.05    19.72
WFSL Washington FS&LA of Seattle WA      26.62    1263.44     2.14    14.66    13.72    181.58   21.93   198.81    12.44
WAMU Washington Mutual Inc. of WA        62.37    7880.89     2.42    19.30      NM        NM    16.16      NM     25.77

Comparable Group
----------------
CMRN Cameron Fin. Corp. of MO            17.25      45.32     0.97    17.18    22.12    100.41   21.77   100.41    17.78
FFHH FSF Financial Corp. of MN           18.12      54.96     0.99    14.16    23.23    127.97   14.53   127.97    18.30
FFBA First Colorado Bancorp of Co        17.50     289.82     0.82    11.60    20.83    150.86   19.20   150.86    21.34
FMSB First Mutual SB of Bellevue WA      21.75      58.77     1.52    10.91    13.94    199.36   13.60   199.36    14.31
FWWB First Savings Bancorp of WA         24.50     257.72     0.84    14.13    27.53    173.39   25.58   188.46    29.17
HRZB Horizon Financial Corp. of WA       15.00     111.26     1.05    10.91    14.02    137.49   21.45   137.49    14.29
IWBK Interwest SB of Oak Harbor WA       39.75     319.43     2.47    15.46    21.84    257.12   17.43   262.90    16.09
KFBI Klamath First Bancorp of OR         19.31     193.47     0.83    14.20       NM    135.99   26.58   135.99    23.27
UBMT United Fin. Corp. of MT             23.50      28.74     1.16    19.95    25.00    117.79   26.68   117.79    20.26
WSTR WesterFed Fin. Corp. of MT          21.75     121.04     1.02    18.73    26.85    116.12   12.67   145.10    21.32

                                                                         Financial Characteristics(6)
                                          Dividends(4)       ----------------------------------------------------
                                    -----------------------                            Reported         Core        MEMO:
                                    Amount/         Payout   Total  Equity/ NPAs/    ------------   -----------    Exchange  MEMO:
                                     Share   Yield  Ratio(5) Assets Assets  Assets   ROA     ROE     ROA    ROA     Ratio   Offering
                                    -------  -----  ------   ------ ------  ------   ----   -----   -----  ----    -------- --------
                                     ($)       (%)    (%)    ($MIL)   (%)     (%)     (%)    (%)      (%)    (%)            ($MIL)
Heritage Bank
-------------
 Superrange                            0.10    1.01    19.41    283   24.24    0.05    1.29    5.34    0.73   3.02    3.6972    47.6
 Range Maximum                         0.12    1.17    20.44    278   22.78    0.05    1.25    5.50    0.68   2.98    3.2150    41.4
 Range Midpoint                        0.13    1.34    21.43    273   21.45    0.05    1.22    5.67    0.63   2.95    2.7956    36.0
 Range Minimum                         0.16    1.58    22.52    268   20.08    0.05    1.18    5.86    0.58   2.90    2.3763    30.6

SAIF-Insured Thrifts(7)
-----------------------
 Averages                              0.38    1.77    29.26  1,147   12.97    0.78    0.54    5.54    0.75   7.54
 Medians                                ---     ---      ---    ---     ---     ---     ---     ---     ---    ---

All Non-MHC State of WA(7)
--------------------------
 Averages                              0.44     1.43   24.56   7,519   10.40   0.72     0.92    9.00   1.02   11.19
 Medians                                ---      ---     ---     ---     ---    ---      ---     ---    ---     ---

Comparable Group Averaqes
-------------------------
 Averages                              0.44     2.09   35.69     768   14.28   0.30     0.97    7.38   1.11    8.41
 Medians                                ---      ---     ---     ---     ---    ---      ---     ---    ---     ---

State of WA
-----------

CASB Cascade SB of Everett WA(7)       0.00     0.00    0.00     352    6.17   0.39     0.46    7.49   0.58    9.46
FMSB First Mutual SB of Bellevue WA    0.20     0.92   13.16     432    6.82   0.01     1.02   15.34   1.00   14.95
FWWB First Savings Bancorp of WA       0.28     1.14   33.33   1,008   14.75   0.30     1.05    6.25   1.00    5.90
FBNW FirstBank Corp of Clarkston WA    O.00     0.00    0.00     154   18.04   1.95     0.70    3.86   0.57    3.14
HRZB Horizon Financial Corp. of WA     0.40     2.67   38.10     519   15.60   NA       1.57    9.99   1.54    9.80
IWBK Interwest SB of Oak Harbor WA     0.60     1.51   24.29   1,833    6.78   0.64     0.87   12.91   1.18   17.52
STSA Sterling Financial Corp. of WA    0.00     0.00    0.00   1,686    4.10   0.61     0.10    2.46   0.32    7.91
WFSL Washington FS&LA of Seattle WA    0.92     3.46   42.99   5,760   12.08   0.73     1.67   14.37   1.84   15.85
WAMU Washington Mutual Inc. of WA      1.08     1.73   44.63  48,764    5.00   0.81     0.35    6.81   0.74   14.45

Comparable Group
----------------

CMRN Cameron Fin. Corp. of MO          0.28     1.62   28.87     208   21.69   0.73     1.07    4.43   1.33    5.51
FFHH FSF Financial Corp. of MN         0.50     2.76   50.51     378   11.35   0.03     0.66    5.22   0.84    6.63
FFBA First Colorado Bancorp of Co      0.44     2.51   53.66   1,510   12.73   0.23     0.92    6.21   0.90    6.07
FMSB First Mutual SB of Bellevue WA    0.20     0.92   13.16     432    6.82   0.01     1.02   15.34   1.00   14.95
FWWB First Savings Bancorp of WA       0.28     1.14   33.33   1,008   14.75   0.30     1.05    6.25   1.00    5.90
HRZB Horizon Financial Corp. of WA     0.40     2.67   38.10     519   15.60    NA      1.57    9.99   1.54    9.80
IWBK Interwest SB of Oak Harbor WA     0.60     1.51   24.29   1,833    6.78   0.64     0.87   12.91   1.18   17.52
KFBI Klamath First Bancorp of OR       0.30     1.55   36.14     728   19.55   0.08     0.81    3.67   1.23    5.54
UBMT United Fin. Corp. of MT           0.98     4.17     NM      108   22.65   0.42     1.09    4.70   1.34    5.80
WSTR WesterFed Fin. Corp. of MT        0.44     2.02   43.14     956   10.91   0.25     0.63    5.09   0.79    6.41

RP Financial, LC.
Page 4.24

                                   Table 4.7
                                 Heritage Bank
                         Calculation of Exchange Ratios

                         Shares     Price/     Exchange        Implied
                         Offered    Share     Shares(1)     Exch. Ratio(2)
                        ---------   ------   ------------   --------------
     Super Maximum      4,761,000   $10.00   2,252,847           3.6955
     Maximum            4,140,000    10.00   1,958,998           3.2135
     Midpoint           3,600,000    10.00   1,703,476           2.7943
     Minimum            3,060,000    10.00   1,447,955           2.3792

     (1) Calculated to preserve the Minority Shares percentage ownership in the Holding Company at 32.12 percent.

     (2) Calculated as pro forma exchange shares divided by 609,616 existing Minority Shares outstanding.

                                   EXHIBITS

RP Financial, LC.

                               LIST OF EXHIBITS

Exhibit
Number        Description
-------       -----------
 I-1          Map of Office Location

 I-2          Heritage Bank's Audited Financial Statements

 I-3          Key Operating Ratios

 I-4          Investment Portfolio Composition

 I-5          Yields and Costs

 I-6          Loan Loss Allowance Activity

 I-7          Fixed Rate and Adjustable Rate Loans

 I-8          Gap Analysis

 I-9          Loan Portfolio Composition

 I-10         Contractual Maturity Of Assets and Liabilities

 I-11         Non-Performing Assets

 I-12         Deposit Composition


 II-1         Historical Interest Rates

 II-2         Demographic/Economic Reports

 II-3         Sources of Personal Income/Employment Sectors


 III-1        General Characteristics of Publicly-Traded
               Institutions

 III-2        State of Washington Peer Thrifts

 III-3        Northwest U.S. and Western U.S. Peer Thrifts

RP Financial, LC.

 IV-1         Stock Prices: August 15, 1997

 IV-2         Historical Stock Price Indices

 IV-3         Historical Thrift Stock Indices

 IV-4         Market Area Acquisition Activity

 IV-5         Directors and Management Summary Resumes

 IV-6         Pro Forma Regulatory Capital Ratios

 IV-7         Pro Forma Analysis Sheet

 IV-8         Pro Forma Effect of Conversion Proceeds

 IV-9         Peer Group Core Earnings Analysis



  V-1         Firm Qualifications Statement

                                  EXHIBIT I-1

                                 Heritage Bank
                            Map of Office Location

                                  EXHIBIT I-1

                                 Heritage Bank
                            Map of Office Location



          [MAP OF HERITAGE SAVINGS BANK BRANCH LOCATIONS APPEAR HERE]

                                  EXHIBIT I-2

                                 Heritage Bank
                          Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3

                                 Heritage Bank
                              Key Operating Ratios

                                  EXHIBIT 1-3

                                 Heritage Bank
                             Key Operating Ratios

                                           For the Years Ended June
                                                      30
                                        -------------------------------
                                           1993                  1994               1995               1996             1997
                                           ----                  ----               ----               ----             ----
                                                                (Dollars in thousands, except per share data)
Operations Data:
 Net interest income                        $6,363               $6,788              $8,227             $8,332           $9,512
 Provision for loan losses                     926                    -                   -                  -             (270)
 Noninterest income                          4,648                4,019               3,040              4,298            3,347
 Noninterest expense(1)                      6,178                7,421               7,425              8,422           11,105
 Federal Income Tax Expense (Benefit)        2,061                1,154               1,308              1,435             (245)
 Net income                                  1,846                2,232               2,534              2,773            2,269
 Earnings per share (2)                       N.A.                $1.28               $1.41              $1.54            $1.26
Performance Ratios:
 Net interest spread(3)
 Net interest margin(4)                       3.73%                3.83%               4.75%              4.31%            4.59%
 Efficiency ratio(1)                         56.11%               68.67%              65.90%             66.68%           77.89%
 Return on average assets                     1.03%                1.18%               1.30%              1.31%            0.98%
 Return on average equity                    15.22%               13.06%              11.62%             11.33%            8.49%

                                                                                At June 30
                                                                                ----------
                                           1993                  1994               1995               1996             1997
                                           ----                  ----               ----               ----             ----
                                                                (Dollars in thousands, except per share data)
Balance Sheet Data:
 Total assets                            $ 179,246            $ 194,102           $ 204,897          $ 222,052        $ 242,164
 Loans receivable, net                     121,362              123,258             150,526            161,746          199,188
 Loans held for sale                         7,435                4,110               5,944              5,286            6,323
 Deposits                                  153,266              165,922             174,797            191,119          209,781
 FHLB advances                                   -                    -                   -                  -              890
 Other borrowed funds                        7,174                4,100               3,525                  -                -
 Stockholders' equity                    $  12,863            $  20,662           $  23,065          $  25,633        $  27,714
 Book value per share                         N.A.            $   11.48           $   12.78          $   14.20        $   15.31
 Equity to assets ratio                       7.18%               10.64%              11.26%             11.54%           11.44%

Asset Quality Ratios:
 Nonperforming loans to loans                 0.07%                0.07%               0.06%              0.03%            0.06%
 Allowance for loan losses to loans           1.27%                1.32%               1.09%              1.11%            1.32%
 Allowance for loan losses to
  nonperforming loans                      1709.28%             1776.04%            1791.67%           3672.55%         2069.17%
Nonperforming assets to total assets          0.14%                0.05%               0.05%              0.02%            0.05%

Other Data:
 Number of banking offices                       5                    5                   7                  8               10
 Number of full-time equivalent employees       98                  119                 116                136              145

------------------------

(1) The efficiency ratio is recurring noninterest expense divided by the sum of net interest income and noninterest income. The Bank paid a one-time deposit assessment of $1.09 million to the FDIC. Savings Association Insurance Fund in November 1996, which was excluded from the calculation of the efficiency ratio for 1997.
(2) The Bank became a stock Bank as of January 31, 1994. Per share data prior to 1994 is not applicable. The earnings per share data for 1994 is calculated using only the earnings for the five months ended June 30, 1994. Weighted average number of shares of Common Stock outstanding during the years ended June 30, 1994, 1995, 1996 and 1997 were 1,800,000, 1,305, 166, 1,807,910, and _______ respectively.
(3) Net interest spread is total interest earned on interest earning assets less total cost of interest bearing liabilities.
(4) Net interest margin is net interest income divided by average interest earning assets.

                                  EXHIBIT I-4

                                 Heritage Bank
                       Investment Portfolio Composition

                                  EXHIBIT I-4

                                 Heritage Bank
                       Investment Portfolio Composition

                                                  Gross        Gross
                                    Amortized   Unrealized   Unrealized   Fair
                                       Cost        Gains       Losses     Value
                                    ---------   ----------   ----------  -------
                                        (Dollars in thousands)
June 30, 1995:
  U.S. Government and its agencies  $18,094       $ 24         $ (70)    $18,048
  Mortgagebacked securities           7,465        314            (5)      7,774
                                    -------       ----         -----     -------
    Total held for investment        25,559        338           (75)     25,822


June 30, 1996:
  U.S. Government and its agencies   15,292          5          (127)     15,170
  Mortgagebacked securities           5,979        159            (2)      6,136
                                    -------       ----         -----     -------
    Total held for investment        21,271        164          (129)     21,306


June 30, 1997:
  U.S. Government and its agencies    8,506          9           (17)      8,498
  Mortgagebacked securities           5,159        224            (3)      5,380
                                    -------       ----         -----     -------
    Total held for investment       $13,665       $233         $ (20)    $13,878
                                    =======       ====         =====     =======

                                  EXHIBIT I-5

                                 Heritage Bank
                                Yields and Costs

                                  EXHIBIT I-5

                                 Heritage Bank
                               Yields and Costs

                                                     1995                          1996                         1997
                                                     ----                          ----                         ----
                                                   INTEREST                      INTEREST                      INTEREST
                                       AVERAGE     EARNED/   AVERAGE   AVERAGE    EARNED/  AVERAGE  AVERAGE     EARNED/  AVERAGE
                                      BALANCE (1)   PAID      RATE    BALANCE (1)   PAID    RATE   BALANCE (1)   PAID     RATE
                                      ----------    ----      ----    -----------   ----    ----   ----------    ----     ----
                                                                          (DOLLARS IN THOUSANDS)
INTEREST EARNINGS ASSETS:
Loans                                  $142,598    $13,115    9.20%   $160,823    $14,894   9.26%   $182,791    $16,743   9.16%
Mortgage backed securities                9,231        722    7.82       6,715        552   8.22       5,598        464   8.29
     Investment securities and
FHLB stock                               22,516      1,118    4.97      15,096        854   5.66      12,360        757   6.12
Interest earnings deposits                5,837        268    4.59      10,820        575   5.31      10,414        548   5.26
                                       --------    -------  ------    --------    -------  -----    --------    -------  -----
Total interests earnings assets         180,182     15,223    8.45%    193,454     16,875   8.72%    211,163     18,512   8.77%
     Noninterest earning assets          14,741                         18,225                        20,368
                                       --------                       --------                      --------
  Total assets                         $194,923                        211,679                       231,531


INTEREST BEARING LIABILITIES:

Certificates of deposit                $ 89,602    $ 4,415    4.93%   $109,559    $ 6,336   5.78%   $119,133    $ 6,599   5.54%
Savings accounts                         28,178        927    3.29      28,407      1,030   3.63      29,703      1,055   3.55
Interest bearing demand deposits         40,594      1,297    3.19      36,930      1,162   3.15      42,271      1,355   3.18
                                       --------    -------  ------    --------    -------  -----    --------    -------  -----
  Total interest bearing deposits       158,374      6,639    4.19     174,896      8,528   4.88     191,107      8,999   4.71
FHLB advances                               658         41    6.23          --         --                 27          1   4.99
Other borrowed funds                      3,453        316    9.15         164         15   9.15          --         --
                                       --------    -------  ------    --------    -------  -----    --------    -------  -----
  Total interest bearing                162,485      6,996    4.31     175,060      8,543   4.88     191,134      9,000   4.71
liabilities
Demand and other noninterest
  bearing deposits                        6,001                          6,537                         7,955
Other noninterest bearing
  liabilities                             4,830                          5,607                         5,716
Stockholders' equity                     21,607                         24,475                        26,726
                                       --------                       --------                      --------
Total liabilities and
 stockholders' equity                  $194,923                       $211,679                      $231,531
Net interest income                                $ 8,227                        $ 8,332                       $ 9,512
Net interest spread                                           4.14%                         3.84%                         4.06%
Net interest margin                                           4.57%                         4.31%                         4.50%
Average interest earning assets
 to average interest bearing
 liabilities                                                110.39%                       110.51%                       110.48%

                                  EXHIBIT I-6

                                 Heritage Bank
                          Loan Loss Allowance Activity

                                  EXHIBIT 1-6

                                 Heritage Bank
                          Loan Loss Allowance Activity

                                                                             Year Ended June 30,
                                               ------------------------------------------------------------------------------------
                                                   1993              1994               1995               1996             1997
                                                   ----              ----               ----               ----             ----
                                                                              (Dollars in thousands)
Total loans outstanding at end of period(1)      $ 130,449         $ 129,074          $ 158,190          $ 168,903      $ 208,192

Average loans outstanding during period          $ 125,829         $ 123,800          $ 144,266          $ 161,501      $ 184,617

Allowance balance at beginning of period         $   2,511         $   1,658          $   1,705          $   1,720      $   1,873
Provision for loan losses                              926                 -                  -                  -           (270)
Charge-offs:
   Real estate (2)                                  (1,866)                -                  -                  -              -
   Commercial                                            -                 -                  -                  -             (3)
   Consumer                                              -                 -                  -                  -              -
                                                 ---------         ---------          ---------          ---------      ---------
      Total charge-offs                             (1,866)                -                  -                  -             (3)
                                                 =========         =========          =========          =========      =========

Recoveries:
   Real estate (2)                                      87                47                 15                153          1,152
   Commercial                                            -                 -                  -                  -              -
   Consumer                                              -                 -                  -                  -              -
                                                 ---------         ---------          ---------          ---------      ---------
      Total recoveries                                  87                47                 15                153          1,152
                                                 ---------         ---------          ---------          ---------      ---------
         Net (charge-offs) recoveries               (1,779)               47                 15                153          1,149
                                                 ---------         ---------          ---------          ---------      ---------
Allowance balance at end of period               $   1,658         $   1,705          $   1,720          $   1,373      $   2,752
                                                 =========         =========          =========          =========      =========
Ratio of net (charge-offs) recoveries
  during period to average loans outstanding         (1.41%)           (0.04%)            (0.01%)            (0.09%)         0.62%
                                                 =========         =========          =========          =========      =========

------------
(1) Includes loans held for sale
(2) During this five year period, all of the charge-offs and recoveries shown under the Real Estate category relate to real estate mortgages. None of the above activity related to real estate construction loans.

                                  EXHIBIT I-7

                                 Heritage Bank
                      Fixed Rate and Adjustable Rate Loans

                                  EXHIBIT I-7

                                 Heritage Bank
                     Fixed Rate and Adjustable Rate Loans

                                            Maturing
                         -----------------------------------------------
                           Within        1-5         After
                           1 year       years       5 years       Total
                         ----------   ---------     -------      -------
                                      (Dollars in thousands)
Commercial                 $17,341     $ 8,791      $13,313      $39,445
Real estate construction    10,718       2,364          630       13,712
                           -------     -------      -------      -------
  Total                    $28,059     $11,155      $13,943      $53,157
                           =======     =======      =======      =======

Fixed rate loans                 -     $ 6,444      $ 5,396      $11,840
Variable or adjustable
  rate loans                     -       4,711        8,547       13,258
                           -------     -------      -------      -------
  Total                    $     -     $11,155      $13,943      $25,098
                           =======     =======      =======      =======

                                  EXHIBIT I-8

                                 Heritage Bank
                                  Gap Analysis

                                  EXHIBIT 1-8

                                 Heritage Bank
                                  Gap Analysis


                                                                  ESTIMATED MATURITY OR REPRICING WITHIN
                                        ------------------------------------------------------------------------------------
                                               0-3         4-12        1-5         5-10         MORE THAN
                                              MONTHS      MONTHS      YEARS       YEARS         10 YEARS       TOTAL
                                              ------      ------     ------       ------        ---------      -----
INTEREST-EARNING ASSETS:
  Loans                                     $ 45,321    $ 77,607    $ 57,294     $ 23,942       $  4,029        $ 208,193
  Mortgage backed securities                       -          35          23          207          4,894            5,159
  Investment securities                          321       3,496       4,689            -              -            8,506
  FHLB stock                                   1,511           -           -            -              -            1,511
  Interest earning deposits                      175           -           -            -              -              175
                                            --------    --------    --------      --------      ---------        ---------
      Total interest earning assets         $ 47,328    $ 81,138    $ 62,006      $ 24,149      $   8,923        $ 223,544

  Noninterest earning assets                                                                                    18,620
                                                                                                             ---------
      Total assets                                                                                           $ 242,164
                                                                                                             =========
INTEREST BEARING LIABILITIES
  Deposits
        Certificates of deposit               35,412      78,394      12,866       109              -          126,781
        Savings accounts                       2,417       6,084      15,074     3,998            801           28,374
        Interest bearing demand
        and money market deposits              9,879      15,921      15,889     2,863            585           45,137
                                            --------    --------    --------  --------      ---------        ---------
        Total interest bearing
        deposits                              47,708     100,399      43,829     6,970          1,386          200,292
 FHLB advances                                   890           -           -         -              -              890
                                            --------    --------    --------  --------      ---------        ---------
        Total interest bearing
         liabilities                          48,598     100,399      43,829     6,970          1,386          201,182
Noninterest bearing liabilities and
 equity                                                                                                         40,982
                                                                                                             ---------
        Total liabilities and equity                                                                         $ 242,164
                                                                                                             =========
Rate sensitivity gap                        $ (1,270)  $ (19,261)   $ 18,177  $ 17,179       $  7,537        $  22,362
Cumulative rate sensitivity gap:
Amount                                        (1,270)    (20,531)     (2,354)   14,825         22,362
As a percentage of interest-earning            (0.57%)     (9.18%)     (1.05%)    6.63%
assets

                                  EXHIBIT I-9

                                 Heritage Bank
                           Loan Portfolio Composition

                                  EXHIBIT I-9

                                 Heritage Bank
                          Loan Portfolio Composition

                                       1993                1994                1995                  1996                 1997
                                ----------------     ---------------    -----------------    -----------------     ---------------
                                            % of                % of                 % of                 % of                 % of
                                Balance    Total     Balance   Total    Balance     Total    Balance     Total     Balance    Total
                                -------    -----     -------   -----    -------     -----    -------     -----     -------    -----
Commercial
Real Estate Mortgages          $  1,203    0.92%    $  4,902    3.80%   $  9,983     6.31%   $ 18,269    10.82%   $ 39,445   18.95%
One- to four-family
 residential (1)                 73,431   56.29       70,019   54.25      90,985    57.52      93,157    55.15     103,438   49.68
Five or more family
 residential and
 commercial properties           40,395   30.97       39,731   30.78      38,494    24.33      42,560    25.20      51,209   24.60
                               --------  ------     --------  ------    --------   ------    --------   ------    --------  ------
Total real estate
 mortgages                      113,826   87.26      109,750   85.03     129,479    81.85     135,717    80.35     154,647   74.28

Real estate construction
One- to four-family
 residential                     12,115    9.29       13,251   10.27      16,504    10.43      14,509     8.59      12,683    6.09
Five or more family
 residential and
 commercial properties            2,970    2.28           --    0.00       1,538     0.97         393     0.23       1,029    0.49
                               --------  ------     --------  ------    --------   ------    --------   ------    --------  ------
Total real estate
 construction                    15,085   11.56       13,251   10.27      18,042    11.41      14,902     8.82      13,712    6.59

Consumer                            997    0.76        1,934    1.50       1,812     1.15       1,105     0.65       1,467    0.70
                               --------  ------     --------  ------    --------   ------    --------   ------    --------  ------
Total loans                    $131,111  100.51%    $129,837  100.59%   $159,316   100.71%   $169,993   100.65%   $209,271  100.52%
Less deferred loan fees
 and other                         (662) (-0.51)        (763) (-0.59)     (1,126)  (-0.71)     (1.090)  (-0.65)     (1,079) (-0.52)
                               --------  ------     --------  ------    --------   ------    --------   ------    --------  ------
Net loans                      $130,449  100.00%    $129,074  100.00%   $158,190   100.00%   $168,903   100.00%   $208,192  100.00%
                               ========  ======     ========  ======    ========   ======    ========   ======    ========  ======

--------------------
(1) Includes loans held for sale of $7,435, $4,110, $5,944, $5,286 and $6,322, respectively.

                                  EXHIBIT I-10

                                 Heritage Bank
                 Contractual Maturity of Assets and Liabilities

                                 EXHIBIT I-10

                                 Heritage Bank
                Contractual Maturity of Assets and Liabilities



                                                                      BY EXPECTED MATURITY DATE
                                                                      -------------------------

                                                                          YEAR ENDED JUNE 30,
                             ----------------------------------------------------------------------------------------------------
                                                                                                   After                     Fair
                                1998           1999         2000           2001           2002     2002        Total        Value
                             ----------------------------------------------------------------------------------------------------
                                                                        (DOLLARS IN THOUSANDS)
Investment Securities
  Amounts maturing:
  Fixed rate                  $  3,817       $ 4,689      $    -         $    -        $     -    $      -    $  8,506     $  8,498
  Weighted average
   interest rate                  5.87%         5.83%                                                             5.85%

MORTGAGE BACKED SECURITIES
  Amounts maturing:
   Fixed rate                 $      -             -           -         $   23        $     -    $  5,101    $  5,124     $  5,343
   Weighted average
    interest rate                                                          8.50%                      8.30%       8.30%
   Adjustable rate                   -             -           -              -              -          35          35           37
   Weighted average
    interest rate                                                                                     8.28%       5.85%
                              -----------------------------------------------------------------------------------------------------
    Totals                           -       $     -      $    -         $   23        $     -    $  5,136       5,159     $  5,380
                                                                           8.50%                      8.30%       8.30%

LOANS
  Amounts maturing
   Fixed rate                 $  8,373       $ 1,910      $1,641         $  930        $ 7,967    $ 86,982    $107,803     $ 98,396
   Weighted average
    interest rate                 8.94%         8.93%       9.15%          9.31%          8.90%       8.59%       8.66%
   Adjustable rate            $ 29,351         5,908       1,001          2,704          3,913      57,513     100,390      110,948
   Weighted average
    interest rate                 9.62%         9.05%       9.48%          9.67%          9.01%       8.69%       9.03%
                              -----------------------------------------------------------------------------------------------------
    Totals                    $ 37,724       $ 7,818      $2,642         $3,634        $11,880    $144,495    $208,193     $209,845
                                  9.47%         9.02%       9.27%          9.57%          8.94%       8.63%       8.84%

CERTIFICATE OF DEPOSIT
  Amount maturing:
   Fixed Rate                 $113,806       $10,437      $2,299         $   61        $    69    $    109    $126,781     $126,568
   Weighted average
    interest rate                 5.46%         5.57%       5.75%          5.35%          5.14%       6.60%       5.47%

                                  EXHIBIT I-11

                                 Heritage Bank
                             Non-Performing Assets

                                 EXHIBIT I-11

                                 Heritage Bank
                             Non-Performing Assets

                                                                                AT JUNE 30,
                                                      --------------------------------------------------------------
                                                        1993          1994         1995         1996          1997
                                                      --------      -------      -------       -------      --------
                                                                         (Dollars in thousands)
Nonaccrual loans                                        $   97       $   96       $   96        $   51        $  133
Restructured loans                                          --           --           --            --            --
                                                        ------       ------       ------        ------        ------
   Total nonperforming loans                                97           96           96            51           133
Real estate owned                                          157           --           --            --            --
                                                           ---          ---          ---           ---           ---
   Total nonperforming assets                           $  254       $   96       $   96        $   51        $  133
                                                        ======       ======       ======        ======        ======

Accruing loans past due 90 days or more                     --           --           --            --            --
Potential problems loans                                $3,662       $3,568       $3,718        $1,613        $   68
Allowance for loan losses                                1,658        1,705        1,720         1,873         2,752

Nonperforming loans to loans                              0.07%        0.07%        0.06%         0.03%         0.06%
Allowance for loan losses to loans                        1.27%        1.32%        1.09%         1.11%         1.32%
Allowance for loan losses to nonperforming loans      1,709.28%    1,776.04%    1,791.67%     3,672.55%     2,069.17%
Nonperforming assets to total assets                      0.14%        0.05%        0.05%         0.02%         0.05%

                                  EXHIBIT I-12

                                 Heritage Bank
                              Deposit Composition

                                  EXHIBIT 1-12

                                 Heritage Bank
                              Deposit Composition

                                           1993                  1994               1995               1996             1997
                                     -----------------------------------------------------------------------------------------------
                                     Average  Average    Average  Average    Average  Average   Average  Average   Average  Average
                                     Balance   Rate      Balance   Rate      Balance   Rate     Balance   Rate     Balance   Rate
                                       (1)     Paid        (1)     Paid         (1)     Paid       (1)     Paid      (1)     Paid
                                                                          (Dollars in thousands)
Interest bearing demand and
  Money Market Accounts           $ 27,018   3.26%    $ 34,932     2.99%   $ 40,594    3.19%  $ 36,930   3.15%  $ 42,271   3.18%
Savings                             27,283   3.63       31,520     3.26      28,178    3.29     28,407   3.63     29,703   3.55
Certificates of deposit             95,622   5.32       88,904     4.68      89,602    4.93    109,559   5.78    119,133   5.54
  Total interest bearing deposits  149,923   4.64      155,355     4.02     158,374    4.19    174,895   4.88    191,107   4.71


Demand and other noninterest
  bearing deposits                   4,256               6,183                6,001              6,537             7,955
                                  --------            --------             --------           ---------         --------
       Total deposits             $154,179   4.51%    $161,538     3.86%   $164,375    4.04%  $181,432   4.70%  $199,063   4.52%
                                  ========            ========             ========           ========          ========

--------------------------
(1) Average balances were calculated using average daily balances.

                                  EXHIBIT II-1

                           Historical Interest Rates

                         Historical Interest Rates(1)

                                   Prime          90 Day    One Year  30 Year
Year/Qtr. Ended                    Rate           T-Bill     T-Bill   T-Bond
---------------                    -----          ------    --------  -------

1991:  Quarter 1                   8.75%          5.92%       6.24%    8.26%
       Quarter 2                   8.50%          5.72%       6.35%    8.43%
       Quarter 3                   8.00%          5.22%       5.38%    7.80%
       Quarter 4                   6.50%          3.95%       4.10%    7.47%

1992:  Quarter 1                   6.50%          4.15%       4.53%    7.97%
       Quarter 2                   6.50%          3.65%       4.06%    7.79%
       Quarter 3                   6.00%          2.75%       3.06%    7.38%
       Quarter 4                   6.00%          3.15%       3.59%    7.40%

1993:  Quarter 1                   6.00%          2.95%       3.18%    6.93%
       Quarter 2                   6.00%          3.09%       3.45%    6.67%
       Quarter 3                   6.00%          2.97%       3.36%    6.03%
       Quarter 4                   6.00%          3.06%       3.59%    6.34%

1994:  Quarter 1                   6.25%          3.56%       4.44%    7.09%
       Quarter 2                   7.25%          4.22%       5.49%    7.61%
       Quarter 3                   7.75%          4.79%       5.94%    7.82%
       Quarter 4                   8.50%          5.71%       7.21%    7.88%

1995:  Quarter 1                   9.00%          5.86%       6.47%    7.43%
       Quarter 2                   9.00%          5.57%       5.63%    6.63%
       Quarter 3                   8.75%          5.42%       5.68%    6.51%
       Quarter 4                   8.50%          5.09%       5.14%    5.96%

1996:  Quarter 1                   8.25%          5.14%       5.38%    6.67%
       Quarter 2                   8.25%          5.16%       5.68%    6.87%
       Quarter 3                   8.25%          5.03%       5.69%    6.92%
       Quarter 4                   8.25%          5.18%       5.49%    6.64%

1997:  Quarter 1                   8.50%          5.32%       6.00%    7.10%
       Quarter 2                   8.50%          5.17%       5.66%    6.78%
August 15, 1997                    8.50%          5.27%       5.50%    6.52%

(1)   End of period data.

Source:   SNL Securities.

                                  EXHIBIT II-2

                          Demographic/Economic Reports

                           STATE DEMOGRAPHIC REPORT

     STATE  00
STATE NAME  UNITED STATES

Population                          1997 Age Distribution                    1997 Average Disposable Income
----------                          ---------------------                    ---------------------------------
1980             226,542,204            0-4      7.2                         Total                     $35,584
1990             248,709,873            5-9      7.4                         Householder less than 35  $30,999
1997             267,805,150           10-14     7.1                         Householder 35-44         $40,281
2002             281,208,787           15-19     7.1                         Householder 45-54         $45,940
                                       20-24     6.5                         Householder 55-64         $39,611
Population Growth Rate     1           25-44    31.4                         Householder 65+           $22,603
                                       45-64    20.5
Households                             65-84    11.3
----------                              85+      1.4                                 Spending Potential Index*
1990              91,947,410            18+     74.3                                 -------------------------
1997              99,019,931                                                         Auto Loan             100
2002              04,000,643                                                         Home Loan             100
                                    Median Age                                       Investments           100
                                    ----------                                       Retirement Plans      100
Household Growth Rate      1        1990        32.9                                 Home Repair           100
Average Household Size  2.64        1997        34.8                                 Lawn & Garden         100
                                                                                     Remodeling            100
Families                            Male/Female Ratio     95.9                       Appliances            100
--------                                                                             Electronics           100
1990              64,517,947        Per Capita Income  $18,100                       Furniture             100
1997              68,999,546                                                         Restaurants           100
                                                                                     Sporting Goods        100
Family Growth Rate       0.9        1997 Household Income*                           Theater/Concerts      100
                                    --------------------------                       Toys & Hobbies        100
Race             1990   1997        Base            99,019,225                       Travel                100
----             ----   ----        % less than $15K      17.7                       Video Rental          100
% White          80.3   78.4        % $15K-25K            14.4                       Apparel               100
% Black          12.1   12.4        % $25K-50K            33.5                       Auto Aftermarket      100
% Asian                             % $50K-100K           26.5                       Health Insurance      100
  /Pacific Isl.   2.9    3.7        % $100K-150K           5.4                       Pets & Supplies       100
                                    % greater than $150K   2.6
% Hispanic*        .9   10.8
                                    Median Household Income
                                    --------------------------
                                    1997               $36,961
                                    2002               $42,042
--------------------------------------------------------------------------------------------------------------

* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800)292-CACI      FAX: (703) 243-6272          7/8/97

                           STATE DEMOGRAPHIC REPORT

     STATE  53
STATE NAME  WASHINGTON


Population                               1997 Age Distribution           1997 Average Disposable Income
----------                               ---------------------           ---------------------------------
1980            4,132,353                  0-4            7.1            Total                     $35,220
1990            4,866,692                  5-9            7.5            Householder less than 35  $29,181
1997            5,622,133                 10-14           7.4            Householder 35-44         $39,261
2002            6,143,145                 15-19           7.1            Householder 45-54         $46,172
                                          20-24           6.6            Householder 55-64         $40,443
Population Growth Rate  2                 25-44          30.9            Householder 65+           $22,358
                                          45-64          21.5
Households                                65-84          10.5
----------                                 85+            1.4
1990            1,872,431                  18+           73.9
1997            2,150,214                                                         Spending Potential Index*
2002            2,343,179                Median Age                               ------------------------
                                         ----------                               Auto Loan            100
Household Growth Rate   1.9              1990            33.1                     Home Loan             99
Average Household Size 2.56              1997            35.1                     Investments           98
                                                                                  Retirement Plans      98
Families                                 Male/Female Ratio    98.3                Home Repair           99
--------                                                                          Lawn & Garden         99
1990            1,264,934                Per Capita Income $17,434                Remodeling           101
1997            1,478,750                                                         Appliances           100
                                                                                  Electronics          100
Family Growth Rate      2.2              1997 Household Income*                   Furniture            100
                                         -----------------------                  Restaurants          101
                                         Base           2,150,211                 Sporting Goods        98
Race            1990   1997              %less than $15K     16.8                 Theater/Concerts      98
----            ----   ----              %$15K-25K           15.4                 Toys & Hobbies       100
% White         88.5   86.4              %$25K-50K           36.1                 Travel                97
% Black          3.1    3.3              %$50K-100K          25.7                 Video Rental          99
% Asian                                  %$100K-150K          4.2                 Apparel              100
  /Pacific Isl.  4.3    5.7              %greater than $150K  1.8                 Auto Aftermarket      99
                                                                                  Health Insurance      99
% Hispanic*      4.4    5.5              Median  Household Income                 Pets & Supplies       99
                                         ------------------------
                                         1997             $36,073
                                         2002             $38,812

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI     FAX: (703) 243-6272           7/8/97

                           COUNTY DEMOGRAPHIC REPORT

    STATE/COUNTY  53045
    COUNTY NAME  MASON       WA

Population                       1997 Age Distribution         1997 Average Disposable Income
-----------                      ---------------------      ------------------------------------
1980                31,184          0-4            6          Total                      $28,727
1990                38,341          5-9          6.4          Householder  less than 35  $26,379
1997                49,995         10-14         7.1          Householder 35-44          $32,359
2002                58,030         15-19         7.1          Householder 45-54          $38,292
                                   20-24         5.1          Householder 55-64          $34,490
Population Growth Rate 3.7         25-44        26.1          Householder 65+            $18,408
                                   45-64        24.3
Households                         65-84        16.5
----------                          85+          1.4
1990                14,565          18+           76
1997                18,983
2002                22,108                                             Spendino Potential Index*
                                                                       -------------------------
                                 Median Age                            Auto Loan             100
                                 ----------                            Home Loan              79
Household Growth Rate   3.7      1990           36.9                   Investments            91
Average Household Size 2.53      1997           40.2                   Retirement Plans       90
                                                                       Home Repair            97
Families                         Male/Female Ratio     105.5           Lawn & Garden          97
--------                                                               Remodeling            116
1990                10,688       Per Capita Income   $13,979           Appliances            101
1997                14,222                                             Electronics            94
                                                                       Furniture              86
Family Growth Rate        4      1997 Household Income*                Restaurants            88
                                 ------------------------              Sporting Goods         97
                                 Base              18,983              Theater/Concerts       89
Race            1990   1997      % less than $15K    21.2              Toys & Hobbies         99
----            ----   ----      % $15K-25K          18.6              Travel                 87
% White         93.3   92.4      % $25K-50K          39.1              Video Rental           98
% Black          0.9      1      % $50K-100K         18.3              Apparel                89
% Asian                          % $100K-150K         2.1              Auto Aftermarket       92
  /Pacific Isl.  1.2    1.6      % greater than $150K 0.7              Health Insurance      104
                                                                       Pets & Supplies        99
% Hispanic*      2.3    2.9
                                 Median Household Income
                                 -----------------------
                                 1997            $29,560
                                 2002            $33,765


--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI        FAX: (703) 243-6272         7/8/97

                           COUNTY DEMOGRAPHIC REPORT

    STATE/COUNTY  53067
     COUNTY NAME  THURSTON           WA


Population                         1997 Age Distribution   1997 Average Disposable Income
----------                         ---------------------   ------------------------------

1980       124,264                  0-4           6.7       Total                      $32,832
1990       161,238                  5-9           7.1       Householder less than 35   $26,711
1997       201,629                 10-14          7.5       Householder 35-44          $36,292
2002       229,483                 15-19          7.5       Householder 45-54          $43,419
                                   20-24          6.7       Householder 55-64          $36,763
                                   25-44         29.9       Householder 65+            $21,759
                                   45-64         22.7
Population Growth Rate 3.1         65-84         10.4
                                    85+           1.5
Households                          18+            74                  Spending Potential Index*
----------                                                             ------------------------
1990     62,150                                                        Auto Loan            100
1997     77,102                                                        Home Loan             96
2002     87,506                                                        Investments           95
                                  Median Aqe                           Retirement Plans      95
                                  ----------                           Home Repair           98
Household Growth Rate      3      1990  33.7                           Lawn & Garden         97
Average Household Size  2.58      1997  35.7                           Remodeling           102
                                                                       Appliances           100
                                                                       Electronics          100
                                                                       Furniture             99
Families                          Male/Female Ratio   95.2             Restaurants          100
--------                                                               Sporting Goods        98
1990     43,336                                                        Theater/Concerts      96
1997     55,301               Per Capita Income    $15,967             Toys & Hobbies       100
                                                                       Travel                93
Family Growth Rate   3.4               1997 Household Income*          Video Rental          99
                                       ----------------------          Apparel               99
                                       Base              77,102        Auto Aftermarket      98
Race             1990       1997       %less than $15K     15.7        Health Insurance      98
----            -------    ------      %$15K-25K           16.5        Pet & Supplies        99
% White           91.9        90       %$25K-50K           38.7
% Black            1.8       2.1       %$50K-100K          25.3
% Asian                                %$100K-150K            3
  /Pacific Isl.    3.8       5.1       %greater than $150K 0.8

% Hispanic*          3       3.9

                                Median Household Income
                                -----------------------
                                 1997         $35,401
                                 2002         $38,217

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI       FAX: (703) 243-6272        7/8/97

                           COUNTY DEMOGRAPHIC REPORT

    STATE/COUNTY  53053
     COUNTY NAME  PIERCE      WA


Population                         1997 Age Distribution                1997 Average Disposable Income
----------                         ---------------------                ------------------------------
1980      485,667                    0-4           7.9                  Total                     $34,984
1990      586,203                    5-9           7.7                  Householder less than 35  $29,329
1997      666,121                   10-14          7.4                  Householder 35-44         $38,302
2002      721,239                   15-19          7.2                  Householder 45-54         $46,477
                                    20-24          7.4                  Householder 55-64         $40,712
                                    25-44         31.5                  Householder 65+           $23,108
Population Growth Rate 1.8          45-64         19.9
                                    65-84          9.7
Households                           85+           1.2                          SPENDING POTENTIAL INDEX*
----------                           18+            73                          ------------------------
1990      214,652                                                               Auto Loan                 98
1997      243,653                                                               Home Loan                 96
2002      263,512                                                               Investments               95
                                      Median Age                                Retirement Plans          94
                                      ----------                                Home Repair               98
Household Growth Rate    1.8          1990     31.3                             Lawn & Garden             97
Average Household Size  2.64          1997     33.1                             Remodeling                99
                                                                                Appliances                98
Families                     Male/Female Ratio    99.6                          Electronics               98
--------                                                                        Furniture                 98
1990     151,672                                                                Restaurants               98
1997     176,019            Per Capita Income   $16,543                         Sporting Goods            96
                                                                                Theater/Concerts          96
Family Growth Rate   2.1                  1997 Household Income*                Toys & Hobbies            98
                                          ---------------------                 Travel                    94
                                          Base            243,653               Video Rental              98
Race            1990       1997           %less than $15K    15.6               Apparel                   97
----           ------     ------          %$15K-25K            15               Auto Aftermarket          97
% White          85.1       82.3          %$25K-50K            37               Health Insurance          97
% Black           7.2        7.9          %$50K-100K         26.9               Pets & Supplies           98
% Asian                                   %$100K-150K         4.1
  /Pacific Isl.     5        6.6          %greater than $150K 1.3

% Hispanic*       3.5        4.6

                                        Median Household Income
                                        -----------------------
                                        1997            $36,868
                                        2002            $41,933

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
-------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI        FAX: (703) 243-6272        7/8/97

                                  EXHIBIT II-3

                 Sources of Personal Income/Employment Sectors

                                                                 August 19, 1997

                      PERSONAL INCOME BY MAJOR SOURCE AND
                            EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                           (thousands of dollars)
(53-000) WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------
Item                                            1989         1990          1991           1992         1993         1994
-----------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                   85,837,927   94,420,291   101,206,147   109,678,572   114,808,532   120,359,599
  Nonfarm personal income                      84,551,830   93,090,718    99,832,573   108,136,078   113,006,982   119,011,808
  Farm income 2/                                1,286,097    1,329,573     1,373,574     1,542,494     1,801,550     1,347,791

Population (thousands) 3/                         4,746.3      4,901.2       5,018.2       5,146.1       5,258.7       5,343.2
Per capita personal income (dollars)               18,085       19,265        20,168        21,313        21,832        22,526

Derivation of total personal income
  Earnings by place of work                    61,720,547   67,714,969    72,686,190    79,506,546    82,620,602    86,489,904
  Less: Persona1 cont. for socia1 insur. 4/     3,943,060    4,348,410     4,604,523     4,949,475     5,152,453     5,531,690
  Plus: Adjustment for residence 5/               819,201      904,840       981,591     1,039,383     1,113,048     1,208,185
  Equals: Net earn. by place of residence      58,596,688   64,271,399    69,063,258    75,596,454    78,581,197    82,166,399
  Plus: Dividends, interest, and rent 6/       14,705,624   16,268,165    16,519,752    16,953,333    17,756,682    18,765,320
  Plus: Transfer payments                      12,535,615   13,880,727    15,623,137    17,128,785    18,470,653    19,427,880

    Earnings by place of work

Components of Earnings:
  Wages and salaries                           48,871,618   54,138,170    57,960,221    62,938,652    64,643,379    67,701,950
  Otner labor income                            4,221,517    4,778,362     5,389,265     6,085,587     6,549,704     7,051,462
  Proprietors' income 7/                        8,627,412    8,798,437     9,336,704    10,482,307    11,427,519    11,736,492
    Farm proprietors' income                      872,626      837,953       889,510     1,064,916     1,285,104       810,010
    Nonfarm proprietors' income                 7,754,786    7,960,484     8,447,194     9,417,391    10,142,415    10,926,482

Earnings by Industry:
  Farm earnings                                 1,286,097    1,329,573     1,373,574     1,542,494     1,801,550     1,347,791
  Nonfarm earnings                             60,434,450   66,385,396    71,312,616    77,964,052    80,819,052    85,142,113
    Private earnings                           49,446,842   54,365,159    58,078,596    63,632,562    65,780,047    69,619,370

  Ag. serv., for., fish., and other 8/            901,691    1,068,518     1,189,304     1,160,267     1,134,947     1,214,162
  Mining                                          160,853      169,335       176,685       169,823       163,915       182,024
  Construction                                  3,985,418    4,509.377     4,776,033     5,194,479     5,365,643     5,763,916
  Manufacturing                                12,887,987   13,802,351    13,800,156    14,645,082    14,460,971    14,897,039
    Nondurable goods                            3,219,702    3,509,449     3,309,438     3,495,486     3,703,041     3,940,838
    Durable goods                               9,668,285   10,292,902    10,490,718    11,149,596    10,757,930    10,956,201
  Transportation and public utilities           3,918,864    4,198,698     4,439,202     4,751,763     4,960,036     5,207,909
  Wholesale trade                               3,810,856    4,261,944     4,572,855     4,930,327     5,074,603     5,430,529
  Retail trade                                  6,407,801    6,966,200     7,374,321     7,915,781     8,252,821     8,849,976
  Finance, insurance, and real estate           3,266,391    3,581,681     3,790,542     4,544,021     4,835,997     4,838,003
  Services                                     14,106,981   15,807,055    17,959,498    20,321,019    21,531,114    23,235,812
Government and government enterprises          10,987,608   12,020,237    13,234,020    14,331,490    15,039,005    15,522,743
  Federal, civilian                             2,246,275    2,447,024     2,598,514     2,734,296     2,864,954     2,943,175
  Military                                      1,381,118    1,458,485     1,561,706     1,664,826     1,638,036     1,654,083
  State and loc                                 7,360,215    8,114,728     9,073,800     9,932,368    10,536,015    10,925,485

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996    BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)


(53-053) PIERCE                 WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
 Item                                                 1989         1990         1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------

    Income by place of residence
Total personal income ($000)                       9,063,251   10,038,231   10,646,663     11,491,193    12,047,345    12,683,943
  Nonfarm personal income                          9,030,695   10,006,975   10,609,037     11,447,298    12,007,971    12,649,848
  Farm income 2/                                      32,556       31,256       37,626         43,895        39,374        34,095

Population (thousands) 3/                              570.5        590.5        605.0          619.5         631.9         638.3
Per capita personal income (dollars)                  15,888       16,999       17,598         18,549        19,066        19,870
Derivation of total personal income
  Earnings by place of work                        5,353,535    5,806,045    6,182,798      6,721,704     7,140,962     7,533,892
  Less: Personal cont. for social insur. 4/          344,913      374,581      392,793        420,794       449,970       486,065
  Plus: Adjustment for residence 5/                1,112,893    1,252,903    1,409,597      1,537,287     1,480,802     1,551,152
  Equals: Net earn. by place of residence          6,121,515    6,684,367    7,199,602      7,838,197     8,171,794     8,598,979
  Plus: Dividends, interest, and rent 6/           1,318,219    1,567,263    1,440,662      1,454,826     1,507,665     1,594,945
  Plus: Transfer payments                          1,623,517    1,786,601    2,006,399      2,198,170     2,367,886     2,490,019

    Earnings by place of work

Components of Earnings:
  Wages and salaries                               4,452,747    4,848,764    5,130,733      5,527,494     5,844,864     6,136,464
  Other labor income                                 319,458      361,413      406,527        459,444       506,371       552,374
  Proprietors' income 7/                             581,330      595,868      645,538        734,766       789,727       845,054
    Farm proprietors' income                          18,911       16,818       22,860         30,050        25,196        19,670
    Nonfarm proprietors' income                      562,419      579,050      622,678        704,716       764,531       825,384

Earnings by Industry:
  Farm earnings                                       32,556       31,256       37,626         43,895        39,374        34,095
  Nonfarm earnings                                 5,320,979    5,774,789    6,145,172      6,677,809     7,101,588     7,499,797
  Private earnings                                 3,679,999    4,050,321    4,303,062      4,740,781     5,025,112     5,377,204

Ag. serv., for., fish., and other 8/                  41,802       52,093       57,086         65,436        69,812        73,479
  Mining                                               4,855        5,153        6,266          6,848         7,177         7,549
  Construction                                       380,892      434,418      451,479        478,054       518,380       569,690
  Manufacturing                                      659,522      694,108      687,795        695,225       704,779       819,009
    Nondurable goods                                 271,270      286,257      299,733        323,141       333,206       358,325
    Durable goods                                    388,252      407,851      388,062        372,084       371,573       460,684
  Transportation and public utilities                305,627      340,516      365,426        392,261       414,256       423,360
  Wholesale trade                                    287,133      315,750      316,064        351,798       379,838       408,376
  Retail trade                                       611,237      654,307      701,690        772,071       805,803       870,042
  Finance, insurance, and real estate                227,745      249,866      272,902        359,481       395,984       387,995
  Services                                         1,161,186    1,304,110    1,444,354      1,619,607     1,729,083     1,817,704
Government and government enterprises              1,640,980    1,724,468    1,842,110      1,937,028     2,076,476     2,122,593
  Federal, civilian                                  291,809      306,527      327,861        307,866       348,465       354,124
  Military                                           618,873      601,793      609,553        639,539       673,600       668,680
  State and local                                    730,298      816,148      904,696        989,623     1,054,411     1,099,789

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                 June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                               August 19, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
                                  WASHINGTON


(53-067) THURSTON

----------------------------------------------------------------------------------------------------------------------------------
Item                                                 1989         1990         1991          1992          1993          1994
----------------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                      2,651,612    2,946,318    3,232,859     3,516,523     3,734,018     3,950,934
  Nonfarm personal income                         2,630,467    2,924,405    3,209,464     3,487,450     3,707,955     3,924,758
  Farm income 2/                                     21,145       21,913       23,395        29,073        26,063        26,176

Population (thousands) 3/                             156.4        163.0        169.5         176.6         183.4         187.2
Per capita personal income (dollars)                 16,956       18,073       19,069        19,908        20,364        21,101

Derivation of total personal income
  Earnings by place of work                       1,574,918    1,751,999    1,966,104     2,160,958     2,300,006     2,411,366
  Less: Personal cont. for social insur. 4/          95,757      107,337      117,827       127,192       136,247       146,445
  Plus: Adjustment for residence 5/                 253,537      284,735      290,344       319,053       328,871       369,866
  Equals: Net earn. by place of residence         1,732,698    1,929,397    2,138,621     2,352,819     2,492,630     2,634,787
  Plus: Dividends, interest, and rent 6/            452,559      494,193      501,028       522,128       544,760       575,846
  Plus: Transfer payments                           466,355      522,728      593,210       641,576       696,628       740,301

    Earnings by place of work

Components of Earnings:
  Wages and salaries                              1,299,416    1,453,585    1,630,863     1,777,990     1,887,461     1,967,609
  Other labor income                                 95,442      109,805      130,040       147,578       164,393       176,782
  Proprietors' income 7/                            180,060      188,609      205,201       235,390       248,152       266,975
    Farm proprietors' income                         11,828       11,621       12,773        19,177        15,046        15,030
    Nonfarm proprietors' income                     168,232      176,988      192,428       216,213       233,106       251,945

Earnings by Industry:
  Farm earnings                                      21,145       21,913       23,395        29,073        26,063        26,176
  Nonfarm earnings                                1,553,773    1,730,086    1,942,709     2,131,885     2,273,943     2,385,190
  Private earnings                                  863,109      962,939    1,070,875     1,174,548     1,262,385     1,363,442

  Ag. serv., for., fish., and other 8/               16,864       18,432       20,177        21,073        22,174        23,861
  Mining                                              1,663        1,633        2,162         2,486         2,623         3,015
  Construction                                       99,835      117,078      127,581       132,033       138,107       152,026
  Manufacturing                                     109,887      114,747      123,710       138,127       145,548       160,113
    Nondurable goods                                 55,914       59,491       60,284        67,353        70,073        75,418
    Durable goods                                    53,973       55,256       63,426        70,774        75,475        84,695
  Transportation and public utilities                60,011       60,244       59,815        62,734        69,602        72,167
  Wholesale trade                                    46,892       60,514       69,936        67,613        66,492        70,644
  Retail trade                                      174,194      188,430      211,629       230,218       244,397       265,456
  Finance, insurance, and real estate                47,425       52,081       56,434        72,092        79,694        82,678
  Services                                          306,338      349,780      399,431       448,172       493,748       533,482

Government and government enterprises               690,664      767,147      871,834       957,337     1,011,558     1,021,748
  Federal, civilian                                  27,830       32,016       32,251        34,180        37,142        40,373
  Military                                            7,919        8,042        8,617        10,374        10,358        10,849
  State and local                                   654,915      727,089      830,966       912,783       964,058       970,526

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996              BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

1/ 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
   SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers:
   income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/ Includes the capital consumption adjustment for rental income of persons.

7/ Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than $50,000. Estimates are included in totals.

(N) Data not available for this year.


                                           REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996             BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(53-000) WASHINGTON

----------------------------------------------------------------------------------------------------------------------------
Item                                               1989          1990         1991        1992        1993        1994
----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
   Total full- & part-time employment            2,709,394    2,849,112   2,899,285   2,954,509   3,001,833   3,071,025
By Type:
   Wage and salary employment                    2,261,708    2,369,933   2,388,656   2,424,985   2,465,499   2,526,349
   Proprietors' employment                         447,686      479,179     510,629     529,524     536,334     544,676
     Farm proprietors' employment                   37,971       36,838      36,647      36,809      35,565      35,077
     Nonfarm proprietors' employment 2/            409,715      442,341     473,982     492,715     500,769     509,599

By Industry:

   Farm employment                                  78,800       82,364      78,769      70,304      74,373      78,495
   Nonfarm employment                            2,630,594    2,766,748   2,820,516   2,884,205   2,927,460   2,992,530
     Private employment                          2,173,067    2,291,854   2,336,034   2,387,944   2,427,505   2,486,235
     Ag. serv., for., fish., and other 3/           45,147       48,776      51,830      51,354      55,800      57,724
     Mining                                          5,494        5,507       5,288       4,897       4,810       4,911
     Construction                                  145,151      159,794     162,862     169,395     170,138     175,562
     Manufacturing                                 380,605      388,741     370,157     366,230     361,537     359,011
     Transportation and public utilities           121,821      126,936     128,141     128,755     130,564     134,290
     Wholesale trade                               134,486      141,816     144,706     148,993     148,793     155,508
     Retail trade                                  449,430      470,056     478,678     494,467     501,757     518,825
     Finance, insurance, and real estate           213,507      219,959     223,535     226,232     231,400     232,587
     Services                                      677,426      730,269     770,837     797,621     822,706     847,817
  Government and government enterprises            457,527      474,894     484,482     496,261     499,955     506,295
    Federal, civilian                               71,827       74,794      72,965      73,471      72,205      72,188
    Military                                        80,627       79,718      78,443      79,058      76,603      75,289
    State and local                                305,073      320,382     333,074     343,732     351,147     358,818

   See footnotes at end of table.                         REGIONAL ECONOMIC
   Table CA25                                             INFORMATION SYSTEM
                                                          BUREAU OF ECONOMIC
                                               June 1996  ANALYSIS

                                                                August 19, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)
                                  WASHINGTON

(53-045) MASON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                                 1989         1990        1991        1992        1993        1994
---------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment                   12,871       13,715      13,975      14,132      14,612      15,124
By Type:
  Wage and salary employment                            9,865       10,444      10,367      10,517      10,920      11,367
  Proprietors' employment                               3,006        3,271       3,608       3,615       3,692       3,757
    Farm proprietors' employment                          194          188         187         188         182         179
    Nonfarm proprietors' employment 2/                  2,812        3,083       3,421       3,427       3,510       3,578

By Industry:

  Farm employment                                         305          414         214         211         208         208
  Nonfarm employment                                   12,566       13,301      13,761      13,921      14,404      14,916
    Private employment                                  9,791       10,467      10,753      10,814      11,177      11,564
    Ag. serv for., fish., and other 3/                    623          723         657         590         646         623
    Mining                                                 15           19          19          16          17          18
    Construction                                          666          833       1,088       1,256       1,307       1,343
    Manufacturing                                       2,279        2,264       2,085       1,923       1,913       1,986
    Transportation and public utilities                   372          440         412         389         442         478
    Wholesale trade                                       316          423         423         402         440         460
    Retail trade                                        2,232        2,293       2,301       2,429       2,484       2,565
    Finance, insurance, and real estate                   955          942       1,134       1,036       1,089       1,136
    Services                                            2,333        2,530       2,634       2,773       2,839       2,955
  Government and government enterprises                 2,775        2,834       3,008       3,107       3,227       3,352
    Federal, civilian                                     120          130         120         114         115         115
    Military                                              200          199         206         215         210         204
    State and local                                     2,455        2,505       2,682       2,778       2,902       3,033

See footnotes at end of table.                                              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                                                  BUREAU OF ECONOMIC ANALYSIS
                                               June 1996


                                                                 August 19, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)


(53-053) PIERCE                  WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
Item                                              1989         1990         1991        1992        1993        1994
------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment             269,376      278,439     279,827     286,894      294,628     302,747

By Type:
  Wage and salary employment                     226,433      232,782     230,419     234,857      241,854     249,137
  Proprietors' employment                         42,943       45,657      49,408      52,037       52,774      53,610
  Farm proprietors' employment                     1,366        1,331       1,325       1,328        1,283       1,265
  Nonfarm proprietors' employment 2/              41,577       44,326      48,083      50,709       51,491      52,345

By Industry:

  Farm employment                                  2,639        2,515       2,405       2,139       2,128        2,166
  Nonfarm employment                             266,737      275,924     277,422     284,755     292,500      300,581
  Private employment                             194,889      204,397     208,114     215,405     221,349      228,659
    Ag.serv., for., fish., and other 3/            2,745        2,938       3,226       3,312       3,758        3,860
    Mining                                           232          244         238         260         273          267
    Construction                                  15,208       16,742      16,545      17,003      17,519       18,322
    Manufacturing                                 23,843       23,681      22,338      22,004      21,608       23,600
    Transportation and public utilities           10,026       10,595      10,959      11,134      11,583       11,728
    Wholesale trade                               10,508       10,898      10,994      11,791      12,342       12,779
    Retail trade                                  44,955       46,546      47,740      50,452      50,774       52,927
    Finance, insurance, and real estate           20,315       21,103      21,894      22,530      23,559       23,460
    Services                                      67,057       71,650      74,180      76,919      79,933       81,716
  Government and government enterprises           71,848       71,527      69,308      69,350      71,151       71,922
    Federal, civilian                             11,154       11,215      10,905      10,606      11,063       11,166
    Military                                      31,076       28,877      25,930      25,359      26,011       25,659
    State and local                               29,618       31,435      32,473      33,385      34,077       35,097

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(53-067) THURSTON               WASHINGTON

---------------------------------------------------------------------------------------------------------------------------
    Item                                            1989        1990         1991       1992        1993         1994
----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
   Total full- & part-time employment              79,225      84,094       88,142     91,120      93,653        96,222

By Type:
   Wage and salary employment                      65,702      69,322       72,085     74,013      76,307        78,588
   Proprietors' employment                         13,523      14,772       16,057     17,107      17,346        17,634
   Farm proprietors' employment                       895         872          868        870         841           830
   Nonfarm proprietors' employment 2/              12,628      13,900       15,189     16,237      16,505        16,804

By Industry:

  Farm employment                                   1,619       1,489        1,496      1,348       1,388         1,438
  Nonfarm employment                               77,606      82,605       86,646     89,772      92,265        94,784
  Private employment                               50,549      54,054       56,730     59,215      61,385        63,777
    Ag.serv., for., fish and other 3/               1,370       1,387        1,427      1,494       1,738         1,751
    Mining                                            104          96           96        121         130           136
    Construction                                    4,139       4,638        4,999      5,051       5,106         5,244
    Manufacturing                                   4,263       4,377        4,118      4,524       4,733         4,972
    Transportation and public utilities             2,250       2,174        2,128      2,165       2,344         2,351
    Wholesale trade                                 1,959       2,363        2,607      2,479       2,441         2,581
    Retai1 trade                                   13,592      14,082       14,800     15,539      15,856        16,678
    Finance, insurance, and real estate             4,626       4,985        5,222      5,463       5,672         5,749
    Services                                       18,246      19,952       21,333     22,379      23,365        24,315
  Government and government enterprises            27,057      28,551       29,916     30,557      30,880        31,007
    Federal, civilian                                 833         913          855        877         908           960
    Military                                          953         945          971      1,035         983           963
    State and local                                25,271      26,693       28,090     28,645      28,989        29,084

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                  June 1996       BUREAU OF ECONOMIC ANALYSIS

 Footnotes for Table CA25

 1/ 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
    SIC.

 2/ Excludes limited partners.

 3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

 4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates
    Valencia includes Cibola through the end of 1981.

 5/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

 6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

 E  Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than 10 jobs. Estimates are included in totals.

(N) Data not available for this year.


                                            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                  June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(53-000) WASHINGTON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                        1989           1990          1991           1992            1993            1994
---------------------------------------------------------------------------------------------------------------------------------
Place of Residence Profile

   Total personal income ($000)              85,837,927     94,420,291     101,206,147    109,678,572     114,808,532   120,359,599
   Nonfarm personal income                   84,551,830     93,090,718      99,832,573    108,136,078     113,006,982   119,011,808
   Farm income                                1,286,097      1,329,573       1,373,574      1,542,494       1,801,550     1,347,791

   Derivation of Total Personal Income
   Net earnings 1/                           58,596,688     64,271,399      69,063,258     75,596,454      78,581,197    82,166,399
   Transfer payments                         12,535,615     13,880,727      15,623,137     17,128,785      18,470,653    19,427,880
   Income maintenance 2/                        936,599      1,033,494       1,269,911      1,463,732       1,595,315     1,675,315
   Unemployment insurance                       395,663        479,161         672,953        940,858       1,148,628     1,058,170
   Retirement and other                      11,203,353     12,368,072      13,680,273     14,724,195      15,726,710    16,694,395
   Dividends, interest, and rent             14,705,624     16,268,165      16,519,752     16,953,333      17,756,682    18,765,320

   Population (thousands) 3/                    4,746.3        4,901.2         5,018.2        5,146.1         5,258.7       5,343.2

   Per Capita Incomes ($) 4/

   Per capita personal income                    18,085         19,265          20,168         21,313          21,832        22,526
   Per capita net earnings                       12,346         13,113          13,763         14,690          14,943        15,378
   Per capita transfer payments                   2,641          2,832           3,113          3,328           3,512         3,636
   Per capita income maintenance                    197            211             253            284             303           314
   Per capita unemployment insurance                 83             98             134            183             218           198
   Per capita retirement & other                  2,360          2,523           2,726          2,861           2,991         3,124
   Per capita dividends, interest, & rent         3,098          3,319           3,292          3,294           3,377         3,512

Place of Work Profile

   Total earnings (place of work, $000)      61,720,547     67,714,969      72,686,190     79,506,546      82,620,602    86,489,904
   Wages and salaries                        48,871,618     54,138,170      57,960,221     62,938,652      64,643,379    67,701,950
   Other labor income                         4,221,517      4,778,362       5,389,265      6,085,587       6,549,704     7,051,462
   Proprietors' income                        8,627,412      8,798,437       9,336,704     10,482,307      11,427,519    11,736,492
   Nonfarm proprietors' income                7,754,786      7,960,484       8,447,194      9,417,391      10,142,415    10,926,482
   Farm proprietors' income                     872,626        837,953         889,510      1,064,916       1,285,104       810,010

   Total employment (full & part-time)        2,709,394      2,849,112       2,899,285      2,954,509       3,001,833     3,071,025
   Wage and salary jobs                       2,261,708      2,369,933       2,388,656      2,424,985       2,465,499     2,526,349
   Number of proprietors                        447,686        479,179         510,629        529,524         536,334       544,676

   Number of nonfarm proprietors /5             409,715        442,341         473,982        492,715         500,769       509,599
   Number of farm proprietors                    37,971         36,838          36,647         36,809          35,565        35,077

   Average earnings per job ($)                  22,780         23,767          25,070         26,910          27,523        28,163
   Wage & salary earnings per job ($)            21,608         22,844          24,265         25,954          26,219        26,798
   Average earnings per nonfarm proprietor ($)   18,927         17,996          17,822         19,113          20,254        21,441

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
    Table CA30                  June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                             August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(53-045) MASON                                        WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
Item                                                  1989        1990        1991        1992          1993          1994
------------------------------------------------------------------------------------------------------------------------------

     Place of Residence Profile

 Total personal income ($000)                        506,103     551,277     600,128     654,180        690,838        729,638
   Nonfarm personal income                           504,868     549,238     599,728     653,167        689,743        728,897
   Farm income                                         1,235       2,039         400       1,013          1,095            741


 Derivation of Total Personal Income
   Net earnings 1/                                   271,871     298,254     321,295     351,352        368,007        386,175
   Transfer payments                                 121,957     133,262     155,756     173,830        190,918        204,282
     Income maintenance 2/                             8,134       9,179      11,592      13,659         14,721         16,632
     Unemployment insurance                            2,699       3,481       5,298       6,663          9,226          8,777
     Retirement and other                            111,124     120,602     138,866     153,508        166,971        178,873
   Dividends, interest, and rent                     112,275     119,761     123,077     128,998        131,913        139,181

   Population (thousands) 3/                            37.3        38.7        40.7        42.5           44.3           45.9

 Per Capita Incomes ($) 4/
   Per capita personal i 11,736,492
     Nonfarm proprietors' income                   7,754,786   7,960,484   8,447,194   9,417,391     10,142,415     10,926,482
     Farm proprietors' income                        872,626     837,953     889,510   1,064,916      1,285,104        810,010

   Total employment (full & part-time)             2,709,394   2,849,112   2,899,285   2,954,509      3,001,833      3,071,025
    Wage and salary jobs                           2,261,708   2,369,933   2,388,656   2,424,985      2,465,499      2,526,349
    Number of proprietors                            447,686     479,179     510,629     529,524        536,334        544,676
      Number of nonfarm proprietors /5               409,715     442,341     473,982     492,715        500,769        509,599
      Number of farm proprietors                      37,971      36,838      36,647      36,809         35,565         35,077

   Average earnings per job ($)                       22,780      23,767      25,070      26,910         27,523         28,163
    Wage & salary earnings per job ($)                21,608      22,844      24,265      25,954         26,219         26,798
    Average earnings per nonfarm proprietor ($)       18,927      17,996      17,822      19,113         20,254         21,441


See footnotes at end of table.                                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                                               June 1996         BUREAU OF ECONOMIC ANALYSIS


                                                                 August 19, 1997
                           REGIONAL ECONOMIC PROFILE
                               For Counties and
                              Metropolitan Areas

(53-045)  MASON                 WASHINGTON

---------------------------------------------------------------------------------------------------------------------------
   Item                                                             1989      1990      1991      1992      1993      1994
---------------------------------------------------------------------------------------------------------------------------
     Place of Residence Profile

Total personal income ($000)                                      506,103   551,277   600,128   654,180   690,838   729,638
   Nonfarm personal income                                        504,868   549,238   599,728   653,167   689,743   728,897
   Farm income                                                      1,235     2,039       400     1,013     1,095       741

Derivation of Total Personal Income
   Net earnings 1/                                                271,871   298,254   321,295   351,352   368,007   386,175
   Transfer payments                                              121,957   133,262   155,756   173,830   190,918   204,282
     Income maintenance 2/                                          8,134     9,179    11,592    13,659    14,721    16,632
     Unemployment insurance                                         2,699     3,481     5,298     6,663     9,226     8,777
     Retirement and other                                         111,124   120,602   138,866   153,508   166,971   178,873
   Dividends, interest, and rent                                  112,275   119,761   123,077   128,998   131,913   139,181

   Population (thousands) 3/                                         37.3      38.7      40.7      42.5      44.3      45.9

Per Capita Incomes ($) 4/
   Per capita personal i,632             239,874             254,269
     Other labor income                                            15,198    16,642    18,941    20,969    23,246    25,009
     Proprietors' income                                           37,675    39,730    40,835    47,016    50,334    54,023
       Nonfarm proprietors' income                                 37,351    39,669    40,704    46,300    49,588    53,641
       Farm proprietors' income                                       324        61       131       716       746       382

   Total employment (full & part-time)                             12,871    13,715    13,975    14,132    14,612    15,124
    Wage and salary jobs                                            9,865    10,444    10,367    10,517    10,920    11,367
    Number of proprietors                                           3,006     3,271     3,608     3,615     3,692     3,757
      Number of nonfarm proprietors  /5                             2,812     3,083     3,421     3,427     3,510     3,578
      Number of farm proprietors                                      194       188       187       188       182       179

   Average earnings per job  ($)                                   18,006    18,309    19,344    20,918    21,452    22,038
    Wage & salary earnings per job ($)                             18,133    18,646    20,311    21,644    21,966    22,369
    Average earnings per nonfarm proprietor ($)                    13,283    12,867    11,898    13,510    14,128    14,992

See footnotes at end of table,              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                       June 1996  BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(53-053) PIERCE                  WASHINGTON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                             1989             1990         1991         1992           1993           1994
---------------------------------------------------------------------------------------------------------------------------------
Place of Residence Profile

Total personal income ($000)                 9,063,251      10,038,231     10,646,663     11,491,193     12,047,345     12,683,943
   Nonfarm personal income                   9,030,695      10,006,975     10,609,037     11,447,298     12,007,971     12,649,848
   Farm income                                  32,556          31,256         37,626         43,895         39,374         34,095

Derivation of Total Personal Income
   Net earnings 1/                           6,121,515       6,684,367      7,199,602      7,838,197      8,171,794      8,598,979
   Transfer payments                         1,623,517       1,786,601      2,006,399      2,198,170      2,367,886      2,490,019
     Income maintenance 2/                     138,334         148,369        181,673        205,876        227,816        240,261
     Unemployment insurance                     42,313          48,796         70,233        101,596        126,556        120,201
     Retirement and other                    1,442,870       1,589,436      1,754,493      1,890,698      2,013,514      2,129,557
   Dividends, interest, and rent             1,318,219       1,567,263      1,440,662      1,454,826      1,507,665      1,594,945

   Population (thousands) 3/                     570.5           590.5          605.0          619.5          631.9          638.3

   Per Capita Incomes ($) 4/
    Per capita personal income                  15,888          16,999         17,598         18,549         19,066         19,870
    Per capita net earnings                     10,731          11,319         11,900         12,652         12,932         13,471
    Per capita transfer payments                 2,846           3,025          3,316          3,548          3,747          3,901
    Per capita income maintenance                  242             251            300            332            361            376
    Per capita unemployment insurance               74              83            116            164            200            188
    Per capita retirement & other                2,529           2,692          2,900          3,052          3,187          3,336
   Per capita dividends, interest, & rent        2,311           2,654          2,381          2,348          2,386          2,499

Place of Work Profile

   Total earnings (place of work, $000)      5,353,535       5,806,045      6,182,798      6,721,704      7,140,962      7,533,892
     Wages and salaries                      4,452,747       4,848,764      5,130,733      5,527,494      5,844,864      6,136,464
     Other labor income                        319,458         361,413        406,527        459,444        506,371        552,374
     Proprietors' income                       581,330         595,868        645,538        734,766        789,727        845,054
        Nonfarm proprietors' income            562,419         579,050        622,678        704,716        764,531        825,384
        Farm proprietors' income                18,911          16,818         22,860         30,050         25,196         19,670

   Total employment (full & part-time)         269,376         278,439        279,827        286,894        294,628        302,747
    Wage and salary jobs                       226,433         232,782        230,419        234,857        241,854        249,137
    Number of proprietors                       42,943          45,657         49,408         52,037         52,774         53,610
      Number of nonfarm proprietors /5          41,577          44,326         48,083         50,709         51,491         52,345
      Number of farm proprietors                 1,366           1,331          1,325          1,328          1,283          1,265

   Average earnings per job ($)                 19,874          20,852         22,095         23,429         24,237         24,885
   Wage & salary earnings per job ($)           19,665          20,830         22,267         23,536         24,167         24,631
   Average earnings per nonfarm
     proprietor ($)                             13,527          13,063         12,950         13,897         14,848         15,768

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                               For Counties and
                              Metropolitan Areas

(53-067) THURSTON              WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
   Item                                                     1989        1990        1991         1992          1993         1994
-----------------------------------------------------------------------------------------------------------------------------------
      Place of Residence Profile

  Total persona1 income ($000)                            2,651,612   2,946,318   3,232,859   3,516,523      3,734,018     3,950,934
    Nonfarm personal income                               2,630,467   2,924,405   3,209,464   3,487,450      3,707,955     3,924,758
    Farm income                                              21,145      21,913      23,395      29,073         26,063        26,176
Derivation of Total Personal Income
  Net earnings 1/                                         1,732,698   1,929,397   2,138,621   2,352,819      2,492,630     2,634,787
  Transfer payments                                         466,355     522,728     593,210     641,576        696,628       740,301
    Income maintenance 2/                                    28,472      31,157      38,883      46,521         49,468        52,132
    Unemployment insurance                                   12,949      16,138      21,181      28,927         37,156        35,074
    Retirement and other                                    424,934     475,433     533,146     566,128        610,004       653,095
  Dividends, interest, and rent                             452,559     494,193     501,028     522,128        544,760       575,846

  Population (thousands) 3/                                   156.4       163.0       169.5       176.6          183.4         187.2

Per Capita Incomes ($) 4/
  Per capita personal income                                 16,956      18,073      19,069      19,908         20,364        21,101
  Per capita net earnings                                    11,080      11,835      12,615      13,320         13,594        14,072
  Per capita transfer payments                                2,982       3,206       3,499       3,632          3,799         3,954
   Per capita income maintenance                                182         191         229         263            270           278
   Per capita unemployment insurance                             83          99         125         164            203           187
   Per capita retirement & other                              2,717       2,916       3,145       3,205          3,327         3,488
  Per capita dividends, interest, & rent                      2,894       3,031       2,955       2,956          2,971         3,075

    Place of Work Profile

  Total earnings (place of work, $000)                    1,574,918   1,751,999   1,966,104   2,160,958      2,300,006     2,411,366
    Wages and salaries                                    1,299,416   1,453,585   1,630,863   1,777,990      1,887,461     1,967,609
    Other labor income                                       95,442     109,805     130,040     147,578        164,393       176,782
    Proprietors' income                                     180,060     188,609     205,201     235,390        248,152       266,975
      Nonfarm proprietors' income                           168,232     176,988     192,428     216,213        233,106       251,945
      Farm proprietors' income                               11,828      11,621      12,773      19,177         15,046        15,030

  Total employment (full & part-time)                        79,225      84,094      88,142      91,120         93,653        96,222
   Wage and salary jobs                                      65,702      69,322      72,085      74,013         76,307        78,588
   Number of proprietors                                     13,523      14,772      16,057      17,107         17,346        17,634
     Number of nonfarm proprietors  /5                       12,628      13,900      15,189      16,237         16,505        16,804
     Number of farm proprietors                                 895         872         868         870            841           830

  Average earnings per job ($)                               19,879      20,834      22,306      23,716         24,559        25,060
   Wage & salary earnings per job ($)                        19,777      20,969      22,624      24,023         24,735        25,037
   Average earnings per nonfarm proprietor ($)               13,322      12,733      12,669      13,316         14,123        14,993

See footnotes at end of table,              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                      June 1996   BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/   La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

Table CA30                   June 1996      REGIONAL ECONOMIC INFORMATION
                                            SYSTEM BUREAU OF ECONOMIC ANALYSIS

                                 EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              -----   -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 California Companies
 --------------------
 AHM     Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    47,532      391   12-31   10/72  49.87  4,854
 GDW     Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,095      246   12-31   05/59  78.94  4,479
 GSB     Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,218      154   06-30   10/83  28.63  1,440
 CSA     Coast Savings Financial of CA       NYSE   California         R.E.     9,103       92   12-31   12/85  45.19    841
 DSL     Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,886       82   12-31   01/71  21.69    580
 FED     FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,193       25   12-31   12/83  33.75    357
 WES     Westcorp Inc. of Orange CA          NYSE   California         Div.     3,678       26   12-31   05/86  19.87    520
 BPLS    Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,534       33   12-31     /    11.50    222
 BVCC    Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,096       45   12-31   05/86  25.50    331
 PFFB    PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,631       23   03-31   03/96  19.62    367
 CENF    CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,295       18   12-31   10/91  34.00    195
 FRC     First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,238       13   12-31     /    24.75    240
 AFFFZ   America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,191       36   12-31     /    39.31    236
 HEMT    HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     984 M     19   06-30   06/95  14.87     93
 REDF    RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     909 M     14   12-31   04/94  15.75    113
 HTHR    Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     838 M      6   12-31     /    15.63     41
 ITLA    Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       810 M      9   12-31     /    17.50    137
 QCBC    Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       781 M      8   06-30   12/93  20.50     96
 PROV    Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       615        9   06-30   06/96  19.62     97
 HBNK    Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       504        8   12-31     /    27.25     63
 MBBC    Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     422 M      7   12-31   02/95  16.37     53
 SGVB    SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  15.12     35
 PCCI    Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       371        3   12-31     /    15.37     45
 BYFC    Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     119 M      3   12-31   01/96  10.50      9
 PAMM    PacificAmerica Money Ctr of CA (3)  OTC    Los Angeles CA     Div.       112 M      1   12-31   06/96  25.00     48

 Florida Companies
 -----------------

 BANC    BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,730       56   12-31   11/83  15.87    285
 OCN     Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,649 M      1   12-31     /    42.87  1,149

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Florida Companies (continued)
 -----------------------------
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,807       14   09-30   12/85  11.62    103
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,558 M     40   09-30   09/93  32.75    165
 HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift   1,117       23   09-30   01/94  45.75    227
 FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift     927 M     20   12-31   01/94  24.00    162
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     682 M     19   12-31   10/94  25.62    130
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     387        9   12-31   01/94  29.00     67
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       320 M     11   12-31   10/88   5.44     46

 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,087       87   12-31   08/86  19.37  2,009
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,300       82   06-30   01/94  64.00  2,883
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,898      120   12-31   08/86  14.87  1,041
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,665       46   12-31   11/93  46.50    975
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,909       36   09-30   04/94  38.59    925
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032 M     34   11-30   04/86  47.75    697
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY, MA     Thrift   3,602       71   06-30   04/92  37.12    476
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,552       15   12-31   06/93  26.00    458
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   3,284       29   09-30   01/88  30.87    667
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,159        6   12-31   01/97  23.87  1,042
 GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.     2,571 M     14   12-31   06/87  21.94    301
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,567       15   12-31   03/90  27.25    338
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,289       39   06-30   06/96  17.50    299
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,071       18   03-31   08/94  20.25    214
 HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift   2,044       31   12-31   01/94  26.00    292
 NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift   1,997 M     53   06-30   11/94  18.75    438
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,927 M     28   06-30   03/94  29.87    262
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,782       20   12-31   09/93  36.62    160
 JSB    JSB Financial, Inc. of NY           AMEX   New York City NY   Thrift   1,531 M     13   12-31   06/90  44.56    439
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,509       16   12-31   11/86  14.25    177
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,467       13   12-31   11/93  51.12    520
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448       10   12-31   07/96  33.75    290

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,322       17   06-30   07/94  29.50    142
 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,315       15   06-30   06/96  19.06    250
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,162       22   06-30   02/84  25.50    179
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157       25   02-28   06/87  45.87    147
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,033       16   12-31   07/92  27.75    202
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     991       28   06-30   07/87  29.25    119
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     880       13   12-31   11/85   7.69     97
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     879       17   12-31   08/84  29.25    112
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     860        7   12-31   11/95  20.75    166
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     811 M     17   09-30   08/92  24.19     69
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     750       13   12-31   03/96  17.25    138
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     740 M     10   09-30   10/94  16.87    186
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     714        7   12-31   06/95  16.37    107
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     706 M      9   12-31   06/90  16.00     85
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     692       15   12-31   12/86  34.00    100
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     673       16   12-31   10/95  18.87     89
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     641       14   06-30   07/94  19.25     79
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     631       14   12-31   08/95  28.13    254
 FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift     579 D      4   03-31   01/95  32.50    100
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     555       18   12-31   12/88  26.00     62
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     522       10   12-31   04/87  20.00     54
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     520        4   09-30   09/86  20.62     63
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       505 M     10   07-31   10/95  19.87     72
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     482 M      8   07-31   12/93  33.00     76
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     478 M      9   12-31   12/95  15.75     69
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       419        9   12-31   07/83  13.25     51
 CNY    Carver Bancorp, Inc. of NY          OTC    New York, NY       Thrift     414        8   03-31   10/94  12.62     29
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     411        4   12-31   04/93  27.75     57
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     379        6   12-31   03/87  22.87     55
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     371        8   12-31   11/89  21.75     62
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363        8   09-30   06/88  21.25     33
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     357        9   12-31   01/95  21.25     50
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     337        4   09-30   08/87  25.00     41

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     321        5   09-30   01/95  27.12     33
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     305 M      6   06-30   03/87  21.75     45
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     300        6   12-31   01/96  17.37     48
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     296 M      4   09-30   09/93  37.50     23
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     295        5   06-30   11/93  27.25     48
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     288        4   09-30   04/96  16.75     51
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  19.25     58
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        3   09-30   04/96  16.31     77
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     282        5   09-30   08/94  20.62     36
 LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift     282 M      1   06-30   05/94  22.00     76
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       263 M      2   12-31   06/85  13.50     17
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     261        0   12-31   06/96  22.00     47
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     258 M      4   07-31     /     7.00     30
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256        6   09-30   04/96  18.37     36
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     244        7   12-31   03/95  16.25     53
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     229 P      9   12-31   07/97  14.75     41
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Ret.       228        6   12-31   03/85  23.50     17
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     217        4   04-30   11/94  18.50     33
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216        9   03-31   08/94  19.12     32
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     209 M      6   06-30   02/87  21.50     31
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  16.25     52
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     177        6   12-31   04/97  14.37     30
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173        3   12-31   06/95  19.25     24
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  13.50     31
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     136        0   12-31   06/96  16.50     15
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  17.50     26
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  14.66     33
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     111        2   03-31   06/96  23.25     15
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104 M      2   06-30   01/97  15.37     17
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100        5   09-30   04/96  15.12     22
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      66 M      2   09-30   07/93  24.25      6
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48 M      3   12-31   07/96  15.50      9

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)
 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,565      155   12-31   01/88  53.06  2,451
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,097      107   06-30   12/84  40.56    874
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,931      129   12-31   12/80  31.37  1,136
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,611       52   12-31   05/87  23.12    786
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,647 M     42   06-30   01/94 100.25    923
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236 M     20   12-31   01/90  31.50    485
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,098       33   03-31   01/92  45.00    389
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,046       45   12-31   03/94  33.25    459
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,575       14   12-31   08/94  25.25    409
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,926       33   03-31   07/92  53.00    240
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646       13   09-30   06/93  34.75    184
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,609       37   12-31   02/85  19.00    156
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530 M     44   12-31   11/89  24.25    222
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,521       28   12-31   08/83  20.75    219
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   1,519 M     15   12/31     /    19.25    263
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,404       14   09-30   07/92  31.37    168
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  30.75    153
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,020       15   09-30   03/92  44.25    143
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     861       26   12-31   08/94  25.50    125
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     845       17   12-31   06/90  26.00    132
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     708       25   06-30   12/89  16.87    137
 NASB   North American SB of MO             OTC    KS,MO              M.B.       689 M      7   09-30   09/85  51.00    115
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     683       16   06-30   01/88  31.00    105
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       673       22   12-31   07/92  10.50     45
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     638       20   12-31   12/83  26.87    119
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       635 M     13   03-31   01/88  16.50     83
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607        5   12-31   04/95  14.50     51
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     603       13   12-31     /    14.00     71
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599       10   06-30   06/93  28.13    117
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     567        7   12-31   06/94  24.87    105
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     562       19   06-30   04/92  22.37     67
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     552        9   06-30   10/95  15.12    141
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     535       12   12-31   05/96  21.12    103
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     525        4   12-31   03/96  16.12     90
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     497        5   06-30   02/92  40.50     85

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490        5   09-30   12/93  21.50     60
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       472 M      7   12-31     /    18.50     59
 FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift     469       13   06-30   07/92  25.00     71
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     447        3   06-30     /    11.50     37
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     433       12   03-31   04/94  24.75     50
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427       12   12-31   03/92  27.00     34
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     418       12   12-31   07/95  16.12     57
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     410        3   06-30   01/94  22.50     32
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409        9   09-30   06/94  30.25     59
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     400 M      6   12-31   07/94  24.00     55
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     398        8   12-31   03/87  18.37     59
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     397        5   12-31   03/94  20.25     38
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393        8   09-30   12/95  21.25     88
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     379        6   09-30   04/94  23.50     38
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     378        6   12-31   06/92  20.87     55
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     378       11   09-30   10/94  18.12     55
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     377        8   06-30   07/87  22.25     93
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       370 M     12   09-30   09/93  17.37     47
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356 M      9   06-30   12/92  21.00     54
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353        5   12-31   09/96  17.50    120
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     347       10   12-31   08/95  14.50     77
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     346       10   12-31   03/85  26.50     51
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342        9   12-31   01/93  29.87     43
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335        9   09-30   03/95  21.37     54
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     332        9   12-31   06/90  16.00     27
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     329        8   12-31   07/94  38.00     57
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317        4   09-30   08/88  16.00     32
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312        1   12-31   06/92  26.25     65
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288        6   09-30   07/87  25.87     59
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     287        6   06-30   11/90  24.50     28
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272        6   12-31   05/96  16.75     43
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     271 M      6   03-31   09/93  27.00     67
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       270        1   06-30   04/87  36.00     25

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     257 M      5   09-30   10/94  19.50     39
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     252 M      6   03-31   06/93  17.75     40
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250 M      4   06-30   08/87   9.25     23
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     243        7   06-30   12/93  16.00     30
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     235        2   06-30   06/93  23.50     31
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     234 M      4   09-30   03/94  20.75     35
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230 M      4   12-31   02/93  23.25     28
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228        5   09-30   03/94  21.50     37
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     227        7   12-31   01/88  20.00     24
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     213        4   12-31   03/96  16.50     54
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     212 M      3   07-31   12/96  16.75     42
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208        3   09-30   04/95  17.25     45
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202        7   12-31   04/95  16.50     32
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     201        6   09-30   06/92  18.25     29
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     201 M      9   12-31   07/92  22.25     36
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     200        2   09-30   10/94  13.87     32
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     200        4   06-30   04/95  18.75     59
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      6   06-30   05/97  14.00     37
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     188 M      4   12-31   02/95  20.50     19
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     178 M      5   09-30   05/94  21.00     44
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     176        3   12-31   08/96  16.75     41
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     174        3   12-31   07/96  16.62     21
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173        2   06-30   03/93  23.50     42
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     173 M      3   12-31   06/95  16.75     30
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166 M      8   06-30   04/94  17.25     28
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     165        3   12-31   04/97  15.50     32
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     164        6   06-30   08/93  16.50     35
 JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift     164 M      4   12-31   04/95  17.62     22
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     160 M      6   06-30   12/93  24.00     28
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     158 M      3   06-30   04/93  28.00     20
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     156        3   06-30   03/95  15.00     26
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     150 M      2   06-30   04/95  23.50     34
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     147        4   12-31   11/92  34.50     12

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     138 M      3   12-31   12/96  16.75     20
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     137        3   12-31   06/95  17.37     31
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135        2   12-31   09/96  15.37     43
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  14.50     19
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     128 M      3   06-30   07/95   9.38     32
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     128        3   09-30   03/94  16.75     24
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     124 M      6   09-30   10/92   9.62     16
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     121        4   12-31   12/93  24.25     12
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   12-31   12/93  22.00     22
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     111        2   09-30   10/93  12.75     13
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     109 M      1   06-30   04/95  12.37     21
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.00     30
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  16.50     29
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     108        3   03-31   09/95  16.50     14
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     108 M      5   09-30   04/95  21.75     15
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  15.87     32
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     104 P      4   06-30   07/97  11.75     19
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99 M      2   06-30   10/96  20.00     34
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98 M      5   12-31   06/96  17.12     28
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      97 M      3   06-30   02/95  15.00     14
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      97        2   09-30   06/95  10.50     16
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  15.75     13
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95 M      2   06-30   09/96  17.87     18
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  16.50     35
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  15.00     14
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 M      3   06-30   12/94  15.25     14
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      91 M      4   06-30   08/95  16.25     13
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      90 M      2   09-30   09/96  17.25     26
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89 M      2   06-30   08/95  12.62     17
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88 M      1   06-30   01/94  13.37     13
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      86        3   06-30   06/94  18.87      8
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      86        2   06-30   01/94  21.50     17
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.50     23

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        85        2   12-31   10/93  18.25      8
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83        1   12-31   06/95  14.00     18
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  11.75     11
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      83        1   12-31   11/96  14.62     32
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      80 M      1   09-30   02/95  20.50     17
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79 M      3   06-30   03/95  16.25     12
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      75        2   06-30   02/95  15.00     19
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71 M      2   06-30   03/95  12.62      7
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  15.63     13
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68 M      1   06-30   12/96  15.12     14
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      64        2   12-31   01/95  17.62     19
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61        1   12-31   01/95  20.00     19
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60        2   09-30   06/95  18.50     13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59        1   09-30   06/96  16.62     19
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  14.12     19
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  12.50     12
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47 M      1   June    04/96   8.50     21
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  21.00      7
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.25     15
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39 M      1   06-30   07/96  15.12      7
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38 M      1   09-30   04/96  15.25      8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36 M      1   03-31   12/95  15.00     11

 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.     7,870       97   12-31   07/88  26.75  1,633
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,944       77   12-31   12/86  50.00    599
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     5,591      132   12-31   12/86  38.19  1,045
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,013       19   09-30   02/87  32.75    206
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     1,859       43   12-31   02/87  18.87    248
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,435       24   12-31   02/95  30.00    167
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,251       12   12-31   05/86  29.87    154

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 New England Companies (continued)
 ---------------------------------
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,245       15   12-31   08/87  16.50    124
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090       11   12-31   10/95  25.00    162
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,073       16   12-31   03/86  30.00    136
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,021       12   03-31   01/97  18.94    165
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     984       12   12-31   06/87  31.87     85
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       941 M     10   12-31   10/95  19.50    116
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     905       14   12-31   05/86  52.75    141
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     874       11   12-31   07/86  26.50    136
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     824       14   12-31   06/96  21.62    114
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     713       19   12-31   11/86  24.50    133
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  33.25     80
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       616       11   12-31   05/86  39.37     98
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     606       15   12-31   12/81  37.75     87
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     566       11   12-31   10/86   6.50     91
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  16.25     58
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       515        5   12-31   07/86   4.00     67
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       501        7   12-31   06/86  29.25     54
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     475 M     11   12-31   07/86  33.50     64
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Thrift     432        9   12-31   10/93  25.75     54
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     428        3   12-31   07/86  30.00     76
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425        8   12-31   09/86  21.00     47
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     366        5   12-31   05/86  11.12     48
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       358        6   12-31   07/86  17.87     68
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323       13   06-30   02/86  13.00     50
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  19.50     38
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     313 M     10   12-31   05/86  16.75     34
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     259        3   12-31   02/88  17.19    102
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  14.75     19
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238        7   12-31   12/86  15.50     24
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     218        5   12-31   12/88  23.06     30
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     199        2   12-31   08/88  20.62     38
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189        5   12-31   05/93  23.50     28
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       187        5   12-31   11/86   4.94     32

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 New England Companies (continued)
 ---------------------------------
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     152        7   12-31     /    10.62     14
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     149 P      4   09-30   10/96  15.87     23
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       140 M      8   12-31   06/93  13.00     16
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     125 M      4   04-30   12/87  18.62     17
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94        2   09-30   03/96  17.00     25
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94 M      3   12-31     /    11.00      8
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      60        2   03-31   11/89  25.00      6

 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    48,764      290   12-31   03/83  62.37  7,881
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,760       89   09-30   11/82  26.62  1,263
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,833       31   12-31     /    39.75    319
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,686       41   06-30     /    17.75     99
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  24.50    258
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728        7   09-30   10/95  19.31    193
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     519       12   03-31   08/86  15.00    111
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       432        6   12-31   12/85  21.75     59
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352 M      6   06-30   08/92  14.75     38
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       230        9   03-31   10/93  27.00     65
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     154 P      5   03-31   07/97  18.25     36
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  15.25     40

 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,667       32   09-30   11/83  31.25    199
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,488       20   12-31   10/94  24.75    244
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,353       63   06-30   03/91  25.25    347
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,248 M     31    9-30   12/83  22.50    174
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     939 M     25   12-31   04/95  24.50    169
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     895        8   06-30   12/95  16.00    275

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 South-East Companies (continued)
 --------------------------------
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817 M     23   06-30   01/78  24.00    139
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     710       15   12-31   08/92  50.75     84
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     666 D     10   03-31   04/86  16.87     77
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     665       19   12-31   12/85  15.87     84
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       618       12   12-31   11/80  13.62     68
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     559       11   12-31   10/94  29.25    132
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     503        9   09-30   09/90  24.87    115
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     465 P      5   06-30   07/97  35.75    158
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     407 P     12   12-31   07/97  34.19     83
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     394 M      9   09-30   04/95  18.75     64
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     352       17   03-31   08/91  24.50     37
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335 M     11   06-30   10/93  14.00     61
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       326 M      9   03-31   03/86  30.00     55
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     294        5   06-30   01/94  20.50     75
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       276        9   12-31   07/80  12.00     37
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  21.62     59
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     242        2   09-30   10/96  19.25     87
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228        8   12-31     /    40.50     31
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     223 D      5   09-30   10/96  39.00     59
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222 M      4   12-31   12/86  14.25     29
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206 M      1   09-30   03/96  18.37     85
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       190       12   12-31     /     2.00      2
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175        3   03-31   03/88  21.75     28
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     175        3   09-30   04/96  17.50     75
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171        5   09-30   07/95  22.50     40
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156        9   09-30   02/87   7.25     22
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135        3   09-30   08/94  24.75     28
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     129 M      3   06-30   07/93  24.00     37
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     123        3   12-31   04/97  15.75     54
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     123        2   06-30   12/95  11.00     30
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109 M      4   06-30   11/96  17.37     32
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  20.00     17
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106        3   12-31   12/93  18.50     16

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 South-East Companies (continued)
 --------------------------------
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  21.50     41
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 M      4   06-30   10/95  15.50     19
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     101        4   12-31   07/95  16.50     14
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100 M      1   06-30   12/96  79.00     32
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      93 M      2   09-30   02/95  16.37     13
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        80 M      1   12-31     /    11.62     98
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 M      1   09-30   12/96  15.50     18
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  17.00     33
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      1   06-30   07/94  21.06     15
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      33        1   12-31   07/96  16.75     16

 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,964       40   12-31     /    29.75    148
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  31.75     26
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226        6   09-30   04/96  17.00     42
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     177        7   03-31   11/91  16.53     19
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     113        2   09-30   01/95  19.25     20
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     105        3   12-31   08/86   6.62      8
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87 M      1   06-30   06/95  19.00     16

 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,510 M     26   12-31   01/96  17.50    290
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     956       35   06-30   01/94  21.75    121
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       568       16   12-31   03/84  18.50    126
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 M      4   12-31   09/86  23.50     29
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      89        2   12-31   09/93  22.75     14
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      54        1   09-30   03/96  14.12     13

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              August 31, 1997(1)

                                                    Primary        Operating  Total             Fiscal   Conv.   Stock   Market
 Ticker  Financial Institution              Exchg.  Market         Strat.(2)  Assets   Offices   Year    Date    Price   Value
 ------  ---------------------              ------  -------        ---------- ------   -------  ------   -----   -----   ------
                                                                              ($Mil)                              ($)    ($Mil)

 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)

        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 08/31/97

                                 EXHIBIT III-2

                        State of Washington Peer Thrifts

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                          Market Pricing Comparatives
                         Prices As of August 15, 1997

                                            Market       Per Share Data
                                        Capitalization  ---------------            Pricing Ratios(3)
                                        --------------   Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                   Share(1) Value  EPS(2)  Share     P/E     P/B    P/A     P/TB    P/CORE
---------------------                   -------- ------ ------- ------- ------- ------- ------- ------- --------
                                          ($)    ($Mil)   ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     21.88   147.75   1.15   15.76   21.03  138.23   17.28  142.95   18.56
State of WA                              28.25  1253.31   1.47   13.97   18.21  174.62   18.19  183.06   18.83

Comparable Group
----------------

State of WA
-----------
CASB  Cascade SB of Everett WA(7)        14.75    37.92   0.77    8.46   24.18  174.35   10.76  174.35   19.16
FMSB  First Mutual SB of Bellevue WA     21.75    58.77   1.52   10.91   13.94  199.36   13.60  199.36   14.31
FWWB  First Savings Bancorp of WA        24.50   257.72   0.84   14.13   27.53  173.39   25.58  188.46   29.17
FBNW  FirstBank Corp of Clarkston WA     18.25    36.21   0.44   14.00      NM  130.36   23.51  130.36      NM
HRZB  Horizon Financial Corp. of WA      15.00   111.26   1.05   10.91   14.02  137.49   21.45  137.49   14.29
IWBK  Interwest SB of Oak Harbor WA      39.75   319.43   2.47   15.46   21.84  257.12   17.43  262.90   16.09
RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)  27.00    24.73   1.10   10.67      NM  253.05   28.44  277.21   24.55
STSA  Sterling Financial Corp. of WA     17.75    98.81   0.90   12.41      NM  143.03    5.86  164.05   19.72
WFSL  Washington FS&LA of Seattle WA     26.62  1263.44   2.14   14.66   13.72  181.58   21.93  198.81   12.44
WAMU  Washington Mutual Inc. of WA       62.37  7880.89   2.42   19.30      NM      NM   16.16      NM   25.77

                                                                          Financial Characteristics(6)
                                              Dividends(4)      -------------------------------------------------------
                                        -----------------------                            Reported         Core
                                        Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
Financial Institution                    Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                    ------- ------ ------- ------  ------- ------- ------- ------- ------- --------
                                           ($)     (%)    (%)   ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                       0.38   1.77   29.26   1,147   12.97    0.78    0.54    5.54    0.75    7.54
State of WA                                0.44   1.43   24.56   7,519   10.40    0.72    0.92    9.00    1.02   11.19

Comparable Group
----------------

State of WA
-----------
CASB  Cascade SB of Everett WA(7)          0.00   0.00    0.00     352    6.17    0.39    0.46    7.49    0.58    9.46
FMSB  First Mutual SB of Bellevue WA       0.20   0.92   13.16     432    6.82    0.01    1.02   15.34    1.00   14.95
FWWB  First Savings Bancorp of WA          0.28   1.14   33.33   1,008   14.75    0.30    1.05    6.25    1.00    5.90
FBNW  FirstBank Corp of Clarkston WA       0.00   0.00    0.00     154   18.04    1.95    0.70    3.86    0.57    3.14
HRZB  Horizon Financial Corp. of WA        0.40   2.67   38.10     519   15.60      NA    1.57    9.99    1.54    9.80
IWBK  Interwest SB of Oak Harbor WA        0.60   1.51   24.29   1,833    6.78    0.64    0.87   12.91    1.18   17.52
RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)    0.24   0.89    8.26     230   11.24    0.14    0.96    8.70    1.20   10.87
STSA  Sterling Financial Corp. of WA       0.00   0.00    0.00   1,686    4.10    0.61    0.10    2.46    0.32    7.91
WFSL  Washington FS&LA of Seattle WA       0.92   3.46   42.99   5,760   12.08    0.73    1.67   14.37    1.84   15.85
WAMU  Washington Mutual Inc. of WA         1.08   1.73   44.63  48,764    5.00    0.81    0.35    6.81    0.74   14.45

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3

                  Northwest U.S. and Western U.S. Peer Thrifts

 RP FINANCIAL, LC.
 --------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                          Market Pricing Comparatives
                         Prices As of August 15, 1997

                                             Market      Per Share Data
                                         Capitalization  --------------
                                         --------------   Core     Book              Pricing Ratios(3)
                                         Price/   Market  12-Mth  Value/  --------------------------------------
 Financial Institution                   Share(1) Value   EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
 ---------------------                   -------- ------- ------- ------- ------- ------- -----    -----  ------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
 SAIF-Insured Thrifts                     21.88   147.75   1.15   15.76   21.03  138.23   17.28  142.95   18.56
 Special Selection Grouping(8)            26.06  1025.95   1.31   14.07   18.21  162.40   20.82  168.97   19.38
 State of WA                              28.25  1253.31   1.47   13.97   18.21  174.62   18.19  183.06   18.83

 Comparable Group
 ----------------

 Special Comparative Group(8)
 ----------------------------
 CASB  Cascade SB of Everett WA(7)        14.75    37.92   0.77    8.46   24.18  174.35   10.76  174.35   19.16
 EFBC  Empire Federal Bancorp of MT       15.25    39.53   0.46   14.76      NM  103.32   36.05  103.32      NM
 FMSB  First Mutual SB of Bellevue WA     21.75    58.77   1.52   10.91   13.94  199.36   13.60  199.36   14.31
 FWWB  First Savings Bancorp of WA        24.50   257.72   0.84   14.13   27.53  173.39   25.58  188.46   29.17
 FBNW  FirstBank Corp of Clarkston WA     18.25    36.21   0.44   14.00      NM  130.36   23.51  130.36      NM
 HRZB  Horizon Financial Corp. of WA      15.00   111.26   1.05   10.91   14.02  137.49   21.45  137.49   14.29
 IWBK  Interwest SB of Oak Harbor WA      39.75   319.43   2.47   15.46   21.84  257.12   17.43  262.90   16.09
 KFBI  Klamath First Bancorp of OR        19.31   193.47   0.83   14.20      NM  135.99   26.58  135.99   23.27
 RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)  27.00    24.73   1.10   10.67      NM  253.05   28.44  277.21   24.55
 STSA  Sterling Financial Corp. of WA     17.75    98.81   0.90   12.41      NM  143.03    5.86  164.05   19.72
 WFSL  Washington FS&LA of Seattle WA     26.62  1263.44   2.14   14.66   13.72  181.58   21.93  198.81   12.44
 WAMU  Washington Mutual Inc. of WA       62.37  7880.89   2.42   19.30      NM      NM   16.16      NM   25.77
                                               Dividends   (4)                Financial Characteristics(6)
                                         -------------------------- -----------------------------------------------------
                                         Amount/            Payout   Total  Equity/  NPAs/  Reported          Core
 Financial Institution                   Share    Yield    Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
 ---------------------                   ------   -----    -------  ------  ------  ------  --------  ---     ----    ---
                                           ($)     (%)        (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
 SAIF-Insured Thrifts                       0.38   1.77      29.26   1,147   12.97    0.78    0.54    5.54    0.75    7.54
 Special Selection Grouping(8)              0.41   1.49      29.79   6,099   13.76    0.58    0.90    7.80    1.05    9.82
 State of WA                                0.44   1.43      24.56   7,519   10.40    0.72    0.92    9.00    1.02   11.19

 Comparable Group
 ----------------

 Special Comparative Group(8)
 ----------------------------
 CASB  Cascade SB of Everett WA(7)          0.00   0.00       0.00     352    6.17    0.39    0.46    7.49    0.58    9.46
 EFBC  Empire Federal Bancorp of MT         0.30   1.97      65.22     110   34.89    0.06    0.83    2.37    1.09    3.12
 FMSB  First Mutual SB of Bellevue WA       0.20   0.92      13.16     432    6.82    0.01    1.02   15.34    1.00   14.95
 FWWB  First Savings Bancorp of WA          0.28   1.14      33.33   1,008   14.75    0.30    1.05    6.25    1.00    5.90
 FBNW  FirstBank Corp of Clarkston WA       0.00   0.00       0.00     154   18.04    1.95    0.70    3.86    0.57    3.14
 HRZB  Horizon Financial Corp. of WA        0.40   2.67      38.10     519   15.60      NA    1.57    9.99    1.54    9.80
 IWBK  Interwest SB of Oak Harbor WA        0.60   1.51      24.29   1,833    6.78    0.64    0.87   12.91    1.18   17.52
 KFBI  Klamath First Bancorp of OR          0.30   1.55      36.14     728   19.55    0.08    0.81    3.67    1.23    5.54
 RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)    0.24   0.89       8.26     230   11.24    0.14    0.96    8.70    1.20   10.87
 STSA  Sterling Financial Corp. of WA       0.00   0.00       0.00   1,686    4.10    0.61    0.10    2.46    0.32    7.91
 WFSL  Washington FS&LA of Seattle WA       0.92   3.46      42.99   5,760   12.08    0.73    1.67   14.37    1.84   15.85
 WAMU  Washington Mutual Inc. of WA         1.08   1.73      44.63  48,764    5.00    0.81    0.35    6.81    0.74   14.45

 (1) Average of High/Low or Bid/Ask price per share.
 (2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
 (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB
      = Price to tangible book value; and P/CORE = Price to estimated core earnings.
 (4) Indicated twelve month dividend, based on last quarterly dividend declared.
 (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
 (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
 (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
 (8) Includes North-West Companies;

 Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

 Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                          Market Pricing Comparatives
                         Prices As of August 15, 1997


                                            Market       Per Share Data
                                        Capitalization  ---------------            Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  ------- ------- ------- ------- ------- ------- ------- -------  ------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     21.88   147.75   1.15   15.76   21.03  138.23   17.28  142.95   18.56
All Public Companies                     22.36   178.58   1.23   15.75   19.65  141.92   17.37  146.85   18.10
Special Selection Grouping(8)            19.69    98.83   1.06   15.93   22.42  135.00   20.18  140.88   19.02
State of WA                              28.25  1253.31   1.47   13.97   18.21  174.62   18.19  183.06   18.83

Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY     14.12    13.48   0.71   14.67   24.34   96.25   24.85   96.25   19.89
FFBA  First Colorado Bancorp of Co       17.50   289.82   0.82   11.60   20.83  150.86   19.20  150.86   21.34
GBCI  Glacier Bancorp of MT              18.50   126.02   1.23    8.12   16.82  227.83   22.20  234.18   15.04
TRIC  Tri-County Bancorp of WY           22.75    13.85   1.40   22.50   20.68  101.11   15.49  101.11   16.25
UBMT  United Fin. Corp. of MT            23.50    28.74   1.16   19.95   25.00  117.79   26.68  117.79   20.26
WSTR  WesterFed Fin. Corp. of MT         21.75   121.04   1.02   18.73   26.85  116.12   12.67  145.10   21.32

                                              Dividends(4)                Financial Characteristics(6)
                                        ----------------------- -------------------------------------------------------
                                                                                           Reported          Core
                                        Amount/         Payout   Total  Equity/  NPAs/    -----------     -----------
Financial Institution                   Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   -------  ----- ------- ------  ------- ------- ------- ------- ------- -------
                                           ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                       0.38   1.77   29.26   1,147   12.97    0.78    0.54    5.54    0.75    7.54
All Public Companies                       0.39   1.77   29.25   1,316   12.77    0.82    0.65    6.51    0.83    8.17
Special Selection Grouping(8)              0.56   2.80   47.00     547   16.19    0.31    0.99    6.65    1.16    7.70
State of WA                                0.44   1.43   24.56   7,519   10.40    0.72    0.92    9.00    1.02   11.19

Comparable Group
----------------


Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY       0.40   2.83   56.34      54   25.81    0.39    1.06    3.69    1.30    4.52
FFBA  First Colorado Bancorp of Co         0.44   2.51   53.66   1,510   12.73    0.23    0.92    6.21    0.90    6.07
GBCI  Glacier Bancorp of MT                0.48   2.59   39.02     568    9.74    0.27    1.44   15.09    1.61   16.87
TRIC  Tri-County Bancorp of WY             0.60   2.64   42.86      89   15.32      NA    0.80    5.14    1.02    6.55
UBMT  United Fin. Corp. of MT              0.98   4.17      NM     108   22.65    0.42    1.09    4.70    1.34    5.80
WSTR  WesterFed Fin. Corp. of MT           0.44   2.02   43.14     956   10.91    0.25    0.63    5.09    0.79    6.41

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Western Companies (Excl CA);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1

                                 Stock Prices:
                             As of August 15, 1997

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit IV-1A
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 15, 1997



                                             Market Capitalization                      Price Change Data
                                            _______________________      _______________________________________________
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         _______________         _______________________
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
_____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
_____________________________________________

SAIF-Insured Thrifts(304)                     21.80   5,467   154.6        22.97   14.95   21.69    0.31  191.94    26.16
NYSE Traded Companies(8)                      39.81  38,507 1,743.3        42.22   24.94   39.76    0.07  264.18    26.51
AMEX Traded Companies(17)                     19.61   4,784   116.9        21.23   13.62   19.54    0.52  320.40    22.55
NASDAQ Listed OTC Companies(279)              21.39   4,507   108.8        22.49   14.73   21.28    0.30  179.68    26.37
California Companies(21)                      26.21  18,883   739.4        27.78   16.27   26.14    0.36  126.40    30.12
Florida Companies(6)                          26.42  12,199   353.9        27.35   15.37   26.50    0.56  159.59    39.66
Mid-Atlantic Companies(58)                    22.83   6,425   154.3        23.88   14.85   22.76    0.59  178.02    34.11
Mid-West Companies(147)                       20.63   3,371    87.7        21.60   14.55   20.37    0.54  216.04    23.08
New England Companies(10)                     24.67   4,651   140.4        25.14   15.95   24.72    0.42  338.93    33.74
North-West Companies(7)                       22.82  12,610   325.1        23.87   16.71   23.13   -1.18  158.41    20.52
South-East Companies(42)                      21.44   3,622    74.6        23.60   15.68   21.58   -0.57  159.14    22.52
South-West Companies(7)                       19.99   1,785    39.9        20.59   13.05   19.97    0.11   -1.93    22.97
Western Companies (Excl CA)(6)                19.69   5,288    98.8        21.06   14.72   19.94   -1.01  279.05    16.92
Thrift Strategy(240)                          20.74   3,584    82.0        21.78   14.52   20.64    0.28  169.60    24.92
Mortgage Banker Strategy(37)                  27.29  13,181   481.8        28.56   17.55   27.12    0.11  251.42    33.52
Real Estate Strategy(11)                      23.23   7,531   199.4        24.17   14.51   22.73    2.58  201.83    34.18
Diversified Strategy(12)                      29.85  23,678   787.6        33.56   18.25   29.78    0.67  184.83    26.32
Retail Banking Strategy(4)                    15.56   3,472    59.4        17.94   11.38   15.91   -2.26  346.07    15.18
Companies Issuing Dividends(254)              22.00   5,331   154.9        23.17   15.12   21.97    0.18  203.07    25.58
Companies Without Dividends(50)               20.69   6,218   153.1        21.88   14.01   20.14    0.99  116.60    29.89
Equity/Assets Less Than 6%(23)                24.85  17,391   527.9        26.16   15.23   24.17   -0.32  153.11    33.62
Equity/Assets 6-12%(147)                      24.13   5,734   180.7        25.28   15.91   24.08    0.20  205.51    29.59
Equity/Assets Greater Than 12%(134)           18.89   3,189    65.1        20.06   13.91   18.82    0.52  160.60    20.96
Converted Last 3 Mths (no MHC)(5)             22.92   2,546    65.9        23.95   21.52   22.82    0.39    0.00    -9.62
Actively Traded Companies(42)                 29.52  17,211   627.0        31.29   19.19   29.76   -0.90  209.22    31.64
Market Value Below $20 Million(63)            16.95     892    14.2        17.77   12.44   16.86    0.59  222.47    22.08
Holding Company Structure(269)                21.82   5,279   154.1        22.96   15.10   21.71    0.24  174.13    24.89
Assets Over $1 Billion(62)                    31.27  17,248   586.2        33.01   20.07   31.01   -0.33  222.59    29.63
Assets $500 Million-$1 Billion(49)            21.41   5,442   105.0        22.59   13.95   21.31    0.35  209.81    32.03
Assets $250-$500 Million(68)                  21.88   2,512    51.9        22.73   15.05   21.81    0.56  175.50    29.00
Assets less than $250 Million(125)            17.48   1,498    24.8        18.55   12.89   17.42    0.46  124.29    20.55
Goodwill Companies(121)                       24.84   8,828   255.9        26.17   16.19   24.80    0.25  215.51    29.05
Non-Goodwill Companies(181)                   19.82   3,246    87.9        20.90   14.15   19.67    0.35  158.84    24.09
Acquirors of FSLIC Cases(10)                  33.11  33,585 1,450.6        35.04   21.31   33.37   -1.58  258.91    30.84

                                                            Current Per Share Financials
                                                        ________________________________________
                                                                                 Tangible

                                                        Trailing  12 Mo.   Book    Book

                                                         12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                    EPS(3)   EPS(3)  Share  Share(4) Share
_____________________                                   ________ _______ _______ _______ _______
                                                            ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
_____________________________________________

SAIF-Insured Thrifts(304)                                 0.85    1.17   15.95   15.48   156.73
NYSE Traded Companies(8)                                  1.96    2.83   21.63   20.63   384.39
AMEX Traded Companies(17)                                 0.71    0.98   14.98   14.83   106.88
NASDAQ Listed OTC Companies(279)                          0.83    1.13   15.83   15.36   152.85
California Companies(21)                                  1.03    1.40   17.01   16.41   263.42
Florida Companies(6)                                      1.03    0.99   13.60   12.90   186.25
Mid-Atlantic Companies(58)                                1.01    1.41   16.22   15.53   172.23
Mid-West Companies(147)                                   0.84    1.11   16.00   15.69   139.03
New England Companies(10)                                 0.78    1.30   17.03   15.95   226.99
North-West Companies(7)                                   0.91    1.21   14.25   13.72   140.82
South-East Companies(42)                                  0.60    0.87   15.00   14.69   119.73
South-West Companies(7)                                   0.66    1.19   16.36   15.47   218.19
Western Companies (Excl CA)(6)                            0.90    1.06   15.93   15.27   106.33
Thrift Strategy(240)                                      0.80    1.11   16.06   15.67   140.72
Mortgage Banker Strategy(37)                              1.22    1.58   16.63   15.62   241.32
Real Estate Strategy(11)                                  0.93    1.44   14.71   14.40   223.92
Diversified Strategy(12)                                  1.03    1.29   12.79   12.35   177.31
Retail Banking Strategy(4)                                0.18   -0.01   13.12   12.68   168.63
Companies Issuing Dividends(254)                          0.93    1.25   16.08   15.57   154.24
Companies Without Dividends(50)                           0.42    0.69   15.21   15.00   170.56
Equity/Assets Less Than 6%(23)                            1.06    1.57   13.78   12.90   288.18
Equity/Assets 6-12%(147)                                  1.04    1.41   16.41   15.71   197.22
Equity/Assets Greater Than 12%(134)                       0.63    0.85   15.83   15.68    92.93
Converted Last 3 Mths (no MHC)(5)                         0.55    0.66   18.86   18.86    92.92
Actively Traded Companies(42)                             1.51    2.00   17.53   16.89   237.20
Market Value Below $20 Million(63)                        0.54    0.84   15.41   15.28   119.86
Holding Company Structure(269)                            0.84    1.16   16.23   15.78   154.60
Assets Over $1 Billion(62)                                1.36    1.88   18.12   16.84   256.76
Assets $500 Million-$1 Billion(49)                        0.97    1.14   14.25   13.77   156.79
Assets $250-$500 Million(68)                              0.86    1.21   16.74   16.24   167.57
Assets less than $250 Million(125)                        0.57    0.82   15.16   15.10   104.38
Goodwill Companies(121)                                   1.03    1.39   16.44   15.28   204.75
Non-Goodwill Companies(181)                               0.74    1.02   15.63   15.63   125.55
Acquirors of FSLIC Cases(10)                              1.66    2.43   18.86   17.79   305.78



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                     Exhibit IV-1A (continued)
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of August 15, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  ------ -------       ------- ------  ------   ----- ------  --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(69)                       24.88   9,829   340.3        25.97   15.50   24.89    0.01  196.23    32.82
NYSE Traded Companies(3)                      36.04  52,819 1,710.6        37.21   20.41   35.93    0.48  271.27    37.94
AMEX Traded Companies(5)                      22.15   4,239    88.6        23.35   13.87   22.37   -1.21   91.23    40.75
NASDAQ Listed OTC Companies(61)               24.50   7,848   284.4        25.57   15.37   24.49    0.10  201.92    31.72
California Companies(4)                       20.66   5,592   117.4        21.11   10.59   20.47    0.72  450.00    42.62
Mid-Atlantic Companies(18)                    26.27  17,456   514.0        27.48   15.94   26.43   -0.68  128.07    31.20
Mid-West Companies(2)                         12.50     942    11.8        12.50    9.12   12.50    0.00    0.00    23.52
New England Companies(36)                     23.38   4,578   111.8        24.51   14.66   23.31    0.22  208.56    32.63
North-West Companies(4)                       30.91  36,749 2,077.2        33.16   18.31   31.20   -0.06  149.35    35.46
South-East Companies(5)                       30.80   2,083    45.1        31.05   22.17   30.75    0.30    0.00    30.38
Thrift Strategy(45)                           24.85   4,911   159.0        25.85   15.90   24.83   -0.03  192.57    32.20
Mortgage Banker Strategy(10)                  23.96  25,700   543.6        25.12   14.51   23.93    0.36  216.91    34.02
Real Estate Strategy(6)                       17.94   4,200    74.3        18.41   11.18   17.84    0.50  302.93    25.18
Diversified Strategy(7)                       31.05  30,188 1,573.6        33.19   16.94   31.47   -0.75  164.26    41.60
Retail Banking Strategy(1)                    23.50     706    16.6        23.75   14.75   23.12    1.64   63.54    28.77
Companies Issuing Dividends(56)               26.50  10,864   392.4        27.71   16.73   26.51    0.10  190.39    32.10
Companies Without Dividends(13)               16.95   4,758    85.0        17.47    9.47   16.96   -0.41  256.60    36.25
Equity/Assets Less Than 6%(5)                 27.15  49,456 2,030.7        29.37   15.07   27.40   -0.23  149.68    52.80
Equity/Assets 6-12%(47)                       25.44   6,119   202.2        26.57   15.67   25.42    0.11  208.34    31.21
Equity/Assets Greater Than 12%(17)            22.68   6,266   136.1        23.30   15.21   22.69   -0.17   31.35    30.16
Actively Traded Companies(23)                 27.24  18,091   696.0        28.91   16.93   27.37   -0.46  237.92    30.42
Market Value Below $20 Million(8)             16.03     959    14.7        16.35   11.15   15.89    0.71  120.49    19.21
Holding Company Structure(46)                 25.27   9,784   369.5        26.38   15.93   25.25    0.14  196.82    32.09
Assets Over $1 Billion(18)                    31.58  29,498 1,156.1        33.28   18.51   31.85   -0.70  196.07    34.83
Assets $500 Million-$1 Billion(16)            25.36   5,181   106.4        26.60   16.26   25.45   -0.50  169.67    33.29
Assets $250-$500 Million(16)                  20.49   3,013    57.3        21.26   12.81   20.31    0.58  241.32    29.17
Assets less than $250 Million(19)             22.03   1,420    27.9        22.70   14.38   21.89    0.63  173.12    33.84
Goodwill Companies(32)                        26.28  16,101   612.6        27.70   16.44   26.47   -0.46  188.95    32.21
Non-Goodwill Companies(37)                    23.62   4,164    94.4        24.41   14.66   23.47    0.44  209.58    33.35

                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                 EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                                --------  ------  ------ -------  ------
                                                         ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(69)                                1.64    1.64   15.90   15.08   160.68
NYSE Traded Companies(3)                               1.93    1.92   19.07   14.47   239.94
AMEX Traded Companies(5)                               1.27    1.22   15.00   14.63   143.44
NASDAQ Listed OTC Companies(61)                        1.66    1.67   15.80   15.16   157.70
California Companies(4)                                1.92    1.84   12.63   12.62   129.94
Mid-Atlantic Companies(18)                             1.29    1.37   16.20   14.32   169.90
Mid-West Companies(2)                                  0.21    0.32   12.77   12.04    50.95
New England Companies(36)                              1.94    1.87   14.77   14.20   172.00
North-West Companies(4)                                1.17    1.46   13.81   13.29   177.88
South-East Companies(5)                                1.28    1.32   26.62   26.62    97.87
Thrift Strategy(45)                                    1.60    1.58   16.77   15.82   149.70
Mortgage Banker Strategy(10)                           1.51    1.57   14.44   14.00   187.42
Real Estate Strategy(6)                                1.50    1.43   10.98   10.97   128.42
Diversified Strategy(7)                                2.21    2.40   14.12   13.29   199.00
Retail Banking Strategy(1)                             1.13    1.10   20.32   19.48   322.70
Companies Issuing Dividends(56)                        1.59    1.61   16.72   15.75   171.40
Companies Without Dividends(13)                        1.85    1.83   11.87   11.79   108.12
Equity/Assets Less Than 6%(5)                          1.30    1.45   10.70   10.33   202.62
Equity/Assets 6-12%(47)                                1.93    1.90   15.62   14.48   184.86
Equity/Assets Greater Than 12%(17)                     0.99    1.05   18.34   18.21    83.83
Actively Traded Companies(23)                          1.88    1.88   16.00   15.22   195.10
Market Value Below $20 Million(8)                      1.30    1.32   14.40   13.89   133.44
Holding Company Structure(46)                          1.60    1.62   16.23   15.54   148.54
Assets Over $1 Billion(18)                             1.80    1.89   15.89   14.41   199.28
Assets $500 Million-$1 Billion(16)                     1.90    1.83   16.54   15.18   183.94
Assets $250-$500 Million(16)                           1.28    1.29   13.62   13.40   136.62
Assets less than $250 Million(19)                      1.56    1.56   17.33   17.08   125.17
Goodwill Companies(32)                                 1.60    1.62   15.72   14.00   194.19
Non-Goodwill Companies(37)                             1.67    1.66   16.05   16.05   130.41

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 15, 1997

Current Per Share Financials
----------------------------
                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- ---------    ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(22)                      23.13   4,936    43.5        24.14   14.34   22.51    2.89  226.16    37.41
BIF-Insured Thrifts(2)                        21.50  32,163   208.0        22.75   11.63   21.69    1.08  239.90    47.83
NASDAQ Listed OTC Companies(24)               22.98   7,529    59.2        24.01   14.08   22.43    2.71  230.74    38.57
Florida Companies(3)                          31.79   5,609    80.3        31.92   17.46   30.83    3.39    0.00    29.39
Mid-Atlantic Companies(11)                    20.00   6,654    47.9        20.33   12.51   19.16    4.41  177.50    48.18
Mid-West Companies(7)                         20.23   2,029    15.1        22.54   14.01   19.90    1.45  274.81    28.17
New England Companies(1)                      26.75  61,053   405.4        29.00   14.00   28.25   -5.31  239.90    38.96
South-East Companies(1)                       39.00   1,505    27.5        41.00   20.25   39.25   -0.64    0.00    60.82
Thrift Strategy(22)                           22.79   4,852    41.9        23.76   14.09   22.14    3.11  226.16    38.54
Diversified Strategy(1)                       26.75  61,053   405.4        29.00   14.00   28.25   -5.31  239.90    38.96
Companies Issuing Dividends(23)               23.39   7,767    61.2        24.48   14.11   22.85    2.58  230.74    38.57
Companies Without Dividends(1)                14.75   2,760    18.3        14.75   13.62   14.00    5.36    0.00     0.00
Equity/Assets 6-12%(16)                       23.40   9,632    74.3        24.58   14.20   22.89    2.71  230.74    35.02
Equity/Assets greater than 12%(8)             22.13   3,322    29.0        22.88   13.84   21.50    2.72    0.00    47.79
Actively Traded Companies(1)                  27.75   7,264    94.5        29.50   14.32   29.00   -4.31  177.50    50.00
Holding Company Structure(1)                  27.75   7,264    94.5        29.50   14.32   29.00   -4.31  177.50    50.00
Assets Over $1 Billion(5)                     29.00  21,577   161.1        29.80   15.56   28.77    1.24  208.70    39.93
Assets $500 Million-$1 Billion(4)             25.92   6,964    74.9        26.04   13.96   24.17    7.39    0.00    45.33
Assets $250-$500 Million(4)                   22.06   2,541    19.9        24.94   15.17   21.41    2.85  274.81    27.17
Assets less than $250 Million(11)             19.05   2,129    14.8        19.71   12.82   18.78    1.92    0.00    41.65
Goodwill Companies(9)                         27.77  15,815   123.9        29.52   15.56   26.86    3.99  230.74    42.36
Non-Goodwill Companies(15)                    20.03   2,429    19.4        20.62   13.18   19.70    1.93    0.00    35.53
MHC Institutions(24)                          22.98   7,529    59.2        24.01   14.08   22.43    2.71  230.74    38.57
MHC Converted Last 3 Months(1)                14.75   2,760    18.3        14.75   13.62   14.00    5.36    0.00     0.00

                                                   Current Per Share Financials
                                             -----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        --------   ------  -----  -------- ------
                                                 ($)     ($)    ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(22)                        0.67    0.99   13.00   12.70   122.58
BIF-Insured Thrifts(2)                          0.81    0.73    9.79    9.78   101.80
NASDAQ Listed OTC Companies(24)                 0.68    0.97   12.69   12.42   120.60
Florida Companies(3)                            1.12    1.55   15.33   15.09   165.24
Mid-Atlantic Companies(11)                      0.48    0.71   11.63   11.16    99.12
Mid-West Companies(7)                           0.63    1.01   12.27   12.25   128.12
New England Companies(1)                        1.39    1.03   10.93   10.92   128.90
South-East Companies(1)                         1.00    1.41   19.69   19.69   148.17
Thrift Strategy(22)                             0.65    0.96   12.78   12.50   120.19
Diversified Strategy(1)                         1.39    1.03   10.93   10.92   128.90
Companies Issuing Dividends(23)                 0.70    0.98   12.61   12.33   122.49
Companies Without Dividends(1)                  0.32    0.67   14.36   14.36    82.97
Equity/Assets 6-12%(16)                         0.73    1.06   12.55   12.22   139.64
Equity/Assets greater than 12%(8)               0.59    0.79   12.97   12.83    82.54
Actively Traded Companies(1)                    0.80    1.25   13.39   11.94   142.18
Holding Company Structure(1)                    0.80    1.25   13.39   11.94   142.18
Assets Over $1 Billion(5)                       1.12    1.34   13.21   12.33   152.67
Assets $500 Million-$1 Billion(4)               0.72    0.91   12.97   12.61   113.62
Assets $250-$500 Million(4)                     0.76    1.19   13.00   12.97   147.88
Assets less than $250 Million(11)               0.39    0.68   12.17   12.17    92.99
Goodwill Companies(9)                           0.95    1.18   12.96   12.26   141.98
Non-Goodwill Companies(15)                      0.52    0.84   12.53   12.53   107.45
MHC Institutions(24)                            0.68    0.97   12.69   12.42   120.60
MHC Converted Last 3 Months(1)                  0.32    0.67   14.36   14.36    82.97

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 15, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)                % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             49.87  97,336 4,854.1        53.19   25.00   49.69    0.36  165.97    53.45
CSA   Coast Savings Financial of CA           45.19  18,616   841.3        48.75   30.25   45.81   -1.35  290.92    23.40
CFB   Commercial Federal Corp. of NE          40.56  21,553   874.2        40.94   25.33   39.44    2.84  999.19    26.75
DME   Dime Bancorp, Inc. of NY*               19.37 103,719 2,009.0        20.25   12.87   19.56   -0.97   92.54    31.32
DSL   Downey Financial Corp. of CA            21.69  26,733   579.8        23.75   15.40   21.75   -0.28   99.72    16.05
FRC   First Republic Bancorp of CA*           24.75   9,693   239.9        24.81   12.87   24.12    2.61  450.00    47.76
FED   FirstFed Fin. Corp. of CA               33.75  10,575   356.9        34.62   17.75   33.37    1.14  108.98    53.41
GSB   Glendale Fed. Bk, FSB of CA             28.63  50,306 1,440.3        28.00   17.50   28.75   -0.42   76.18    23.14
GDW   Golden West Fin. Corp. of CA            78.94  56,739 4,479.0        84.62   55.00   79.06   -0.15  201.41    25.06
GPT   GreenPoint Fin. Corp. of NY*            64.00  45,044 2,882.8        66.56   35.50   64.12   -0.19    N.A.    34.74
WES   Westcorp Inc. of Orange CA              19.87  26,195   520.5        23.87   13.25   20.19   -1.58  171.08    -9.19


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              21.62   2,731    59.0        22.25   12.37   21.88   -1.19    N.A.    45.39
BKC   American Bank of Waterbury CT*          37.75   2,306    87.1        39.00   25.87   37.87   -0.32  101.33    34.82
BFD   BostonFed Bancorp of MA                 19.50   5,947   116.0        19.94   11.87   19.62   -0.61    N.A.    32.20
CFX   CFX Corp of NH*                         18.87  13,144   248.0        21.00   12.50   19.00   -0.68   58.57    21.74
CBK   Citizens First Fin.Corp. of IL          16.75   2,594    43.4        16.87   10.50   16.75    0.00    N.A.    16.56
ESX   Essex Bancorp of VA(8)                   2.00   1,057     2.1         2.37    1.00    1.56   28.21  -88.06    -8.68
FCB   Falmouth Co-Op Bank of MA*              17.00   1,455    24.7        17.50   11.00   17.00    0.00    N.A.    29.57
FAB   FirstFed America Bancorp of MA          18.94   8,707   164.9        19.00   13.62   18.87    0.37    N.A.     N.A.
GAF   GA Financial Corp. of PA                17.25   7,985   137.7        19.50   11.62   17.00    1.47    N.A.    14.09
JSB   JSB Financial, Inc. of NY               44.56   9,845   438.7        46.50   33.12   44.40    0.36  287.48    17.26
KNK   Kankakee Bancorp of IL                  29.87   1,425    42.6        30.75   19.12   29.50    1.25  198.70    20.69
KYF   Kentucky First Bancorp of KY            12.62   1,319    16.6        15.12   10.56   12.25    3.02    N.A.    16.10
NYB   New York Bancorp, Inc. of NY            30.87  21,591   666.5        32.00   15.12   31.06   -0.61  335.40    59.37
PDB   Piedmont Bancorp of NC                  11.00   2,751    30.3        19.12    9.25   11.12   -1.08    N.A.     4.76
SSB   Scotland Bancorp of NC                  17.00   1,914    32.5        17.19   12.00   17.19   -1.11    N.A.    20.40
SZB   SouthFirst Bancshares of AL             16.37     821    13.4        17.25   12.25   17.00   -3.71    N.A.    23.55
SRN   Southern Banc Company of AL             15.50   1,230    19.1        15.75   12.25   15.75   -1.59    N.A.    18.14
SSM   Stone Street Bancorp of NC              21.50   1,898    40.8        27.25   16.75   21.31    0.89    N.A.     4.88
TSH   Teche Holding Company of LA             18.75   3,438    64.5        19.37   12.87   18.12    3.48    N.A.    30.48
FTF   Texarkana Fst. Fin. Corp of AR          22.50   1,790    40.3        23.00   13.62   22.37    0.58    N.A.    43.95
THR   Three Rivers Fin. Corp. of MI           16.25     824    13.4        16.62   12.62   16.00    1.56    N.A.    16.07
TBK   Tolland Bank of CT*                     15.50   1,560    24.2        17.00    7.59   16.12   -3.85  113.79    72.22
WSB   Washington SB, FSB of MD                 7.00   4,247    29.7         7.37    4.38    6.69    4.63  460.00    43.74


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             36.00     698    25.1        36.25   26.19   36.25   -0.69    N.A.    26.32
AFED  AFSALA Bancorp, Inc. of NY              15.87   1,455    23.1        16.12   11.31   15.63    1.54    N.A.    32.25
ALBK  ALBANK Fin. Corp. of Albany NY          37.12  12,825   476.1        41.00   27.00   37.25   -0.35   59.66    18.33
AMFC  AMB Financial Corp. of IN               15.00     964    14.5        15.00   10.25   15.00    0.00    N.A.    13.21
ASBP  ASB Financial Corp. of OH               12.37   1,721    21.3        18.25   11.50   12.25    0.98    N.A.    -4.85
ABBK  Abington Savings Bank of MA*            29.25   1,852    54.2        31.00   16.50   30.25   -3.31  341.84    50.00
AABC  Access Anytime Bancorp of NM             6.62   1,193     7.9         6.75    5.25    6.50    1.85   -1.93    20.36
AFBC  Advance Fin. Bancorp of WV              15.37   1,084    16.7        16.00   12.75   15.25    0.79    N.A.     N.A.
AADV  Advantage Bancorp of WI                 44.25   3,234   143.1        44.25   31.25   42.00    5.36  380.98    37.21
AFCB  Affiliated Comm BC, Inc of MA           25.00   6,465   161.6        25.25   15.20   24.75    1.01    N.A.    46.20
ALBC  Albion Banc Corp. of Albion NY          24.25     250     6.1        24.25   16.50   23.62    2.67   86.54    44.78
ABCL  Allied Bancorp of IL                    31.37   5,345   167.7        31.37   23.25   31.37    0.00  213.70    25.48
ATSB  AmTrust Capital Corp. of IN             12.62     526     6.6        12.75    8.75   12.62    0.00    N.A.    26.20


                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               1.98    3.16   20.35   17.34   488.33
CSA   Coast Savings Financial of CA             0.99    2.48   24.06   23.76   488.97
CFB   Commercial Federal Corp. of NE            2.05    2.89   19.77   17.53   329.27
DME   Dime Bancorp, Inc. of NY*                 1.05    1.33   10.21    9.74   193.67
DSL   Downey Financial Corp. of CA              0.86    1.43   15.26   15.05   220.16
FRC   First Republic Bancorp of CA*             1.56    1.33   16.56   16.55   230.89
FED   FirstFed Fin. Corp. of CA                 1.13    2.07   19.14   18.93   396.52
GSB   Glendale Fed. Bk, FSB of CA               0.79    1.85   17.82   15.84   322.39
GDW   Golden West Fin. Corp. of CA              6.74    8.22   43.90   43.90   689.03
GPT   GreenPoint Fin. Corp. of NY*              3.17    3.09   30.44   17.11   295.27
WES   Westcorp Inc. of Orange CA                1.11    0.55   12.71   12.67   140.42


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                0.47    0.47   16.70   16.70    95.82
BKC   American Bank of Waterbury CT*            3.13    2.69   21.77   20.90   262.73
BFD   BostonFed Bancorp of MA                   0.64    0.88   14.08   13.60   158.23
CFX   CFX Corp of NH*                           1.10    1.31   10.52    9.84   141.44
CBK   Citizens First Fin.Corp. of IL            0.30    0.59   14.74   14.74   104.69
ESX   Essex Bancorp of VA(8)                   -0.05    0.05    0.49    0.31   179.83
FCB   Falmouth Co-Op Bank of MA*                0.52    0.49   15.40   15.40    64.49
FAB   FirstFed America Bancorp of MA           -0.21    0.50   14.26   14.26   117.25
GAF   GA Financial Corp. of PA                  0.80    1.02   14.25   14.10    93.89
JSB   JSB Financial, Inc. of NY                 2.75    2.61   34.47   34.47   155.50
KNK   Kankakee Bancorp of IL                    1.62    2.02   26.59   24.99   239.77
KYF   Kentucky First Bancorp of KY              0.53    0.70   10.86   10.86    67.42
NYB   New York Bancorp, Inc. of NY              1.98    2.32    7.73    7.73   152.08
PDB   Piedmont Bancorp of NC                   -0.19    0.30    7.42    7.42    44.62
SSB   Scotland Bancorp of NC                    0.51    0.62   13.44   13.44    36.30
SZB   SouthFirst Bancshares of AL               0.05    0.30   15.82   15.82   113.17
SRN   Southern Banc Company of AL               0.13    0.44   14.42   14.27    85.35
SSM   Stone Street Bancorp of NC                0.80    0.96   16.13   16.13    55.91
TSH   Teche Holding Company of LA               0.80    1.10   15.23   15.23   114.47
FTF   Texarkana Fst. Fin. Corp of AR            1.31    1.62   15.03   15.03    95.73
THR   Three Rivers Fin. Corp. of MI             0.61    0.88   15.22   15.22   110.64
TBK   Tolland Bank of CT*                       1.11    1.16   10.60   10.30   152.71
WSB   Washington SB, FSB of MD                  0.30    0.44    5.05    5.05    60.83


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               1.18    0.50   32.00   31.34   387.52
AFED  AFSALA Bancorp, Inc. of NY                0.61    0.61   14.05   14.05   102.70
ALBK  ALBANK Fin. Corp. of Albany NY            2.29    2.82   25.85   22.59   280.88
AMFC  AMB Financial Corp. of IN                 0.66    0.73   14.61   14.61    97.70
ASBP  ASB Financial Corp. of OH                 0.39    0.57   10.00   10.00    63.58
ABBK  Abington Savings Bank of MA*              2.16    1.92   18.73   16.87   270.66
AABC  Access Anytime Bancorp of NM             -0.45   -0.11    6.53    6.53    87.72
AFBC  Advance Fin. Bancorp of WV                0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                   1.27    2.81   29.05   27.16   315.25
AFCB  Affiliated Comm BC, Inc of MA             1.53    1.74   16.49   16.40   168.67
ALBC  Albion Banc Corp. of Albion NY            0.22    0.93   23.62   23.62   265.26
ABCL  Allied Bancorp of IL                      0.91    1.33   23.40   23.11   262.72
ATSB  AmTrust Capital Corp. of IN               0.40    0.26   13.73   13.58   135.04

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 15, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*         15.75   4,392    69.2        16.62    9.75   16.00   -1.56    N.A.    40.00
ASBI  Ameriana Bancorp of IN                  18.37   3,230    59.3        19.00   13.25   18.50   -0.70   99.02    14.81
AFFFZ America First Fin. Fund of CA(8)        39.31   6,011   236.3        39.56   28.00   39.31    0.00  109.65    29.95
ANBK  American Nat'l Bancorp of MD(8)         19.87   3,613    71.8        19.87   10.00   19.87    0.00    N.A.    63.94
ABCW  Anchor Bancorp Wisconsin of WI          53.00   4,524   239.8        53.50   33.00   50.50    4.95   80.46    48.25
ANDB  Andover Bancorp, Inc. of MA*            29.87   5,148   153.8        32.25   20.21   30.12   -0.83  177.86    16.59
ASFC  Astoria Financial Corp. of NY           46.50  20,978   975.5        48.75   26.25   47.12   -1.32   77.14    26.12
AVND  Avondale Fin. Corp. of IL               14.50   3,495    50.7        18.50   12.75   14.75   -1.69    N.A.   -15.30
BKCT  Bancorp Connecticut of CT*              30.00   2,534    76.0        30.00   21.25   27.25   10.09  242.86    33.33
BPLS  Bank Plus Corp. of CA                   11.50  19,308   222.0        13.75    9.62   11.44    0.52    N.A.     0.00
BWFC  Bank West Fin. Corp. of MI              15.00   1,753    26.3        15.12   10.25   15.00    0.00    N.A.    41.24
BANC  BankAtlantic Bancorp of FL              15.87  17,978   285.3        16.62    9.60   16.62   -4.51  205.19    48.32
BKUNA BankUnited SA of FL                     11.62   8,869   103.1        12.00    7.25   10.87    6.90  114.00    16.20
BKCO  Bankers Corp. of NJ(8)*                 27.25  12,392   337.7        30.12   17.94   28.75   -5.22  336.00    35.44
BVCC  Bay View Capital Corp. of CA            25.50  12,979   331.0        28.62   17.50   25.75   -0.97   29.11    20.34
BFSB  Bedford Bancshares of VA                24.75   1,142    28.3        25.25   16.50   24.25    2.06  135.71    40.47
BFFC  Big Foot Fin. Corp. of IL               16.75   2,513    42.1        17.50   12.31   17.50   -4.29    N.A.    28.85
BSBC  Branford SB of CT(8)*                    4.94   6,559    32.4         5.00    3.00    4.94    0.00  133.02    27.65
BYFC  Broadway Fin. Corp. of CA               10.50     835     8.8        11.25    9.00   10.50    0.00    N.A.    13.51
CBES  CBES Bancorp of MO                      17.87   1,025    18.3        17.87   12.62   17.69    1.02    N.A.    25.40
CCFH  CCF Holding Company of GA               16.50     820    13.5        17.12   12.25   17.12   -3.62    N.A.    11.86
CENF  CENFED Financial Corp. of CA            34.00   5,729   194.8        35.00   20.23   34.38   -1.11  116.84    27.87
CFSB  CFSB Bancorp of Lansing MI              26.00   5,096   132.5        27.00   16.32   27.00   -3.70  188.89    46.64
CKFB  CKF Bancorp of Danville KY              20.00     925    18.5        20.75   17.50   20.00    0.00    N.A.    -1.23
CNSB  CNS Bancorp of MO                       17.12   1,653    28.3        17.50   11.62   17.00    0.71    N.A.    13.23
CSBF  CSB Financial Group Inc of IL*          12.50     942    11.8        12.50    9.12   12.50    0.00    N.A.    23.52
CBCI  Calumet Bancorp of Chicago IL           40.50   2,111    85.5        41.37   27.75   41.37   -2.10  100.00    21.80
CAFI  Camco Fin. Corp. of OH                  18.50   3,215    59.5        19.25   14.05   18.50    0.00    N.A.    22.35
CMRN  Cameron Fin. Corp. of MO                17.25   2,627    45.3        18.00   14.00   17.50   -1.43    N.A.     7.81
CAPS  Capital Savings Bancorp of MO           16.00   1,892    30.3        18.25    9.62   16.00    0.00   20.75    23.08
CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.75   13.00   17.37    0.00    N.A.    29.92
CNY   Carver Bancorp, Inc. of NY              12.62   2,314    29.2        13.37    7.37   12.37    2.02  101.92    52.97
CASB  Cascade SB of Everett WA(8)             14.75   2,571    37.9        16.80   10.40   14.00    5.36   15.23    14.34
CATB  Catskill Fin. Corp. of NY*              16.31   4,720    77.0        17.00   10.56   17.00   -4.06    N.A.    16.50
CNIT  Cenit Bancorp of Norfolk VA             50.75   1,650    83.7        51.50   32.69   51.25   -0.98  219.58    22.29
CEBK  Central Co-Op. Bank of MA*              19.50   1,965    38.3        20.69   14.75   19.25    1.30  271.43    11.43
CENB  Century Bancshares of NC*               79.00     407    32.2        79.00   62.00   79.00    0.00    N.A.    21.54
CBSB  Charter Financial Inc. of IL            21.25   4,150    88.2        21.50   11.00   21.44   -0.89    N.A.    70.00
COFI  Charter One Financial of OH             53.06  46,186 2,450.6        57.94   35.83   52.37    1.32  203.20    26.33
CVAL  Chester Valley Bancorp of PA            21.75   2,054    44.7        24.00   14.10   24.00   -9.38   91.97    46.96
CTZN  CitFed Bancorp of Dayton OH             45.00   8,638   388.7        45.25   25.00   41.75    7.78  400.00    36.36
CLAS  Classic Bancshares of KY                14.50   1,320    19.1        15.00   11.25   14.75   -1.69    N.A.    24.78
CMSB  Cmnwealth Bancorp of PA                 17.50  17,096   299.2        17.50   10.50   16.75    4.48    N.A.    16.67
CBSA  Coastal Bancorp of Houston TX           29.75   4,972   147.9        30.87   18.00   30.25   -1.65    N.A.    30.08
CFCP  Coastal Fin. Corp. of SC                24.87   4,641   115.4        27.75   14.25   25.50   -2.47  148.70    57.90
CMSV  Commty. Svgs, MHC of FL (48.5)          25.62   5,090    60.6        26.00   16.00   25.75   -0.50    N.A.    24.98
CBNH  Community Bankshares Inc of NH(8)*      39.37   2,489    98.0        40.25   18.50   39.12    0.64  949.87    92.05
CFTP  Community Fed. Bancorp of MS            18.37   4,629    85.0        20.00   13.00   17.75    3.49    N.A.     8.06
CFFC  Community Fin. Corp. of VA              21.75   1,275    27.7        23.50   20.50   22.75   -4.40  210.71     4.82
CFBC  Community First Bnkg Co. of GA          34.19   2,414    82.5        34.87   31.87   34.00    0.56    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            15.00     949    14.2        15.37   10.00   15.25   -1.64    N.A.    32.39
COOP  Cooperative Bk.for Svgs. of NC          24.50   1,492    36.6        27.00   16.75   24.50    0.00  145.00    20.99
CRZY  Crazy Woman Creek Bncorp of WY          14.12     955    13.5        14.25   10.25   13.87    1.80    N.A.    17.67
DNFC  D&N Financial Corp. of MI               19.00   8,191   155.6        19.50   12.75   19.25   -1.30  117.14    13.43
DCBI  Delphos Citizens Bancorp of OH          15.87   2,039    32.4        16.62   11.75   15.75    0.76    N.A.    32.25

                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*             -0.65   -0.65   13.85   13.85   108.86
ASBI  Ameriana Bancorp of IN                       0.75    1.05   13.49   13.48   123.14
AFFFZ America First Fin. Fund of CA(8)             5.51    6.76   30.76   30.38   364.44
ANBK  American Nat'l Bancorp of MD(8)              0.37    0.86   12.54   12.54   139.86
ABCW  Anchor Bancorp Wisconsin of WI               3.10    3.99   26.49   25.99   425.70
ANDB  Andover Bancorp, Inc. of MA*                 2.57    2.65   19.59   19.59   243.00
ASFC  Astoria Financial Corp. of NY                1.96    2.80   28.59   24.01   365.36
AVND  Avondale Fin. Corp. of IL                   -0.85   -2.63   15.85   15.85   173.75
BKCT  Bancorp Connecticut of CT*                   2.15    2.03   17.32   17.32   169.05
BPLS  Bank Plus Corp. of CA                       -0.46    0.04    9.27    9.26   183.03
BWFC  Bank West Fin. Corp. of MI                   0.53    0.47   12.89   12.89    88.80
BANC  BankAtlantic Bancorp of FL                   1.22    0.89    8.54    7.02   151.88
BKUNA BankUnited SA of FL                          0.29    0.48    7.59    6.15   203.77
BKCO  Bankers Corp. of NJ(8)*                      2.12    2.27   16.42   16.18   207.14
BVCC  Bay View Capital Corp. of CA                 0.97    1.58   15.12   12.69   238.56
BFSB  Bedford Bancshares of VA                     1.14    1.46   16.80   16.80   118.61
BFFC  Big Foot Fin. Corp. of IL                    0.04    0.35   14.34   14.34    84.46
BSBC  Branford SB of CT(8)*                        0.32    0.32    2.64    2.64    28.44
BYFC  Broadway Fin. Corp. of CA                   -0.39    0.10   16.35   16.35   142.23
CBES  CBES Bancorp of MO                           0.69    0.86   17.08   17.08    92.90
CCFH  CCF Holding Company of GA                    0.05    0.07   14.36   14.36   122.93
CENF  CENFED Financial Corp. of CA                 1.98    2.82   20.85   20.81   400.68
CFSB  CFSB Bancorp of Lansing MI                   1.37    1.73   12.65   12.65   165.90
CKFB  CKF Bancorp of Danville KY                   1.17    0.86   15.75   15.75    65.74
CNSB  CNS Bancorp of MO                            0.31    0.47   14.73   14.73    59.35
CSBF  CSB Financial Group Inc of IL*               0.21    0.32   12.77   12.04    50.95
CBCI  Calumet Bancorp of Chicago IL                2.72    3.45   36.46   36.46   235.23
CAFI  Camco Fin. Corp. of OH                       0.94    1.11   14.24   13.10   146.95
CMRN  Cameron Fin. Corp. of MO                     0.78    0.97   17.18   17.18    79.22
CAPS  Capital Savings Bancorp of MO                0.82    1.15   11.28   11.28   128.18
CFNC  Carolina Fincorp of NC*                      0.65    0.61   13.92   13.92    58.71
CNY   Carver Bancorp, Inc. of NY                  -0.74    0.01   14.93   14.32   178.81
CASB  Cascade SB of Everett WA(8)                  0.61    0.77    8.46    8.46   137.04
CATB  Catskill Fin. Corp. of NY*                   0.85    0.86   15.08   15.08    60.22
CNIT  Cenit Bancorp of Norfolk VA                  3.75    3.44   31.12   28.58   430.03
CEBK  Central Co-Op. Bank of MA*                   1.44    1.46   17.07   15.20   163.33
CENB  Century Bancshares of NC*                    4.31    4.36   73.51   73.51   245.57
CBSB  Charter Financial Inc. of IL                 1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH                  2.98    3.73   21.15   19.80   315.35
CVAL  Chester Valley Bancorp of PA                 0.87    1.28   12.72   12.72   148.58
CTZN  CitFed Bancorp of Dayton OH                  1.94    2.73   22.83   20.57   358.59
CLAS  Classic Bancshares of KY                     0.45    0.62   14.67   12.38    99.66
CMSB  Cmnwealth Bancorp of PA                      0.69    0.88   12.89   10.08   133.89
CBSA  Coastal Bancorp of Houston TX                1.45    2.52   19.85   16.50   596.15
CFCP  Coastal Fin. Corp. of SC                     0.95    1.04    6.68    6.68   108.33
CMSV  Commty. Svgs, MHC of FL (48.5)               0.81    1.22   15.05   15.05   134.05
CBNH  Community Bankshares Inc of NH(8)*           2.17    1.73   17.31   17.31   247.44
CFTP  Community Fed. Bancorp of MS                 0.63    0.75   14.92   14.92    44.51
CFFC  Community Fin. Corp. of VA                   1.32    1.67   18.86   18.86   137.58
CFBC  Community First Bnkg Co. of GA               0.42    0.82   27.66   27.66   168.47
CIBI  Community Inv. Bancorp of OH                 0.66    0.98   11.82   11.82   102.68
COOP  Cooperative Bk.for Svgs. of NC              -1.80    0.45   18.03   18.03   236.22
CRZY  Crazy Woman Creek Bncorp of WY               0.58    0.71   14.67   14.67    56.83
DNFC  D&N Financial Corp. of MI                    1.10    1.45   10.95   10.84   196.42
DCBI  Delphos Citizens Bancorp of OH               0.72    0.72   14.93   14.93    52.56

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 15, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY            19.06  13,093   249.6        20.00   12.75   18.94    0.63    N.A.    29.22
DIBK  Dime Financial Corp. of CT*             26.50   5,147   136.4        28.00   15.12   26.62   -0.45  152.38    53.62
EGLB  Eagle BancGroup of IL                   16.62   1,238    20.6        16.87   11.50   16.50    0.73    N.A.    11.77
EBSI  Eagle Bancshares of Tucker GA           16.87   4,552    76.8        18.50   13.62   17.50   -3.60  132.69     8.84
EGFC  Eagle Financial Corp. of CT             32.75   6,279   205.6        34.50   24.00   33.31   -1.68  274.29     7.38
ETFS  East Texas Fin. Serv. of TX             19.25   1,025    19.7        19.25   14.50   18.53    3.89    N.A.    17.59
EMLD  Emerald Financial Corp of OH            14.00   5,062    70.9        15.00   10.50   14.25   -1.75    N.A.    24.44
EIRE  Emerald Island Bancorp, MA*             21.00   2,246    47.2        21.00   11.60   20.37    3.09  175.59    31.25
EFBC  Empire Federal Bancorp of MT            15.25   2,592    39.5        15.50   12.50   15.12    0.86    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           19.50   2,011    39.2        20.50   12.75   20.50   -4.88    N.A.    34.48
EQSB  Equitable FSB of Wheaton MD             37.50     602    22.6        39.25   24.50   38.75   -3.23    N.A.    32.74
FFFG  F.F.O. Financial Group of FL(8)          5.44   8,446    45.9         5.50    2.62    5.50   -1.09  -34.54    61.42
FCBF  FCB Fin. Corp. of Neenah WI             27.00   2,464    66.5        28.00   17.00   27.00    0.00    N.A.    45.95
FFBS  FFBS Bancorp of Columbus MS             24.00   1,557    37.4        26.00   20.25   24.00    0.00    N.A.     4.35
FFDF  FFD Financial Corp. of OH               15.50   1,455    22.6        15.63   10.12   15.50    0.00    N.A.    16.98
FFLC  FFLC Bancorp of Leesburg FL             29.00   2,318    67.2        29.37   18.25   27.75    4.50    N.A.    34.88
FFFC  FFVA Financial Corp. of VA              29.25   4,521   132.2        31.00   17.00   30.00   -2.50    N.A.    42.68
FFWC  FFW Corporation of Wabash IN            28.00     697    19.5        29.25   19.50   28.75   -2.61    N.A.    27.97
FFYF  FFY Financial Corp. of OH               28.13   4,145   116.6        28.25   23.87   27.50    2.29    N.A.    11.14
FMCO  FMS Financial Corp. of NJ               26.00   2,388    62.1        31.50   15.50   26.00    0.00  188.89    42.47
FFHH  FSF Financial Corp. of MN               18.12   3,033    55.0        18.25   11.50   17.75    2.08    N.A.    19.84
FOBC  Fed One Bancorp of Wheeling WV          21.25   2,373    50.4        22.00   14.25   22.00   -3.41  112.50    34.92
FBCI  Fidelity Bancorp of Chicago IL          21.50   2,792    60.0        21.50   16.25   21.50    0.00    N.A.    26.47
FSBI  Fidelity Bancorp, Inc. of PA            21.25   1,550    32.9        21.70   15.23   21.25    0.00  174.90    16.89
FFFL  Fidelity FSB, MHC of FL (47.4)          24.00   6,766    76.5        24.00   12.37   22.25    7.87    N.A.    35.21
FFED  Fidelity Fed. Bancorp of IN              9.25   2,490    23.0        11.75    7.50    8.87    4.28   31.21    -5.13
FFOH  Fidelity Financial of OH                16.12   5,579    89.9        16.37    9.62   15.63    3.13    N.A.    40.17
FIBC  Financial Bancorp, Inc. of NY           20.62   1,722    35.5        21.00   14.00   20.25    1.83    N.A.    37.47
FBSI  First Bancshares of MO                  24.00   1,160    27.8        25.25   15.00   24.25   -1.03   88.24    44.40
FBBC  First Bell Bancorp of PA                16.37   6,511   106.6        17.37   13.12   16.37    0.00    N.A.    23.55
FBER  First Bergen Bancorp of NJ              19.25   3,000    57.8        19.50    9.75   19.25    0.00    N.A.    67.39
SKBO  First Carnegie,MHC of PA(45.0)          13.50   2,300    14.0        14.75   11.62   13.87   -2.67    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD(8)           34.00   2,951   100.3        36.50   16.12   34.50   -1.45  291.25    86.30
FSTC  First Citizens Corp of GA               30.00   1,829    54.9        30.50   20.75   29.50    1.69  140.00    18.81
FCME  First Coastal Corp. of ME*              10.62   1,359    14.4        11.25    5.87   10.63   -0.09    N.A.    37.03
FFBA  First Colorado Bancorp of Co            17.50  16,561   289.8        20.12   13.50   17.75   -1.41  430.30     2.94
FDEF  First Defiance Fin.Corp. of OH          15.12   9,341   141.2        15.50   10.50   15.06    0.40    N.A.    22.23
FESX  First Essex Bancorp of MA*              16.50   7,504   123.8        18.25   11.00   16.62   -0.72  175.00    25.76
FFES  First FS&LA of E. Hartford CT           31.87   2,676    85.3        31.87   18.00   31.25    1.98  390.31    38.57
FFSX  First FS&LA. MHC of IA (46.0)           25.00   2,828    21.7        35.00   20.75   24.25    3.09  274.81    28.21
BDJI  First Fed. Bancorp. of MN               21.75     683    14.9        21.75   13.75   21.00    3.57    N.A.    17.57
FFBH  First Fed. Bancshares of AR             21.12   4,896   103.4        21.62   13.75   21.25   -0.61    N.A.    33.08
FTFC  First Fed. Capital Corp. of WI          24.25   9,141   221.7        26.50   13.00   24.00    1.04  223.33    54.75
FFKY  First Fed. Fin. Corp. of KY             22.25   4,170    92.8        23.00   17.75   21.75    2.30   41.27     9.88
FFBZ  First Federal Bancorp of OH             18.25   1,572    28.7        19.50   11.75   18.00    1.39   82.50    14.06
FFCH  First Fin. Holdings Inc. of SC          31.25   6,357   198.7        34.50   18.75   31.25    0.00  155.10    38.89
FFBI  First Financial Bancorp of IL           18.25     415     7.6        18.75   15.50   18.25    0.00    N.A.    15.00
FFHC  First Financial Corp. of WI(8)          31.37  36,209 1,135.9        32.12   18.00   31.25    0.38   99.17    28.04
FFHS  First Franklin Corp. of OH              20.00   1,192    23.8        21.00   14.25   20.00    0.00   52.44    21.21
FGHC  First Georgia Hold. Corp of GA           7.25   3,052    22.1         8.25    4.17    7.06    2.69   89.30    27.87
FSPG  First Home Bancorp of NJ                20.00   2,708    54.2        20.12   13.31   19.87    0.65  233.33    44.20
FFSL  First Independence Corp. of KS          12.75     997    12.7        13.12    9.25   12.75    0.00    N.A.    22.95
FISB  First Indiana Corp. of IN               20.75  10,561   219.1        24.30   17.37   21.50   -3.49   53.70    -3.04
FKFS  First Keystone Fin. Corp of PA          27.12   1,228    33.3        27.12   16.75   26.37    2.84    N.A.    40.88
FLKY  First Lancaster Bncshrs of KY           15.25     959    14.6        16.25   13.87   15.25    0.00    N.A.     4.31

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY             0.94    1.01   14.58   12.56   100.44
DIBK  Dime Financial Corp. of CT*              2.82    2.83   13.52   13.08   169.78
EGLB  Eagle BancGroup of IL                   -0.12    0.27   16.69   16.69   140.80
EBSI  Eagle Bancshares of Tucker GA            0.80    1.09   12.74   12.74   146.35
EGFC  Eagle Financial Corp. of CT              0.19    1.13   22.02   17.19   320.65
ETFS  East Texas Fin. Serv. of TX              0.34    0.70   19.97   19.97   109.95
EMLD  Emerald Financial Corp of OH             0.81    1.00    9.03    8.89   119.14
EIRE  Emerald Island Bancorp, MA*              1.52    1.60   13.39   13.39   189.23
EFBC  Empire Federal Bancorp of MT             0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH            0.81    0.90   15.74   15.72   127.65
EQSB  Equitable FSB of Wheaton MD              2.20    3.52   24.92   24.92   491.70
FFFG  F.F.O. Financial Group of FL(8)          0.25    0.36    2.46    2.46    37.89
FCBF  FCB Fin. Corp. of Neenah WI              0.99    1.17   19.25   19.25   110.06
FFBS  FFBS Bancorp of Columbus MS              0.96    1.21   16.05   16.05    82.64
FFDF  FFD Financial Corp. of OH                0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL              1.06    1.53   22.51   22.51   167.00
FFFC  FFVA Financial Corp. of VA               1.32    1.60   16.29   15.95   123.62
FFWC  FFW Corporation of Wabash IN             1.98    2.46   22.75   22.75   227.32
FFYF  FFY Financial Corp. of OH                1.28    1.82   19.82   19.82   144.57
FMCO  FMS Financial Corp. of NJ                1.56    2.29   15.24   14.97   232.38
FFHH  FSF Financial Corp. of MN                0.78    0.99   14.16   14.16   124.71
FOBC  Fed One Bancorp of Wheeling WV           0.99    1.41   16.63   15.86   150.32
FBCI  Fidelity Bancorp of Chicago IL           0.95    1.33   18.22   18.18   175.45
FSBI  Fidelity Bancorp, Inc. of PA             1.08    1.72   15.83   15.83   234.39
FFFL  Fidelity FSB, MHC of FL (47.4)           0.49    0.78   12.08   11.98   136.99
FFED  Fidelity Fed. Bancorp of IN              0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH                 0.51    0.75   12.17   10.74    94.06
FIBC  Financial Bancorp, Inc. of NY            0.87    1.55   15.35   15.28   164.04
FBSI  First Bancshares of MO                   1.18    1.45   19.80   19.77   137.97
FBBC  First Bell Bancorp of PA                 1.06    1.23   10.78   10.78   109.72
FBER  First Bergen Bancorp of NJ               0.38    0.66   13.47   13.47    94.92
SKBO  First Carnegie,MHC of PA(45.0)           0.24    0.35   10.21   10.21    65.23
FCIT  First Cit. Fin. Corp of MD(8)            1.20    1.78   14.95   14.95   234.41
FSTC  First Citizens Corp of GA                1.45    1.44   16.29   12.22   178.44
FCME  First Coastal Corp. of ME*               4.50    4.36   10.35   10.35   112.13
FFBA  First Colorado Bancorp of Co             0.84    0.82   11.60   11.60    91.15
FDEF  First Defiance Fin.Corp. of OH           0.43    0.59   12.60   12.60    59.12
FESX  First Essex Bancorp of MA*               1.32    1.15   11.57   10.05   165.97
FFES  First FS&LA of E. Hartford CT            1.52    2.50   23.63   23.63   367.56
FFSX  First FS&LA. MHC of IA (46.0)            0.69    1.19   13.74   13.63   165.69
BDJI  First Fed. Bancorp. of MN                0.49    1.02   17.62   17.62   157.71
FFBH  First Fed. Bancshares of AR              0.81    1.11   16.36   16.36   109.31
FTFC  First Fed. Capital Corp. of WI           1.18    1.37   10.64    9.97   167.40
FFKY  First Fed. Fin. Corp. of KY              1.14    1.36   12.40   11.68    90.50
FFBZ  First Federal Bancorp of OH              0.88    1.23    9.66    9.65   128.03
FFCH  First Fin. Holdings Inc. of SC           1.43    2.10   16.03   16.03   262.26
FFBI  First Financial Bancorp of IL           -0.85    0.94   17.63   17.63   203.69
FFHC  First Financial Corp. of WI(8)           1.51    2.03   11.67   11.37   163.81
FFHS  First Franklin Corp. of OH               0.36    1.21   17.17   17.06   190.39
FGHC  First Georgia Hold. Corp of GA           0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ                 1.64    2.14   12.85   12.64   192.91
FFSL  First Independence Corp. of KS           0.47    0.75   11.60   11.60   111.21
FISB  First Indiana Corp. of IN                1.17    1.43   13.77   13.60   144.00
FKFS  First Keystone Fin. Corp of PA           1.35    1.93   19.09   19.09   261.24
FLKY  First Lancaster Bncshrs of KY            0.46    0.56   14.44   14.44    42.18

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 15, 1997

                                             Market Capitalization                     Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FLFC  First Liberty Fin. Corp. of GA          22.50   7,725   173.8        23.75   13.83   23.25   -3.23  342.91    22.48
CASH  First Midwest Fin. Corp. of IA          17.37   2,734    47.5        17.87   15.00   17.37    0.00    N.A.    13.31
FMBD  First Mutual Bancorp of IL              16.12   3,507    56.5        16.12   12.62   15.50    4.00    N.A.     7.47
FMSB  First Mutual SB of Bellevue WA*         21.75   2,702    58.8        22.25   11.59   20.62    5.48  180.65    36.71
FNGB  First Northern Cap. Corp of WI          26.87   4,417   118.7        26.87   15.25   25.75    4.35   84.55    65.35
FFPB  First Palm Beach Bancorp of FL          32.75   5,031   164.8        34.00   21.50   33.25   -1.50    N.A.    38.65
FSLA  First SB SLA MHC of NJ (47.5)           27.75   7,264    94.5        29.50   14.32   29.00   -4.31  177.50    50.00
FSNJ  First SB of NJ, MHC (45.9)(8)           32.50   3,064    45.7        34.00   14.00   32.75   -0.76    N.A.    41.30
SOPN  First SB, SSB, Moore Co. of NC          20.50   3,679    75.4        24.00   16.75   21.25   -3.53    N.A.     9.33
FWWB  First Savings Bancorp of WA*            24.50  10,519   257.7        24.75   16.00   24.62   -0.49    N.A.    33.37
SHEN  First Shenango Bancorp of PA            27.75   2,072    57.5        29.25   20.25   28.50   -2.63    N.A.    23.33
FSFC  First So.east Fin. Corp. of SC(8)       14.00   4,388    61.4        14.87    9.12   14.00    0.00    N.A.    49.25
FBNW  FirstBank Corp of Clarkston WA          18.25   1,984    36.2        19.00   15.50   18.25    0.00    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                  16.53   1,148    19.0        18.50   12.50   18.13   -8.83    N.A.    32.24
FSPT  FirstSpartan Fin. Corp. of SC           35.75   4,430   158.4        37.00   35.00   35.62    0.36    N.A.     N.A.
FLAG  Flag Financial Corp of GA               14.25   2,037    29.0        14.87    9.75   14.75   -3.39   45.41    32.56
FLGS  Flagstar Bancorp, Inc of MI             19.25  13,670   263.1        20.00   13.00    0.00   -1.00    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*              20.75   7,979   165.6        23.50   17.37   20.31    2.17    N.A.    14.51
FBHC  Fort Bend Holding Corp. of TX           31.75     827    26.3        32.00   16.87   30.75    3.25    N.A.    24.51
FTSB  Fort Thomas Fin. Corp. of KY            10.50   1,495    15.7        14.75    9.25   11.00   -4.55    N.A.   -28.18
FKKY  Frankfort First Bancorp of KY            9.38   3,385    31.8        12.25    8.00    9.25    1.41    N.A.   -17.50
FTNB  Fulton Bancorp of MO                    20.00   1,719    34.4        20.37   12.50   19.75    1.27    N.A.    30.12
GFSB  GFS Bancorp of Grinnell IA              13.37     988    13.2        14.25   10.12   13.37    0.00    N.A.    25.89
GUPB  GFSB Bancorp of Gallup NM               19.00     839    15.9        19.75   13.50   19.00    0.00    N.A.    19.72
GSLA  GS Financial Corp. of LA                15.75   3,438    54.1        16.12   13.37   15.25    3.28    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               14.66   2,248    33.0        14.87   14.25   14.37    2.02    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                17.62   1,076    19.0        18.25   13.00   17.75   -0.73    N.A.    23.65
GBCI  Glacier Bancorp of MT                   18.50   6,812   126.0        20.25   14.33   18.50    0.00  283.02    13.29
GFCO  Glenway Financial Corp. of OH           24.50   1,140    27.9        27.00   18.25   27.00   -9.26    N.A.    19.51
GTPS  Great American Bancorp of IL            17.37   1,760    30.6        17.50   13.25   17.50   -0.74    N.A.    17.29
GTFN  Great Financial Corp. of KY             33.25  13,791   458.6        35.12   26.81   33.25    0.00    N.A.    14.18
GSBC  Great Southern Bancorp of MO            16.87   8,105   136.7        18.00   13.62   16.75    0.72  477.74    -5.28
GDVS  Greater DV SB,MHC of PA (19.9)*         16.25   3,272    10.6        16.50    9.25   15.12    7.47    N.A.    56.70
GSFC  Green Street Fin. Corp. of NC           17.50   4,298    75.2        18.87   13.37   17.25    1.45    N.A.    12.90
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       18.75   3,125    18.2        20.50    9.75   18.25    2.74    N.A.    55.47
HCBB  HCB Bancshares of AR                    14.00   2,645    37.0        14.12   12.62   13.87    0.94    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  14.87   6,282    93.4        15.87    9.25   15.25   -2.49    N.A.    33.72
HFFC  HF Financial Corp. of SD                22.37   2,979    66.6        22.37   14.75   21.88    2.24  347.40    29.23
HFNC  HFNC Financial Corp. of NC              16.00  17,192   275.1        22.06   14.87   16.25   -1.54    N.A.   -10.46
HMNF  HMN Financial, Inc. of MN               24.87   4,212   104.8        25.75   15.37   24.75    0.48    N.A.    37.25
HALL  Hallmark Capital Corp. of WI            22.50   1,443    32.5        23.75   14.50   22.75   -1.10    N.A.    26.76
HARB  Harbor FSB, MHC of FL (46.0)            45.75   4,970   103.9        45.75   24.00   44.50    2.81    N.A.    27.97
HRBF  Harbor Federal Bancorp of MD            19.12   1,693    32.4        20.00   12.75   20.00   -4.40   91.20    21.40
HFSA  Hardin Bancorp of Hardin MO             16.50     859    14.2        16.75   11.25   16.75   -1.49    N.A.    32.00
HARL  Harleysville SA of PA                   25.00   1,652    41.3        25.00   14.00   25.00    0.00   40.85    58.23
HFGI  Harrington Fin. Group of IN             11.50   3,257    37.5        13.00    9.75   11.75   -2.13    N.A.     6.98
HARS  Harris SB, MHC of PA (24.2)             26.00  11,223    70.6        26.00   14.75   24.75    5.05    N.A.    42.47
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.00   2,025    30.4        19.00   14.75   15.75   -4.76    N.A.   -20.51
HHFC  Harvest Home Fin. Corp. of OH           11.75     935    11.0        13.75    9.25   12.75   -7.84    N.A.    20.51
HAVN  Haven Bancorp of Woodhaven NY           36.62   4,377   160.3        38.37   25.56   36.25    1.02    N.A.    27.95
HVFD  Haverfield Corp. of OH(8)               26.50   1,906    50.5        27.37   17.00   26.75   -0.93   70.97    38.60
HTHR  Hawthorne Fin. Corp. of CA              15.63   2,629    41.1        16.12    6.62   15.00    4.20  -43.16    92.25
HMLK  Hemlock Fed. Fin. Corp. of IL           15.50   2,076    32.2        15.50   12.50   15.25    1.64    N.A.     N.A.
HBNK  Highland Federal Bank of CA             27.25   2,300    62.7        27.25   14.25   25.62    6.36    N.A.    60.29
HIFS  Hingham Inst. for Sav. of MA*           23.06   1,303    30.0        25.25   14.25   23.25   -0.82  405.70    22.99

                                                    Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FLFC  First Liberty Fin. Corp. of GA             1.20    0.93   11.87   10.62   161.56
CASH  First Midwest Fin. Corp. of IA             0.99    1.29   15.70   13.89   135.40
FMBD  First Mutual Bancorp of IL                 0.10    0.32   15.30   11.59   119.10
FMSB  First Mutual SB of Bellevue WA*            1.56    1.52   10.91   10.91   159.89
FNGB  First Northern Cap. Corp of WI             0.87    1.26   16.28   16.28   144.38
FFPB  First Palm Beach Bancorp of FL            -0.02    0.15   20.95   20.41   309.73
FSLA  First SB SLA MHC of NJ (47.5)              0.80    1.25   13.39   11.94   142.18
FSNJ  First SB of NJ, MHC (45.9)(8)             -0.70    0.47   16.18   16.18   188.83
SOPN  First SB, SSB, Moore Co. of NC             1.06    1.27   18.26   18.26    79.97
FWWB  First Savings Bancorp of WA*               0.89    0.84   14.13   13.00    95.79
SHEN  First Shenango Bancorp of PA               1.69    2.20   21.75   21.75   198.56
FSFC  First So.east Fin. Corp. of SC(8)          0.01    0.70    7.80    7.80    76.29
FBNW  FirstBank Corp of Clarkston WA             0.54    0.44   14.00   14.00    77.62
FFDB  FirstFed Bancorp of AL                     0.95    1.45   14.48   13.20   153.77
FSPT  FirstSpartan Fin. Corp. of SC              1.00    1.16   27.63   27.63   104.97
FLAG  Flag Financial Corp of GA                 -0.07    0.15   10.25   10.25   109.02
FLGS  Flagstar Bancorp, Inc of MI                0.00    0.00    6.07    6.07   111.13
FFIC  Flushing Fin. Corp. of NY*                 0.93    0.97   16.68   16.68   107.79
FBHC  Fort Bend Holding Corp. of TX              0.74    1.71   23.24   21.64   385.33
FTSB  Fort Thomas Fin. Corp. of KY               0.33    0.50   10.40   10.40    64.84
FKKY  Frankfort First Bancorp of KY              0.24    0.36    9.93    9.93    37.91
FTNB  Fulton Bancorp of MO                       0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                 0.85    1.09   10.32   10.32    89.22
GUPB  GFSB Bancorp of Gallup NM                  0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                   0.34    0.34   16.36   16.36    35.85
GOSB  GSB Financial Corp. of NY                  0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                   0.52    0.72   16.04   16.04    59.32
GBCI  Glacier Bancorp of MT                      1.10    1.23    8.12    7.90    83.33
GFCO  Glenway Financial Corp. of OH              1.06    1.78   23.89   23.57   251.83
GTPS  Great American Bancorp of IL               0.19    0.24   16.68   16.68    77.83
GTFN  Great Financial Corp. of KY                1.59    1.51   20.40   19.53   220.89
GSBC  Great Southern Bancorp of MO               1.15    1.30    7.45    7.45    87.33
GDVS  Greater DV SB,MHC of PA (19.9)*            0.23    0.42    8.64    8.64    74.69
GSFC  Green Street Fin. Corp. of NC              0.56    0.68   14.73   14.73    40.62
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          0.37    0.56    8.80    8.80    63.86
HCBB  HCB Bancshares of AR                      -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                    -0.40   -2.74   12.87   10.53   156.71
HFFC  HF Financial Corp. of SD                   1.23    1.67   17.78   17.78   188.54
HFNC  HFNC Financial Corp. of NC                 0.43    0.59    9.37    9.37    52.08
HMNF  HMN Financial, Inc. of MN                  0.94    1.17   19.42   19.42   134.58
HALL  Hallmark Capital Corp. of WI               1.33    1.68   20.56   20.56   284.01
HARB  Harbor FSB, MHC of FL (46.0)               2.05    2.64   18.85   18.23   224.69
HRBF  Harbor Federal Bancorp of MD               0.58    0.90   16.48   16.48   127.80
HFSA  Hardin Bancorp of Hardin MO                0.8    0.89   15.69   15.69   125.75
HARL  Harleysville SA of PA                      1.46    2.00   13.31   13.31   203.79
HFGI  Harrington Fin. Group of IN                0.61    0.51    7.67    7.67   137.18
HARS  Harris SB, MHC of PA (24.2)                0.79    0.99   14.59   12.76   182.15
HFFB  Harrodsburg 1st Fin Bcrp of KY             0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH              0.23    0.49   11.11   11.11    88.88
HAVN  Haven Bancorp of Woodhaven NY              2.09    3.11   24.20   24.12   407.02
HVFD  Haverfield Corp. of OH(8)                  1.02    1.94   15.52   15.52   181.61
HTHR  Hawthorne Fin. Corp. of CA                 2.40    1.21   12.37   12.37   318.74
HMLK  Hemlock Fed. Fin. Corp. of IL              0.10    0.55   14.57   14.57    79.44
HBNK  Highland Federal Bank of CA                0.96    1.41   16.39   16.39   219.30
HIFS  Hingham Inst. for Sav. of MA*              1.86    1.86   15.62   15.62   166.99

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 15, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBEI  Home Bancorp of Elgin IL                17.50   6,856   120.0        19.31   11.81   18.25   -4.11    N.A.    29.63
HBFW  Home Bancorp of Fort Wayne IN           21.37   2,525    54.0        21.75   15.75   21.25    0.56    N.A.    12.47
HBBI  Home Building Bancorp of IN             21.00     312     6.6        22.00   17.00   20.50    2.44    N.A.     6.33
HCFC  Home City Fin. Corp. of OH              15.12     952    14.4        15.19   12.00   15.00    0.80    N.A.    14.11
HOMF  Home Fed Bancorp of Seymour IN          31.00   3,396   105.3        31.00   17.33   30.50    1.64  208.46    20.39
HWEN  Home Financial Bancorp of IN            15.12     486     7.3        15.75   12.00   15.25   -0.85    N.A.    18.59
HPBC  Home Port Bancorp, Inc. of MA*          20.62   1,842    38.0        21.75   13.87   20.75   -0.63  157.75    24.97
HMCI  Homecorp, Inc. of Rockford IL           16.00   1,693    27.1        16.00   11.83   14.25   12.28   60.00    25.49
HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.00   18.87    0.00    N.A.    24.80
HRZB  Horizon Financial Corp. of WA*          15.00   7,417   111.3        16.50   10.65   15.37   -2.41   31.35    27.77
IBSF  IBS Financial Corp. of NJ               16.87  11,012   185.8        18.75   12.50   15.63    7.93    N.A.    24.14
ISBF  ISB Financial Corp. of LA               24.50   6,901   169.1        26.25   14.75   24.37    0.53    N.A.    36.11
ITLA  Imperial Thrift & Loan of CA*           17.50   7,836   137.1        18.25   13.00   18.12   -3.42    N.A.    16.67
IFSB  Independence FSB of DC                  13.50   1,280    17.3        14.75    6.75   14.37   -6.05  575.00    68.75
INCB  Indiana Comm. Bank, SB of IN            15.25     922    14.1        19.00   13.25   15.25    0.00    N.A.    -6.15
INBI  Industrial Bancorp of OH                14.50   5,277    76.5        14.69   10.25   14.50    0.00    N.A.    13.73
IWBK  Interwest SB of Oak Harbor WA           39.75   8,036   319.4        40.12   25.62   39.62    0.33  297.50    23.26
IPSW  Ipswich SB of Ipswich MA*               23.50   1,188    27.9        25.00    9.75   22.25    5.62    N.A.    95.83
JXVL  Jacksonville Bancorp of TX              17.00   2,490    42.3        17.00   10.75   16.62    2.29    N.A.    16.28
JXSB  Jcksnville SB,MHC of IL (44.6)          17.62   1,272    10.0        18.00   11.50   16.62    6.02    N.A.    32.98
JSBA  Jefferson Svgs Bancorp of MO            30.75   4,971   152.9        32.25   22.25   32.00   -3.91    N.A.    18.27
JOAC  Joachim Bancorp of MO                   15.00     760    11.4        15.25   12.50   14.25    5.26    N.A.     3.45
KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
KSBK  KSB Bancorp of Kingfield ME(8)*         13.00   1,238    16.1        16.00    6.82   14.37   -9.53    N.A.    69.49
KFBI  Klamath First Bancorp of OR             19.31  10,019   193.5        20.12   13.75   19.19    0.63    N.A.    22.60
LSBI  LSB Fin. Corp. of Lafayette IN          20.50     932    19.1        21.25   14.76   21.25   -3.53    N.A.    10.39
LVSB  Lakeview SB of Paterson NJ              33.00   2,302    76.0        33.87   19.20   32.25    2.33    N.A.    32.69
LARK  Landmark Bancshares of KS               21.50   1,711    36.8        22.12   15.50   21.50    0.00    N.A.    19.44
LARL  Laurel Capital Group of PA              21.50   1,443    31.0        22.50   14.75   21.37    0.61   67.97    30.30
LSBX  Lawrence Savings Bank of MA*            11.12   4,274    47.5        12.87    6.00   11.87   -6.32  223.26    36.78
LFED  Leeds FSB, MHC of MD (36.2)             22.00   3,455    27.5        22.00   13.00   20.87    5.41    N.A.    37.50
LXMO  Lexington B&L Fin. Corp. of MO          16.62   1,138    18.9        16.62   10.00   16.12    3.10    N.A.    23.11
LIFB  Life Bancorp of Norfolk VA              24.75   9,847   243.7        26.62   15.00   26.00   -4.81    N.A.    37.50
LFBI  Little Falls Bancorp of NJ              17.37   2,745    47.7        17.50   10.37   17.12    1.46    N.A.    36.24
LOGN  Logansport Fin. Corp. of IN             14.00   1,260    17.6        15.00   11.12   14.00    0.00    N.A.    24.44
LONF  London Financial Corp. of OH            15.25     515     7.9        17.50   10.00   15.63   -2.43    N.A.     8.00
LISB  Long Island Bancorp, Inc of NY          38.59  23,968   924.9        41.00   27.75   39.00   -1.05    N.A.    10.26
MAFB  MAF Bancorp of IL                       31.50  15,393   484.9        34.75   16.83   32.37   -2.69  270.59    35.95
MBLF  MBLA Financial Corp. of MO              23.50   1,298    30.5        24.75   19.00   23.50    0.00    N.A.    23.68
MFBC  MFB Corp. of Mishawaka IN               20.75   1,690    35.1        20.75   15.50   20.50    1.22    N.A.    24.85
MLBC  ML Bancorp of Villanova PA              20.25  10,566   214.0        20.87   12.69   20.25    0.00    N.A.    43.41
MBB   MSB Bancorp of Middletown NY*           24.19   2,837    68.6        24.19   15.50   23.50    2.94  141.90    23.29
MSBF  MSB Financial Corp. of MI               15.00   1,249    18.7        16.50    8.62   13.00   15.38    N.A.    57.89
MGNL  Magna Bancorp of MS(8)                  25.25  13,754   347.3        27.37   16.75   25.00    1.00  405.00    44.29
MARN  Marion Capital Holdings of IN           23.50   1,768    41.5        23.75   19.25   23.00    2.17    N.A.    22.08
MRKF  Market Fin. Corp. of OH                 14.12   1,336    18.9        14.75   12.25   14.25   -0.91    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        16.75   1,411    23.6        16.87   14.25   16.75    0.00    N.A.    12.64
MFSL  Maryland Fed. Bancorp of MD             45.87   3,210   147.2        50.50   28.09   47.50   -3.43  336.86    32.00
MASB  MassBank Corp. of Reading MA*           52.75   2,681   141.4        53.00   32.50   51.87    1.70  327.82    38.38
MFLR  Mayflower Co-Op. Bank of MA*            18.62     890    16.6        19.75   14.75   18.00    3.44  272.40     9.53
MECH  Mechanics SB of Hartford CT*            21.62   5,290   114.4        21.75   12.25   21.75   -0.60    N.A.    37.27
MDBK  Medford Savings Bank of MA*             30.00   4,541   136.2        32.00   22.25   30.06   -0.20  328.57    16.50
MERI  Meritrust FSB of Thibodaux LA           40.50     774    31.3        41.50   30.75   40.50    0.00    N.A.    28.08
MWBX  MetroWest Bank of MA*                    6.50  13,953    90.7         6.81    3.69    6.69   -2.84   57.77    21.04
MCBS  Mid Continent Bancshares of KS          30.25   1,958    59.2        31.75   18.50   29.25    3.42    N.A.    29.44

                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBEI  Home Bancorp of Elgin IL                   0.25    0.43   13.73   13.73    51.43
HBFW  Home Bancorp of Fort Wayne IN              0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN                0.29    0.74   18.51   18.51   144.44
HCFC  Home City Fin. Corp. of OH                 0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN             2.02    2.35   17.05   16.53   201.06
HWEN  Home Financial Bancorp of IN               0.45    0.64   15.12   15.12    81.16
HPBC  Home Port Bancorp, Inc. of MA*             1.72    1.71   11.39   11.39   107.90
HMCI  Homecorp, Inc. of Rockford IL              0.27    0.85   12.81   12.81   195.87
HZFS  Horizon Fin'l. Services of IA              0.65    1.04   19.75   19.75   201.81
HRZB  Horizon Financial Corp. of WA*             1.07    1.05   10.91   10.91    69.93
IBSF  IBS Financial Corp. of NJ                  0.35    0.60   11.45   11.45    67.20
ISBF  ISB Financial Corp. of LA                  0.77    1.04   16.58   14.06   136.06
ITLA  Imperial Thrift & Loan of CA*              1.36    1.36   11.76   11.71   103.43
IFSB  Independence FSB of DC                     0.29    0.66   13.39   11.74   205.28
INCB  Indiana Comm. Bank, SB of IN               0.16    0.50   12.27   12.27    99.06
INBI  Industrial Bancorp of OH                   0.45    0.88   11.63   11.63    65.68
IWBK  Interwest SB of Oak Harbor WA              1.82    2.47   15.46   15.12   228.05
IPSW  Ipswich SB of Ipswich MA*                  1.68    1.32    9.11    9.11   159.41
JXVL  Jacksonville Bancorp of TX                 0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (44.6)             0.33    0.77   13.26   13.26   128.80
JSBA  Jefferson Svgs Bancorp of MO               0.69    1.64   21.38   16.29   260.90
JOAC  Joachim Bancorp of MO                      0.24    0.37   13.60   13.60    46.92
KSAV  KS Bancorp of Kenly NC                     1.08    1.40   16.22   16.21   119.91
KSBK  KSB Bancorp of Kingfield ME(8)*            1.04    1.08    8.10    7.62   113.08
KFBI  Klamath First Bancorp of OR                0.55    0.83   14.20   14.20    72.65
LSBI  LSB Fin. Corp. of Lafayette IN             0.95    0.80   18.31   18.31   201.75
LVSB  Lakeview SB of Paterson NJ                 2.78    1.93   19.91   15.92   209.23
LARK  Landmark Bancshares of KS                  1.13    1.33   18.38   18.38   133.31
LARL  Laurel Capital Group of PA                 1.56    2.00   15.06   15.06   144.54
LSBX  Lawrence Savings Bank of MA*               1.40    1.38    7.45    7.45    85.71
LFED  Leeds FSB, MHC of MD (36.2)                0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO             0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA                 1.01    1.23   15.94   15.49   151.14
LFBI  Little Falls Bancorp of NJ                 0.29    0.51   14.51   13.40   109.29
LOGN  Logansport Fin. Corp. of IN                0.74    0.96   12.67   12.67    65.99
LONF  London Financial Corp. of OH               0.54    0.79   14.63   14.63    73.66
LISB  Long Island Bancorp, Inc of NY             1.44    1.67   22.17   21.95   246.53
MAFB  MAF Bancorp of IL                          1.51    2.10   16.57   14.39   210.25
MBLF  MBLA Financial Corp. of MO                 1.11    1.42   21.98   21.98   180.91
MFBC  MFB Corp. of Mishawaka IN                  0.72    1.10   20.11   20.11   138.63
MLBC  ML Bancorp of Villanova PA                 1.36    1.23   13.68   13.44   196.03
MBB   MSB Bancorp of Middletown NY*              0.95    1.02   19.72    8.48   285.75
MSBF  MSB Financial Corp. of MI                  0.65    0.80   10.16   10.16    59.81
MGNL  Magna Bancorp of MS(8)                     1.35    1.49   10.06    9.79    98.39
MARN  Marion Capital Holdings of IN              1.38    1.65   22.10   22.10    98.02
MRKF  Market Fin. Corp. of OH                    0.32    0.32   14.82   14.82    42.35
MFCX  Marshalltown Fin. Corp. of IA(8)           0.30    0.65   14.23   14.23    90.38
MFSL  Maryland Fed. Bancorp of MD                2.17    3.14   30.22   29.84   360.57
MASB  MassBank Corp. of Reading MA*              3.64    3.45   35.92   35.92   337.72
MFLR  Mayflower Co-Op. Bank of MA*               1.33    1.30   13.21   12.98   140.10
MECH  Mechanics SB of Hartford CT*               2.76    2.76   15.93   15.93   155.69
MDBK  Medford Savings Bank of MA*                2.45    2.29   21.24   19.79   236.19
MERI  Meritrust FSB of Thibodaux LA              1.99    3.10   24.22   24.22   295.20
MWBX  MetroWest Bank of MA*                      0.52    0.52    3.02    3.02    40.60
MCBS  Mid Continent Bancshares of KS             1.87    2.12   19.59   19.59   208.68

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 15, 1997




                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MIFC  Mid Iowa Financial Corp. of IA           9.62   1,676    16.1        10.00    6.00    9.62    0.00   92.40    51.02
MCBN  Mid-Coast Bancorp of ME                 25.00     233     5.8        25.00   18.00   25.00    0.00  337.83    31.58
MWBI  Midwest Bancshares, Inc. of IA          34.50     348    12.0        35.00   24.50   35.00   -1.43  245.00    30.19
MWFD  Midwest Fed. Fin. Corp of WI            22.25   1,625    36.2        24.50   15.50   21.75    2.30  345.00    20.27
MFFC  Milton Fed. Fin. Corp. of OH            13.87   2,310    32.0        16.00   12.25   13.62    1.84    N.A.    -4.34
MIVI  Miss. View Hold. Co. of MN              15.63     819    12.8        15.75   11.37   15.12    3.37    N.A.    30.25
MBSP  Mitchell Bancorp of NC*                 16.75     931    15.6        16.75   11.34   16.75    0.00    N.A.    17.54
MBBC  Monterey Bay Bancorp of CA              16.37   3,245    53.1        18.25   13.12   16.25    0.74    N.A.    10.98
MONT  Montgomery Fin. Corp. of IN             11.75   1,653    19.4        14.00   11.00   11.87   -1.01    N.A.    -9.62
MSBK  Mutual SB, FSB of Bay City MI           10.50   4,274    44.9        11.25    5.12   10.75   -2.33   20.00    90.91
NHTB  NH Thrift Bancshares of NH              16.75   2,041    34.2        16.87    9.87   16.31    2.70  262.55    32.73
NSLB  NS&L Bancorp of Neosho MO               18.50     707    13.1        18.75   12.00   16.62   11.31    N.A.    35.83
NMSB  Newmil Bancorp. of CT*                  13.00   3,834    49.8        13.12    7.00   12.62    3.01  104.08    33.33
NASB  North American SB of MO                 51.00   2,257   115.1        55.00   30.75   50.00    2.00  ***.**    48.91
NBSI  North Bancshares of Chicago IL          22.00     997    21.9        22.37   15.75   22.25   -1.12    N.A.    33.33
FFFD  North Central Bancshares of IA          16.50   3,258    53.8        16.81   11.25   16.50    0.00    N.A.    21.68
NBN   Northeast Bancorp of ME*                14.75   1,275    18.8        14.94   12.75   14.75    0.00   25.53     5.36
NEIB  Northeast Indiana Bncrp of IN           16.75   1,763    29.5        18.00   12.00   17.00   -1.47    N.A.    22.98
NWEQ  Northwest Equity Corp. of WI            15.75     839    13.2        15.75   10.25   15.25    3.28    N.A.    29.95
NWSB  Northwest SB, MHC of PA (29.9)          18.75  23,376   131.0        18.75   10.75   17.37    7.94    N.A.    40.24
NSSY  Norwalk Savings Society of CT*          33.25   2,404    79.9        36.50   20.87   34.62   -3.96    N.A.    42.28
NSSB  Norwich Financial Corp. of CT*          24.50   5,413   132.6        24.50   15.00   22.25   10.11  250.00    24.87
NTMG  Nutmeg FS&LA of CT                      11.00     725     8.0        11.00    7.00   10.75    2.33    N.A.    46.67
OHSL  OHSL Financial Corp. of OH              23.25   1,196    27.8        25.25   19.50   24.50   -5.10    N.A.     8.80
OCFC  Ocean Fin. Corp. of NJ                  33.75   8,606   290.5        35.75   21.25   34.50   -2.17    N.A.    32.35
OCN   Ocwen Financial Corp. of FL             42.87  26,800 1,148.9        44.75   20.25   44.00   -2.57    N.A.    60.26
OFCP  Ottawa Financial Corp. of MI            25.50   4,911   125.2        25.62   16.00   25.62   -0.47    N.A.    51.70
PFFB  PFF Bancorp of Pomona CA                19.62  18,716   367.2        19.75   11.25   19.56    0.31    N.A.    31.94
PSFI  PS Financial of Chicago IL              14.62   2,182    31.9        14.87   11.62   14.50    0.83    N.A.    24.43
PVFC  PVF Capital Corp. of OH                 21.00   2,556    53.7        21.00   12.27   19.50    7.69  377.27    46.65
PCCI  Pacific Crest Capital of CA*            15.37   2,938    45.2        15.37    8.13   15.12    1.65    N.A.    33.65
PAMM  PacificAmerica Money Ctr of CA*         25.00   1,900    47.5        26.00    8.37   24.50    2.04    N.A.    72.41
PALM  Palfed, Inc. of Aiken SC                15.87   5,284    83.9        17.50   12.50   15.50    2.39    3.25    13.36
PBCI  Pamrapo Bancorp, Inc. of NJ             21.75   2,843    61.8        23.75   18.50   20.50    6.10  286.32     8.75
PFED  Park Bancorp of Chicago IL              16.75   2,431    40.7        16.87   10.31   16.62    0.78    N.A.    28.85
PVSA  Parkvale Financial Corp of PA           29.25   4,055   118.6        29.50   20.80   28.00    4.46  253.26    12.50
PEEK  Peekskill Fin. Corp. of NY              16.25   3,193    51.9        17.00   12.50   16.00    1.56    N.A.    14.04
PFSB  PennFed Fin. Services of NJ             29.50   4,822   142.2        30.50   17.50   29.81   -1.04    N.A.    45.68
PWBC  PennFirst Bancorp of PA                 16.00   5,306    84.9        16.59   12.27   16.37   -2.26  100.50    29.14
PWBK  Pennwood SB of PA*                      15.50     610     9.5        15.50    9.50   15.50    0.00    N.A.    12.73
PBKB  People's SB of Brockton MA*             16.25   3,595    58.4        17.37   10.00   16.75   -2.99  173.57    53.01
PFDC  Peoples Bancorp of Auburn IN            25.87   2,274    58.8        27.00   19.25   25.25    2.46   47.83    27.75
PBCT  Peoples Bank, MHC of CT (37.4)*         26.75  61,053   405.4        29.00   14.00   28.25   -5.31  239.90    38.96
PFFC  Peoples Fin. Corp. of OH                17.25   1,491    25.7        17.37   10.87   17.37   -0.69    N.A.    27.78
PHBK  Peoples Heritage Fin Grp of ME*         38.19  27,371 1,045.3        40.25   20.62   38.87   -1.75  149.44    36.39
PSFC  Peoples Sidney Fin. Corp of OH          16.50   1,785    29.5        16.50   12.56   16.50    0.00    N.A.     N.A.
PERM  Permanent Bancorp of IN                 24.75   2,011    49.8        26.50   15.75   25.25   -1.98    N.A.    22.22
PMFI  Perpetual Midwest Fin. of IA            20.25   1,883    38.1        22.00   17.00   20.12    0.65    N.A.     5.19
PERT  Perpetual of SC, MHC (46.8)             39.00   1,505    27.5        41.00   20.25   39.25   -0.64    N.A.    60.82
PCBC  Perry Co. Fin. Corp. of MO              20.50     808    16.6        22.25   15.50   20.50    0.00    N.A.    20.59
PHFC  Pittsburgh Home Fin. of PA              18.37   1,969    36.2        18.37   10.25   17.12    7.30    N.A.    37.40
PFSL  Pocahnts Fed, MHC of AR (46.4)          23.50   1,632    17.7        23.50   14.25   22.25    5.62    N.A.    34.29
POBS  Portsmouth Bank Shrs Inc of NH(8)*      17.19   5,907   101.5        18.50   12.38   17.25   -0.35   65.13    25.29
PTRS  Potters Financial Corp of OH            24.25     487    11.8        24.75   15.50   24.12    0.54    N.A.    21.25
PKPS  Poughkeepsie Fin. Corp. of NY            7.69  12,595    96.9         8.13    4.75    8.00   -3.87   -0.77    46.48


                                                    Currrent Per Share Financials
                                                 ---------------------------------------
                                                                         Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MIFC  Mid Iowa Financial Corp. of IA              0.64    0.84    6.71    6.70    73.73
MCBN  Mid-Coast Bancorp of ME                     1.06    1.66   22.06   22.06   256.39
MWBI  Midwest Bancshares, Inc. of IA              1.81    3.01   29.09   29.09   421.10
MWFD  Midwest Fed. Fin. Corp of WI                1.72    1.35   10.66   10.24   123.74
MFFC  Milton Fed. Fin. Corp. of OH                0.39    0.54   11.37   11.37    86.53
MIVI  Miss. View Hold. Co. of MN                  0.59    0.88   16.08   16.08    85.20
MBSP  Mitchell Bancorp of NC*                     0.51    0.60   15.39   15.39    35.49
MBBC  Monterey Bay Bancorp of CA                  0.31    0.57   13.98   12.82   130.16
MONT  Montgomery Fin. Corp. of IN                 0.26    0.42   11.22   11.22    62.63
MSBK  Mutual SB, FSB of Bay City MI               0.18    0.07    9.57    9.57   157.56
NHTB  NH Thrift Bancshares of NH                  0.44    0.65   11.47    9.72   153.37
NSLB  NS&L Bancorp of Neosho MO                   0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                      0.68    0.65    8.27    8.27    84.26
NASB  North American SB of MO                     3.85    3.74   24.35   23.56   305.38
NBSI  North Bancshares of Chicago IL              0.58    0.81   16.95   16.95   119.95
FFFD  North Central Bancshares of IA              1.02    1.18   14.81   14.81    65.34
NBN   Northeast Bancorp of ME*                    0.93    0.86   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN               0.94    1.11   14.87   14.87    98.06
NWEQ  Northwest Equity Corp. of WI                0.88    1.11   13.22   13.22   115.48
NWSB  Northwest SB, MHC of PA (29.9)              0.56    0.81    8.30    7.80    85.45
NSSY  Norwalk Savings Society of CT*              2.42    2.77   20.69   19.95   256.81
NSSB  Norwich Financial Corp. of CT*              1.42    1.35   14.70   13.27   131.66
NTMG  Nutmeg FS&LA of CT                          0.39    0.44    7.35    7.35   129.17
OHSL  OHSL Financial Corp. of OH                  1.09    1.56   21.21   21.21   192.15
OCFC  Ocean Fin. Corp. of NJ                      0.06    1.49   27.35   27.35   168.27
OCN   Ocwen Financial Corp. of FL                 2.59    1.88    8.40    8.40    98.86
OFCP  Ottawa Financial Corp. of MI                0.82    1.32   15.31   12.29   175.39
PFFB  PFF Bancorp of Pomona CA                    0.21    0.61   14.51   14.36   140.60
PSFI  PS Financial of Chicago IL                  0.70    0.71   14.66   14.66    37.88
PVFC  PVF Capital Corp. of OH                     1.40    1.80    9.79    9.79   139.38
PCCI  Pacific Crest Capital of CA*                1.11    1.04    8.95    8.95   126.32
PAMM  PacificAmerica Money Ctr of CA*             3.64    3.64   13.26   13.26    59.13
PALM  Palfed, Inc. of Aiken SC                    0.13    0.76   10.37   10.37   125.83
PBCI  Pamrapo Bancorp, Inc. of NJ                 1.16    1.60   16.62   16.49   130.49
PFED  Park Bancorp of Chicago IL                  0.62    0.86   16.27   16.27    72.22
PVSA  Parkvale Financial Corp of PA               1.72    2.54   18.54   18.40   244.45
PEEK  Peekskill Fin. Corp. of NY                  0.57    0.75   14.71   14.71    57.18
PFSB  PennFed Fin. Services of NJ                 1.43    2.09   20.17   16.87   274.11
PWBC  PennFirst Bancorp of PA                     0.56    0.84    9.41    8.59   133.10
PWBK  Pennwood SB of PA*                          0.46    0.73   15.30   15.30    78.57
PBKB  People's SB of Brockton MA*                 1.16    0.69    8.56    8.20   152.65
PFDC  Peoples Bancorp of Auburn IN                1.39    1.82   19.23   19.23   126.46
PBCT  Peoples Bank, MHC of CT (37.4)*             1.39    1.03   10.93   10.92   128.90
PFFC  Peoples Fin. Corp. of OH                    0.52    0.52   16.18   16.18    60.15
PHBK  Peoples Heritage Fin Grp of ME*             2.36    2.39   15.77   13.29   204.27
PSFC  Peoples Sidney Fin. Corp of OH              0.56    0.73   14.09   14.09    60.57
PERM  Permanent Bancorp of IN                     0.72    1.30   19.74   19.45   215.43
PMFI  Perpetual Midwest Fin. of IA                0.25    0.61   18.00   18.00   210.96
PERT  Perpetual of SC, MHC (46.8)                 1.00    1.41   19.69   19.69   148.17
PCBC  Perry Co. Fin. Corp. of MO                  0.77    1.02   18.07   18.07    98.66
PHFC  Pittsburgh Home Fin. of PA                  0.69    0.88   14.21   14.06   130.15
PFSL  Pocahnts Fed, MHC of AR (46.4)              1.39    1.93   14.76   14.76   232.05
POBS  Portsmouth Bank Shrs Inc of NH(8)*          1.03    0.91   11.39   11.39    43.92
PTRS  Potters Financial Corp of OH                1.16    2.06   21.97   21.97   248.85
PKPS  Poughkeepsie Fin. Corp. of NY               0.24    0.37    5.85    5.85    69.88

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 15, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PHSB  Ppls Home SB, MHC of PA (45.0)          14.75   2,760    18.3        14.75   13.62   14.00    5.36    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  16.50     915    15.1        16.75   10.25   16.00    3.13    N.A.    22.22
PETE  Primary Bank of NH(8)*                  25.75   2,089    53.8        26.75   11.31   25.50    0.98    N.A.    68.96
PFNC  Progress Financial Corp. of PA          13.25   3,814    50.5        14.00    6.00   13.25    0.00   20.35    58.30
PSBK  Progressive Bank, Inc. of NY*           29.25   3,821   111.8        32.00   19.33   30.37   -3.69  118.77    28.57
PROV  Provident Fin. Holdings of CA           19.62   4,920    96.5        20.12   10.87   19.00    3.26    N.A.    40.14
PULB  Pulaski SB, MHC of MO (29.0)            21.00   2,094    12.6        22.00   12.37   20.50    2.44    N.A.    44.83
PLSK  Pulaski SB, MHC of NJ (46.0)            14.37   2,070    13.7        14.37   11.50   13.87    3.60    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            20.62   3,071    63.3        21.00   15.50   20.50    0.59   66.69    30.92
QCFB  QCF Bancorp of Virginia MN              23.50   1,426    33.5        25.00   14.75   23.50    0.00    N.A.    28.77
QCBC  Quaker City Bancorp of CA               20.50   4,703    96.4        20.50   11.40   20.00    2.50  173.33    34.87
QCSB  Queens County Bancorp of NY*            51.12  10,181   520.5        51.87   23.50   51.00    0.24    N.A.    61.87
RCSB  RCSB Financial, Inc. of NY(8)*          47.75  14,591   696.7        51.75   26.12   46.98    1.64  287.90    64.66
RARB  Raritan Bancorp. of Raritan NJ*         22.87   2,412    55.2        25.50   13.67   24.00   -4.71  255.12    47.55
REDF  RedFed Bancorp of Redlands CA           15.75   7,174   113.0        16.87    9.62   16.12   -2.30    N.A.    16.67
RELY  Reliance Bancorp, Inc. of NY            29.87   8,776   262.1        30.12   17.00   28.75    3.90    N.A.    53.18
RELI  Reliance Bancshares Inc of WI(8)*        8.50   2,528    21.5        10.12    6.50    8.44    0.71    N.A.    25.93
RIVR  River Valley Bancorp of IN              16.75   1,190    19.9        16.75   13.25   15.50    8.06    N.A.    21.82
RSLN  Roslyn Bancorp, Inc. of NY*             23.87  43,642 1,041.7        24.31   15.00   23.81    0.25    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       27.00   2,419    24.7        27.50   13.18   25.50    5.88    N.A.    69.70
SCCB  S. Carolina Comm. Bnshrs of SC          21.06     704    14.8        25.25   15.00   22.50   -6.40    N.A.    40.40
SBFL  SB Fngr Lakes MHC of NY (33.1)          18.50   1,785    10.9        18.50   12.75   18.25    1.37    N.A.    34.55
SFED  SFS Bancorp of Schenectady NY           19.25   1,236    23.8        19.25   12.50   19.03    1.16    N.A.    30.51
SGVB  SGV Bancorp of W. Covina CA             15.12   2,342    35.4        15.50    8.56   15.37   -1.63    N.A.    34.40
SISB  SIS Bancorp Inc of MA*                  30.00   5,577   167.3        30.37   18.87   30.37   -1.22    N.A.    31.18
SWCB  Sandwich Co-Op. Bank of MA*             33.50   1,906    63.9        34.25   20.25   33.75   -0.74  288.63    12.61
SECP  Security Capital Corp. of WI(8)        100.25   9,208   923.1       101.44   60.50   99.00    1.26    N.A.    35.93
SFSL  Security First Corp. of OH              16.50   5,003    82.5        17.00    8.83   16.00    3.13   58.65    36.59
SFNB  Security First Netwrk Bk of GA          11.62   8,426    97.9        28.25    5.50   11.00    5.64    N.A.    13.37
SMFC  Sho-Me Fin. Corp. of MO(8)              38.00   1,499    57.0        40.25   17.00   38.00    0.00    N.A.    74.71
SOBI  Sobieski Bancorp of S. Bend IN          16.25     760    12.4        16.50   11.75   16.37   -0.73    N.A.    12.07
SOSA  Somerset Savings Bank of MA(8)*          4.00  16,652    66.6         4.00    1.44    3.97    0.76  -21.88   103.05
SSFC  South Street Fin. Corp. of NC*          19.25   4,496    86.5        19.50   12.12   18.75    2.67    N.A.    37.50
SCBS  Southern Commun. Bncshrs of AL          15.50   1,137    17.6        15.87   13.00   15.50    0.00    N.A.    16.98
SMBC  Southern Missouri Bncrp of MO           17.25   1,638    28.3        18.00   13.50   17.25    0.00    N.A.    15.00
SWBI  Southwest Bancshares of IL              20.87   2,652    55.3        21.75   17.83   20.75    0.58  108.70    14.36
SVRN  Sovereign Bancorp of PA                 14.87  70,010 1,041.0        16.50    8.54   15.56   -4.43  232.66    35.92
STFR  St. Francis Cap. Corp. of WI            34.75   5,308   184.5        38.75   25.00   35.00   -0.71    N.A.    33.65
SPBC  St. Paul Bancorp, Inc. of IL            23.12  33,988   785.8        24.37   13.23   22.37    3.35  107.73    47.54
STND  Standard Fin. of Chicago IL(8)          25.25  16,210   409.3        25.62   16.25   25.25    0.00    N.A.    28.70
SFFC  StateFed Financial Corp. of IA          21.50     784    16.9        22.75   15.50   21.75   -1.15    N.A.    30.30
SFIN  Statewide Fin. Corp. of NJ              18.87   4,710    88.9        19.12   12.00   19.12   -1.31    N.A.    31.32
STSA  Sterling Financial Corp. of WA          17.75   5,567    98.8        19.25   13.00   18.25   -2.74   95.27    25.71
SFSB  SuburbFed Fin. Corp. of IL              27.00   1,262    34.1        27.50   16.25   27.50   -1.82  304.80    42.11
ROSE  T R Financial Corp. of NY*              26.00  17,609   457.8        28.25   13.75   27.00   -3.70    N.A.    46.48
THRD  TF Financial Corp. of PA                19.25   4,083    78.6        20.50   14.37   19.12    0.68    N.A.    18.46
TPNZ  Tappan Zee Fin., Inc. of NY             17.50   1,497    26.2        17.62   12.00   17.62   -0.68    N.A.    28.49
ESBK  The Elmira SB FSB of Elmira NY*         23.50     706    16.6        23.75   14.75   23.12    1.64   63.54    28.77
GRTR  The Greater New York SB of NY(8)*       21.94  13,717   301.0        22.94   11.37   22.12   -0.81  135.66    61.09
TSBS  Trenton SB, FSB MHC of NJ(35.0          28.13   9,037    87.7        28.13   13.50   24.50   14.82    N.A.    75.81
TRIC  Tri-County Bancorp of WY                22.75     609    13.9        24.25   18.00   22.75    0.00    N.A.    26.39
TWIN  Twin City Bancorp of TN                 20.00     853    17.1        20.50   16.25   19.50    2.56    N.A.    15.94
UFRM  United FS&LA of Rocky Mount NC          12.00   3,074    36.9        12.50    7.00   12.25   -2.04  269.23    41.18
UBMT  United Fin. Corp. of MT                 23.50   1,223    28.7        24.00   18.00   23.87   -1.55  123.81    22.08
VABF  Va. Beach Fed. Fin. Corp of VA          13.62   4,976    67.8        15.00    7.75   14.00   -2.71  190.41    44.28


                                                                 Current Per Share Financials
                                                           ----------------------------------------
                                                                                    Tangible
                                                           Trailing  12 Mo.   Book    Book
                                                            12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                                       EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                                      --------  ------  ------ -------- ------
                                                              ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PHSB  Ppls Home SB, MHC of PA (45.0)                         0.32    0.67   14.36   14.36    82.97
PRBC  Prestige Bancorp of PA                                 0.47    0.83   16.51   16.51   148.33
PETE  Primary Bank of NH(8)*                                 1.24    1.47   14.33   14.31   206.65
PFNC  Progress Financial Corp. of PA                         0.54    0.65    5.78    5.10   109.77
PSBK  Progressive Bank, Inc. of NY*                          2.30    2.26   19.67   17.57   230.00
PROV  Provident Fin. Holdings of CA                          0.39    0.34   17.37   17.37   125.10
PULB  Pulaski SB, MHC of MO (29.0)                           0.59    0.82   11.04   11.04    84.92
PLSK  Pulaski SB, MHC of NJ (46.0)                           0.21    0.51   10.20   10.20    85.68
PULS  Pulse Bancorp of S. River NJ                           1.20    1.80   13.63   13.63   169.39
QCFB  QCF Bancorp of Virginia MN                             1.41    1.41   18.98   18.98   104.93
QCBC  Quaker City Bancorp of CA                              0.50    0.91   14.79   14.77   166.03
QCSB  Queens County Bancorp of NY*                           2.15    2.18   17.08   17.08   144.08
RCSB  RCSB Financial, Inc. of NY(8)*                         2.66    2.64   21.69   21.14   276.36
RARB  Raritan Bancorp. of Raritan NJ*                        1.46    1.55   12.48   12.27   157.31
REDF  RedFed Bancorp of Redlands CA                          0.15    0.57   10.36   10.35   126.66
RELY  Reliance Bancorp, Inc. of NY                           1.16    1.77   17.65   12.37   219.55
RELI  Reliance Bancshares Inc of WI(8)*                      0.28    0.28    8.89    8.89    18.53
RIVR  River Valley Bancorp of IN                             0.27    0.43   14.37   14.15   116.24
RSLN  Roslyn Bancorp, Inc. of NY*                            0.59    0.93   14.58   14.51    72.39
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)                      0.88    1.10   10.67    9.74    94.94
SCCB  S. Carolina Comm. Bnshrs of SC                         0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)                         0.15    0.51   11.63   11.63   121.40
SFED  SFS Bancorp of Schenectady NY                          0.60    1.07   17.44   17.44   139.85
SGVB  SGV Bancorp of W. Covina CA                            0.31    0.75   12.77   12.56   174.78
SISB  SIS Bancorp Inc of MA*                                 3.31    3.29   18.52   18.52   257.23
SWCB  Sandwich Co-Op. Bank of MA*                            2.24    2.27   20.55   19.59   249.34
SECP  Security Capital Corp. of WI(8)                        4.40    5.26   62.79   62.79   396.07
SFSL  Security First Corp. of OH                             1.28    1.62   11.88   11.67   126.88
SFNB  Security First Netwrk Bk of GA                         3.47   -3.58    3.79    3.73     9.44
SMFC  Sho-Me Fin. Corp. of MO(8)                             2.08    2.35   19.81   19.81   219.35
SOBI  Sobieski Bancorp of S. Bend IN                         0.30    0.60   16.03   16.03   104.05
SOSA  Somerset Savings Bank of MA(8)*                        0.25    0.24    1.96    1.96    30.90
SSFC  South Street Fin. Corp. of NC*                         0.45    0.57   13.58   13.58    53.77
SCBS  Southern Commun. Bncshrs of AL                         0.19    0.47   13.54   13.54    61.66
SMBC  Southern Missouri Bncrp of MO                          0.70    0.69   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL                             1.05    1.44   15.69   15.69   142.66
SVRN  Sovereign Bancorp of PA                                0.62    0.96    6.25    4.71   155.67
STFR  St. Francis Cap. Corp. of WI                           1.77    1.95   24.43   21.59   310.01
SPBC  St. Paul Bancorp, Inc. of IL                           0.93    1.34   11.67   11.64   135.68
STND  Standard Fin. of Chicago IL(8)                         0.74    1.07   17.11   17.08   158.83
SFFC  StateFed Financial Corp. of IA                         1.17    1.42   19.43   19.43   109.28
SFIN  Statewide Fin. Corp. of NJ                             0.76    1.29   13.90   13.88   142.93
STSA  Sterling Financial Corp. of WA                         0.28    0.90   12.41   10.82   302.93
SFSB  SuburbFed Fin. Corp. of IL                             1.23    1.79   21.92   21.84   338.12
ROSE  T R Financial Corp. of NY*                             1.83    1.65   12.51   12.51   201.70
THRD  TF Financial Corp. of PA                               0.84    1.13   17.44   15.30   156.93
TPNZ  Tappan Zee Fin., Inc. of NY                            0.53    0.49   14.35   14.35    80.07
ESBK  The Elmira SB FSB of Elmira NY*                        1.13    1.10   20.32   19.48   322.70
GRTR  The Greater New York SB of NY(8)*                      1.38    0.74   11.75   11.75   187.40
TSBS  Trenton SB, FSB MHC of NJ(35.0                         0.86    0.73   11.79   10.81    69.82
TRIC  Tri-County Bancorp of WY                               1.10    1.40   22.50   22.50   146.89
TWIN  Twin City Bancorp of TN                                0.66    0.93   16.18   16.18   125.84
UFRM  United FS&LA of Rocky Mount NC                         0.19    0.33    6.70    6.70    89.63
UBMT  United Fin. Corp. of MT                                0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA                         0.26    0.58    8.50    8.50   124.16

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                      Weekly Thrift Market Line - Part One
                          Prices As Of August 15, 1997



                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
VFFC  Virginia First Savings of VA(8)         24.00   5,805   139.3        24.00   11.87   23.75    1.05  ***.**    88.24
WHGB  WHG Bancshares of MD                    15.12   1,462    22.1        15.50   11.00   15.12    0.00    N.A.    15.24
WSFS  WSFS Financial Corp. of DE*             14.25  12,421   177.0        15.12    7.75   14.25    0.00   96.55    39.84
WVFC  WVS Financial Corp. of PA*              27.25   1,747    47.6        27.75   20.37   26.87    1.41    N.A.    10.68
WRNB  Warren Bancorp of Peabody MA*           17.87   3,781    67.6        19.00   12.00   17.75    0.68  430.27    19.13
WFSL  Washington FS&LA of Seattle WA          26.62  47,462 1,263.4        29.25   19.89   28.37   -6.17   82.45    10.50
WAMU  Washington Mutual Inc. of WA*           62.37 126,357 7,880.9        69.12   35.00   64.19   -2.84  236.05    44.01
WYNE  Wayne Bancorp of NJ                     22.00   2,120    46.6        22.75   12.50   21.62    1.76    N.A.    44.26
WAYN  Wayne S&L Co. MHC of OH (47.8)          17.75   2,248    12.7        19.25   12.67   18.25   -2.74    N.A.     8.70
WCFB  Wbstr Cty FSB MHC of IA (45.2)          16.50   2,100    15.7        17.50   12.50   17.50   -5.71    N.A.    20.00
WBST  Webster Financial Corp. of CT           50.00  11,985   599.3        51.87   30.62   51.75   -3.38  429.66    36.05
WEFC  Wells Fin. Corp. of Wells MN            16.50   1,959    32.3        16.50   11.75   16.00    3.13    N.A.    25.76
WCBI  WestCo Bancorp of IL                    26.25   2,476    65.0        26.75   20.00   26.00    0.96  162.50    22.09
WSTR  WesterFed Fin. Corp. of MT              21.75   5,565   121.0        23.50   14.25   22.87   -4.90    N.A.    19.18
WOFC  Western Ohio Fin. Corp. of OH           24.00   2,312    55.5        24.00   19.62   23.25    3.23    N.A.    10.34
WWFC  Westwood Fin. Corp. of NJ               23.25     645    15.0        23.25   10.37   20.00   16.25    N.A.    40.91
WEHO  Westwood Hmstd Fin Corp of OH           15.37   2,795    43.0        16.00   10.37   15.37    0.00    N.A.    26.82
WFI   Winton Financial Corp. of OH            16.00   1,986    31.8        16.75   11.25   15.50    3.23    N.A.    39.13
FFWD  Wood Bancorp of OH                      16.50   2,119    35.0        16.50    9.00   16.50    0.00    N.A.    45.63
YFCB  Yonkers Fin. Corp. of NY                16.75   3,036    50.9        17.62   10.25   16.75    0.00    N.A.    30.15
YFED  York Financial Corp. of PA              25.50   7,008   178.7        26.75   14.54   25.50    0.00  169.4     56.92

                                                 Current Per Share Financials
                                            ----------------------------------------
                                                                        Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/   Assets/
Financial  Institution                       EPS(3)   EPS(3)  Share  Share(4)  Share
----------------------                      ------- ------- ------- -------  --------
                                             ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
VFFC Virginia First Savings of VA(8)         1.81    1.66   11.35   10.96   140.79
HGB  WHG Bancshares of MD                    0.34    0.34   14.16   14.16    68.56
SFS  WSFS Financial Corp. of DE*             1.47    1.48    6.32    6.27   121.45
VFC  WVS Financial Corp. of PA*              1.69    2.11   18.83   18.83   168.69
RNB  Warren Bancorp of Peabody MA*           2.01    1.71    9.82    9.82    94.69
FSL  Washington FS&LA of Seattle WA          1.94    2.14   14.66   13.39   121.37
AMU  Washington Mutual Inc. of WA*           1.14    2.42   19.30   18.32   385.92
YNE  Wayne Bancorp of NJ                     0.50    0.50   16.44   16.44   123.13
AYN  Wayne S&L Co. MHC of OH (47.8)          0.32    0.73   10.28   10.28   112.18
CFB  Wbstr Cty FSB MHC of IA (45.2)          0.48    0.64   10.53   10.53    45.09
BST  Webster Financial Corp. of CT           1.60    2.86   24.91   21.28   495.93
EFC  Wells Fin. Corp. of Wells MN            0.73    1.08   14.64   14.64   103.13
CBI  WestCo Bancorp of IL                    1.41    1.78   19.18   19.18   125.85
STR  WesterFed Fin. Corp. of MT              0.81    1.02   18.73   14.99   171.72
OFC  Western Ohio Fin. Corp. of OH           0.48    0.69   23.21   21.87   173.04
WFC  Westwood Fin. Corp. of NJ               0.78    1.34   15.76   14.04   172.70
EHO  Westwood Hmstd Fin Corp of OH           0.30    0.45   14.17   14.17    48.18
FI   Winton Financial Corp. of OH            1.60    1.34   11.36   11.12   159.81
FWD  Wood Bancorp of OH                      0.79    0.94    9.52    9.52    77.36
FCB  Yonkers Fin. Corp. of NY                0.6     1.02   14.14   14.14    94.89
FED  York Financial Corp. of PA              1.01    1.29   14.28   14.28   165.87

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                 Exhibit IV-1B
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                                Key Financial Ratios
                                             ----------------------------------------------------------
                                                      Tang.      Reported Earnings       Core Earnings
                                             Equity/ Equity/  ----------------------    ---------------
 Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
----------------------                       ------- ------- ------- ------- -------    ------- -------
                                                (%)     (%)     (%)     (%)     (%)        (%)     (%)
 Market Averages. SAIF-Insured Thrifts(no MHCs)
 ----------------------------------------------

 SAIF-Insured Thrifts(304)                    13.04    12.79    0.54    5.57    3.54       0.75    7.52
 NYSE Traded Companies(8)                      5.98     5.71    0.52    8.36    4.43       0.70   12.24
 AMEX Traded Companies(17)                    15.84    15.76    0.66    4.79    3.08       0.97    7.08
 NASDAQ Listed OTC Companies(279)             13.08    12.83    0.53    5.53    3.55       0.73    7.40
 California Companies(21)                      7.44     7.18    0.31    4.97    2.94       0.41    6.70
 Florida Companies(6)                          7.62     7.24    0.90   11.26    3.96       0.80    9.84
 Mid-Atlantic Companies(58)                   10.80    10.44    0.63    6.53    4.15       0.87    9.06
 Mid-West Companies(147)                      14.10    13.92    0.68    5.39    3.83       0.90    7.12
 New England Companies(10)                     8.46     8.09    0.38    4.70    3.11       0.62    7.96
 North-West Companies(7)                      15.91    15.62    0.83    6.61    3.59       1.04    8.85
 South-East Companies(42)                     16.73    16.53   -0.10    4.71    2.03       0.13    6.65
 South-West Companies(7)                      10.80    10.54    0.38    2.90    2.41       0.66    6.39
 Western Companies (Excl CA)(6)               16.19    15.79    0.99    6.65    4.57       1.16    7.70
 Thrift Strategy(240)                         14.22    14.00    0.66    5.07    3.63       0.89    6.98
 Mortgage Banker Strategy(37)                  7.48     7.04    0.51    7.18    3.79       0.65    9.42
 Real Estate Strategy(11)                      7.36     7.17    0.55    6.99    4.18       0.77   10.37
 Diversified Strategy(12)                     11.24    11.00   -2.27   13.29    1.03      -2.32   14.65
 Retail Banking Strategy(4)                    8.40     8.19    0.11    2.23    0.78       0.03    1.72
 Companies Issuing Dividends(254)             13.24    12.98    0.69    5.96    3.97       0.92    7.94
 Companies Without Dividends(50)              11.87    11.75   -0.30    3.34    1.16      -0.19    5.11
 Equity/Assets  6%(23)                         4.92     4.62    0.41    8.17    4.18       0.56   11.31
 Equity/Assets 6-12%(147)                      8.65     8.32    0.56    6.58    3.89       0.75    8.80
 Equity/Assets >12%(134)                      18.92    18.78    0.54    4.07    3.08       0.78    5.54
 Converted Last 3 Mths (no MHC)(5)            21.15    21.15    0.67    3.02    2.55       0.74    3.45
 Actively Traded Companies(42)                 8.62     8.38    0.74    9.01    4.94       0.95   11.89
 Market Value Below $20 Million(63)           15.16    15.08    0.55    3.57    2.99       0.80    5.59
 Holding Company Structure(269)               13.42    13.20    0.64    5.34    3.60       0.86    7.28
 Assets Over $1 Billion(62)                    7.81     7.30    0.62    8.12    4.08       0.81   10.91
 Assets $500 Million-$1 Billion(49)           10.12     9.82    0.65    6.79    4.15       0.80    8.14
 Assets $250-$500 Million(68)                 11.10    10.78    0.58    5.34    3.71       0.81    7.53
 Assets less than $250 Million(125)           17.58    17.52    0.44    4.02    2.98       0.66    5.68
 Goodwill Companies(121)                       9.23     8.62    0.34    6.80    3.77       0.50    8.99
 Non-Goodwill Companies(181)                  15.44    15.44    0.67    4.77    3.40       0.91    6.58
 Acquirors of FSLIC Cases(10)                  7.19     6.79    0.57    7.79    4.31       0.82   11.71

                                                 Asset Quality Ratios                  Pricing Ratios
                                               -----------------------    ---------------------------------------
                                                                                                  Price/  Price/
                                                NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
Financial Institution                          Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
---------------------                          ------- ------- -------   -------  ------ ------- ------- -------
                                                 (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
 Market Averages. SAIF-Insured Thrifts (no MHCs)
 ----------------------------------------------
 SAIF-Insured Thrifts(304)                       0.80  124.72    0.82      21.05  135.66   17.06  140.34   18.28
 NYSE Traded Companies(8)                        1.26   77.65    1.32      21.61  181.67   10.58  193.62   14.94
 AMEX Traded Companies(17)                       0.63  116.33    0.72      21.77  123.42   20.51  124.39   19.32
 NASDAQ Listed OTC Companies(279)                0.80  126.79    0.81      20.99  134.95   17.05  139.61   18.33
 California Companies(21)                        2.30   64.66    1.36      20.92  147.53   10.38  154.64   17.86
 Florida Companies(6)                            0.62   87.78    0.66      18.97  156.02   17.49  176.08   20.95
 Mid-Atlantic Companies(58)                      0.82  101.18    0.92      20.92  140.44   14.66  145.77   16.91
 Mid-West Companies(147)                         0.64  143.21    0.70      20.93  129.44   17.27  132.51   18.21
 New England Companies(10)                       0.60  121.61    1.05      23.02  142.92   11.69  153.73   20.84
 North-West Companies(7)                         0.68  127.72    0.61      17.78  158.57   21.89  165.90   17.88
 South-East Companies(42)                        0.90  124.35    0.87      21.72  140.89   24.31  145.05   20.29
 South-West Companies(7)                         0.65  100.15    0.71      21.09  119.49   12.30  126.86   17.59
 Western Companies (Excl CA)(6)                  0.31  139.06    0.72      22.42  135.00   20.18  140.88   19.02
 Thrift Strategy(240)                            0.73  128.65    0.74      21.34  128.55   17.64  132.46   18.51
 Mortgage Banker Strategy(37)                    1.05  100.28    1.01      20.38  165.22   11.92  176.24   18.07
 Real Estate Strategy(11)                        1.41  103.85    1.37      18.95  155.33   11.08  158.06   15.45
 Diversified Strategy(12)                        0.77  135.26    1.12      19.66  206.55   30.54  213.74   16.54
 Retail Banking Strategy(4)                      1.76  147.14    1.83      17.27  122.53   10.00  126.51   16.78
 Companies Issuing Dividends(254)                0.69  127.50    0.78      21.06  136.85   17.04  141.85   18.13
 Companies Without Dividends(50)                 1.57  106.18    1.07      20.98  128.60   17.16  131.46   19.48
 Equity/Assets  6%(23)                           1.70   84.01    1.05      19.66  171.85    9.33  182.16   16.53
 Equity/Assets 6-12%(147)                        0.89  122.54    0.92      20.03  145.95   12.72  153.20   16.79
 Equity/Assets >12%(134)                         0.52  135.75    0.67      22.79  119.55   22.83  121.06   20.41
 Converted Last 3 Mths (no MHC)(5)               1.95   27.73    0.58      28.19  118.89   25.08  118.89   27.98
 Actively Traded Companies(42)                   1.31   98.15    0.97      19.25  168.48   14.04  174.22   15.84
 Market Value Below $20 Million(63)              0.70  101.98    0.67      22.84  110.87   16.65  111.95   19.72
 Holding Company Structure(269)                  0.80  119.72    0.80      21.43  133.20   17.07  137.33   18.49
 Assets Over $1 Billion(62)                      0.94   97.19    0.98      20.34  168.56   13.59  181.98   17.10
 Assets $500 Million-$1 Billion(49)              1.10  173.56    1.06      19.43  148.94   15.14  153.99   17.95
 Assets $250-$500 Million(68)                    0.71  122.22    0.73      20.48  134.89   14.62  140.17   17.18
 Assets less than $250 Million(125)              0.66  119.79    0.70      22.54  116.43   20.66  117.10   19.67
 Goodwill Companies(121)                         0.81  110.93    0.90      20.23  151.60   14.01  163.42   17.23
 Non-Goodwill Companies(181)                     0.80  132.94    0.76      21.71  125.05   18.97  125.05   19.05
 Acquirors of FSLIC Cases(10)                    1.48   56.52    0.89      20.02  167.07   11.64  179.54   15.95

                                                     Dividend Data(6)
                                                 ------------------------
                                                  Ind.    Divi-
                                                  Div./   dend    Payout
Financial Institution                            Share    Yield   Ratio(7)
---------------------                            ------- --------- --------
                                                  ($)       (%)     (%)
 Market Averages. SAIF-Insured Thrifts (no MHCs)
 ----------------------------------------------
 SAIF-Insured Thrifts(304)                       0.36      1.71     35.44
 NYSE Traded Companies(8)                        0.29      0.81     17.23
 AMEX Traded Companies(17)                       0.42      2.14     44.64
 NASDAQ Listed OTC Companies(279)                0.36      1.71     35.66
 California Companies(21)                        0.15      0.54     12.59
 Florida Companies(6)                            0.24      0.85     13.78
 Mid-Atlantic Companies(58)                      0.39      1.68     37.11
 Mid-West Companies(147)                         0.36      1.81     36.36
 New England Companies(10)                       0.43      1.60     34.27
 North-West Companies(7)                         0.35      1.41     26.99
 South-East Companies(42)                        0.41      1.98     42.26
 South-West Companies(7)                         0.35      1.71     52.02
 Western Companies (Excl CA)(6)                  0.56      2.80     54.77
 Thrift Strategy(240)                            0.37      1.83     38.17
 Mortgage Banker Strategy(37)                    0.34      1.23     27.83
 Real Estate Strategy(11)                        0.13      0.77     11.26
 Diversified Strategy(12)                        0.40      1.34     29.94
 Retail Banking Strategy(4)                      0.20      1.26     18.18
 Companies Issuing Dividends(254)                0.43      2.01     41.69
 Companies Without Dividends(50)                 0.00      0.00      0.00
 Equity/Assets  6%(23)                           0.22      0.83     15.13
 Equity/Assets 6-12%(147)                        0.38      1.60     33.90
 Equity/Assets >12%(134)                         0.37      1.96     41.71
 Converted Last 3 Mths (no MHC)(5)               0.00      0.00      0.00
 Actively Traded Companies(42)                   0.49      1.74     31.67
 Market Value Below $20 Million(63)              0.33      1.96     41.30
 Holding Company Structure(269)                  0.37      1.76     36.83
 Assets Over $1 Billion(62)                      0.44      1.37     29.78
 Assets $500 Million-$1 Billion(49)              0.34      1.55     36.51
 Assets $250-$500 Million(68)                    0.36      1.75     32.01
 Assets less than $250 Million(125)              0.33      1.89     40.44
 Goodwill Companies(121)                         0.39      1.56     32.14
 Non-Goodwill Companies(181)                     0.34      1.80     37.97
 Acquirors of FSLIC Cases(10)                    0.38      1.41     23.87



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-IB (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios
                                            ----------------------------------------------------------
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
---------------------                       ------- ------- ------- ------- -------    ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(69)                      11.82    11.44    1.18   11.52    7.04       1.19   11.51
NYSE Traded Companies(3)                      7.58     6.00    0.77   10.55    5.56       0.78   10.86
AMEX Traded Companies(5)                     12.79    12.59    0.86    9.07    5.30       0.86    9.14
NASDAQ Listed OTC Companies(61)              11.97    11.65    1.23   11.83    7.30       1.25   11.78
California Companies(4)                      12.01    12.00    2.20   19.75    8.96       2.16   19.13
Mid-Atlantic Companies(18)                   11.50    10.83    0.83    8.60    4.81       0.92    9.21
Mid-West Companies(2)                        25.06    23.63    0.43    1.59    1.68       0.66    2.42
New England Companies(36)                     8.99     8.69    1.27   13.74    8.97       1.22   13.16
North-West Companies(4)                      10.54    10.19    1.00    9.60    4.94       1.07   11.27
South-East Companies(5)                      27.94    27.94    1.14    4.39    3.35       1.23    4.70
Thrift Strategy(45)                          13.14    12.70    1.14   10.09    6.88       1.14    9.89
Mortgage Banker Strategy(10)                  8.83     8.62    0.86   11.23    6.17       0.95   11.87
Real Estate Strategy(6)                       8.98     8.96    1.37   15.17    8.37       1.28   14.30
Diversified Strategy(7)                       9.09     8.68    1.82   19.94    8.65       1.87   20.98
Retail Banking Strategy(1)                    6.30     6.04    0.36    5.66    4.81       0.35    5.51
Companies Issuing Dividends(56)              11.17    10.75    1.01   10.62    6.06       1.02   10.63
Companies Without Dividends(13)              14.98    14.83    1.98   16.43   11.86       2.00   16.30
Equity/Assets  6%(5)                          5.36     5.21    0.85   15.18    6.37       0.84   15.26
Equity/Assets 6-12%(47)                       8.62     8.14    1.20   12.97    8.35       1.18   12.76
Equity/Assets greater than 12%(17)           22.28    22.10    1.23    6.63    3.85       1.32    7.07
Actively Traded Companies(23)                 8.66     8.25    1.13   13.30    7.55       1.10   13.10
Market Value Below $20 Million(8)            17.12    16.72    1.22    5.30    9.76       1.31    5.76
Holding Company Structure(46)                13.23    12.88    1.27   11.04    7.01       1.29   11.19
Assets Over $1 Billion(18)                    8.82     8.18    1.01   12.27    6.27       1.07   12.91
Assets $500 Million-$1 Billion(16)            9.59     9.03    1.18   12.97    7.53       1.14   12.38
Assets $250-$500 Million(16)                 10.93    10.82    1.01   10.76    6.27       1.00   10.62
Assets less than $250 Million(19)            17.35    17.16    1.48   10.14    8.01       1.51   10.11
Goodwill Companies(32)                        9.11     8.32    0.91   11.11    6.31       0.94   11.26
Non-Goodwill Companies(37)                   14.26    14.26    1.41   11.91    7.70       1.42   11.73

                                               Asset Quality
                                                  Ratios                        Pricing Ratios
                                           -----------------------   ---------------------------------------------
                                                                                                  Price/   Price/
                                            NPAs    Resvs/  Resvs/    Price/    Price/   Price/    lang.    Core
Financial Institution                      Assets   NPAs    Loans    Earnings    Book    Assets    Book   Earnings
---------------------                      ------   ------  ------   --------   ------   ------   ------  --------
                                            (%)       (%)     (%)      (%)       (%)       (%)      (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(69)                      0.95  136.91    1.46     14.78     158.45    17.60   164.92   15.90
NYSE Traded Companies(3)                     1.88   43.17    1.03     18.17     183.14    14.13   174.21   17.96
AMEX Traded Companies(5)                     1.05  244.27    1.38     14.39     147.77    17.36   152.55   13.93
NASDAQ Listed OTC Companies(61)              0.89  131.58    1.49     14.57     158.04    17.83   165.79   15.89
California Companies(4)                      2.23   65.22    1.58     12.36     164.63    20.52   164.82   13.28
Mid-Atlantic Companies(18)                   0.89  127.25    1.40     18.22     163.92    17.63   174.92   18.36
Mid-West Companies(2)                        0.73   42.12    0.53      0.00      97.89    24.53   103.82    0.00
New England Companies(36)                    0.93  158.24    1.67     12.77     161.74    14.11   168.37   13.46
North-West Companies(4)                      0.37  154.33    1.05     18.50     170.08    19.20   175.10   20.88
South-East Companies(5)                      0.70  111.46    0.77     22.53     122.46    33.46   122.46   24.84
Thrift Strategy(45)                          0.90  143.83    1.41     15.41     152.78    18.48   159.02   16.39
Mortgage Banker Strategy(10)                 0.71  135.17    1.41     15.10     170.04    14.82   175.70   16.29
Real Estate Strategy(6)                      1.08  103.33    1.46     12.36     164.84    14.76   165.00   12.81
Diversified Strategy(7)                      1.57  122.62    1.93     10.86     192.16    18.41   205.87   13.62
Retail Banking Strategy(1)                   0.66   97.39    0.85     20.80     115.65     7.28   120.64   21.36
Companies Issuing Dividends(56)              0.80  145.09    1.40     15.75     160.66    17.07   168.38   16.65
Companies Without Dividends(13)              1.68   99.27    1.75      9.66     147.83    20.19   148.68   12.11
Equity/Assets  6%(5)                         1.28   74.02    1.47     14.03     215.75    12.66   220.57   18.26
Equity/Assets 6-12%(47)                      0.93  131.75    1.55     14.05     164.00    14.21   172.77   14.23
Equity/Assets greater than 12%(17)           0.91  172.99    1.22     19.28     128.75    28.07   130.21   21.21
Actively Traded Companies(23)                0.82  140.05    1.49     13.32     162.31    14.23   171.67   14.79
Market Value Below $20 Million(8)            1.28   68.04    1.26     13.25     110.94    18.44   115.31   17.40
Holding Company Structure(46)                0.88  137.42    1.50     15.27     156.62    19.58   165.76   16.47
Assets Over $1 Billion(18)                   0.93  127.52    1.48     16.04     188.50    17.06   195.78   17.44
Assets $500 Million-$1 Billion(16)           0.93  139.89    1.58     14.44     158.76    14.81   176.21   15.23
Assets $250-$500 Million(16)                 0.73  154.64    1.59     14.25     153.29    15.86   155.09   14.19
Assets less than $250 Million(19)            1.19  128.34    1.21     14.30     136.40    22.07   138.58   16.42
Goodwill Companies(32)                       1.05  120.49    1.49     15.59     161.15    14.55   175.44   16.77
Non-Goodwill Companies(37)                   0.87  153.32    1.43     13.97     156.10    20.35   156.10   15.02

                                                    Dividend Data(6)
                                                ------------------------
                                                Ind.    Divi-
                                                Div./   dend    Payout
Financial Institution                           Share   Yield   Ratio(7)
---------------------                           -----   -----   --------
                                                  (%)    (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(69)                          0.47    1.75     27.40
NYSE Traded Companies(3)                         0.39    0.80     15.59
AMEX Traded Companies(5)                         0.62    2.52     34.16
NASDAQ Listed OTC Companies(61)                  0.46    1.73     27.71
California Companies(4)                          0.00    0.00      0.00
Mid-Atlantic Companies(18)                       0.48    1.75     36.99
Mid-West Companies(2)                            0.00    0.00      0.00
New England Companies(36)                        0.52    2.09     27.47
North-West Companies(4)                          0.49    1.62     27.22
South-East Companies(5)                          0.60    1.53     27.78
Thrift Strategy(45)                              0.51    1.87     31.22
Mortgage Banker Strategy(10)                     0.36    1.56     17.82
Real Estate Strategy(6)                          0.20    1.06     11.07
Diversified Strategy(7)                          0.48    1.42     17.10
Retail Banking Strategy(1)                       0.64    2.72     56.64
Companies Issuing Dividends(56)                  0.56    2.10     33.63
Companies Without Dividends(13)                  0.00    0.00      0.00
Equity/Assets  6%(5)                             0.38    1.26     16.86
Equity/Assets 6-12%(47)                          0.53    1.98     27.87
Equity/Assets greater than 12%(17)               0.34    1.31     29.40
Actively Traded Companies(23)                    0.56    2.01     27.11
Market Value Below $20 Million(8)                0.27    1.45     29.39
Holding Company Structure(46)                    0.49    1.76     27.24
Assets Over $1 Billion(18)                       0.56    1.76     25.60
Assets $500 Million-$1 Billion(16)               0.50    1.84     27.63
Assets $250-$500 Million(16)                     0.42    1.80     27.32
Assets less than $250 Million(19)                0.40    1.60     28.81
Goodwill Companies(32)                           0.51    1.87     28.40
Non-Goodwill Companies(37)                       0.43    1.63     26.47


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(22)                     11.94    11.71    0.59    5.18    2.70       0.86    7.79       0.47  180.69    0.79
BIF-Insured Thrifts(2)                       10.02    10.02    0.72    8.22    3.31       0.71    7.56       1.85   82.27    1.77
NASDAQ Listed OTC Companies(24)              11.76    11.55    0.60    5.47    2.76       0.85    7.77       0.61  170.33    0.88
Florida Companies(3)                          9.48     9.36    0.66    7.02    3.23       0.93    9.86       0.44  122.12    0.77
Mid-Atlantic Companies(11)                   12.62    12.22    0.54    4.29    2.25       0.78    6.50       0.85  178.12    1.00
Mid-West Companies(7)                        11.74    11.73    0.56    5.11    3.01       0.88    8.20       0.35  172.11    0.62
New England Companies(1)                      8.48     8.47    1.12   13.72    5.20       0.83   10.17       0.90  121.39    1.60
South-East Companies(1)                      13.29    13.29    0.75    6.48    2.56       1.06    9.13       0.23  290.91    1.01
Thrift Strategy(22)                          11.92    11.70    0.57    5.05    2.64       0.85    7.65       0.60  173.05    0.85
Diversified Strategy(1)                       8.48     8.47    1.12   13.72    5.20       0.83   10.17       0.90  121.39    1.60
Companies Issuing Dividends(23)              11.48    11.26    0.61    5.63    2.79       0.85    7.92       0.61  170.33    0.86
Companies Without Dividends(1)               17.31    17.31    0.39    2.23    2.17       0.81    4.67       0.00    0.00    1.40
Equity/Assets 6-12%(16)                       9.37     9.16    0.51    5.81    2.84       0.76    8.49       0.70  128.72    0.97
Equity/Assets greater than 12%(8)            16.52    16.32    0.77    4.79    2.59       1.01    6.33       0.41  260.48    0.72
Actively Traded Companies(1)                  9.42     8.40    0.58    6.23    2.88       0.91    9.74       0.68   83.02    1.06
Holding Company Structure(1)                  9.42     8.40    0.58    6.23    2.88       0.91    9.74       0.68   83.02    1.06
Assets Over $1 Billion(5)                     8.80     8.22    0.77    8.83    3.72       0.92   10.39       0.68  116.42    1.18
Assets $500 Million-$1 Billion(4)            12.31    11.82    0.79    5.69    2.75       0.90    7.04       0.53   66.53    0.54
Assets $250-$500 Million(4)                  10.00     9.98    0.53    5.75    3.34       0.84    9.17       0.25  419.95    0.59
Assets less than $250 Million(11)            13.99    13.99    0.47    3.40    1.98       0.79    5.93       0.78  110.67    0.98
Goodwill Companies(9)                         9.75     9.20    0.75    7.62    3.31       0.88    9.23       0.57  132.20    0.92
Non-Goodwill Companies(15)                   12.99    12.99    0.51    4.14    2.43       0.82    6.87       0.64  198.06    0.86
MHC Institutions(24)                         11.76    11.55    0.60    5.47    2.76       0.85    7.77       0.61  170.33    0.88
MHC Converted Last 3 Months(1)               17.31    17.31    0.39    2.23    2.17       0.81    4.67       0.00    0.00    1.40

                                                        Pricing Ratios                      Dividend Data(6)
                                          -----------------------------------------     ------------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Average. MHC Institutions
--------------------------------
SAIF-Insured Thrifts(22)                     19.61  176.57   20.68  181.74   22.93         0.64    2.71   54.23
BIF-Insured Thrifts(2)                       19.24  216.41   21.25  216.52   25.97         0.52    2.38   48.92
NASDAQ Listed OTC Companies(24)              19.49  180.36   20.73  185.05   23.12         0.63    2.68   53.64
Florida Companies(3)                         22.32  203.87   19.00  207.18   19.16         1.03    3.30   68.29
Mid-Atlantic Companies(11)                    0.00  173.96   21.52  182.64   24.37         0.39    1.91   46.25
Mid-West Companies(7)                        16.91  165.60   19.34  165.85   21.96         0.70    3.52   67.16
New England Companies(1)                     19.24  244.74   20.75  244.96   25.97         0.68    2.54   48.92
South-East Companies(1)                       0.00  198.07   26.32  198.07   27.66         1.40    3.59    0.00
Thrift Strategy(22)                          19.61  177.14   20.73  182.06   22.93         0.63    2.68   54.23
Diversified Strategy(1)                      19.24  244.74   20.75  244.96   25.97         0.68    2.54   48.92
Companies Issuing Dividends(23)              19.49  184.25   20.88  189.17   23.20         0.66    2.81   60.35
Companies Without Dividends(1)                0.00  102.72   17.78  102.72   22.01         0.00    0.00    0.00
Equity/Assets 6-12%(16)                      19.49  185.89   17.28  191.38   22.22         0.62    2.58   63.16
Equity/Assets greater than 12%(8)             0.00  169.31   27.62  172.40   25.10         0.66    2.87   20.35
Actively Traded Companies(1)                  0.00  207.24   19.52  232.41   22.20         0.48    1.73   60.00
Holding Company Structure(1)                  0.00  207.24   19.52  232.41   22.20         0.48    1.73   60.00
Assets Over $1 Billion(5)                    20.78  219.76   19.37  234.50   22.98         0.69    2.25   61.55
Assets $500 Million-$1 Billion(4)             0.00  202.50   25.64  210.26   21.00         0.68    2.70   40.70
Assets $250-$500 Million(4)                  16.91  170.12   17.00  170.49   20.49         0.69    3.17   67.16
Assets less than $250 Million(11)             0.00  155.65   21.51  155.65   25.35         0.55    2.68    0.00
Goodwill Companies(9)                        20.78  214.75   21.22  227.06   22.65         0.64    2.22   59.72
Non-Goodwill Companies(15)                   16.91  159.20   20.43  159.20   23.41         0.63    2.96   32.37
MHC Institutions(24)                         19.49  180.36   20.73  185.05   23.12         0.63    2.68   53.64
MHC Converted Last 3 Months(1)                0.00  102.72   17.78  102.72   22.01         0.00    0.00    0.00



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 EXHIBIT 1V-1B
                                  (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.68    3.97       0.62   15.44       1.90   42.90    1.25
CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    2.19       0.53   10.73       1.40   65.70    1.37
CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    5.05       0.91   15.55       0.89   76.36    0.91
DME   Dime Bancorp, Inc. of NY*               5.27     5.03    0.56   10.57    5.42       0.71   13.39       1.57   31.98    0.85
DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    3.96       0.73    9.68       0.95   55.76    0.58
FRC   First Republic Bancorp of CA*           7.17     7.17    0.70   11.10    6.30       0.60    9.46       1.19   69.68    0.94
FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.35       0.53   11.34       1.39  134.39    2.46
GSB   Glendale Fed. Bk, FSB of CA             5.53     4.91    0.26    4.71    2.76       0.61   11.03       1.46   69.38    1.36
GDW   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    8.54       1.24   19.62       1.31   42.43    0.68
GPT   GreenPoint Fin. Corp. of NY*           10.31     5.79    1.06    9.99    4.95       1.03    9.74       2.89   27.84    1.30
WES   Westcorp Inc. of Orange CA              9.05     9.02    0.87    9.10    5.59       0.43    4.51       0.74  134.25    1.95


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.67    2.17       0.50    3.67       0.51  192.62    1.37
BKC   American Bank of Waterbury CT*          8.29     7.95    1.27   15.35    8.29       1.10   13.19       1.81   48.13    1.45
BFD   BostonFed Bancorp of MA                 8.90     8.60    0.47    4.33    3.28       0.65    5.95       0.52  114.29    0.74
CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.83       1.12   13.73       0.72  120.07    1.23
CBK   Citizens First Fin.Corp. of IL         14.08    14.08    0.29    1.95    1.79       0.58    3.84       0.59   37.65    0.26
ESX   Essex Bancorp of VA(8)                  0.27     0.17   -0.03  -16.67   -2.50       0.03   16.67       2.63   42.63    1.34
FCB   Falmouth Co-Op Bank of MA*             23.88    23.88    0.84    3.43    3.06       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.16    12.16   -0.20   -2.35   -1.11       0.47    5.61       0.40  235.98    1.10
GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.64       1.27    6.71       0.12  132.49    0.43
JSB   JSB Financial, Inc. of NY              22.17    22.17    1.77    8.09    6.17       1.68    7.68        NA      NA     0.62
KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    5.42       0.82    7.92       0.94   67.06    0.92
KYF   Kentucky First Bancorp of KY           16.11    16.11    0.80    3.99    4.20       1.06    5.27       0.14  295.31    0.77
NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    6.41       1.62   31.44       1.22   48.76    0.97
PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.73       0.66    3.07       0.91   71.58    0.79
SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    3.00       1.72    4.72        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            13.98    13.98    0.05    0.31    0.31       0.27    1.89       0.64   44.97    0.40
SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.84       0.51    2.77        NA      NA      NA
SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.72       1.71    5.02       0.27  187.50    0.62
TSH   Teche Holding Company of LA            13.30    13.30    0.73    5.04    4.27       1.01    6.94        NA      NA     0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.82       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.75       0.82    5.68       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    7.16       0.78   11.89       2.13   54.09    1.87
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.29       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.28       0.13    1.61       0.94   45.77    0.66
AFED  AFSALA Bancorp, Inc. of NY             13.68    13.68    0.59    4.34    3.84       0.59    4.34        NA      NA     1.38
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.84    9.16    6.17       1.04   11.28       0.91   78.77    0.99
AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    4.40       0.81    4.57       0.81   49.41    0.53
ASBP  ASB Financial Corp. of OH              15.73    15.73    0.60    3.01    3.15       0.88    4.40       1.58   50.98    1.22
ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    7.38       0.73   10.71       0.20  211.97    0.69
AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -6.80      -0.12   -2.14       1.60   29.31    0.92
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    4.31    2.28       0.79    8.74       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    2.87       0.89    9.94       0.44  128.03    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.78    6.12       1.09   11.12       0.39  191.75    1.20
ALBC  Albion Banc Corp. of Albion NY          8.90     8.90    0.09    0.93    0.91       0.38    3.93       0.60   79.55    0.65
ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.86    2.90       0.76    8.56       0.15  257.09    0.53
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.17       0.19    1.87       2.84   23.48    0.93
AHCI  Ambanc Holding Co., Inc. of NY*        12.72    12.72   -0.62   -4.16   -4.13      -0.62   -4.16       1.06   72.94    1.47

                                                          Pricing Ratios                        Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- -------  ------ -------       ------ ------- --------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                25.19  245.06   10.21  287.60   15.78         0.88    1.76   44.44
CSA   Coast Savings Financial of CA                NM   187.82    9.24  190.19   18.22         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE             19.79  205.16   12.32  231.37   14.03         0.28    0.69   13.66
DME   Dime Bancorp, Inc. of NY*                  18.45  189.72   10.00  198.87   14.56         0.16    0.83   15.24
DSL   Downey Financial Corp. of CA               25.22  142.14    9.85  144.12   15.17         0.32    1.48   37.21
FRC   First Republic Bancorp of CA*              15.87  149.46   10.72  149.55   18.61         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                  29.87  176.33    8.51  178.29   16.30         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA                  NM   160.66    8.88  180.74   15.48         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA               11.71  179.82   11.46  179.82    9.60         0.44    0.56    6.53
GPT   GreenPoint Fin. Corp. of NY*               20.19  210.25   21.68     NM    20.71         1.00    1.56   31.55
WES   Westcorp Inc. of Orange CA                 17.90  156.33   14.15  156.83     NM          0.40    2.01   36.04


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                   NM   129.46   22.56  129.46     NM          0.36    1.67     NM
BKC   American Bank of Waterbury CT*             12.06  173.40   14.37  180.62   14.03         1.44    3.81   46.01
BFD   BostonFed Bancorp of MA                      NM   138.49   12.32  143.38   22.16         0.28    1.44   43.75
CFX   CFX Corp of NH*                            17.15  179.37   13.34  191.77   14.40         0.88    4.66     NM
CBK   Citizens First Fin.Corp. of IL               NM   113.64   16.00  113.64   28.39         0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                       NM      NM     1.11     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                   NM   110.39   26.36  110.39     NM          0.20    1.18   38.46
FAB   FirstFed America Bancorp of MA               NM   132.82   16.15  132.82     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                   21.56  121.05   18.37  122.34   16.91         0.48    2.78   60.00
JSB   JSB Financial, Inc. of NY                  16.20  129.27   28.66  129.27   17.07         1.40    3.14   50.91
KNK   Kankakee Bancorp of IL                     18.44  112.34   12.46  119.53   14.79         0.48    1.61   29.63
KYF   Kentucky First Bancorp of KY               23.81  116.21   18.72  116.21   18.03         0.50    3.96     NM
NYB   New York Bancorp, Inc. of NY               15.59     NM    20.30     NM    13.31         0.60    1.94   30.30
PDB   Piedmont Bancorp of NC                       NM   148.25   24.65  148.25     NM          0.40    3.64     NM
SSB   Scotland Bancorp of NC                       NM   126.49   46.83  126.49   27.42         0.30    1.76   58.82
SZB   SouthFirst Bancshares of AL                  NM   103.48   14.46  103.48     NM          0.50    3.05     NM
SRN   Southern Banc Company of AL                  NM   107.49   18.16  108.62     NM          0.35    2.26     NM
SSM   Stone Street Bancorp of NC                 26.88  133.29   38.45  133.29   22.40         0.45    2.09   56.25
TSH   Teche Holding Company of LA                23.44  123.11   16.38  123.11   17.05         0.50    2.67   62.50
FTF   Texarkana Fst. Fin. Corp of AR             17.18  149.70   23.50  149.70   13.89         0.56    2.49   42.75
THR   Three Rivers Fin. Corp. of MI              26.64  106.77   14.69  106.77   18.47         0.40    2.46   65.57
TBK   Tolland Bank of CT*                        13.96  146.23   10.15  150.49   13.36         0.20    1.29   18.02
WSB   Washington SB, FSB of MD                   23.33  138.61   11.51  138.61   15.91         0.10    1.43   33.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                  NM   112.50    9.29  114.87     NM          0.40    1.11   33.90
AFED  AFSALA Bancorp, Inc. of NY                 26.02  112.95   15.45  112.95   26.02         0.16    1.01   26.23
ALBK  ALBANK Fin. Corp. of Albany NY             16.21  143.60   13.22  164.32   13.16         0.60    1.62   26.20
AMFC  AMB Financial Corp. of IN                  22.73  102.67   15.35  102.67   20.55         0.24    1.60   36.36
ASBP  ASB Financial Corp. of OH                    NM   123.70   19.46  123.70   21.70         0.40    3.23     NM
ABBK  Abington Savings Bank of MA*               13.54  156.17   10.81  173.38   15.23         0.40    1.37   18.52
AABC  Access Anytime Bancorp of NM                 NM   101.38    7.55  101.38     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                   NM   104.13   16.09  104.13   21.65         0.32    2.08     NM
AADV  Advantage Bancorp of WI                      NM   152.32   14.04  162.92   15.75         0.40    0.90   31.50
AFCB  Affiliated Comm BC, Inc of MA              16.34  151.61   14.82  152.44   14.37         0.48    1.92   31.37
ALBC  Albion Banc Corp. of Albion NY               NM   102.67    9.14  102.67   26.08         0.32    1.32     NM
ABCL  Allied Bancorp of IL                         NM   134.06   11.94  135.74   23.59         0.65    2.07   71.43
ATSB  AmTrust Capital Corp. of IN                  NM    91.92    9.35   92.93     NM          0.20    1.58   50.00
AHCI  Ambanc Holding Co., Inc. of NY*              NM   113.72   14.47  113.72     NM          0.20    1.27     NM

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


          Exhibit IV-1B (continued)
         Weekly Thrift Market Line - Part Two
           Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    4.08       0.85    7.73       0.40   71.19    0.38
AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   14.02       1.83   23.69       0.40   81.55    0.49
ANBK  American Nat'l Bancorp of MD(8)         8.97     8.97    0.28    2.90    1.86       0.65    6.74       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06    5.85       0.96   15.53       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    8.60       1.13   14.34       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    4.22       0.79   10.12       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.86      -1.51  -16.06       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    7.17       1.24   11.90       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -4.00       0.02    0.46       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    3.53       0.57    3.47       0.28   51.72    0.20
BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.89   14.91    7.69       0.65   10.88       0.97  102.98    1.39
BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.50       0.34    7.54       0.60   28.73    0.21
BKCO  Bankers Corp. of NJ(8)*                 7.93     7.81    1.08   13.59    7.78       1.16   14.55       1.14   26.36    0.50
BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.80       0.63   10.37        NA      NA     1.51
BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.61       1.29    8.94       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.24       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    6.48       1.16   12.75       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              11.50    11.50   -0.28   -2.50   -3.71       0.07    0.64       2.06   39.74    1.01
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.86       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.30       0.07    0.42       0.18  325.68    0.72
CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.82       0.73   14.30       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    5.27       1.07   13.84       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    5.85       1.33    5.33       1.26   14.79    0.20
CNSB  CNS Bancorp of MO                      24.82    24.82    0.53    2.41    1.81       0.81    3.66       0.45   80.36    0.57
CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.68       0.66    2.42       0.73   42.12    0.53
CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.72       1.46    9.16       1.16  102.51    1.57
CAFI  Camco Fin. Corp. of OH                  9.69     8.91    0.75    8.51    5.08       0.88   10.05       0.68   38.86    0.32
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.52       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    5.13       0.93   10.68       0.31   97.24    0.39
CFNC  Carolina Fincorp of NC*                23.71    23.71    1.11    4.65    3.74       1.05    4.36       0.28  133.67    0.54
CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -5.86       0.01    0.07       1.37   42.60    1.02
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.49    4.14       0.58    9.46       0.39  203.69    0.95
CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.21       1.45    5.27       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.39       0.80   11.05       0.51  103.23    0.76
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.38       0.90    8.90       0.88  102.76    1.23
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.46       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    4.94       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.62       1.23   18.32       0.27  164.80    0.73
CVAL  Chester Valley Bancorp of PA            8.56     8.56    0.63    7.00    4.00       0.92   10.30       0.47  187.15    1.10
CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.31       0.82   12.83       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.56    3.08    3.10       0.77    4.25       0.82   74.44    0.97
CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    3.94       0.70    6.71       0.50   86.54    0.79
CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.87       0.44   13.16       0.58   39.81    0.51
CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    3.82       1.03   16.67       0.21  436.85    1.15
CMSV  Commty. Svgs, MHC of FL (48.5)         11.23    11.23    0.63    5.46    3.16       0.96    8.22       0.57   66.20    0.64
CBNH  Community Bankshares Inc of NH(8)*      7.00     7.00    0.95   13.33    5.51       0.76   10.63       0.49  141.22    1.01
CFTP  Community Fed. Bancorp of MS           33.52    33.52    1.43    4.32    3.43       1.70    5.14       0.35   79.45    0.47
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    6.07       1.28    9.26       0.39  148.67    0.65
CFBC  Community First Bnkg Co. of GA         16.42    16.42    0.25    1.52    1.23       0.49    2.96        NA      NA     0.87
CIBI  Community Inv. Bancorp of OH           11.51    11.51    0.67    5.51    4.40       1.00    8.19       0.72   65.53    0.62
COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -7.35       0.20    2.52       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    4.11       1.30    4.52       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.57     5.52    0.61   10.68    5.79       0.80   14.08       0.34  198.09    0.93
DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.54       1.45    6.45       0.35   27.76    0.13
DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.93       1.04    6.41       0.73  112.22    1.43
DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.27   10.64       1.91   23.35       0.40  355.33    3.17

                                                        Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
--------------------------------------
ASBI  Ameriana Bancorp of IN                  24.49  136.17   14.92  136.28   17.50         0.60    3.27     NM
AFFFZ America First Fin. Fund of CA(8)         7.13  127.80   10.79  129.39    5.82         1.60    4.07   29.04
ANBK  American Nat'l Bancorp of MD(8)           NM   158.45   14.21  158.45   23.10         0.12    0.60   32.43
ABCW  Anchor Bancorp Wisconsin of WI          17.10  200.08   12.45  203.92   13.28         0.64    1.21   20.65
ANDB  Andover Bancorp, Inc. of MA*            11.62  152.48   12.29  152.48   11.27         0.68    2.28   26.46
ASFC  Astoria Financial Corp. of NY           23.72  162.64   12.73  193.67   16.61         0.60    1.29   30.61
AVND  Avondale Fin. Corp. of IL                 NM    91.48    8.35   91.48     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*              13.95  173.21   17.75  173.21   14.78         1.00    3.33   46.51
BPLS  Bank Plus Corp. of CA                     NM   124.06    6.28  124.19     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI              28.30  116.37   16.89  116.37     NM          0.28    1.87   52.83
BANC  BankAtlantic Bancorp of FL              13.01  185.83   10.45  226.07   17.83         0.12    0.76    9.84
BKUNA BankUnited SA of FL                       NM   153.10    5.70  188.94   24.21         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                 12.85  165.96   13.16  168.42   12.00         0.64    2.35   30.19
BVCC  Bay View Capital Corp. of CA            26.29  168.65   10.69  200.95   16.14         0.32    1.25   32.99
BFSB  Bedford Bancshares of VA                21.71  147.32   20.87  147.32   16.95         0.56    2.26   49.12
BFFC  Big Foot Fin. Corp. of IL                 NM   116.81   19.83  116.81     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                   15.44  187.12   17.37  187.12   15.44         0.08    1.62   25.00
BYFC  Broadway Fin. Corp. of CA                 NM    64.22    7.38   64.22     NM          0.20    1.90     NM
CBES  CBES Bancorp of MO                      25.90  104.63   19.24  104.63   20.78         0.40    2.24   57.97
CCFH  CCF Holding Company of GA                 NM   114.90   13.42  114.90     NM          0.55    3.33     NM
CENF  CENFED Financial Corp. of CA            17.17  163.07    8.49  163.38   12.06         0.36    1.06   18.18
CFSB  CFSB Bancorp of Lansing MI              18.98  205.53   15.67  205.53   15.03         0.60    2.31   43.80
CKFB  CKF Bancorp of Danville KY              17.09  126.98   30.42  126.98   23.26         0.50    2.50   42.74
CNSB  CNS Bancorp of MO                         NM   116.23   28.85  116.23     NM          0.20    1.17   64.52
CSBF  CSB Financial Group Inc of IL*            NM    97.89   24.53  103.82     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL           14.89  111.08   17.22  111.08   11.74         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                  19.68  129.92   12.59  141.22   16.67         0.49    2.65   52.13
CMRN  Cameron Fin. Corp. of MO                22.12  100.41   21.77  100.41   17.78         0.28    1.62   35.90
CAPS  Capital Savings Bancorp of MO           19.51  141.84   12.48  141.84   13.91         0.24    1.50   29.27
CFNC  Carolina Fincorp of NC*                 26.72  124.78   29.59  124.78   28.48         0.24    1.38   36.92
CNY   Carver Bancorp, Inc. of NY                NM    84.53    7.06   88.13     NM          0.20    1.58     NM
CASB  Cascade SB of Everett WA(8)             24.18  174.35   10.76  174.35   19.16         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*              19.19  108.16   27.08  108.16   18.97         0.28    1.72   32.94
CNIT  Cenit Bancorp of Norfolk VA             13.53  163.08   11.80  177.57   14.75         1.00    1.97   26.67
CEBK  Central Co-Op. Bank of MA*              13.54  114.24   11.94  128.29   13.36         0.32    1.64   22.22
CENB  Century Bancshares of NC*               18.33  107.47   32.17  107.47   18.12         2.00    2.53   46.40
CBSB  Charter Financial Inc. of IL            20.24  155.00   22.43  175.19   14.46         0.32    1.51   30.48
COFI  Charter One Financial of OH             17.81  250.87   16.83  267.98   14.23         1.00    1.88   33.56
CVAL  Chester Valley Bancorp of PA            25.00  170.99   14.64  170.99   16.99         0.44    2.02   50.57
CTZN  CitFed Bancorp of Dayton OH             23.20  197.11   12.55  218.77   16.48         0.36    0.80   18.56
CLAS  Classic Bancshares of KY                  NM    98.84   14.55  117.12   23.39         0.28    1.93   62.22
CMSB  Cmnwealth Bancorp of PA                 25.36  135.76   13.07  173.61   19.89         0.28    1.60   40.58
CBSA  Coastal Bancorp of Houston TX           20.52  149.87    4.99  180.30   11.81         0.48    1.61   33.10
CFCP  Coastal Fin. Corp. of SC                26.18     NM    22.96     NM    23.91         0.36    1.45   37.89
CMSV  Commty. Svgs, MHC of FL (48.5)            NM   170.23   19.11  170.23   21.00         0.90    3.51     NM
CBNH  Community Bankshares Inc of NH(8)*      18.14  227.44   15.91  227.44   22.76         0.64    1.63   29.49
CFTP  Community Fed. Bancorp of MS            29.16  123.12   41.27  123.12   24.49         0.30    1.63   47.62
CFFC  Community Fin. Corp. of VA              16.48  115.32   15.81  115.32   13.02         0.56    2.57   42.42
CFBC  Community First Bnkg Co. of GA            NM   123.61   20.29  123.61     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH            22.73  126.90   14.61  126.90   15.31         0.32    2.13   48.48
COOP  Cooperative Bk.for Svgs. of NC            NM   135.88   10.37  135.88     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY          24.34   96.25   24.85   96.25   19.89         0.40    2.83   68.97
DNFC  D&N Financial Corp. of MI               17.27  173.52    9.67  175.28   13.10         0.20    1.05   18.18
DCBI  Delphos Citizens Bancorp of OH          22.04  106.30   30.19  106.30   22.04         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY            20.28  130.73   18.98  151.75   18.87         0.18    0.94   19.15
DIBK  Dime Financial Corp. of CT*              9.40  196.01   15.61  202.60    9.36         0.40    1.51   14.18

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                              Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                      Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.72       0.20    1.73       1.48   35.83    0.76
EBSI  Eagle Bancshares of Tucker GA           8.71     8.71    0.59    6.82    4.74       0.80    9.29       0.88   65.80    0.84
EGFC  Eagle Financial Corp. of CT             6.87     5.36    0.08    1.08    0.58       0.46    6.44       0.52   94.68    0.86
ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.77       0.63    3.40       0.17  141.97    0.50
EMLD  Emerald Financial Corp of OH            7.58     7.46    0.72    9.43    5.79       0.89   11.64       0.24  106.84    0.35
EIRE  Emerald Island Bancorp, MA*             7.08     7.08    0.85   12.35    7.24       0.89   13.00       0.40  151.40    0.89
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.30       1.09    3.12       0.06  312.50    0.46
EFBI  Enterprise Fed. Bancorp of OH          12.33    12.31    0.70    5.12    4.15       0.78    5.69       0.01     NA     0.28
EQSB  Equitable FSB of Wheaton MD             5.07     5.07    0.48    9.33    5.87       0.76   14.93       1.07   19.82    0.31
FFFG  F.F.O. Financial Group of FL(8)         6.49     6.49    0.68   10.82    4.60       0.97   15.58       3.28   52.54    2.40
FCBF  FCB Fin. Corp. of Neenah WI            17.49    17.49    0.92    5.19    3.67       1.08    6.14       0.15  347.77    0.62
FFBS  FFBS Bancorp of Columbus MS            19.42    19.42    1.19    6.07    4.00       1.49    7.65       0.42  109.44    0.66
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.84       1.08    4.74        NA      NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.57    3.66       1.01    6.60       0.19  163.65    0.44
FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    4.51       1.34    9.52       0.18  318.63    0.98
FFWC  FFW Corporation of Wabash IN           10.01    10.01    0.90    8.74    7.07       1.11   10.86       0.22  150.42    0.48
FFYF  FFY Financial Corp. of OH              13.71    13.71    0.90    5.84    4.55       1.27    8.31       0.67   74.18    0.64
FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    6.00       1.02   15.79       1.06   48.60    0.92
FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    4.30       0.84    6.63       0.03  636.64    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    4.66       0.97    8.33       0.40  101.18    0.93
FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    4.42       0.78    7.48       0.80   21.76    0.22
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    5.08       0.81   11.71       0.44  112.57    1.01
FFFL  Fidelity FSB, MHC of FL (47.4)          8.82     8.75    0.39    4.09    2.04       0.62    6.51       0.30   77.48    0.31
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.84       0.28    5.62       0.16  455.75    0.85
FFOH  Fidelity Financial of OH               12.94    11.42    0.70    4.68    3.16       1.02    6.89       0.08  381.04    0.37
FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    4.22       1.00   10.23       1.81   26.91    0.89
FBSI  First Bancshares of MO                 14.35    14.33    0.91    5.88    4.92       1.11    7.22       0.32   88.44    0.35
FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.48       1.24    8.87       0.07  147.42    0.13
FBER  First Bergen Bancorp of NJ             14.19    14.19    0.44    2.73    1.97       0.77    4.74       0.83  129.82    2.50
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.78       0.54    3.43       0.74   33.56    0.66
FCIT  First Cit. Fin. Corp of MD(8)           6.38     6.38    0.52    8.53    3.53       0.78   12.66       0.92   97.73    1.20
FSTC  First Citizens Corp of GA               9.13     6.85    1.12   11.24    4.83       1.11   11.16       0.97  118.70    1.50
FCME  First Coastal Corp. of ME*              9.23     9.23    4.21     NM    42.37       4.08     NM        2.01   85.72    2.52
FFBA  First Colorado Bancorp of Co           12.73    12.73    0.92    6.21    4.80       0.90    6.07       0.23  121.82    0.38
FDEF  First Defiance Fin.Corp. of OH         21.31    21.31    0.75    3.36    2.84       1.03    4.61       0.45   96.96    0.57
FESX  First Essex Bancorp of MA*              6.97     6.06    0.96   13.00    8.00       0.83   11.33       0.56  146.94    1.43
FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.77       0.70   11.19       0.37   71.33    1.42
FFSX  First FS&LA. MHC of IA (46.0)           8.29     8.23    0.43    5.21    2.76       0.73    8.99       0.11  342.10    0.52
BDJI  First Fed. Bancorp. of MN              11.17    11.17    0.32    2.57    2.25       0.66    5.34       0.27  137.04    0.76
FFBH  First Fed. Bancshares of AR            14.97    14.97    0.77    4.84    3.84       1.06    6.63       0.19  119.50    0.30
FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.87       0.86   13.16        NA      NA     0.65
FFKY  First Fed. Fin. Corp. of KY            13.70    12.91    1.30    9.44    5.12       1.55   11.27       0.64   71.13    0.52
FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.82       1.02   13.38       0.53  163.59    1.01
FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    4.58       0.84   13.65       1.66   41.99    0.84
FFBI  First Financial Bancorp of IL           8.66     8.66   -0.38   -4.73   -4.66       0.42    5.23       0.40  147.92    0.91
FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.96   13.35    4.81       1.28   17.95       0.26  148.86    0.64
FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.80       0.65    7.20       0.52   82.31    0.62
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    4.41       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    8.20       1.16   17.76       0.64  114.23    1.39
FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.69       0.69    6.12       0.87   69.37    0.91
FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    5.64       1.01   10.83       1.50   91.12    1.62
FKFS  First Keystone Fin. Corp of PA          7.31     7.31    0.54    7.21    4.98       0.77   10.30       1.60   30.58    0.84
FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    3.02       1.40    4.52       0.75   32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.35     6.57    0.84   11.80    5.33       0.65    9.14       0.82  105.31    1.23
CASH  First Midwest Fin. Corp. of IA         11.60    10.26    0.76    6.52    5.70       0.99    8.49       0.85   75.48    0.93
FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.62       0.31    1.84       0.18  187.34    0.46



                                                        Pricing Ratios                      Dividend Data(6)
                                             ---------------------------------------    -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- --------
                                                (%)    (X)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                      NM    99.58   11.80   99.58     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA            21.09  132.42   11.53  132.42   15.48         0.60    3.56   75.00
EGFC  Eagle Financial Corp. of CT                NM   148.73   10.21  190.52   28.98         1.00    3.05     NM
ETFS  East Texas Fin. Serv. of TX                NM    96.39   17.51   96.39   27.50         0.20    1.04   58.82
EMLD  Emerald Financial Corp of OH             17.28  155.04   11.75  157.48   14.00         0.24    1.71   29.63
EIRE  Emerald Island Bancorp, MA*              13.82  156.83   11.10  156.83   13.13         0.28    1.33   18.42
EFBC  Empire Federal Bancorp of MT               NM   103.32   36.05  103.32     NM          0.30    1.97     NM
EFBI  Enterprise Fed. Bancorp of OH            24.07  123.89   15.28  124.05   21.67         1.00    5.13     NM
EQSB  Equitable FSB of Wheaton MD              17.05  150.48    7.63  150.48   10.65         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)          21.76  221.14   14.36  221.14   15.11         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI              27.27  140.26   24.53  140.26   23.08         0.72    2.67   72.73
FFBS  FFBS Bancorp of Columbus MS              25.00  149.53   29.04  149.53   19.83         0.50    2.08   52.08
FFDF  FFD Financial Corp. of OH                  NM   106.90   26.44  106.90   25.41         0.30    1.94   68.18
FFLC  FFLC Bancorp of Leesburg FL              27.36  128.83   17.37  128.83   18.95         0.48    1.66   45.28
FFFC  FFVA Financial Corp. of VA               22.16  179.56   23.66  183.39   18.28         0.48    1.64   36.36
FFWC  FFW Corporation of Wabash IN             14.14  123.08   12.32  123.08   11.38         0.72    2.57   36.36
FFYF  FFY Financial Corp. of OH                21.98  141.93   19.46  141.93   15.46         0.70    2.49   54.69
FMCO  FMS Financial Corp. of NJ                16.67  170.60   11.19  173.68   11.35         0.20    0.77   12.82
FFHH  FSF Financial Corp. of MN                23.23  127.97   14.53  127.97   18.30         0.50    2.76   64.10
FOBC  Fed One Bancorp of Wheeling WV           21.46  127.78   14.14  133.98   15.07         0.58    2.73   58.59
FBCI  Fidelity Bancorp of Chicago IL           22.63  118.00   12.25  118.26   16.17         0.32    1.49   33.68
FSBI  Fidelity Bancorp, Inc. of PA             19.68  134.24    9.07  134.24   12.35         0.36    1.69   33.33
FFFL  Fidelity FSB, MHC of FL (47.4)             NM   198.68   17.52  200.33     NM          0.80    3.33     NM
FFED  Fidelity Fed. Bancorp of IN                NM   178.92    9.20  178.92     NM          0.40    4.32     NM
FFOH  Fidelity Financial of OH                   NM   132.46   17.14  150.09   21.49         0.28    1.74   54.90
FIBC  Financial Bancorp, Inc. of NY            23.70  134.33   12.57  134.95   13.30         0.40    1.94   45.98
FBSI  First Bancshares of MO                   20.34  121.21   17.40  121.40   16.55         0.20    0.83   16.95
FBBC  First Bell Bancorp of PA                 15.44  151.86   14.92  151.86   13.31         0.40    2.44   37.74
FBER  First Bergen Bancorp of NJ                 NM   142.91   20.28  142.91   29.17         0.12    0.62   31.58
SKBO  First Carnegie,MHC of PA(45.0)             NM   132.22   20.70  132.22     NM          0.30    2.22     NM
FCIT  First Cit. Fin. Corp of MD(8)            28.33  227.42   14.50  227.42   19.10         0.00    0.00    0.00
FSTC  First Citizens Corp of GA                20.69  184.16   16.81  245.50   20.83         0.44    1.47   30.34
FCME  First Coastal Corp. of ME*                2.36  102.61    9.47  102.61    2.44         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co             20.83  150.86   19.20  150.86   21.34         0.44    2.51   52.38
FDEF  First Defiance Fin.Corp. of OH             NM   120.00   25.58  120.00   25.63         0.32    2.12   74.42
FESX  First Essex Bancorp of MA*               12.50  142.61    9.94  164.18   14.35         0.48    2.91   36.36
FFES  First FS&LA of E. Hartford CT            20.97  134.87    8.67  134.87   12.75         0.60    1.88   39.47
FFSX  First FS&LA. MHC of IA (46.0)              NM   181.95   15.09  183.42   21.01         0.48    1.92   69.57
BDJI  First Fed. Bancorp. of MN                  NM   123.44   13.79  123.44   21.32         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR              26.07  129.10   19.32  129.10   19.03         0.20    0.95   24.69
FTFC  First Fed. Capital Corp. of WI           20.55  227.91   14.49  243.23   17.70         0.48    1.98   40.68
FFKY  First Fed. Fin. Corp. of KY              19.52  179.44   24.59  190.50   16.36         0.52    2.34   45.61
FFBZ  First Federal Bancorp of OH              20.74  188.92   14.25  189.12   14.84         0.24    1.32   27.27
FFCH  First Fin. Holdings Inc. of SC           21.85  194.95   11.92  194.95   14.88         0.72    2.30   50.35
FFBI  First Financial Bancorp of IL              NM   103.52    8.96  103.52   19.41         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)           20.77  268.81   19.15  275.90   15.45         0.60    1.91   39.74
FFHS  First Franklin Corp. of OH                 NM   116.48   10.50  117.23   16.53         0.32    1.60     NM
FGHC  First Georgia Hold. Corp of GA           22.66  172.21   14.15  187.82   29.00         0.05    0.69   15.63
FSPG  First Home Bancorp of NJ                 12.20  155.64   10.37  158.23    9.35         0.40    2.00   24.39
FFSL  First Independence Corp. of KS           27.13  109.91   11.46  109.91   17.00         0.25    1.96   53.19
FISB  First Indiana Corp. of IN                17.74  150.69   14.41  152.57   14.51         0.48    2.31   41.03
FKFS  First Keystone Fin. Corp of PA           20.09  142.06   10.38  142.06   14.05         0.20    0.74   14.81
FLKY  First Lancaster Bncshrs of KY              NM   105.61   36.15  105.61   27.23         0.50    3.28     NM
FLFC  First Liberty Fin. Corp. of GA           18.75  189.55   13.93  211.86   24.19         0.40    1.78   33.33
CASH  First Midwest Fin. Corp. of IA           17.55  110.64   12.83  125.05   13.47         0.36    2.07   36.36
FMBD  First Mutual Bancorp of IL                 NM   105.36   13.53  139.09     NM          0.32    1.99     NM


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                          Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------     ------ ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FMSB  First Mutual SB of Bellevue WA*         6.82     6.82    1.02   15.34    7.17       1.00   14.95       0.01     NA     1.27
FNGB  First Northern Cap. Corp of WI         11.28    11.28    0.63    5.44    3.24       0.91    7.88       0.06  798.69    0.53
FFPB  First Palm Beach Bancorp of FL          6.76     6.59   -0.01   -0.09   -0.06       0.05    0.70       0.73   55.75    0.60
FSLA  First SB SLA MHC of NJ (47.5)           9.42     8.40    0.58    6.23    2.88       0.91    9.74       0.68   83.02    1.06
FSNJ  First SB of NJ, MHC (45.9)(8)           8.57     8.57   -0.34   -4.31   -2.15       0.23    2.89       0.87   58.25    1.21
SOPN  First SB, SSB, Moore Co. of NC         22.83    22.83    1.44    5.83    5.17       1.73    6.99       0.08  241.60    0.31
FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.63       1.00    5.90       0.30  215.39    0.97
SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.82    6.09       1.16   10.18       0.54  135.75    1.15
FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15    0.50
FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    2.96       0.57    3.14       1.95   27.73    0.74
FFDB  FirstFed Bancorp of AL                  9.42     8.58    0.62    6.31    5.75       0.94    9.63       0.84   49.36    0.59
FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.80       1.11    4.20        NA      NA     0.49
FLAG  Flag Financial Corp of GA               9.40     9.40   -0.06   -0.68   -0.49       0.14    1.45       4.52   44.14    2.91
FLGS  Flagstar Bancorp, Inc of MI             5.46     5.46    0.00    0.00    0.00       0.00    0.00       3.41    8.26    0.32
FFIC  Flushing Fin. Corp. of NY*             15.47    15.47    0.93    5.55    4.48       0.97    5.78       0.29  223.21    1.15
FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    2.33       0.44    7.36       0.37  141.08    1.03
FTSB  Fort Thomas Fin. Corp. of KY           16.04    16.04    0.54    2.94    3.14       0.81    4.45        NA      NA     0.54
FKKY  Frankfort First Bancorp of KY          26.19    26.19    0.62    2.19    2.56       0.93    3.29       0.06  138.89    0.08
FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    2.05       1.05    5.39       0.81  106.69    1.01
GFSB  GFS Bancorp of Grinnell IA             11.57    11.57    0.99    8.43    6.36       1.27   10.81       1.54   45.77    0.81
GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.63       0.93    4.86       0.18  199.36    0.69
GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    2.16       1.08    3.63       0.11  293.18    0.84
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.55       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               27.04    27.04    0.83    3.23    2.95       1.15    4.47       0.90   14.14    0.38
GBCI  Glacier Bancorp of MT                   9.74     9.48    1.44   15.09    5.95       1.61   16.87       0.27  229.89    0.85
GFCO  Glenway Financial Corp. of OH           9.49     9.36    0.43    4.51    4.33       0.72    7.57       0.31   91.62    0.34
GTPS  Great American Bancorp of IL           21.43    21.43    0.26    1.09    1.09       0.32    1.37       0.23  140.69    0.44
GTFN  Great Financial Corp. of KY             9.24     8.84    0.75    7.89    4.78       0.71    7.50       3.06   15.68    0.72
GSBC  Great Southern Bancorp of MO            8.53     8.53    1.38   14.76    6.82       1.56   16.69       1.91  114.73    2.59
GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    1.42       0.58    4.95       2.79   43.15    1.93
GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    3.20       1.66    4.66       0.16   83.63    0.18
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.78    13.78    0.61    4.30    1.97       0.92    6.51       0.50  216.62    1.36
HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.57       0.39    2.11        NA      NA     1.47
HEMT  HF Bancorp of Hemet CA                  8.21     6.72   -0.27   -3.07   -2.69      -1.88  -21.03        NA      NA      NA
HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    5.50       0.89    9.66       0.33  244.25    1.01
HFNC  HFNC Financial Corp. of NC             17.99    17.99    0.86    3.47    2.69       1.19    4.76       0.87   97.22    1.14
HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.78       0.88    5.96       0.08  531.97    0.71
HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    5.91       0.61    8.62       0.16  273.18    0.64
HARB  Harbor FSB, MHC of FL (46.0)            8.39     8.11    0.95   11.52    4.48       1.23   14.84       0.46  222.68    1.37
HRBF  Harbor Federal Bancorp of MD           12.90    12.90    0.46    3.52    3.03       0.71    5.46       0.05  379.63    0.28
HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.52       0.79    5.41       0.09  179.21    0.32
HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.84       1.03   16.04       0.03     NA     0.77
HFGI  Harrington Fin. Group of IN             5.59     5.59    0.39    8.22    5.30       0.33    6.87       0.25   18.93    0.23
HARS  Harris SB, MHC of PA (24.2)             8.01     7.01    0.49    5.78    3.04       0.62    7.24       0.65   64.15    0.97
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.67       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.91    1.96       0.58    4.08       0.15   90.48    0.26
HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    5.71       0.83   13.79       0.74   86.28    1.15
HVFD  Haverfield Corp. of OH(8)               8.55     8.55    0.57    6.82    3.85       1.08   12.97       1.04   82.48    0.99
HTHR  Hawthorne Fin. Corp. of CA              3.88     3.88    0.78   18.33   15.36       0.39    9.24      12.66   12.87    1.92
HMLK  Hemlock Fed. Fin. Corp. of IL          18.34    18.34    0.13    0.99    0.65       0.73    5.45        NA      NA     1.30
HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.52       0.68    9.17       3.09   55.00    2.13
HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    8.07       1.21   12.60       0.41  165.13    0.89
HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.43       0.85    3.42       0.41   69.84    0.36
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    3.37       0.89    6.27       0.05  835.54    0.51
HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.38       0.52    4.05       0.38   47.98    0.29
HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    6.27    3.37       1.17    9.46       0.62  110.38    0.87


                                                       Pricing Ratios                       Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
FMSB  First Mutual SB of Bellevue WA*         13.94  199.36   13.60  199.36   14.31         0.20    0.92   12.82
FNGB  First Northern Cap. Corp of WI            NM   165.05   18.61  165.05   21.33         0.64    2.38   73.56
FFPB  First Palm Beach Bancorp of FL            NM   156.32   10.57  160.46     NM          0.60    1.83     NM
FSLA  First SB SLA MHC of NJ (47.5)             NM   207.24   19.52  232.41   22.20         0.48    1.73   60.00
FSNJ  First SB of NJ, MHC (45.9)(8)             NM   200.87   17.21  200.87     NM          0.50    1.54     NM
SOPN  First SB, SSB, Moore Co. of NC          19.34  112.27   25.63  112.27   16.14         0.80    3.90     NM
FWWB  First Savings Bancorp of WA*            27.53  173.39   25.58  188.46   29.17         0.28    1.14   31.46
SHEN  First Shenango Bancorp of PA            16.42  127.59   13.98  127.59   12.61         0.60    2.16   35.50
FSFC  First So.east Fin. Corp. of SC(8)         NM   179.49   18.35  179.49   20.00         0.24    1.71     NM
FBNW  FirstBank Corp of Clarkston WA            NM   130.36   23.51  130.36     NM          0.00    0.00    0.00
FFDB  FirstFed Bancorp of AL                  17.40  114.16   10.75  125.23   11.40         0.50    3.02   52.63
FSPT  FirstSpartan Fin. Corp. of SC             NM   129.39   34.06  129.39     NM          0.00    0.00    0.00
FLAG  Flag Financial Corp of GA                 NM   139.02   13.07  139.02     NM          0.34    2.39     NM
FLGS  Flagstar Bancorp, Inc of MI               NM      NM    17.32     NM      NM          0.00    0.00     NM
FFIC  Flushing Fin. Corp. of NY*              22.31  124.40   19.25  124.40   21.39         0.24    1.16   25.81
FBHC  Fort Bend Holding Corp. of TX             NM   136.62    8.24  146.72   18.57         0.40    1.26   54.05
FTSB  Fort Thomas Fin. Corp. of KY              NM   100.96   16.19  100.96   21.00         0.25    2.38     NM
FKKY  Frankfort First Bancorp of KY             NM    94.46   24.74   94.46   26.06         0.36    3.84     NM
FTNB  Fulton Bancorp of MO                      NM   138.22   34.57  138.22     NM          0.20    1.00   48.78
GFSB  GFS Bancorp of Grinnell IA              15.73  129.55   14.99  129.55   12.27         0.26    1.94   30.59
GUPB  GFSB Bancorp of Gallup NM               27.54  112.56   18.34  112.56   21.84         0.40    2.11   57.97
GSLA  GS Financial Corp. of LA                  NM    96.27   43.93   96.27     NM          0.28    1.78     NM
GOSB  GSB Financial Corp. of NY               28.19  106.39   28.79  106.39     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                  NM   109.85   29.70  109.85   24.47         0.40    2.27     NM
GBCI  Glacier Bancorp of MT                   16.82  227.83   22.20  234.18   15.04         0.48    2.59   43.64
GFCO  Glenway Financial Corp. of OH           23.11  102.55    9.73  103.95   13.76         0.80    3.27     NM
GTPS  Great American Bancorp of IL              NM   104.14   22.32  104.14     NM          0.40    2.30     NM
GTFN  Great Financial Corp. of KY             20.91  162.99   15.05  170.25   22.02         0.60    1.80   37.74
GSBC  Great Southern Bancorp of MO            14.67  226.44   19.32  226.44   12.98         0.40    2.37   34.78
GDVS  Greater DV SB,MHC of PA (19.9)*           NM   188.08   21.76  188.08     NM          0.36    2.22     NM
GSFC  Green Street Fin. Corp. of NC             NM   118.81   43.08  118.81   25.74         0.44    2.51     NM
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)         NM   213.07   29.36  213.07     NM          0.40    2.13     NM
HCBB  HCB Bancshares of AR                      NM   101.97   18.61  106.38     NM          0.00    0.00     NM
HEMT  HF Bancorp of Hemet CA                    NM   115.54    9.49  141.22     NM          0.00    0.00     NM
HFFC  HF Financial Corp. of SD                18.19  125.82   11.86  125.82   13.40         0.42    1.88   34.15
HFNC  HFNC Financial Corp. of NC                NM   170.76   30.72  170.76   27.12         0.28    1.75   65.12
HMNF  HMN Financial, Inc. of MN               26.46  128.06   18.48  128.06   21.26         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI            16.92  109.44    7.92  109.44   13.39         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.0)            22.32  242.71   20.36  250.96   17.33         1.40    3.06   68.29
HRBF  Harbor Federal Bancorp of MD              NM   116.02   14.96  116.02   21.24         0.40    2.09   68.97
HFSA  Hardin Bancorp of Hardin MO             28.45  105.16   13.12  105.16   18.54         0.48    2.91     NM
HARL  Harleysville SA of PA                   17.12  187.83   12.27  187.83   12.50         0.40    1.60   27.40
HFGI  Harrington Fin. Group of IN             18.85  149.93    8.38  149.93   22.55         0.12    1.04   19.67
HARS  Harris SB, MHC of PA (24.2)               NM   178.20   14.27  203.76   26.26         0.58    2.23   73.42
HFFB  Harrodsburg 1st Fin Bcrp of KY          27.27  103.52   27.88  103.52   20.55         0.40    2.67   72.73
HHFC  Harvest Home Fin. Corp. of OH             NM   105.76   13.22  105.76   23.98         0.40    3.40     NM
HAVN  Haven Bancorp of Woodhaven NY           17.52  151.32    9.00  151.82   11.77         0.60    1.64   28.71
HVFD  Haverfield Corp. of OH(8)               25.98  170.75   14.59  170.75   13.66         0.56    2.11   54.90
HTHR  Hawthorne Fin. Corp. of CA               6.51  126.35    4.90  126.35   12.92         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL             NM   106.38   19.51  106.38   28.18         0.24    1.55     NM
HBNK  Highland Federal Bank of CA             28.39  166.26   12.43  166.26   19.33         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*           12.40  147.63   13.81  147.63   12.40         0.48    2.08   25.81
HBEI  Home Bancorp of Elgin IL                  NM   127.46   34.03  127.46     NM          0.40    2.29     NM
HBFW  Home Bancorp of Fort Wayne IN           29.68  121.28   16.11  121.28   18.58         0.20    0.94   27.78
HBBI  Home Building Bancorp of IN               NM   113.45   14.54  113.45   28.38         0.30    1.43     NM
HCFC  Home City Fin. Corp. of OH              29.65  102.37   21.09  102.37   19.64         0.32    2.12   62.75


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.       Reported Earnings       Core Earnings
                                            Equity/ Equity/   ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets     ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)    Assets   NPAs    Loans
---------------------                       ------- -------   ------- ------- -------   -------- -------   ------- ------- -------

                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
--------------------------------------
HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    6.52       1.22   14.72       0.46  117.33    0.62
HWEN  Home Financial Bancorp of IN           18.63    18.63    0.57    3.68    2.98       0.82    5.23        NA      NA     0.63
HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    8.34       1.66   15.69       0.08     NA     1.56
HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.69       0.43    6.83       3.35   14.24    0.59
HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    3.44       0.57    5.36        NA      NA      NA
HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    7.13       1.54    9.80        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.04    17.04    0.52    2.73    2.07       0.88    4.68       0.08  171.10    0.52
ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.14       0.93    6.20        NA      NA     0.80
ITLA  Imperial Thrift & Loan of CA*          11.37    11.32    1.45   12.98    7.77       1.45   12.98       1.47   84.20    1.50
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.15       0.33    4.98        NA      NA     0.34
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.05       0.51    3.88        NA      NA     0.71
INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    3.10       1.42    7.57       0.30  156.98    0.55
IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.58       1.18   17.52       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.41    7.15       0.95   16.04       1.52   56.87    1.18
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.29       1.34    8.46       0.78     NA      NA
JXSB  Jcksnville SB,MHC of IL (44.6)         10.30    10.30    0.29    2.50    1.87       0.67    5.84       0.39  125.08    0.63
JSBA  Jefferson Svgs Bancorp of MO            8.19     6.24    0.30    3.89    2.24       0.70    9.24       0.52  117.45    0.82
JOAC  Joachim Bancorp of MO                  28.99    28.99    0.51    1.71    1.60       0.78    2.64       0.68   30.45    0.31
KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89       0.35   80.53    0.33
KSBK  KSB Bancorp of Kingfield ME(8)*         7.16     6.74    0.96   13.72    8.00       1.00   14.25       1.78   43.20    1.03
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.85       1.23    5.54       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          9.08     9.08    0.50    5.24    4.63       0.42    4.41       1.17   63.71    0.84
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.42       0.95    9.53       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    5.26       1.05    7.01       0.31  123.70    0.57
LARL  Laurel Capital Group of PA             10.42    10.42    1.12   10.61    7.26       1.44   13.60       0.43  212.35    1.31
LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   12.59       1.73   20.60       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.2)            16.18    16.18    0.79    4.89    2.86       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.31       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    4.08       0.87    8.03       0.39  166.43    1.48
LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.67       0.48    3.41        NA      NA     0.81
LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    5.29       1.52    7.31       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.86    19.86    0.74    3.55    3.54       1.09    5.19       0.79   62.54    0.64
LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.73       0.71    7.63       1.03   55.02    0.92
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.79       1.10   14.70       0.46  119.42    0.71
MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.72       0.85    6.52       0.25  109.19    0.50
MFBC  MFB Corp. of Mishawaka IN              14.51    14.51    0.56    3.33    3.47       0.85    5.09        NA      NA     0.19
MLBC  ML Bancorp of Villanova PA              6.98     6.86    0.74   10.26    6.72       0.67    9.28       0.46  163.34    1.71
MBB   MSB Bancorp of Middletown NY*           6.90     2.97    0.33    4.82    3.93       0.36    5.17       0.70   36.62    0.60
MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    4.33       1.47    7.91       0.66   61.34    0.44
MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    5.35       1.53   15.70       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    5.87       1.67    7.28       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.27       0.84    3.14       0.75   12.24    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.79       0.73    4.66        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    4.73       0.89   10.72       0.47   85.38    0.46
MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    6.90       1.04   10.23       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.43     9.26    1.00   10.42    7.14       0.98   10.18       1.03   90.08    1.56
MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   12.77       1.92   19.45       1.13  152.02    2.58
MDBK  Medford Savings Bank of MA*             8.99     8.38    1.08   12.07    8.17       1.01   11.29       0.37  176.45    1.22
MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.91       1.05   13.56       0.37   83.87    0.58
MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    8.00       1.38   18.37       0.91  126.64    1.48
MCBS  Mid Continent Bancshares of KS          9.39     9.39    1.02    9.79    6.18       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.10     9.09    0.91    9.88    6.65       1.19   12.96       0.02     NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    4.24       0.67    7.71       0.73   70.32    0.62
MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    5.25       0.75   10.99       0.77   63.17    0.81
MWFD  Midwest Fed. Fin. Corp of WI            8.61     8.28    1.39   16.14    7.73       1.09   12.66       0.14  543.01    1.01
MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.81       0.68    4.25       0.32   86.42    0.46
                                                         Pricing Ratios                      Dividend Data(6)
                                             ---------------------------------------      -----------------------
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
--------------------------------------
HOMF  Home Fed Bancorp of Seymour IN           15.35  181.82   15.42  187.54   13.19         0.50    1.61   24.75
HWEN  Home Financial Bancorp of IN               NM   100.00   18.63  100.00   23.63         0.20    1.32   44.44
HPBC  Home Port Bancorp, Inc. of MA*           11.99  181.04   19.11  181.04   12.06         0.80    3.88   46.51
HMCI  Homecorp, Inc. of Rockford IL              NM   124.90    8.17  124.90   18.82         0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA            29.03   95.54    9.35   95.54   18.14         0.32    1.70   49.23
HRZB  Horizon Financial Corp. of WA*           14.02  137.49   21.45  137.49   14.29         0.40    2.67   37.38
IBSF  IBS Financial Corp. of NJ                  NM   147.34   25.10  147.34   28.12         0.40    2.37     NM
ISBF  ISB Financial Corp. of LA                  NM   147.77   18.01  174.25   23.56         0.40    1.63   51.95
ITLA  Imperial Thrift & Loan of CA*            12.87  148.81   16.92  149.44   12.87         0.00    0.00    0.00
IFSB  Independence FSB of DC                     NM   100.82    6.58  114.99   20.45         0.22    1.63     NM
INCB  Indiana Comm. Bank, SB of IN               NM   124.29   15.39  124.29     NM          0.36    2.36     NM
INBI  Industrial Bancorp of OH                   NM   124.68   22.08  124.68   16.48         0.48    3.31     NM
IWBK  Interwest SB of Oak Harbor WA            21.84  257.12   17.43  262.90   16.09         0.60    1.51   32.97
IPSW  Ipswich SB of Ipswich MA*                13.99  257.96   14.74  257.96   17.80         0.24    1.02   14.29
JXVL  Jacksonville Bancorp of TX               18.89  125.46   18.71  125.46   14.41         0.50    2.94   55.56
JXSB  Jcksnville SB,MHC of IL (44.6)             NM   132.88   13.68  132.88   22.88         0.40    2.27     NM
JSBA  Jefferson Svgs Bancorp of MO               NM   143.83   11.79  188.77   18.75         0.40    1.30   57.97
JOAC  Joachim Bancorp of MO                      NM   110.29   31.97  110.29     NM          0.50    3.33     NM
KSAV  KS Bancorp of Kenly NC                   17.13  114.06   15.43  114.13   13.21         0.60    3.24   55.56
KSBK  KSB Bancorp of Kingfield ME(8)*          12.50  160.49   11.50  170.60   12.04         0.08    0.62    7.69
KFBI  Klamath First Bancorp of OR                NM   135.99   26.58  135.99   23.27         0.30    1.55   54.55
LSBI  LSB Fin. Corp. of Lafayette IN           21.58  111.96   10.16  111.96   25.63         0.34    1.66   35.79
LVSB  Lakeview SB of Paterson NJ               11.87  165.75   15.77  207.29   17.10         0.25    0.76    8.99
LARK  Landmark Bancshares of KS                19.03  116.97   16.13  116.97   16.17         0.40    1.86   35.40
LARL  Laurel Capital Group of PA               13.78  142.76   14.87  142.76   10.75         0.52    2.42   33.33
LSBX  Lawrence Savings Bank of MA*              7.94  149.26   12.97  149.26    8.06         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.2)                NM   166.67   26.96  166.67   24.44         0.76    3.45     NM
LXMO  Lexington B&L Fin. Corp. of MO             NM   112.75   31.93  112.75   23.41         0.30    1.81   54.55
LIFB  Life Bancorp of Norfolk VA               24.50  155.27   16.38  159.78   20.12         0.48    1.94   47.52
LFBI  Little Falls Bancorp of NJ                 NM   119.71   15.89  129.63     NM          0.20    1.15   68.97
LOGN  Logansport Fin. Corp. of IN              18.92  110.50   21.22  110.50   14.58         0.40    2.86   54.05
LONF  London Financial Corp. of OH             28.24  104.24   20.70  104.24   19.30         0.24    1.57   44.44
LISB  Long Island Bancorp, Inc of NY           26.80  174.06   15.65  175.81   23.11         0.60    1.55   41.67
MAFB  MAF Bancorp of IL                        20.86  190.10   14.98  218.90   15.00         0.28    0.89   18.54
MBLF  MBLA Financial Corp. of MO               21.17  106.92   12.99  106.92   16.55         0.40    1.70   36.04
MFBC  MFB Corp. of Mishawaka IN                28.82  103.18   14.97  103.18   18.86         0.32    1.54   44.44
MLBC  ML Bancorp of Villanova PA               14.89  148.03   10.33  150.67   16.46         0.40    1.98   29.41
MBB   MSB Bancorp of Middletown NY*            25.46  122.67    8.47  285.26   23.72         0.60    2.48   63.16
MSBF  MSB Financial Corp. of MI                23.08  147.64   25.08  147.64   18.75         0.28    1.87   43.08
MGNL  Magna Bancorp of MS(8)                   18.70  250.99   25.66  257.92   16.95         0.60    2.38   44.44
MARN  Marion Capital Holdings of IN            17.03  106.33   23.97  106.33   14.24         0.88    3.74   63.77
MRKF  Market Fin. Corp. of OH                    NM    95.28   33.34   95.28     NM          0.28    1.98     NM
MFCX  Marshalltown Fin. Corp. of IA(8)           NM   117.71   18.53  117.71   25.77         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD              21.14  151.79   12.72  153.72   14.61         0.80    1.74   36.87
MASB  MassBank Corp. of Reading MA*            14.49  146.85   15.62  146.85   15.29         1.28    2.43   35.16
MFLR  Mayflower Co-Op. Bank of MA*             14.00  140.95   13.29  143.45   14.32         0.60    3.22   45.11
MECH  Mechanics SB of Hartford CT*              7.83  135.72   13.89  135.72    7.83         0.00    0.00    0.00
MDBK  Medford Savings Bank of MA*              12.24  141.24   12.70  151.59   13.10         0.72    2.40   29.39
MERI  Meritrust FSB of Thibodaux LA            20.35  167.22   13.72  167.22   13.06         0.70    1.73   35.18
MWBX  MetroWest Bank of MA*                    12.50  215.23   16.01  215.23   12.50         0.12    1.85   23.08
MCBS  Mid Continent Bancshares of KS           16.18  154.42   14.50  154.42   14.27         0.40    1.32   21.39
MIFC  Mid Iowa Financial Corp. of IA           15.03  143.37   13.05  143.58   11.45         0.08    0.83   12.50
MCBN  Mid-Coast Bancorp of ME                  23.58  113.33    9.75  113.33   15.06         0.52    2.08   49.06
MWBI  Midwest Bancshares, Inc. of IA           19.06  118.60    8.19  118.60   11.46         0.60    1.74   33.15
MWFD  Midwest Fed. Fin. Corp of WI             12.94  208.72   17.98  217.29   16.48         0.34    1.53   19.77
MFFC  Milton Fed. Fin. Corp. of OH               NM   121.99   16.03  121.99   25.69         0.60    4.33     NM


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.77       1.03    5.57       0.33  370.39    1.91
MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    3.04       1.64    3.81       2.03   26.19    0.62
MBBC  Monterey Bay Bancorp of CA             10.74     9.85    0.28    2.17    1.89       0.51    3.99       0.36   94.16    0.61
MONT  Montgomery Fin. Corp. of IN            17.91    17.91    0.42    2.32    2.21       0.67    3.74        NA      NA     0.20
MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.71       0.04    0.75       0.11  272.91    0.67
NHTB  NH Thrift Bancshares of NH              7.48     6.34    0.33    4.46    2.63       0.49    6.59       1.03   91.05    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.22       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.23       0.79    7.78       1.11  152.08    3.18
NASB  North American SB of MO                 7.97     7.71    1.23   16.83    7.55       1.19   16.35       3.34   26.40    1.00
NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.64       0.68    4.57        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    6.18       1.90    7.41       0.12  823.53    1.20
NBN   Northeast Bancorp of ME*                6.95     6.01    0.51    6.99    6.31       0.47    6.47       1.37   77.15    1.32
NEIB  Northeast Indiana Bncrp of IN          15.16    15.16    1.04    5.98    5.61       1.23    7.07        NA      NA     0.71
NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.59       0.98    8.16       1.26   38.04    0.59
NWSB  Northwest SB, MHC of PA (29.9)          9.71     9.13    0.69    6.88    2.99       1.00    9.95       0.72   90.87    0.88
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.51    7.28       1.11   14.32       2.09   56.84    1.70
NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    5.80       1.04    9.58       1.29  151.12    2.83
NTMG  Nutmeg FS&LA of CT                      5.69     5.69    0.31    5.46    3.55       0.35    6.16        NA      NA     0.60
OHSL  OHSL Financial Corp. of OH             11.04    11.04    0.60    5.14    4.69       0.87    7.36       0.14  162.50    0.31
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.04    0.24    0.18       0.98    5.97       0.55   79.68    0.87
OCN   Ocwen Financial Corp. of FL             8.50     8.50    2.70   32.38    6.04       1.96   23.50        NA      NA      NA
OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.25    3.22       0.78    8.45       0.32  112.76    0.42
PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.07       0.46    4.09       1.76   59.73    1.46
PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    4.79       1.96    4.81       0.79   28.66    0.51
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.56    6.67       1.35   20.00       1.20   61.53    0.79
PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    7.22       0.97   12.43       1.29   79.26    1.67
PAMM  PacificAmerica Money Ctr of CA*        22.43    22.43    5.63   41.65   14.56       5.63   41.65       4.97   27.75    2.22
PALM  Palfed, Inc. of Aiken SC                8.24     8.24    0.10    1.29    0.82       0.61    7.54       2.12   51.22    1.32
PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    5.33       1.24    8.78       2.77   26.10    1.29
PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.70       1.21    5.81       0.21  134.41    0.73
PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    5.88       1.08   14.42       0.27  537.53    1.97
PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.51       1.29    4.65       1.22   27.98    1.35
PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.85       0.84   10.86       0.59   33.53    0.28
PWBC  PennFirst Bancorp of PA                 7.07     6.45    0.43    5.89    3.50       0.64    8.83       0.65   93.15    1.49
PWBK  Pennwood SB of PA*                     19.47    19.47    0.61    3.89    2.97       0.97    6.17       1.13   57.64    1.40
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    7.14       0.47    8.57       0.82   91.19    1.57
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    5.37       1.47    9.59       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (37.4)*         8.48     8.47    1.12   13.72    5.20       0.83   10.17       0.90  121.39    1.60
PFFC  Peoples Fin. Corp. of OH               26.90    26.90    0.86    3.21    3.01       0.86    3.21       0.01     NA     0.41
PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    6.18       1.29   15.88       0.91  126.66    1.66
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.39       1.21    5.18       1.00   42.00    0.45
PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    2.91       0.62    6.57       1.09   45.43    0.99
PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.23       0.29    3.36       0.40  185.58    0.95
PERT  Perpetual of SC, MHC (46.8)            13.29    13.29    0.75    6.48    2.56       1.06    9.13       0.23  290.91    1.01
PCBC  Perry Co. Fin. Corp. of MO             18.32    18.32    0.78    4.11    3.76       1.03    5.45       0.05   64.10    0.20
PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.76       0.79    6.00       1.60   32.18    0.76
PFSL  Pocahnts Fed, MHC of AR (46.4)          6.36     6.36    0.60    9.75    5.91       0.84   13.54       0.15  308.72    1.12
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.93    25.93    2.29    9.13    5.99       2.02    8.07       0.50   53.09    0.76
PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.78       0.85    9.54       0.50  350.66    2.78
PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.12       0.54    6.49       4.28   25.28    1.45
PHSB  Ppls Home SB, MHC of PA (45.0)         17.31    17.31    0.39    2.23    2.17       0.81    4.67        NA      NA     1.40
PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.85       0.65    5.01       0.30   85.33    0.38
PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.82       0.73   11.09       0.82   75.47    1.08
PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    4.08       0.65   12.26       1.46   51.92    1.08
PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    7.86       0.98   11.81       0.85  131.46    1.65
PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    1.99       0.28    1.95        NA      NA     1.31

                                                         Pricing Ratios                      Dividend Data(6)
                                             ---------------------------------------      -----------------------
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MIVI  Miss. View Hold. Co. of MN               26.49   97.20   18.35   97.20   17.76         0.16    1.02   27.12
MBSP  Mitchell Bancorp of NC*                    NM   108.84   47.20  108.84   27.92         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                 NM   117.10   12.58  127.69   28.72         0.12    0.73   38.71
MONT  Montgomery Fin. Corp. of IN                NM   104.72   18.76  104.72   27.98         0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI              NM   109.72    6.66  109.72     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                 NM   146.03   10.92  172.33   25.77         0.50    2.99     NM
NSLB  NS&L Bancorp of Neosho MO                  NM   111.99   21.90  111.99   28.91         0.50    2.70     NM
NMSB  Newmil Bancorp. of CT*                   19.12  157.19   15.43  157.19   20.00         0.24    1.85   35.29
NASB  North American SB of MO                  13.25  209.45   16.70  216.47   13.64         0.80    1.57   20.78
NBSI  North Bancshares of Chicago IL             NM   129.79   18.34  129.79   27.16         0.48    2.18     NM
FFFD  North Central Bancshares of IA           16.18  111.41   25.25  111.41   13.98         0.25    1.52   24.51
NBN   Northeast Bancorp of ME*                 15.86  109.34    7.60  126.50   17.15         0.32    2.17   34.41
NEIB  Northeast Indiana Bncrp of IN            17.82  112.64   17.08  112.64   15.09         0.32    1.91   34.04
NWEQ  Northwest Equity Corp. of WI             17.90  119.14   13.64  119.14   14.19         0.52    3.30   59.09
NWSB  Northwest SB, MHC of PA (29.9)             NM   225.90   21.94  240.38   23.15         0.32    1.71   57.14
NSSY  Norwalk Savings Society of CT*           13.74  160.71   12.95  166.67   12.00         0.40    1.20   16.53
NSSB  Norwich Financial Corp. of CT*           17.25  166.67   18.61  184.63   18.15         0.56    2.29   39.44
NTMG  Nutmeg FS&LA of CT                       28.21  149.66    8.52  149.66   25.00         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH               21.33  109.62   12.10  109.62   14.90         0.88    3.78     NM
OCFC  Ocean Fin. Corp. of NJ                     NM   123.40   20.06  123.40   22.65         0.80    2.37     NM
OCN   Ocwen Financial Corp. of FL              16.55     NM    43.36     NM    22.80         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI               NM   166.56   14.54  207.49   19.32         0.40    1.57   48.78
PFFB  PFF Bancorp of Pomona CA                   NM   135.22   13.95  136.63     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL               20.89   99.73   38.60   99.73   20.59         0.32    2.19   45.71
PVFC  PVF Capital Corp. of OH                  15.00  214.50   15.07  214.50   11.67         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*             13.85  171.73   12.17  171.73   14.78         0.00    0.00    0.00
PAMM  PacificAmerica Money Ctr of CA*           6.87  188.54   42.28  188.54    6.87         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                   NM   153.04   12.61  153.04   20.88         0.12    0.76     NM
PBCI  Pamrapo Bancorp, Inc. of NJ              18.75  130.87   16.67  131.90   13.59         1.00    4.60     NM
PFED  Park Bancorp of Chicago IL               27.02  102.95   23.19  102.95   19.48         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA            17.01  157.77   11.97  158.97   11.52         0.52    1.78   30.23
PEEK  Peekskill Fin. Corp. of NY               28.51  110.47   28.42  110.47   21.67         0.36    2.22   63.16
PFSB  PennFed Fin. Services of NJ              20.63  146.26   10.76  174.87   14.11         0.28    0.95   19.58
PWBC  PennFirst Bancorp of PA                  28.57  170.03   12.02  186.26   19.05         0.33    2.06   58.93
PWBK  Pennwood SB of PA*                         NM   101.31   19.73  101.31   21.23         0.32    2.06   69.57
PBKB  People's SB of Brockton MA*              14.01  189.84   10.65  198.17   23.55         0.44    2.71   37.93
PFDC  Peoples Bancorp of Auburn IN             18.61  134.53   20.46  134.53   14.21         0.60    2.32   43.17
PBCT  Peoples Bank, MHC of CT (37.4)*          19.24  244.74   20.75  244.96   25.97         0.68    2.54   48.92
PFFC  Peoples Fin. Corp. of OH                   NM   106.61   28.68  106.61     NM          0.50    2.90     NM
PHBK  Peoples Heritage Fin Grp of ME*          16.18  242.17   18.70  287.36   15.98         0.76    1.99   32.20
PSFC  Peoples Sidney Fin. Corp of OH           29.46  117.10   27.24  117.10   22.60         0.20    1.21   35.71
PERM  Permanent Bancorp of IN                    NM   125.38   11.49  127.25   19.04         0.40    1.62   55.56
PMFI  Perpetual Midwest Fin. of IA               NM   112.50    9.60  112.50     NM          0.30    1.48     NM
PERT  Perpetual of SC, MHC (46.8)                NM   198.07   26.32  198.07   27.66         1.40    3.59     NM
PCBC  Perry Co. Fin. Corp. of MO               26.62  113.45   20.78  113.45   20.10         0.40    1.95   51.95
PHFC  Pittsburgh Home Fin. of PA               26.62  129.28   14.11  130.65   20.88         0.24    1.31   34.78
PFSL  Pocahnts Fed, MHC of AR (46.4)           16.91  159.21   10.13  159.21   12.18         0.90    3.83   64.75
POBS  Portsmouth Bank Shrs Inc of NH(8)*       16.69  150.92   39.14  150.92   18.89         0.60    3.49   58.25
PTRS  Potters Financial Corp of OH             20.91  110.38    9.74  110.38   11.77         0.36    1.48   31.03
PKPS  Poughkeepsie Fin. Corp. of NY              NM   131.45   11.00  131.45   20.78         0.10    1.30   41.67
PHSB  Ppls Home SB, MHC of PA (45.0)             NM   102.72   17.78  102.72   22.01         0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                     NM    99.94   11.12   99.94   19.88         0.12    0.73   25.53
PETE  Primary Bank of NH(8)*                   20.77  179.69   12.46  179.94   17.52         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA           24.54  229.24   12.07  259.80   20.38         0.12    0.91   22.22
PSBK  Progressive Bank, Inc. of NY*            12.72  148.70   12.72  166.48   12.94         0.68    2.32   29.57
PROV  Provident Fin. Holdings of CA              NM   112.95   15.68  112.95     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                   EXHIBIT IV-1B

                                  (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PULB  Pulaski SB, MHC of MO (29.0)           13.00    13.00    0.69    5.42    2.81       0.96    7.53       0.49   52.28    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    1.46       0.61    7.21       0.65     NA      NA
PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.82       1.08   13.86       0.69   65.20    1.93
QCFB  QCF Bancorp of Virginia MN             18.09    18.09    1.36    7.11    6.00       1.36    7.11       0.40  221.49    2.24
QCBC  Quaker City Bancorp of CA               8.91     8.90    0.32    3.45    2.44       0.58    6.28       1.31     NA      NA
QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    4.21       1.63   10.95       0.68   95.23    0.74
RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.96   12.26    5.57       0.96   12.17       0.76   83.90    1.18
RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.38       1.02   13.33       0.29  297.45    1.29
REDF  RedFed Bancorp of Redlands CA           8.18     8.17    0.12    1.71    0.95       0.47    6.51       2.19   45.70    1.15
RELY  Reliance Bancorp, Inc. of NY            8.04     5.63    0.56    6.63    3.88       0.85   10.11        NA      NA     0.57
RELI  Reliance Bancshares Inc of WI(8)*      47.98    47.98    1.51    3.15    3.29       1.51    3.15        NA      NA     0.52
RIVR  River Valley Bancorp of IN             12.36    12.17    0.29    3.41    1.61       0.45    5.43       0.49  170.62    1.03
RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.47       1.35    6.49       0.27  278.21    3.46
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.24    10.26    0.96    8.70    3.26       1.20   10.87       0.14  278.46    0.56
SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.47       1.10    4.03       1.78   35.52    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.81       0.44    4.49       0.69   76.89    1.16
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    3.12       0.79    6.09       0.73   57.17    0.57
SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    2.05       0.47    5.74        NA      NA     0.44
SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82   11.03       1.37   18.70       0.47  244.29    2.48
SWCB  Sandwich Co-Op. Bank of MA*             8.24     7.86    0.94   11.30    6.69       0.95   11.45       1.28   62.63    1.13
SECP  Security Capital Corp. of WI(8)        15.85    15.85    1.15    7.17    4.39       1.38    8.57       0.12  918.65    1.44
SFSL  Security First Corp. of OH              9.36     9.20    1.10   11.88    7.76       1.39   15.04       0.26  301.46    0.87
SFNB  Security First Netwrk Bk of GA         40.15    39.51  -28.82     NM   -29.86     -29.73     NM         NA      NA     1.35
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.47       1.17   11.79       0.14  425.11    0.66
SOBI  Sobieski Bancorp of S. Bend IN         15.41    15.41    0.29    1.67    1.85       0.58    3.35       0.25  102.04    0.35
SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.25       0.78   13.26       6.28   22.01    1.81
SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.34       1.17    5.71       0.27   65.44    0.39
SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.23       0.79    6.23       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          15.67    15.67    0.71    4.42    4.06       0.70    4.35       1.10   37.60    0.64
SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    5.03       1.02    9.52       0.30   67.34    0.28
SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    4.17       0.68   17.14       0.57   78.85    0.72
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    5.09       0.70    8.09       0.19  181.58    0.80
SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    4.02       1.03   11.84       0.32  232.75    1.09
STND  Standard Fin. of Chicago IL(8)         10.77    10.75    0.50    4.46    2.93       0.72    6.44       0.22  136.61    0.50
SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.44       1.35    7.47        NA      NA      NA
SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    4.03       0.91    9.26       0.43   95.58    0.83
STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.58       0.32    7.91       0.61   79.43    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.56       0.56    8.55       0.48   41.27    0.31
ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.72    7.04       0.88   14.18       0.46   90.99    0.80
THRD  Financial Corp. of PA                  11.11     9.75    0.55    4.76    4.36       0.74    6.40       0.33   92.84    0.62
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    3.03       0.65    3.90        NA      NA     1.18
ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    4.81       0.35    5.51       0.66   97.39    0.85
GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    6.29       0.40    6.62        NA      NA     1.71
TSBS  Trenton SB, FSB MHC of NJ(35.0         16.89    15.48    1.34    7.53    3.06       1.14    6.39       0.73   55.92    0.67
TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.84       1.02    6.55        NA      NA     1.11
TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    3.30       0.75    5.82       0.16  130.95    0.29
UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.58       0.38    4.98       0.58  135.44    0.98
UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    4.00       1.34    5.80       0.42   16.41    0.21
VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.91       0.47    7.02       1.26   56.59    0.93
VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.54       1.25   15.72       2.29   47.29    1.19
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.25       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71   10.32       1.32   23.87       1.70   96.79    2.65
WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    6.20       1.34   10.72       0.30  230.13    1.25
WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   11.25       1.81   18.79       1.15   98.45    1.79
WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    7.29       1.84   15.85       0.73   59.65    0.60
WAMU  Washington Mutual Inc. of WA*           5.00     4.75    0.35    6.81    1.83       0.74   14.45       0.81   93.26    1.12
                                                       Pricing Ratios                        Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
                                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
                                            ------- ------- ------- ------- -------       ------  ------ -------
FINANCIAL INSTITUTION
---------------------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
PULB  Pulaski SB, MHC of MO (29.0)             NM    190.22   24.73  190.22   25.61         1.00    4.76     NM
PLSK  Pulaski SB, MHC of NJ (46.0)             NM    140.88   16.77  140.88   28.18         0.30    2.09     NM
PULS  Pulse Bancorp of S. River NJ            17.18  151.28   12.17  151.28   11.45         0.70    3.39   58.33
QCFB  QCF Bancorp of Virginia MN              16.67  123.81   22.40  123.81   16.67         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                NM    138.61   12.35  138.61   22.53         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*            23.78  299.30   35.48  299.30   23.45         1.00    1.96   46.51
RCSB  RCSB Financial, Inc. of NY(8)*          17.95  220.15   17.28  225.88   18.09         0.60    1.26   22.56
RARB  Raritan Bancorp. of Raritan NJ*         15.66  183.25   14.54  186.39   14.75         0.48    2.10   32.88
REDF  RedFed Bancorp of Redlands CA            NM    152.03   12.43  152.17   27.63         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY            25.75  169.24   13.61  241.47   16.88         0.64    2.14   55.17
RELI  Reliance Bancshares Inc of WI(8)*        NM     95.61   45.87   95.61    NM           0.00    0.00    0.00
RIVR  River Valley Bancorp of IN               NM    116.56   14.41  118.37    NM           0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*              NM    163.72   32.97  164.51   25.67         0.20    0.84   33.90
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)        NM    253.05   28.44  277.21   24.55         0.24    0.89   27.27
SCCB  S. Carolina Comm. Bnshrs of SC           NM    123.09   31.94  123.09    NM           0.60    2.85     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)           NM    159.07   15.24  159.07    NM           0.40    2.16     NM
SFED  SFS Bancorp of Schenectady NY            NM    110.38   13.76  110.38   17.99         0.28    1.45   46.67
SGVB  SGV Bancorp of W. Covina CA              NM    118.40    8.65  120.38   20.16         0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                   9.06  161.99   11.66  161.99    9.12         0.56    1.87   16.92
SWCB  Sandwich Co-Op. Bank of MA*             14.96  163.02   13.44  171.01   14.76         1.20    3.58   53.57
SECP  Security Capital Corp. of WI(8)         22.78  159.66   25.31  159.66   19.06         1.20    1.20   27.27
SFSL  Security First Corp. of OH              12.89  138.89   13.00  141.39   10.19         0.32    1.94   25.00
SFNB  Security First Netwrk Bk of GA           NM      NM    123.09    NM      NM           0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)              18.27  191.82   17.32  191.82   16.17         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN           NM    101.37   15.62  101.37   27.08         0.28    1.72     NM
SOSA  Somerset Savings Bank of MA(8)*         16.00  204.08   12.94  204.08   16.67         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*           NM    141.75   35.80  141.75    NM           0.40    2.08     NM
SCBS  Southern Commun. Bncshrs of AL           NM    114.48   25.14  114.48    NM           0.30    1.94     NM
SMBC  Southern Missouri Bncrp of MO           24.64  108.83   17.05  108.83   25.00         0.50    2.90   71.43
SWBI  Southwest Bancshares of IL              19.88  133.01   14.63  133.01   14.49         0.76    3.64   72.38
SVRN  Sovereign Bancorp of PA                 23.98  237.92    9.95    NH     15.49         0.08    0.54   12.90
STFR  St. Francis Cap. Corp. of WI            19.63  142.21   11.21  160.95   17.82         0.48    1.38   27.12
SPBC  St. Paul Bancorp, Inc. of IL            24.86  198.11   17.04  198.63   17.25         0.40    1.73   43.01
STND  Standard Fin. of Chicago IL(8)           NM    147.57   15.90  147.83   23.60         0.40    1.58   54.05
SFFC  StateFed Financial Corp. of IA          18.38  110.65   19.67  110.65   15.14         0.40    1.86   34.19
SFIN  Statewide Fin. Corp. of NJ              24.83  135.76   13.20  135.95   14.63         0.40    2.12   52.63
STSA  Sterling Financial Corp. of WA           NM    143.03    5.86  164.05   19.72         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL              21.95  123.18    7.99  123.63   15.08         0.32    1.19   26.02
ROSE  T R Financial Corp. of NY*              14.21  207.83   12.89  207.83   15.76         0.60    2.31   32.79
TF    Financial Corp. of PA                   22.92  110.38   12.27  125.82   17.04         0.40    2.08   47.62
TPNZ  Tappan Zee Fin., Inc. of NY               NM   121.95   21.86  121.95     NM          0.28    1.60   52.83
ESBK  The Elmira SB FSB of Elmira NY*         20.80  115.65    7.28  120.64   21.36         0.64    2.72   56.64
GRTR  The Greater New York SB of NY(8)*       15.90  186.72   11.71  186.72   29.65         0.20    0.91   14.49
TSBS  Trenton SB, FSB MHC of NJ(35.0            NM   238.59   40.29  260.22     NM          0.35    1.24   40.70
TRIC  Tri-County Bancorp of WY                20.68  101.11   15.49  101.11   16.25         0.60    2.64   54.55
TWIN  Twin City Bancorp of TN                   NM   123.61   15.89  123.61   21.51         0.64    3.20     NM
UFRM  United FS&LA of Rocky Mount NC            NM   179.10   13.39  179.10     NM          0.24    2.00     NM
UBMT  United Fin. Corp. of MT                 25.00  117.79   26.68  117.79   20.26         0.98    4.17     NM
VABF  Va. Beach Fed. Fin. Corp of VA            NM   160.24   10.97  160.24   23.48         0.20    1.47     NM
VFFC  Virginia First Savings of VA(8)         13.26  211.45   17.05  218.98   14.46         0.10    0.42    5.52
WHGB  WHG Bancshares of MD                      NM   106.78   22.05  106.78     NM          0.20    1.32   58.82
WSFS  WSFS Financial Corp. of DE*              9.69  225.47   11.73  227.27    9.63         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*              16.12  144.72   16.15  144.72   12.91         0.80    2.94   47.34
WRNB  Warren Bancorp of Peabody MA*            8.89  181.98   18.87  181.98   10.45         0.52    2.91   25.87
WFSL  Washington FS&LA of Seattle WA          13.72  181.58   21.93  198.81   12.44         0.92    3.46   47.42
WAMU  Washington Mutual Inc. of WA*             NM      NM    16.16     NM    25.77         1.08    1.73     NM

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 15, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------     ------ ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.27       0.44    2.94       0.91   83.50    1.15
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.16     9.16    0.29    3.14    1.80       0.66    7.16       0.70   51.61    0.43
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.91       1.42    6.15       0.26  152.85    0.69
WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    3.20       0.74   14.55       0.85  103.47    1.45
WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.42       1.06    7.49        NA      NA      NA
WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.37       1.42    9.20       0.60   47.07    0.38
WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.72       0.79    6.41       0.25  191.01    0.73
WOFC  Western Ohio Fin. Corp. of OH          13.41    12.64    0.31    2.02    2.00       0.44    2.90       0.96   45.88    0.59
WWFC  Westwood Fin. Corp. of NJ               9.13     8.13    0.49    5.12    3.35       0.85    8.80       0.13  159.15    0.55
WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.95       1.04    3.62       0.06  255.81    0.21
WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08   10.00       0.84   11.80       0.35   78.21    0.32
FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.79       1.27    9.81       0.24  143.64    0.44
YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    4.54       1.16    6.79       0.57   65.11    1.02
YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    3.96       0.79    9.46       2.39   23.05    0.64

                                                         Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- --------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
--------------------------------------
WYNE  Wayne Bancorp of NJ                      NM   133.82   17.87  133.82     NM          0.20    0.91   40.00
WAYN  Wayne S&L Co. MHC of OH (47.8)           NM   172.67   15.82  172.67   24.32         0.62    3.49     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)           NM   156.70   36.59  156.70   25.78         0.80    4.85     NM
WBST  Webster Financial Corp. of CT            NM   200.72   10.08  234.96   17.48         0.80    1.60   50.00
WEFC  Wells Fin. Corp. of Wells MN           22.60  112.70   16.00  112.70   15.28         0.48    2.91   65.75
WCBI  WestCo Bancorp of IL                   18.62  136.86   20.86  136.86   14.75         0.60    2.29   42.55
WSTR  WesterFed Fin. Corp. of MT             26.85  116.12   12.67  145.10   21.32         0.44    2.02   54.32
WOFC  Western Ohio Fin. Corp. of OH            NM   103.40   13.87  109.74     NM          1.00    4.17     NM
WWFC  Westwood Fin. Corp. of NJ              29.81  147.53   13.46  165.60   17.35         0.20    0.86   25.64
WEHO  Westwood Hmstd Fin Corp of OH            NM   108.47   31.90  108.47     NM          0.28    1.82     NM
WFI   Winton Financial Corp. of OH           10.00  140.85   10.01  143.88   11.94         0.46    2.88   28.75
FFWD  Wood Bancorp of OH                     20.89  173.32   21.33  173.32   17.55         0.40    2.42   50.63
YFCB  Yonkers Fin. Corp. of NY               22.04  118.46   17.65  118.46   16.42         0.24    1.43   31.58
YFED  York Financial Corp. of PA             25.25  178.57   15.37  178.57   19.77         0.60    2.35   59.41

                                  EXHIBIT IV-2

                         Historical Stock Price Indices

                                 Exhibit IV-2
                       Historical Stock Price Indices(1)

                                                               SNL      SNL
                                                   NASDAQ     Thrift   Bank
Year/Qtr. Ended           DJIA      S&P 500       Composite   Index    Index
---------------          ------     -------       ---------   ------   -----
1991:  Quarter 1         2881.1       375.2         482.3     125.5     66.0
       Quarter 2         2957.7       371.2         475.9     130.5     82.0
       Quarter 3         3018.2       387.9         526.9     141.8     90.7
       Quarter 4         3168.0       417.1         586.3     144.7    103.1

1992:  Quarter 1         3235.5       403.7         603.8     157.0    113.3
       Quarter 2         3318.5       408.1         563.6     173.3    119.7
       Quarter 3         3271.7       417.8         583.3     167.0    117.1
       Quarter 4         3301.1       435.7         677.0     201.1    136.7

1993:  Quarter 1         3435.1       451.7         690.1     228.2    151.4
       Quarter 2         3516.1       450.5         704.0     219.8    147.0
       Quarter 3         3555.1       458.9         762.8     258.4    154.3
       Quarter 4         3754.1       466.5         776.8     252.5    146.2

1994:  Quarter 1         3625.1       445.8         743.5     241.6    143.1
       Quarter 2         3625.0       444.3         706.0     269.6    152.6
       Quarter 3         3843.2       462.6         764.3     279.7    149.2
       Quarter 4         3834.4       459.3         752.0     244.7    137.6

1995:  Quarter 1         4157.7       500.7         817.2     278.4    152.1
       Quarter 2         4556.1       544.8         933.5     313.5    171.7
       Quarter 3         4789.1       584.4       1,043.5     362.3    195.3
       Quarter 4         5117.1       615.9       1,052.1     376.5    207.6

1996:  Quarter 1         5587.1       645.5       1,101.4     382.1    225.1
       Quarter 2         5654.6       670.6       1,185.0     387.2    224.7
       Quarter 3         5882.2       687.3       1,226.9     429.3    249.2
       Quarter 4         6442.5       737.0       1,280.7     483.6    280.1

1997:  Quarter 1         6583.5       757.1       1,221.7     527.7    292.5
       Quarter 2         7672.8       885.1       1,442.1     624.5    333.3
August 15, 1997          7694.7       900.8       1,562.0     660.3    354.6

(1)  End of period data.

Sources:  SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3

                        Historical Thrift Stock Indices

                               ThriftINVESTOR


                                 INDEX VALUES

                                                 INDEX VALUES                           PERCENT CHANGE SINCE
                                       --------------------------------------       ------------------------------
                                       07/31/97  1 MONTH   YTD       52 WEEK        1 MONTH   YTD       52 WEEK
------------------------------------------------------------------------------------------------------------------
 All Pub. Traded Thrifts                  684.5     624.5     483.6     388.4         9.60     41.54     76.24
 MHC Index                                751.0     683.8     538.0     416.1         9.84     39.59     80.48

INSURANCE INDICES
------------------------------------------------------------------------------------------------------------------

 SAIF Thrifts                             608.2     555.0     439.2     356.2         9.59     38.47     70.76
 BIF Thrifts                              908.5     832.1     616.8     485.0         9.18     47.28     87.31

STOCK EXCHANGE INDICES
------------------------------------------------------------------------------------------------------------------

 AMEX Thrifts                             197.0     192.7     156.2     132.1         2.20     26.10     49.07
 NYSE Thrifts                             421.4     368.3     277.3     219.7        14.41     51.96     91.75
 OTC Thrifts                              779.9     721.8     569.7     462.5         8.05     36.89     68.62

GEOGRAPHIC INDICES
------------------------------------------------------------------------------------------------------------------

 Mid-Atlantic Thrifts                   1,342.6   1,267.3     970.7     738.4         5.94     38.31     81.82
 Midwestern Thrifts                     1,455.2   1,369.4   1,159.3     951.7         6.26     25.52     52.90
 New England Thrifts                      592.0     553.2     428.9     330.3         7.00     38.02     79.21
 Southeastern Thrifts                     608.6     561.4     447.2     375.6         8.40     36.10     62.03
 Southwestern Thrifts                     416.4     419.8     315.9     255.8        -0.82     31.84     62.80
 Western Thrifts                          730.2     635.1     474.7     392.0        14.97     53.83     86.25

ASSET SIZE INDICES
------------------------------------------------------------------------------------------------------------------

 Less than $250M                          721.9     676.0     586.6     539.7         6.79     23.06     33.75
 $250M to $500M                         1,011.5     947.0     789.8     673.2         6.81     28.07     50.25
 S500M to $1B                             672.1     639.2     521.8     436.0         5.15     28.82     54.15
 $1B to $5B                               747.6     704.8     546.0     429.6         6.08     36.92     74.03
 Over $5B                                 453.3     403.6     305.8     241.6        12.32     48.23     87.66

COMPARATIVE INDICES
------------------------------------------------------------------------------------------------------------------

 Dow Jones Industrials                  8,222.6   7,672.8   6,448.3   5,528.9         7.17     27.52     48.72
 S&P 500                                  954.3     885.2     740.7     640.0         7.81     28.83     49.12

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201,082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England; CT, MA, ME NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY.

AUGUST 1997

                                  EXHIBIT IV-4

                                 Heritage Bank
                        Market Area Acquisition Activity

         WASHINGTON STATE MERGER AND ACQUISITION ACTIVITY 1995-PRESENT


                                                                   Seller Financials at Completion              Deal Terms
                                                                ------------------------------------------------------------------

                                                                   Total   TgEg/   YTD  YTD    NPAs/  Rsrvs/    Deal     Deal
Ann'd    Cqmp                                                      Assets  Assets  ROAA ROAE   Assets  NPLs     Value  Price Per
 Date     Date     Buyer              ST   Seller             ST   ($000)   (%)    (%)   (%)    (%)     (%)     ($M)   Share ($)
----------------------------------------------------------------------------------------------------------------------------------
07/12/96 11/29/96  Washington Federal WA Metropolitan Bancorp WA   761,014   8.14  0.85  12.85  NA      NA     67.5    19.834 Stock

07/13/94 01/06/95  First Interstate   CA University SB        WA 1,116,973   9.42  1.20  12.56  0.80    NA    205.1    NA Cash

                   Average                                         938,994   7.78  1.03  12.71  0.80    NA    136.3    19.834
                   Median                                          938,994   7.78  1.03  12.71  0.80    NA    136.3    19.834


                                                                                   Deal Pricing at Completion
                                                                 ------------------------------------------------------

                                                                       Deal  Deal Pr/   Deal Pr/   Deal Pr/  TgBk Prem/
Ann'd    Cqmp                                                         Pr/Bk   Tg Bk      Assets     4-Qtr     CoreDeps
 Date     Date     Buyer              ST   Seller             ST       (%)     (%)         (%)     EPS (x)      (%)
-----------------------------------------------------------------------------------------------------------------------
07/12/96 11/29/96  Washington Federal WA Metropolitan Bancorp WA    149.98   149.98     8.95       NA          7.09

07/13/94 01/06/95  First Interstate   CA University SB        WA    151.37   188.17    17.58      14.15       11.18

                   Average                                          150.68   169.08    13.27      14.15        9.14
                   Median                                           150.68   169.08    13.27      14.15        9.14

Source: SNL Securities, LC.

                                  EXHIBIT IV-5

                                 Heritage Bank
                    Directors and Management Summary Resumes

                               Director Resumes

     DONALD V. RHODES has been a director, President and Chief Executive Officer of the Bank since 1989. He was elected as Chairman of the Board in 1990. Since 1985, Mr Rhodes has also served as Chairman, President and Chief Executive Officer of Washington Independent Bancshares, Inc., and as Chairman and Chief Executive Officer of that company's wholly-owned subsidiary, Central Valley Bank, at June 30, 1997, a $48.6 million in assets commercial bank headquartered in Toppenish, Washington.

     LYNN M. BRUNTON is presently a community volunteer. As a community volunteer, she serves as a member of the Board of Directors for St. Peter Hospital and is actively involved in several local and community organizations.

     JOHN A. CLEES is the President of Clees Miles CPA group since October 1995 and was managing partner of Gattis, Clees and Company, an accounting firm located in Olympia, Washington, prior to that time.

     DARYL D. JENSEN is the President and a director of Sunset Life Insurance Company of America, and serves as a director of its parent company, Kansas City Life Insurance Company.

     H. EDWARD ODEGARD is recently retired, serving as a consultant to Valley Athletic Club, Tumwater, Washington. Mr. Odegard was the co-owner and manager of Valley Athletic Club from 1974 to 1993.

     JAMES P. SENNA is the President and Chief Executive Officer of Shee-Atika, Incorporated, in Sitka, Alaska.

     PHILIP S. WEIGAND is a retired Lieutenant Colonel after 20 years of service with the U.S. Marine Corps and is currently a real estate agent with Virgil Adams Real Estate, located in Olympia, Washington.

                           Senior Management Resumes

     DONALD V. RHODES has been a director, President and Chief Executive Officer of the Bank since 1989. He was elected as Chairman of the Board in 1990. Since 1985, Mr Rhodes has also served as Chairman, President and Chief Executive Officer of Washington Independent Bancshares, Inc., and as Chairman and Chief Executive Officer of that company's wholly-owned subsidiary, Central Valley Bank, at June 30, 1997, a $48.6 million in assets commercial bank headquartered in Toppenish, Washington.

     JOHN PARRY has been employed by Heritage Bank since 1994, currently serving as Executive Vice President-Administration. Prior to joining the Bank, Mr. Parry was Senior Vice President in charge of Washington banking operations of the Washington Division of Great American First Savings Bank, a California headquartered thrift institution.

     BRIAN VANCE has been employed by Heritage Bank since 1996, currently serving as Executive Vice President-Loan Administrator. Prior to joining the Bank, Mr. Vance was employed for over 20 years with West One Bank, in both Idaho and Washington. Prior to leaving West One, he was Senior Vice President and Regional Manager of banking operations for the South Puget Sound Region.

     JAMES HASTINGS has been employed by Heritage Bank since 1985, currently serving as Senior Vice President and Treasurer. Mr. Hastings is a Certified Public Accountant with over 20 years of banking and thrift experience either in public accounting or with financial institutions.

                                  EXHIBIT IV-6

                                 Heritage Bank
                      Pro Forma Regulatory Capital Ratios

                                                                                  Pro Forma at
                                                                                 June 30, 1997
                                                        Historical, As Of     ------------------
                                                          June 30, 1997            Minimum
                                                       ------------------     ------------------
                                                                  Percent               Percent
                                                       Amount   of Assets     Amount  of Assets
                                                       ------- ----------     ------- ----------
                                                                (Dollars in Thousands)
GAAP Capital . . . . . . . . . . . . . . . .           $25,022      10.33%     $36,337     14.20%

Leverage Capital . . . . . . . . . . . . . .           $27,714      11.68%     $39,029     15.55%
Leverage Requirement . . . . . . . . . . . .             7,116       3.00%       7,529      3.00%
                                                      --------   --------     --------  --------
Excess . . . . . . . . . . . . . . . . . . .           $20,598       8.68%     $31,500     12.55%
                                                      ========   ========     ========  ========

Tier 1 Risk-based Capital  . . . . . . . . .           $27,714      15.65%     $39,029     21.70%
Tier 1 Risk-based Requirement  . . . . . . .             7,085       4.00%       7,196      4.00%
                                                      --------   --------     --------  --------
Excess . . . . . . . . . . . . . . . . . . .           $20,629      11.65%     $31,833     17.70%
                                                      ========   ========     ========  ========

Total Capital  . . . . . . . . . . . . . . .           $29,935      16.90%     $41,250     22.93%
Risk-Based Requirement . . . . . . . . . . .            14,171       8.00%      14,391      8.00%
                                                      --------   --------     --------  --------
Excess . . . . . . . . . . . . . . . . . . .           $15,764       8.90%     $26,858     14.93%
                                                      ========   ========     ========  ========

                                                                             Pro Forma at June 30, 1997
                                                      -------------------------------------------------------------------------
                                                            Midpoint                   Maximum             Maximum As Adjusted
                                                      ----------------------   ----------------------     ---------------------
                                                                    Percent                  Percent                   Percent
                                                      Amount       of Assets   Amount       of Assets     Amount      of Assets
                                                      -------     ----------   -------     ----------     -------    ----------
                                                                               (Dollars in Thousands)
GAAP Capital . . . . . . . . . . . . . . . .          $38,351       14.84%      $40,366       15.48%       $42,683      16.19%

Leverage Capital . . . . . . . . . . . . . .          $41,043       16.20%      $43,058       16.83%       $45,375      17.54%
Leverage Requirement . . . . . . . . . . . .            7,602        3.00%        7,676        3.00%         7,760       3.00%
                                                     --------    --------      --------    --------       --------   --------
Excess . . . . . . . . . . . . . . . . . . .          $33,441       13.20%      $35,382       13.83%       $37,615      14.54%
                                                     ========    ========      ========    ========       ========   ========

Tier 1 Risk-based Capital  . . . . . . . . .          $41,043       22.75%      $43,058       23.81%       $45,375      25.01%
Tier 1 Risk-based Requirement  . . . . . . .            7,215        4.00%        7,235        4.00%         7,257       4.00%
                                                     --------    --------      --------    --------       --------   --------
Excess . . . . . . . . . . . . . . . . . . .          $33,828       18.75%      $35,823       19.81%       $38,118      21.01%
                                                     ========    ========      ========    ========       ========   ========

Total Capital  . . . . . . . . . . . . . . .          $43,264       23.99%      $45,279       25.03%       $47,596      26.23%
Risk-Based Requirement . . . . . . . . . . .           14,430        8.00%       14,469        8.00%        14,514       8.00%
                                                     --------    --------      --------    --------       --------   --------
Excess . . . . . . . . . . . . . . . . . . .          $28,834       15.99%      $30,810       17.03%       $33,081      18.23%
                                                     ========    ========      ========    ========       ========   ========

                                  EXHIBIT IV-7

                            Pro Forma Analysis Sheet

                                 Exhibit IV-7
                           PRO FORMA ANALYSIS SHEET
                                 Heritage Bank
                         Prices as of August 15, 1997

                                                                       Peer Group       Washington Companies     All SAIF Insured
                                                                    ---------------     --------------------     ----------------
Price Multiple                        Symbol       Subject (1)      Mean     Median        Mean     Median        Mean    Median
--------------                        ------       -----------      ----     ------        ----     ------        ----    ------
Price-earnings ratio          =         P/E            15.97 x      21.71x   22.12x        18.21x   14.02x        21.03x   20.89x

Price-book ratio              =         P/B            90.55%       1.5165   1.3674        1.7462     1.77          1.38     1.33

Price-tangible book ratio     =        P/TB            90.55%       1.5663   1.4129        1.8306     1.94          1.43     1.34

Price-assets ratio            =         P/A            19.43%       0.1995   0.2032        0.1819     0.19          0.17     0.15

Valuation Parameters
Pre-Conversion Earnings (Y)                $2,269,000                   ESOP Stock Purchases (E)                8.00%
Pre-Conversion Book Value (B)             $27,834,000                   Cost of ESOP Borrowings (S)             0.00%-4
Pre-Conv. Tang. Book Value (TB)           $27,834,000                   ESOP Amortization (T)                  15.00 years
Pre-Conversion Assets (A)                $242,284,000                   RRP Amount (M)                          4.00%
Reinvestment Rate (2)(R)                         4.45%                  RRP Vesting (N)                         5.00 years
Est. Conversion Expenses (3)(X)                  2.62%                  Percentage Sold (PCT)                  67.88%
Tax rate (TAX)                                  34.00%

Calculation of Pro Forma Value After Conversion

1.  V=                    P/E * Y                                                V=        $53,034,767
        ---------------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.  V=          P/B  *  B                                                        V=        $53,034,767
        -------------------------
        1 - P/B * PCT * (1-X-E-M)

3.  V=         P/TB  *  TB                                                       V=        $53,034,767
        --------------------------
        1 - P/TB * PCT * (1-X-E-M)

4.  V=          P/A * A                                                          V=        $53,034,767
        -------------------------
        1 - P/A * PCT * (1-X-E-M)

                                                                   Full
                                   Gross         Exchange       Conversion
Conclusion                        Proceeds        Ratio            Value
----------                        --------       --------       ----------
Minimum                         $30,600,000       2.3752        $45,079,552
Midpoint                        $36,000,000       2.7943        $53,034,767
Maximum                         $41,400,000       3.2135        $60,989,982
Supermaximum Value              $47,610,000       3.6955        $70,138,480

(1) Pricing ratios shown reflect the midpoint of the offering.
(2) Net return reflects a reinvestment rate of 6.74 percent, and a tax rate of
    34.00 percent.
(3) Estimated offering expenses based on prospectus.
(4) No cost is applicable since holding company will fund the ESOP loan.

                                  EXHIBIT IV-8

                    Pro Forma Effect of Conversion Proceeds

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                 Heritage Bank
                             At the Minimum Value


1. Conversion Proceeds
     Full Conversion Value                                                        $ 45,079,552
     Exchange Ratio                                                                     2.3752

   Offering Proceeds                                                              $ 30,600,000
     Less: Estimated Offering Expenses                                                 867,280
                                                                                  ------------
     Net Conversion Proceeds                                                      $ 29,732,720


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                        $ 29,732,720
     Less: Non-Cash Stock Purchases (1)                                              3,672,000
                                                                                  ------------
   Net Proceeds Reinvested                                                        $ 26,060,720
   Estimated net incremental rate of return                                               4.45%
   Earnings Increase                                                              $  1,159,702
     Less: Estimated cost of ESOP borrowings (2)                                             0
     Less: Amortization of ESOP borrowings (3)                                         107,712
     Less: Recognition Plan Vesting (4)                                                161,568
                                                                                  ------------
   Net Earnings Increase                                                          $    890,422

                                                                      Net
                                                    Before          Earnings         After
3. Pro Forma Earnings                             Conversion        Increase       Conversion
                                                  ----------      -----------      ----------
   12 Months ended June 30, 1997 (reported)     $  2,269,000      $   890,422     $  3,159,422
   12 Months ended June 30, 1997 (core)         $    675,000      $   890,422     $  1,565,422

                                                    Before           Net Cash         After
4. Pro Forma Net Worth                            Conversion         Proceeds       Conversion
                                                  ----------         --------       ----------
   Reported as of June 30, 1997                 $ 27,834,000      $26,060,720     $ 53,894,720
   Tangible as of June 30, 1997                 $ 27,834,000      $26,060,720     $ 53,894,720

                                                    Before           Net Cash         After
5. Pro Forma Assets                               Conversion         Proceeds       Conversion
                                                  ----------         --------     ------------
   Reported as of June 30, 1997                 $242,284,000      $26,060,720     $268,344,720

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                 Heritage Bank
                             At the Midpoint Value


1. Conversion Proceeds                                                              $53,034,767
   Full Conversion Value                                                                 2.7943
   Exchange Ratio

   Offering Proceeds                                                                $36,000,000
   Less: Estimated Offering Expenses                                                    941,800
                                                                                        -------
   Net Conversion Proceeds                                                          $35,058,200


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                          $35,058,200
     Less: Non-Cash Stock Purchases (1)                                               4,320,000
                                                                                      ---------
   Net Proceeds Reinvested                                                          $30,738,200
   Estimated net incremental rate of return                                                4.45%
   Earnings Increase                                                                 $1,367,850
     Less: Estimated cost of ESOP borrowings (2)                                              0
     Less: Amortization of ESOP borrowings (3)                                          126,720
     Less: Recognition Plan Vesting (4)                                                 190,080
                                                                                        -------
   Net Earnings Increase                                                             $1,051,050

                                                                       Net
                                                   Before            Earnings          After
3. Pro Forma Earnings                            Conversion          Increase        Conversion
                                                 ----------          --------        ----------
   12 Months ended June 30, 1997 (reported)       $2,269,000        $1,051,050       $3,320,050
   12 Months ended June 30, 1997 (core)             $675,000        $1,051,050       $1,726,050

                                                   Before            Net Cash          After
4. Pro Forma Net Worth                           Conversion          Proceeds        Conversion
                                                 ----------          --------        ----------
   Reported as of June 30, 1997                  $27,834,000       $30,738,200      $58,572,200
   Tangible as of June 30, 1997                  $27,834,000       $30,738,200      $58,572,200

                                                   Before            Net Cash          After
5  Pro Forma Assets                              Conversion          Proceeds        Conversion
                                                 ----------          --------        ----------
   Reported as of June 30, 1997                 $242,284,000       $30,738,200     $273,022,200

(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                 Heritage Bank
                             At the Maximum Value

1.  Conversion Proceeds
     Full Conversion Value                                                            $60,989,982
     Exchange Ratio                                                                        3.2135

     Offering Proceeds                                                                $41,400,000
      Less: Estimated Offering Expenses                                                 1,016,320
                                                                                      -----------
     Net Conversion Proceeds                                                          $40,383,680


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                           $40,383,680
      Less: Non-Cash Stock Purchases (1)                                                4,968,000
                                                                                      -----------
    Net Proceeds Reinvested                                                           $35,415,680
    Estimated net incremental rate of return                                                 4.45%
    Earnings Increase                                                                 $ 1,575,998
      Less: Estimated cost of ESOP borrowings (2)                                               0
      Less: Amortization of ESOP borrowings (3)                                           145,728
      Less: Recognition Plan Vesting (4)                                                  218,592
                                                                                      -----------
    Net Earnings Increase                                                             $ 1,211,678

                                                                           Net
                                                     Before              Earnings         After
3.  Pro Forma Earnings                             Conversion            Increase       Conversion
                                                   ----------            --------       ----------
    12 Months ended June 30, 1997 (reported)     $  2,269,000         $ 1,211,678     $  3,480,678
    12 Months ended June 30, 1997 (core)         $    675,000         $ 1,211,678     $  1,886,678

                                                     Before              Net Cash         After
4.  Pro Forma Net Worth                            Conversion            Proceeds       Conversion
                                                 ------------         -----------     ------------
    Reported as of June 30, 1997                 $ 27,834,000         $35,415,680     $ 63,249,680
    Tangible as of June 30, 1997                 $ 27,834,000         $35,415,680     $ 63,249,680

                                                     Before              Net Cash         After
5.  Pro Forma Assets                               Conversion            Proceeds       Conversion
                                                 ------------         -----------     ------------
    Reported as of June 30, 1997                 $242,284,000         $35,415,680     $277,699,680


(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                 Heritage Bank
                           At the Supermaximum Value

1  Conversion Proceeds
     Full Conversion Value                                                           $ 70,138,480
     Exchange Ratio                                                                        3.6955

     Offering Proceeds                                                               $ 47,610,000
     Less: Estimated Offering Expenses                                                  1,102,018
     Net Conversion Proceeds                                                         $ 46,507,982

2  Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                           $ 46,507,982
   Less: Non-Cash Stock Purchases (1)                                                   5,713,200
   Net Proceeds Reinvested                                                           $ 40,794,782
   Estimated net incremental rate of return                                                 4.45%
   Earnings Increase                                                                 $  1,815,368
       Less: Estimated cost of ESOP borrowings (2)                                              0
       Less: Amortization of ESOP borrowings (3)                                          167,587
       Less: Recognition Plan Vesting (4)                                                 251,381
   Net Earnings Increase                                                             $  1,396,400

                                                                         Net
                                                   Before              Earnings          After
3  Pro Forma Earnings                             Conversion           Increase        Conversion
                                                  ----------           --------        ----------
   12 Months ended June 30, 1997 (reported)     $  2,269,000         $ 1,396,400     $  3,665,400
   12 Months ended June 30, 1997 (core)         $    675,000         $ 1,396,400     $  2,071,400

                                                   Before              Net Cash          After
4  Pro Forma Net Worth                            Conversion           Proceeds        Conversion
                                                  ----------           --------        ----------
   Reported as of June 30, 1997                 $ 27,834,000         $40,794,782     $ 68,628,782
   Tangible as of June 30, 1997                 $ 27,834,000         $40,794,782     $ 68,628,782

                                                   Before              Net Cash          After
5  Pro Forma Assets                               Conversion           Proceeds        Conversion
                                                  ----------           --------        ----------
   June 30, 1997                                $242,284,000         $40,794,782     $283,078,782


(1) Includes ESOP and Recognition Plan stock purchases equal to 8.0 percent and
    4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) Recognition plan is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  EXHIBIT IV-9

                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Core Earnings Analysis
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997

                                                Net Income   Less: Net    Tax Effect   Less: Extd
                                                to Common   Gains(Loss)      @ 34%        Items
                                                ----------  -----------   ----------   ----------
                                                   ($000)       ($000)        $000)       ($000)
Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO                     2,037          793         -270            0
FFHH  FSF Financial Corp. of MN                    2,373          977         -332            0
FFBA  First Colorado Bancorp of Co(1)             13,850         -375          128            0
FMSB  First Mutual SB of Bellevue WA               4,210         -137           47            0
FWWB  First Savings Bancorp of WA(1)               9,314         -701          238            0
HRZB  Horizon Financial Corp. of WA                7,912         -208           71            0
IWBK  Interwest SB of Oak Harbor WA               14,629        7,910       -2,689            0
KFBI  Klamath First Bancorp of OR                  5,494        4,252       -1,446            0
UBMT  United Fin. Corp. of MT(1)                   1,150          400         -136            0
WSTR  WesterFed Fin. Corp. of MT                   4,507        1,784         -607            0

                                                    Estimated
                                                    Core Income               Estimated
                                                    to Common     Shares      Core EPS
                                                    ----------   ----------   -------
                                                      ($000)       ($000)        ($)
Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO                        2,560         2,627      0.97
FFHH  FSF Financial Corp. of MN                       3,018         3,033      0.99
FFBA  First Colorado Bancorp of Co(1)                13,603        16,561      0.82
FMSB  First Mutual SB of Bellevue WA                  4,120         2,702      1.52
FWWB  First Savings Bancorp of WA(1)                  8,851        10,519      0.84
HRZB  Horizon Financial Corp. of WA                   7,775         7,417      1.05
IWBK  Interwest SB of Oak Harbor WA                  19,850         8,036      2.47
KFBI  Klamath First Bancorp of OR                     8,300        10,019      0.83
UBMT  United Fin. Corp. of MT(1)                      1,414         1,223      1.16
WSTR  WesterFed Fin. Corp. of MT                      5,684         5,565      1.02

(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1

                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
-------------------------------------
Financial Service Industry Consultants              FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (13)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (12)
  James J. Oren, Vice President (10)

--------------------------------------------------------------------------------
WASHINGTON HEADQUARTERS
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

                  APPRAISAL/PROSPECTUS CROSS REFERENCE SHEET
               (Based on prospectus draft dated August 29, 1997)


EXHIBIT NUMBER                                            PROSPECTUS CROSS REFERENCE
--------------                                            --------------------------
Exhibit I-2:  Audited Financial Statements                Audit Financial Statements (Back of Prospectus)
Exhibit I-3:  Key Operating Ratios                        Page 13
Exhibit I-4:  Investment Portfolio Composition            Page 59
Exhibit I-5:  Yields and Costs                            Page 37
Exhibit I-6:  Loan Loss Allowance Activity                Pages 56,57
Exhibit I-7:  Fixed and Adjustable Rate Loans             Page 52
Exhibit I-8:  Gap Analysis                                Page 43
Exhibit I-9:  Loan Portfolio Composition                  Page 50
Exhibit I-10: Cont. Mat. of Assets and Liabilities        Page 44
Exhibit I-11: Non-Performing Assets                       Pages 55,56
Exhibit 1-12: Deposit Composition                         Page 61

RP FINANCIAL, L.C.
----------------------------------------
Financial Services  Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   TABLE 4.3
                          Market Pricing Comparatives
                         Prices As of August 15, 1997


                                                     Market             Per Share Data
                                                 Capitalization         ---------------
                                               -----------------        Core      Book             Pricing Ratios(3)
                                               Price/     Market        12-Mth    Value/   -----------------------------------
Financial Institution                          Share(1)    Value        EPS(2)    Share     P/E     P/B     P/A    P/TB    P/CORE
---------------------                          --------   ------        ------    -----   ------  ------  ------  ------   ------
                                                 ($)      ($Mil)          ($)      ($)      (X)     (%)     (%)     (%)      (X)
SAIF-Insured Thrifts                             21.88    147.75         1.15     15.76    21.03  138.23   17.28  142.95    18.56
Special Selection Grouping(8)                    22.92     65.90         0.66     18.86    28.19  118.89   25.08  118.89    27.98
State of WA                                      28.25   1253.31         1.47     13.97    18.21  174.62   18.19  183.06    18.83

Comparable Group
----------------

Special Comparative Group(8)
-----------------------------
CFBC Community F1rst Bnkg Co. of GA              34.19     82.53         0.82     27.66      NM   123.61   20.29  123.61      NM
FBNW FirstBank Corp of Clarkston WA              18.25     36.21         0.44     14.00      NM   130.36   23.51  130.36      NM
FSPT FirstSpartan Fin. Corp. of SC               35.75    158.37         1.16     27.63      NM   129.39   34.06  129.39      NM
GOSB GSB Financial Corp. of NY                   14.66     32.96         0.44     13.78    28.19  106.39   28.79  106.39      NM
MONT Montgomery Fin. Corp. of IN                 11.75     19.42         0.42     11.22      NM   104.72   18.76  104.72    27.98

                                                  Dividends(4)                       Financial Characteristics(6)
                                             -----------------------    -------------------------------------------------------
                                                                                                         Reported       Core
                                             Amount/           Payout      Total     Equity/   NPAs/     ----------   ----------
                                             Share     Yield   Ratio(5)    Assets    Assets    Assets    ROA    ROE    ROA   ROE
                                             ------    -----   --------    ------    ------    ------    ----  ----   ----  ----
                                             ($)        (%)      (%)       ($Mil)     (%)       (%)       (%)   (%)    (%)   (%)
Financial Institution
---------------------
SAIF-Insured Thrifts                          0.38      1.77      29.26    1,147     12.97      0.78     0.54  5.54   0.75   7.54
Special Selection Grouping(8)                 0.00      0.00       0.00      249     21.15      1.95     0.67  3.02   0.74   3.45
State of WA                                   0.44      1.43      24.56    7,519     10.40      0.72     0.92  9.00   1.02  11.19

Comparable Group
----------------

Special Comparative Group(8)
-----------------------------
CFBC Community F1rst Bnkg Co. of GA           0.00      0.00       0.00      407     16.42       NA      0.25  1.52   0.49   2.96
FBNW FirstBank Corp of Clarkston WA           0.00      0.00       0.0O      154     18.04      1.95     0.70  3.86   0.57   3.14
FSPT FirstSpartan Fin. Corp. of SC            0.00      0.00       0 00      465     26.32       NA      0.95  3.62   1.11   4 20
GOSB GSB Financial Corp. of NY                0.00      0.00       0.00      114     27.06       NA      1.02  3.77   0.86   3.19
MONT Montgomery Fin. Corp. of IN              0.00      0.00       0.00      104     17.91       NA      0.42  2.32   0.67   3.74


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estinate core basis) is based on actual trailing twelve month data, adjusted to omit non-operat1ng items (includ1ng the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A - Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated div1dend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering c1rculars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we bel1eve are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, L.C.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 4.5
       MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                   FIRST LANCASTER FSB AND THE COMPARABLES
                             As of August IS, 1997

                                       Fully Converted
                                        Implied Value        Per Share (B)
                                      ------------------    ----------------
                                                 Implied     Core     Book                 Pricing Ratios(3)
                                      Price/      Market    12-Mth    Value/     --------------------------------------
                                      Share(1)    Val(8)    EPS(2)    Share        P/E     P/B     P/A    P/TB   P/CORE
                                      --------   -------    ------    ------     ------  ------  ------  ------  ------
                                        ($)      ($Mil)       ($)       ($)        (X)     (%)     (%)     (%)     (X)
SAIF-Insured Thrifts(7)
-----------------------
   Averages                             21.88     147.75     1.15     15.76       21.03  138.23   17.28   142.95    18.56
   Medians                                ---        ---      ---       ---       20.89  132.62   15.26   134.17    17.91

All Non-MHC State of WA(7)
--------------------------
   Averages                             25.59     429.47     1.49     14.13       17.78  178.02   17.18   189.03    16.08
   Medians                                ---        ---      ---       ---       14.02  177.49   19.44   193.91    16.09

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
   Averages                             22.98     186.27     1.29     24.56       21.93   92.00   18.53    92.99    18.89
   Medians                                ---        ---      ---       ---       22.73   88.87   17.95    88.87    18.03

Publicly-Traded MHC Institutions, Full Conversion Basis
--------------------------------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)     25.62     130.41     1.53     26.57       22.88   96.42   17.60    96.42    16.75
FFFL FIdelity FSB, MHC of FL (47.4)     24.00     162.38     1.07     22.74         NM   105.54   16.25   106.01    22.43
SKBO First Carnegie,MHC of PA (45.0)    13.50      31.05     0.52     16.45         NM    82.07   18.89    82.07    25.96
FFSX First FS&LA, MHC of IA (46.0)      25.00      70.70     1.58     28.31       23.15   88.31   13.87    88.65    15.82
FSLA First SB SLA MHC of NJ (47.5)      27.75     201.58     1.58     25.78       24.56  107.64   17.95   114.06    17.56
GDVS Greater DV SB, MHC of PA (19.9)    16.25      53.17     0.72     19.58         NM    82.99   18.98    82.99    22.57
HARB Harbor FSB, MHC of FL (46.0)       45.75     227.38     3.20     39.73       17.53  115.15   18.63   116.98    14.30
HARS Harris SB, MHC of PA (24.2)        26.00     291.80     1.44     31.15       20.97   83.47   13.08    88.68    18.06
JXSB Jcksnville SB, MHC of IL (44.6)    17.62      22.41     0.99     21.46         NM    82.11   12.86    82.11    17.80
LFED Leeds FSB, MHC of MD (36.2)        22.00      76.01     1.22     25.00       23.16   88.00   23.56    88.00    18.03
NWSB Northwest SB, MHC of PA (29.9)     18.75     438.30     1.11     19.34       21.80   96.95   19.43    99.52    16.89
PBCT Peoples Bank, MHC of CT (37.4)     26.75    1633.17     1.49     27.82       14.46   96.15   18.35    96.19    17.95
PERT Perpetual of SC, MHC (46.8)        39.00      58.70     1.88     37.10       26.53  105.12   23.55   105.12    20.74
PFSL Pocahnts Fed, MHC of AR (46.4)     23.50      38.35     2.22     25.38       13.99   92.59    9.68    92.59    10.59
PHSB Ppls Home SB, MHC of PA (45.0)     14.75      40.71     0.85     21.17       29.50   69.67   16.43    69.67    17.35
PULB Pulaski SB, MHC of MO (29.0)       21.00      43.97     1.16     23.63       22.58   88.87   21.54    88.87    18.10
PLSK Pulaski SB, MHC of NJ (46.0)       14.37      29.75     0.69     16.72         NM    85.94   15.59    85.94    20.83
SBFL SB Fngr Lakes MHC of NY (33.1)     18.50      33.02     0.79     22.03         NM    83.98   14.04    83.98    23.42
TSBS Trenton SB, FSB MHC of NJ(35.0)    28.13     254.21     1.15     27.27       21.98  103.15   32.98   107.00    24.46
WAYN Wayne S&L Co. MHC of OH (47.8)     17.75      39.90     1.00     20.44         NH    86.84   14.51    86.84    17.75
WCFB Wbstr Cty FSB MHC of IA (45.2)     16.50      34.65     0.85     18.12       23.91   91.06   31.32    91.06    19.41

                                               Dividends(4)                        Financial Characteristics(6)
                                         -------------------------   ----------------------------------------------------------
                                                                                                      Reported         Core
                                            Amount/          Payout    Total    Equity/   NPAs/    -------------  ---------------
                                            Share   Yield   Ratio(5)   Assets   Assets    Assets    ROA     ROE     ROA     ROE
                                           -------  -----   --------   ------   -------   ------   ------  ------  ------  ------
                                             ($)     (%)      (%)      ($Mil)     (%)       (%)     (%)      (%)     (%)     (%)
SAIF - Insured Thrifts(7)
-------------------------
  Averages                                   0.38    1.77       29.26   1,147    12.97     0.78     0.54     5.54   0.75    7.54
  Medians                                     ---     ---         ---     ---      ---      ---      ---      ---    ---     ---

All Non-MHC State of WA(7)
--------------------------
  Averages                                   0.38    1.24       16.82   2,358    10.25    0.98      0.83     8.40   0.98   11.11
  Medians                                     ---     ---         ---     ---      ---     ---       ---      ---    ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
  Averages                                   0.63    2.68       45.52   1,029    20.19    0.61      0.80     3.99   1.03    5.21
  Medians                                     ---     ---         ---     ---      ---     ---       ---      ---    ---     ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)          0.90    3.51       58.82     741    18.25    0.57      0.81     4.25   1.10    5.80
FFFL Fidelity FSB, MHC of FL (47.4)          0.80    3.33       74.77     999    15.40    0.30      0.57     3.45   0.78    4.73
SKBO First Carnegie, MHC of PA (45.0)        0.30    2.22       57.69     164    23.02    0.74      0.57     2.49   0.73    3.16
FFSX First FS&LA, MHC of IA (46.0)           0.48    1.92       30.38     510    15.71    0.11      0.61     3.88   0.89    5.68
FSLA First SB SLA MHC of NJ (47.5)           0.48    1.73       30.38   1,123    16.68    0.68      0.76     4.48   1.06    6.26
GDVS Greater DV SB, MHC of PA (19.9)         0.36    2.22       50.00     280    22.87    2.79      0.64     2.73   0.86    3.71
HARB Harbor FSB, MHC of FL (46.0)            1.40    3.06       43.75   1,220    16.18    0.46      1.10     6.75   1.35    8.28
HARS Harris SB, MHC of PA (24.2)             0.58    2.23       40.28   2,230    15.68    0.65      0.70     4.10   0.81    4.76
JXSB Jcksnv111e SB, MHC of IL (44.6)         0.40    2.27       40.40     174    15.66    0.39      0.44     2.57   0.80    4.63
LFED Leeds FSB, MHC of MD (36.2)             0.76    3.45       62.30     323    26.77    0.02      1.04     3.85   1.33    4.94
NWSB Northwest SB, MHC of PA (29.9)          0.32    1.71       28.83   2,256    20.04    0.72      0.94     4.48   1.21    5.79
PBCT Peoples Bank, MHC of CT (37.4)          0.68    2.54       45.64   8,901    19.08    0.90      1.32     6.85   1.06    5.51
PERT Perpetual of SC, MHC (46.8)             1.40    3.59       74.47     249    22.41    0.23      0.98     4.47   1.25    5.72
PFSL Pocahnts Fed, MHC of AR (46.4)          0.90    3.83       40.54     396    10.46    0.15      0.70     6.76   0.92    8.93
PHSB Ppls Home SB, MHC of PA (45.0)          0.00    0.00        0.00     248    23.58     NM       0.56     2.36   0.95    4.02
PULB Pulaski SB, MHC of MO (29.0)            1.00    4.76         NM      204    24.23    0.49      0.95     3.96   1.19    4.94
PLSK Pulaski SB, MHC of NJ (46.0)            0.30    2.09       43.48     191    18.13    0.65      0.43     2.87   0.77    5.08
SBFL SB Fngr Lakes MHC of NY (33.1)          0.40    2.16       50.63     235    16.71    0.69      0.34     1.98   0.63    3.63
TSBS Trenton SB, FSB MHC of NJ(35.0)         0.35    1.24       30.43     771    31.97    0.73      1.61     4.76   1.44    4.28
WAYN Wayne S&L Co. MHC of OH (47.8)          0.62    3.49       62.00     275    16.71    0.70      0.49     2.90   0.82    4.91
WCFB Wbstr Cty FSB MHC of IA (45.2)          0.80    4.85         NM      111    34.40    0.26      1.31     3.83   1.61    4.72

(1) Current stock price of m1nority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.6
                             Publ1c Market Pr1cing
                       Heritage Bank and the Comparables
                             as of August 15, 1997


                                            Market           Per Share Data
                                        Capitalization       --------------
                                        --------------       Core      Book              Pricing Ratios (3)
                                        Price    Market     12-Mth    Value/   ------------------------------------------
                                       Share(1)  Value      EPS(2)    Share    P/E       P/B     P/A      P/TB     P/CORE
                                       --------  ------     -------   ------   ----     ----    -----    ------    ------
                                         ($)     ($MIL)      ($)       ($)      (X)      (%)     (%)       (%)       (X)
Heritage Bank
-------------
 Superrange                              10.00      70.15     0.52     9.78    19.14    102.21   24.78   102.21    33.87
 Range Maximum                           10.00      61.00     0.57    10.37    17.53     96.44   21.97    96.44    32.33
 Range Midpoint                          10.00      53.04     0.63    11.04    15.98     90.56   19.43    90.56    30.73
 Range Minimum                           10.00      45.09     0.70    11.95    14.27     83.66   16.80    83.66    28.80

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                21.88     147.75     1.15    15.76    21.03    138.23   17.28   142.95    18.56
 Medians                                   ---        ---      ---      ---    20.89    132.62   15.26   134.17    17.91

All Non-MHC State of WA(7)
--------------------------
 Averages                                28.25    1253.31     1.47    13.97    18.21    174.62   18.19   183.06    18.83
 Medians                                   ---        ---      ---      ---    14.02    177.49   19.44   193.91    16.09

Comparable Group Averaqes
-------------------------
 Averages                                21.84     148.05     1.17    14.72    21.71    151.65   19.95   156.63    19.61
 Medians                                   ---        ---      ---      ---    22.12    136.74   20.32   141.29    19.28

State of WA
-----------
CASB Cascade SB of Everett WA(7)         14.75      37.92     0.77     8.46    24.18    174.35   10.76   174.35    19.16
FMSB First Mutual SB of Bellevue WA      21.75      58.77     1.52    10.91    13.94    199.36   13.60   199.36    14.31
FWWB First Savings Bancorp of WA         24.50     257.72     0.84    14.13    27.53    173.39   25.58   188.46    29.17
FBNW FirstBank Corp of Clarkston WA      18.25      36.21     0.44    14.00      NM     130.36   23.51   130.36      NM
HRZB Horizon Financial Corp. of WA       15.00     111.26     1.05    10.91    14.02    137.49   21.45   137.49    14.29
IWBK Interwest SB of Oak Harbor WA       39.75     319.43     2.47    15.46    21.64    257.12   17.43   262.90    16.09
STSA Sterling Financial Corp. of WA      17.75      98.81     0.90    12.41      NM     143.03    5.86   164.05    19.72
WFSL Washington FS&LA of Seattle WA      26.62    1263.44     2.14    14.66    13.72    181.58   21.93   198.81    12.44
WAMU Washington Mutual Inc. of WA        62.37    7880.89     2.42    19.30      NM        NM    16.16      NM     25.77

Comparable Group
----------------
CMRN Cameron Fin. Corp. of MO            17.25      45.32     0.97    17.18    22.12    100.41   21.77   100.41    17.78
FFHH FSF Financial Corp. of MN           18.12      54.96     0.99    14.16    23.23    127.97   14 53   127.97    18.30
FFBA First Colorado Bancorp of Co        17.50     289.82     0.82    11.60    20.83    150.86   19.20   150.86    21.34
FMSB First Mutual SB of Bellevue WA      21.75      58.77     1.52    10.91    13.94    199.36   13.60   199.36    14.31
FWWB First Savings Bancorp of WA         24.50     257.72     0.84    14.13    27.53    173.39   25.58   188.46    29.17
HRZB Hor1zon Financial Corp. of WA       15.00     111.26     1.05    10.91    14.02    137.49   21.45   137.49    14.29
IWBK Interwest SB of Oak Harbor WA       39.75     319.43     2.47    15.46    21.84    257.12   17.43   262.90    16.09
KFBI Klamath First Bancorp of OR         19.31     193.47     0.83    14.20       NM    135.99   26.58   135.99    23.27
UBMT United Fin. Corp. of MT             23.50      28.74     1.16    19.95    25.00    117.79   26.68   117.79    20.26
WSTR WesterFed Fin. Corp. of MT          21.75     121.04     1.02    18.73    26.85    116.12   12.67   145.10    21.32

                                                                         Financial Characteristics(6)
                                          Dividends(4)       ----------------------------------------------------
                                    -----------------------                            Reported         Core        MEMO:
                                    Amount/         Payout   Total  Equity/ MPAs/    ------------   -----------    Exchange  MEMO:
                                     Share   Yield  Ratio(5) Assets Assets  Assets   ROA     ROE     ROA    ROA     Ratio   Offering
                                    -------  -----  ------   ------ ------  ------   ----   -----   -----  ----    -------- --------
                                     ($)       (%)    (%)    ($MIL)   (%)     (%)     (%)    (%)      (%)    (%)            ($MIL)
Heritage Bank
-------------
 Superrange                            0.10    1.01    19.41    283   24.24    0.05    1.29    5.34    0.73   3.02    3.6972    47.6
 Range Maximum                         0.12    1.17    20.44    278   22.78    0.05    1.25    5.50    0.68   2.98    3.2150    41.4
 Range Midpoint                        0.13    1.34    21.43    273   21.45    0.05    1.22    5.67    0.63   2.95    2.7956    36.0
 Range Minimum                         0.16    1.58    22.52    268   20.08    0.05    1.18    5.86    0.58   2.90    2.3763    30.6

SAIF-Insured Thrifts(7)
-----------------------
 Averages                              0.38    1.77    29.26  1,147   12.97    0.78    0.54    5.54    0.75   7.54
 Medians                                ---     ---      ---    ---     ---     ---     ---     ---     ---    ---

All Non-MHC State of WA(7)
--------------------------
 Averages                              0.44     1.43   24.56   7,519   10.40   0.72     0.92    9.00   1.02   11.19
 Medians                                ---      ---     ---     ---     ---    ---      ---     ---    ---     ---

Comparable Group Averaqes
-------------------------
 Averages                              0.44     2.09   35.69     768   14.28   0.30     0.97    7.38   1.11    8.41
 Medians                                ---      ---     ---     ---     ---    ---      ---     ---    ---     ---

State of WA
-----------

CASB Cascade SB of Everett WA(7)       0.00     0.00    0.00     352    6.17   0.39     0.46    7.49   0.58    9.46
FMSB First Mutual SB of Bellevue WA    0.20     0.92   13.16     432    6.82   0.01     1.02   15.34   1.00   14.95
FWWB First Savings Bancorp of WA       0.28     1.14   33.33   1,008   14.75   0.30     1.05    6.25   1.00    5.90
FBNW FirstBank Corp of Clarkston WA    O.00     0.00    0.00     154   18.04   1.95     0.70    3.86   0.57    3.14
HRZB Horizon Financial Corp. of WA     0.40     2.67   38.10     519   15.60   NA       1.57    9.99   1.54    9.80
IWBK Interwest SB of Oak Harbor WA     0.60     1.51   24.29   1,833    6.78   0.64     0.87   12.91   1.18   17.52
STSA Sterling Financial Corp. of WA    0.00     0.00    0.00   1,686    4.10   0.61     0.10    2.46   0.32    7.91
WFSL Washington FS&LA of Seattle WA    0.92     3.46   42.99   5,760   12.08   0.73     1.67   14.37   1.84   15.85
WAMU Washington Mutual Inc. of WA      1.08     1.73   44.63  48,764    5.00   0.81     0.35    6.81   0.74   14.45

Comparable Group
----------------

CMRN Cameron Fin. Corp. of MO          0.28     1.62   28.87     208   21.69   0.73     1.07    4.43   1.33    5.51
FFHH FSF Financial Corp. of MN         0.50     2.76   50.51     378   11.35   0.03     0.66    5.22   0.84    6.63
FFBA First Colorado Bancorp of Co      0.44     2.51   53.66   1,510   12.73   0.23     0.92    6.21   0.90    6.07
FMSB First Mutual SB of Bellevue WA    0.20     0.92   13.16     432    6.82   0.01     1.02   15.34   1.00   14.95
FWWB First Savings Bancorp of WA       0.28     1.14   33.33   1,008   14.75   0.30     1.05    6.25   1.00    5.90
HRZB Hor1zon Financial Corp. of WA     0.40     2.67   38.10     519   15.60    NA      1.57    9.99   1.54    9.80
IWBK Interwest SB of Oak Harbor WA     0.60     1.51   24.29   1,833    6.78   0.64     0.87   12.91   1.18   17.52
KFBI Klamath First Bancorp of OR       0.30     1.55   36.14     728   19.55   0.08     0.81    3.67   1.23    5.54
UBMT United Fin. Corp. of MT           0.98     4.17      NM     108   22.65   0.42     1.09    4.70   1.34    5.80
WSTR WesterFed Fin. Corp. of MT        0.44     2.02   43.14     956   10.91   0.25     0.63    5.09   0.79    6.41

                                 EXHIBIT II-2

                         Demographic/Economic Reports

                           STATE DEMOGRAPHIC REPORT

     STATE  00
STATE NAME  UNITED STATES

Population                          1997 Age Distribution   1997 Average Disposable Income
----------                          ---------------------   ------------------------------

   1980          226,542,204            0-4      7.2         Total                     $35,584
   1990          248,709,873            5-9      7.4         Householder less than 35  $30,999
   1997          267,805,150           10-14     7.1         Householder 35-44         $40,281
   2002          281,208,787           15-19     7.1         Householder 45-54         $45,940
                                       20-24     6.5         Householder 55-64         $39,611
Population Growth Rate 1               25-44    31.4         Householder 65+           $22,603
                                       45-64    20.5
                                       65-84    11.3
Households                              85+      1.4
----------                              18+     74.3
   1990                91,947,410
   1997                99,019,931                               Spending Potential Index*
   2002               104,000,643                               -------------------------
                                                                Auto Loan            100
                                       Median Age               Home Loan            100
                                       ----------               Investments          100
Household Growth Rate     1            1990     32.9            Retirement Plans     100
Average Household Size 2.64            1997     34.8            Home Repair          100
                                                                Lawn & Garden        100
Families                                                        Remodeling           100
--------                         Male/Female Ratio  95.9        Appliances           100
1990         64,517,947                                         Electronics          100
1997         68,999,546          Per Capita Income  $18,100     Furniture            100
                                                                Restaurants          100
Family Growth Rate    0.9        1997 Household Income*         Sporting Goods       100
                                 ---------------------          Theater/Concerts     100
                                 Base       99,019,225          Toys & Hobbies       100
Race           1990    1997      %less than $15K       17.7     Travel               100
----           ----    ----      %          $15K-25K   14.4     Video Rental         100
% White         80.3   78.4      %          $25K-50K   33.5     Apparel              100
% Black         12.1   12.4      %          $50K-100K  26.5     Auto Aftermarket     100
% Asian                          %          $100K-150K  5.4     Health Insurance     100
  /Pacific Isl.  2.9    3.7      %greater than $150K    2.6     Pets & Supplies      100

% Hispanic*       .9   10.8

                                 Median Househoid Income
                                 -----------------------
                                 1997           $36,961
                                 2002           $42,042

* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800)292-CACI      FAX: (703) 243-6272          7/8/97

                           STATE DEMOGRAPHIC REPORT

     STATE  53
STATE NAME  WASHINGTON


Population                1997 Age Distribution           1997 Average Disposable Income
----------                ---------------------           ------------------------------
1980     4,132,353          0-4            7.1            Total                     $35,220
1990     4,866,692          5-9            7.5            Householder less than 35  $29,181
1997     5,622,133         10-14           7.4            Householder 35-44         $39,261
2002     6,143,145         15-19           7.1            Householder 45-54         $46,172
                           20-24           6.6            Householder 55-64         $40,443
                           25-44          30.9            Householder 65+           $22,358
                           45-64          21.5
                           65-84          10.5
Population Growth Rate #2   85+            1.4
                            18+           73.9
Households                                                    Spending Potential Index*
----------                                                    ------------------------
1990     1,872,431                                            Auto Loan            100
1997     2,150,214                                            Home Loan             99
2002     2,343,179                                            Investments           98
                                                              Retirement Plans      98
                                  Median Age                  Home Repair           99
                                  ----------                  Lawn & Garden         99
Household Growth Rate   1.9       1990  33.1                  Remodeling           101
Average Household Size 2.56       1997  35.1                  Appliances           100
                                                              Electronics          100
                                                              Furniture            100
Families                     Male/Female Ratio  98.3          Restaurants          101
--------                                                      Sporting Goods        98
1990    1,264,934                                             Theater/Concerts      98
1997    1,478,750            Per Capita Income   $ 17,434     Toys & Hobbies       100
                                                              Travel                97
Family Growth Rate  2.2            1997 Household Income*     Video Rental          99
                                   -----------------------    Apparel              100
                                   Base           2,150,211   Auto Aftermarket      99
Race             1990     1997     %less than $15K     16.8   Health Insurnce       99
----            ------   ------    %$15K-25K           15.4   Pets & Supplies       99
% White         88.5     86.4      %$25K-50K           36.1
% Black          3.1      3.3      %$50K-100K          25.7
% Asian                            %$100K-150K          4.2
  /Pacific Isl.  4.3      5.7      %greater than $150K  1.8

% Hispanic*      4.4      5.5

                                   Median  Household Income
                                   ------------------------
                                   1997          $   36,073
                                   2002          $   38,812

-------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.

--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI     FAX: (703) 243-6272           7/8/97

                           COUNTY DEMOGRAPHIC REPORT

    STATE/COUNTY  53045
     COUNTY NAME  MASON       WA

Population                       1997 Age Distribution      1997 Average Disposable Income
-----------                      ---------------------      -------------------------------

1980       31,184                   0-4          6            Total                      $28,727
1990       38,341                   5-9          6.4          Householder  less than 35  $26,379
1997       49,995                  10-14         7.1          Householder 35-44          $32,359
2002       58,030                  15-19         7.1          Householder 45-54          $38,292
                                   20-24         5.1          Householder 55-64          $34,490
                                   25-44        26.1          Householder 65+            $18,408
Population Growth Rate 3.7         45-64        24.3
                                   65-84        16.5
Households                          85+          1.4
----------                          18+           76
1990     14,565
1997     18,983                                                       Spendino Potential Index*
2002     22,108                                                       -------------------------
                                                                      Auto Loan             100
                                      Median Age                      Home Loan              79
                                      ----------                      Investments            91
                                      1990   36.9                     Retirement Plans       90
Household Growth Rate      3.7        1997   40.2                     Home Repair            97
Average Household Size    2.53                                        Lawn & Garden          97
                                                                      Remodeling            116
Families                           Male/Female Ratio     105.5        Appliances            101
--------                                                              Electronics            94
1990    10,688                                                        Furniture              86
1997    14,222                     Per Capita Income   $13,979        Restaurants            88
                                                                      Sporting Goods         97
Family Growth Rate     4           1997 Household Income*             Theater/Concerts       89
                                   ---------------------              Toys & Hobbies         99
                                   Base             18,983            Travel                 87
Race             1990   1997       %less than $15K    21.2            Video Rental           98
----            ------ -----       %$15K-25K          18.6            Apparel                89
% White          93.3   92.4       %$25K-50K          39.1            Auto Aftermarket       92
% Black           0.9      1       %$50K-100K         18.3            Health Insurance      104
% Asian                            %$100K-150K         2.1            Pets & Supplies        99
  /Pacific Isl.   1.2    1.6       %greater than $150K 0.7

% Hispanic*       2.3    2.9


                           Median Household Income
                           -----------------------
                           1997         $   29,560
                           2002         $   33,765

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI        FAX: (703) 243-6272         7/8/97

                           COUNTY DEMOGRAPHIC REPORT

    STATE/COUNTY  53067
     COUNTY NAME  THURSTON           WA


Population                         1997 Age Distribution   1997 Average Disposable Income
----------                         ---------------------   ------------------------------

1980       124,264                  0-4           6.7       Total                      $32,832
1990       161,238                  5-9           7.1       Householder less than 35   $26,711
1997       201,629                 10-14          7.5       Householder 35-44          $36,292
2002       229,483                 15-19          7.5       Householder 45-54          $43,419
                                   20-24          6.7       Householder 55-64          $36,763
                                   25-44         29.9       Householder 65+            $21,759
                                   45-64         22.7
Population Growth Rate 3.1         65-84         10.4
                                    85+           1.5
Households                          18+            74                  Spending Potential Index*
----------                                                             ------------------------
1990     62,150                                                        Auto Loan            100
1997     77,102                                                        Home Loan             96
2002     87,506                                                        Investments           95
                                  Median Aqe                           Retirement Plans      95
                                  ----------                           Home Repair           98
Household Growth Rate      3      1990  33.7                           Lawn & Garden         97
Average Household Size  2.58      1997  35.7                           Remodeling           102
                                                                       Appliances           100
                                                                       Electronics          100
                                                                       Furniture             99
Families                          Male/Female Ratio   95.2             Restaurants          100
--------                                                               Sporting Goods        98
1990     43,336                                                        Theater/Concerts      96
1997     55,301               Per Capita Income    $15,967             Toys & Hobbies       100
                                                                       Travel                93
Family Growth Rate   3.4               1997 Household Income*          Video Rental          99
                                       ----------------------          Apparel               99
                                       Base              77,102        Auto Aftermarket      98
Race             1990       1997       %less than $15K     15.7        Health Insurance      98
----            -------    ------      %$15K-25K           16.5        Pet & Supplies        99
% White           91.9        90       %$25K-50K           38.7
% Black            1.8       2.1       %$50K-100K          25.3
% Asian                                %$100K-150K            3
  /Pacific Isl.    3.8       5.1       %greater than $150K 0.8

% Hispanic*          3       3.9

                                Median Household Income
                                -----------------------
                                 1997         $35,401
                                 2002         $38,217

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI       FAX: (703) 243-6272        7/8/97

                           COUNTY DEMOGRAPHIC REPORT

    STATE/COUNTY  53053
     COUNTY NAME  PIERCE      WA


Popuiation                         1997 Age Distribution                1997 Average Disposable Income
----------                         ---------------------                ------------------------------
1980      485,667                    0-4           7.9                  Total                     $34,984
1990      586,203                    5-9           7.7                  Householder less than 35  $29,329
1997      666,121                   10-14          7.4                  Householder 35-44         $38,302
2002      721,239                   15-19          7.2                  Householder 45-54         $46,477
                                    20-24          7.4                  Householder 55-64         $40,712
                                    25-44         31.5                  Householder 65+           $23,108
Population Growth Rate 1.8          45-64         19.9
                                    65-84          9.7
Households                           85+           1.2                          SPENDING POTENTIAL INDEX*
----------                           18+            73                          ------------------------
1990      214,652                                                               Auto Loan                 98
1997      243,653                                                               Home Loan                 96
2002      263,512                                                               Investments               95
                                      Median Age                                Retirement Plans          94
                                      ----------                                Home Repair               98
Household Growth Rate    1.8          1990     31.3                             Lawn & Garden             97
Average Household Size  2.64          1997     33.1                             Remodeling                99
                                                                                Appliances                98
Families                     Male/Female Ratio    99.6                          Electronics               98
--------                                                                        Fumiture                  98
1990     151,672                                                                Restaurants               98
1997     176,019            Per Capita Income   $16,543                         Sporting Goods            96
                                                                                Theater/Concerts          96
Family Growth Rate   2.1                  1997 Household Income*                Toys & Hobbies            98
                                          ---------------------                 Travel                    94
                                          Base            243,653               Video Rental              98
Race            1990       1997           %less than $15K    15.6               Apparel                   97
----           ------     ------          %$15K-25K            15               Auto Aftermarket          97
% White          85.1       82.3          %$25K-50K            37               Health Insurance          97
% Black           7.2        7.9          %$50K-100K         26.9               Pets & Supplies           98
% Asian                                   %$100K-150K         4.1
  /Pacific Isl.     5        6.6          %greater than $150K 1.3

% Hispanic*       3.5        4.6

                                        Median Household Income
                                        -----------------------
                                        1997            $36,868
                                        2002            $41,933

--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.

* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.

* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service multiplied by 100.
-------------------------------------------------------------------------------
Copyright 1997 CACI     (800) 292-CACI        FAX: (703) 243-6272        7/8/97

                                 EXHIBIT II-3

                 Sources of Personal Income/Employment Sectors

                                                                 August 19, 1997

                      PERSONAL INCOME BY MAJOR SOURCE AND
                            EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                           (thousands of dollars)
(53-000) WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------
Item                                            1989         1990          1991           1992         1993         1994
-----------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                   85,837,927   94,420,291   101,206,147   109,678,572   114,808,532   120,359,599
  Nonfarm personal income                      84,551,830   93,090,718    99,832,573   108,136,078   113,006,982   119,011,808
  Farm income 2/                                1,286,097    1,329,573     1,373,574     1,542,494     1,801,550     1,347,791

Population (thousands) 3/                         4,746.3      4,901.2       5,018.2       5,146.1       5,258.7       5,343.2
Per capita personal income (dollars)               18,085       19,265        20,168        21,313        21,832        22,526

Derivation of total personal income
  Earnings by place of work                    61,720,547   67,714,969    72,686,190    79,506,546    82,620,602    86,489,904
  Less: Persona1 cont. for socia1 insur. 4/     3,943,060    4,348,410     4,604,523     4,949,475     5,152,453     5,531,690
  Plus: Adjustment for residence 5/               819,201      904,840       981,591     1,039,383     1,113,048     1,208,185
  Equals: Net earn. by place of residence      58,596,688   64,271,399    69,063,258    75,596,454    78,581,197    82,166,399
  Plus: Dividends, interest, and rent 6/       14,705,624   16,268,165    16,519,752    16,953,333    17,756,682    18,765,320
  Plus: Transfer payments                      12,535,615   13,880,727    15,623,137    17,128,785    18,470,653    19,427,880

    Earnings by place of work

Components of Earnings:
  Wages and salaries                           48,871,618   54,138,170    57,960,221    62,938,652    64,643,379    67,701,950
  Otner labor income                            4,221,517    4,778,362     5,389,265     6,085,587     6,549,704     7,051,462
  Proprietors' income 7/                        8,627,412    8,798,437     9,336,704    10,482,307    11,427,519    11,736,492
    Farm proprietors' income                      872,626      837,953       889,510     1,064,916     1,285,104       810,010
    Nonfarm proprietors' income                 7,754,786    7,960,484     8,447,194     9,417,391    10,142,415    10,926,482

Earnings by Industry:
  Farm earnings                                 1,286,097    1,329,573     1,373,574     1,542,494     1,801,550     1,347,791
  Nonfarm earnings                             60,434,450   66,385,396    71,312,616    77,964,052    80,819,052    85,142,113
    Private earnings                           49,446,842   54,365,159    58,078,596    63,632,562    65,780,047    69,619,370
  Ag. serv., for., fish., and other 8/            901,691    1,068,518     1,189,304     1,160,267     1,134,947     1,214,162
  Mining                                          160,853      169,335       176,685       169,823       163,915       182,024
  Construction                                  3,985,418    4,509.377     4,776,033     5,194,479     5,365,643     5,763,916
  Manufacturing                                12,887,987   13,802,351    13,800,156    14,645,082    14,460,971    14,897,039
    Nondurable goods                            3,219,702    3,509,449     3,309,438     3,495,486     3,703,041     3,940,838
    Durable goods                               9,668,285   10,292,902    10,490,718    11,149,596    10,757,930    10,956,201
  Transportation and public utilities           3,918,864    4,198,698     4,439,202     4,751,763     4,960,036     5,207,909
  Wholesale trade                               3,810,856    4,261,944     4,572,855     4,930,327     5,074,603     5,430,529
  Retail trade                                  6,407,801    6,966,200     7,374,321     7,915,781     8,252,821     8,849,976
  Finance, insurance, and real estate           3,266,391    3,581,681     3,790,542     4,544,021     4,835,997     4,838,003
  Services                                     14,106,981   15,807,055    17,959,498    20,321,019    21,531,114    23,235,812
Government and government enterprises          10,987,608   12,020,Z37    13,234,020    14,331,490    15,039,005    15,522,743
  Federal, civilian                             2,246,275    2,447,024     2,598,514     2,734,296     2,864,954     2,943,175
  Military                                      1,381,118    1,458,485     1,561,706     1,664,826     1,638,036     1,654,083
  State and loc                                 7,360,215    8,114,728     9,073,800     9,932,368    10,536,015    10,925,485

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996    BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                     For Counties and Metropolitan Areas
                            (thousands of dollars)


(53-045) MASON                 WASHINGTON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                            1989         1990         1991          1992          1993          1994
---------------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                      506,103      551,277      600,128       654,180       690,838       729,638
  Nonfarm personal income                         504,868      549,238      599,728       653,167       689,743       728,897
  Fanm income 2/                                    1,235        2,039          400         1,013         1,095           741

Population (thousands) 3/                            37.3         38.7         40.7          42.5          44.3          45.9
Per capita personal income (dollars)               13,555       14,242        14,743        15,386        15,599        15,908

  Derivation of total personal income
  Earnings by place of work                       231,753      251,113       270,338       295,617       313,454       333,301
  Less: Personal cont. for social insur. 4/        16,265       17,516        18,764        20,229        21,737        23,683
  Plus: Adjustment for residence 5/                56,383       64,657        69,721        75,964        76,290        76,557
  Equals: Net earn. by place of residence         271,871      298,254       321,295       351,352       368,007       386,175
  Plus: Dividends. interest. and rent 6/          112,275      119,761       123,077       128,998       131,913       139,181
  Plus: Transfer payments                         121,957      133,262       155,756       173,830       190,918       204,282

    EARNINGS by place of work

COMPONENTS OF EARNINGS:
  Wages and salaries                              178,880      194,741       210,562       227,632       239,874       254,269
  Other labor income                               15,198       16,642        18,941        20,969        23,246        25,009
  Proprietors' income 7/                           37,675       39,730        40,835        47,016        50,334        54,023
    Fanm proprietors' income                          324           61           131           716           746           382
    Nonfarm proprietors' income                    37,351       39,669        40,704        46,300        49,588        53,641
  Earnings by Industry:
    Fanm earnings                                   1,235        2,039           400         1,013         1,095           741
    Nonfanm earnings                              230,518      249,074       269,938       294,604       312,359       332,560
    Private earnings                              170,251      184,064       194,765       212,432       225,208       240,426

    Ag. serv., for., fish., and other 8/            7,230        7,718         6,876         7,809         7,992         8,550
    Mining                                            149          333           744           716           829           995
    Construction                                   14,112       20,432        29,658        34,627        38,180        40,930
    Manufacturing                                  70,059       69,163        66,607        68,803        69,593        71,312
      Nondurable goods                              7,451        8,758         9,107         9,581        10,356        11,119
      Durable goods                                62,608       60,405        57,500        59,222        59,237        60,193
    Transportation and public utilities             8,034       10,212         9,501        10,041        11,231        12,380
    Wholesale trade                                 5,180        6,755         6,673         6,628         7,608         7,836
    Retail trade                                   28,863       30,568        31,870        34,989        36,788        39,264
    Finance, insurance, and real estate             6,654        6,982         8,303        10,166        11,169        12,520
    Services                                       29,970       31,901        34,533        38,653        41,818        46,639
Government and government enterprises              60,267       65,010        75,173        82,172        87,151        92,134
    Federal, civilian                               3,614        3,917         3,734         3,752         3,891         4,251
   Mi1itary                                         1,221        1,286         1,341         1,467         1,536         1,575
   State and local                                 55,432       59,807        70,098        76,953        81,724        86,308


See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                     June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)


(53-053) PIERCE                 WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
 Item                                                 1989         1990         1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------

    Income by place of residence
Total personal income ($000)                       9,063,251   10,038,231   10,646,663     11,491,193    12,047,345    12,683,943
  Nonfanm personal income                          9,030,695   10,006,975   10,609,037     11,447,298    12,007,971    12,649,848
  Fanm income 2/                                      32,556       31,256       37,626         43,895        39,374        34,095

Population (thousands) 3/                              570.5        590.5        605.0          619.5         631.9         638.3
Per capita personal income (dollars)                  15,888       16,999       17,598         18,549        19,066        19,870
Derivation of total personal income
  Earnings by place of work                        5,353,535    5,806,045    6,182,798      6,721,704     7,140,962     7,533,892
  Less: Personal cont. for social insur. 4/          344,913      374,581      392,793        420,794       449,970       486,065
  Plus: Adjustment for residence 5/                1,112,893    1,252,903    1,409,597      1,537,287     1,480,802     1,551,152
  Equals: Net earn. by place of residence          6,121,515    6,684,367    7,199,602      7,838,197     8,171,794     8,598,979
  Plus: Dividends, interest, and rent 6/           1,318,219    1,567,263    1,440,662      1,454,826     1,507,665     1,594,945
  Plus: Transfer payments                          1,623,517    1,786,601    2,006,399      2,198,170     2,367,886     2,490,019

    Earnings by place of work

Components of Earnings:
  Wages and salaries                               4,452,747    4,848,764    5,130,733      5,527,494     5,844,864     6,136,464
  Other labor income                                 319,458      361,413      406,527        459,444       506,371       552,374
  Proprietors' income 7/                             581,330      595,868      645,538        734,766       789,727       845,054
    Farm proprietors' income                          18,911       16,818       22,860         30,050        25,196        19,670
    Nonfarm proprietors' income                      562,419      579,050      622,678        704,716       764,531       825,384

Earnings by Industry:
  Farm earnings                                       32,556       31,256       37,626         43,895        39,374        34,095
  Nonfarm earnings                                 5,320,979    5,774,789    6,145,172      6,677,809     7,101,588     7,499,797
  Private earnings                                 3,679,999    4,050,321    4,303,062      4,740,781     5,025,112     5,377,204

Ag. serv., for., fish., and other 8/                  41,802       52,093       57,086         65,436        69,812        73,479
  Mining                                               4,855        5,153        6,266          6,848         7,177         7,549
  Construction                                       380,892      434,418      451,479        478,054       518,380       569,690
  Manufacturing                                      659,522      694,108      687,795        695,225       704,779       819,009
  Nondurable goods                                   271,270      286,257      299,733        323,141       333,206       358,325
  Durable goods                                      388,252      407,851      388,062        372,084       371,573       460,684
  Transportation and public utilities                305,627      340,516      365,426        392,261       414 256       423,360
  Wholesale trade                                    287,133      315,750      316,064        351,798       379,838       408,376
  Retail trade                                       611,237      654,307      701,690        772,071       805,803       870,042
  Finance, insurance, and real estate                227,745      249,866      272,902        359,481       395,984       387,995
  Services                                         1,161,186    1,304,110    1,444,354      1,619,607     1,729,083     1,817,704
Government and government enterprises              1,640,980    1,724,468    1,842,110      1,937,028     2,076 476     2,122,593
  Federal, civilian                                  291,809      306,527      327,861        307,866       348,465       354,124
  Military                                           618,873      601,793      609,553        639,539       673,600       668,680
  State and local                                    730,298      816,148      904,696        989,623     1,054,411     1,099,789

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                 June 1996       BUREAU OF ECONOMIC ANALYSIS

                                                               August 19, 1997


          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
                                  WASHINGTON


(53-067) THURSTON

----------------------------------------------------------------------------------------------------------------------------------
Item                                                 1989         1990         1991          1992          1993          1994
----------------------------------------------------------------------------------------------------------------------------------
    Income by place of residence
Total personal income ($000)                      2,651,612    2,946,318    3,232,859     3,516,523     3,734,018     3,950,934
  Nonfarm personal income                         2,630,467    2,924,405    3,209,464     3,487,450     3,707,955     3,924,758
  Farm income 2/                                     21,145       21,913       23,395        29,073        26,063        26,176

Population (thousands) 3/                             156.4        163.0        169.5         176.6         183.4         187.2
Per capita personal income (dollars)                 16,956       18,073       19,069        19,908        20,364        21,101

Derivation of total personal income
  Earnings by place of work                       1,574,918    1,751,999    1,966,104     2,160,958     2,300,006     2,411,366
  Less: Personal cont, for social insur, 4/          95,757      107,337      117,827       127,192       136,247       146,445
  Plus: Adjustment for residence 5/                 253,537      284,735      290,344       319,053       328,871       369,866
  Equals: Net earn, by place of residence         1,732,698    1,929,397    2,138,621     2,352,819     2,492,630     2,634,787
  Plus: Dividends, interest, and rent 6/            452,559      494,193      501,028       522,128       544,760       575,846
  Plus: Transfer payments                           466,355      522,728      593,210       641,576       696,628       740,301

    Earnings by place of work

Components of Earnings:
  Wages and salaries                              1,299,416    1,453,585    1,630,863     1,777,990     1,887,461     1,967,609
  Other labor income                                 95,442      109,805      130,040       147,578       164,393       176,782
  Proprietors' income 7/                            188,060      188,609      205,201       235,390       248,152       266,975
    Farm proprietors' income                         11,828       11,621       12,773        19,177        15,046        15,030
    Nonfarm proprietors' income                     168,232      176,988      192,428       216,213       233,106       251,945

Earnings by Industry:
  Farm earnings                                      21,145       21,913       23,395        29,073        26,063        26,176
  Nonfarm earnings                                1,553,773    1,730,086    1,942,709     2,131,885     2,273,943     2,385,190
  Private earnings                                  863,109      962,939    1,070,875     1,174,548     1,262,385     1,363,442

  Ag. serv.. for. fish.. and other 8/                16,864       18,432       20,177        21,073        22,174        23,861
  Mining                                              1,663        1,633        2,162         2,486         2,623         3,015
  Construction                                       99,835      117,078      127,581       132,033       138,107       152,026
  Manufacturing                                     109,887      114,747      123,710       138,127       145,548       160,113
    Nondurable goods                                 55,914       59,491       60,284        67,353        70,073        75,418
    Durable goods                                    53,973       55,256       63,426        70,774        75,475        84,695
  Transportation and public utilities                60,011       60,244       59,815        62,734        69,602        72,167
  Wholesale trade                                    46,892       60,514       69,936        67,613        66,492        70,644
  Retail trade                                      174,194      188,430      211,629       230,218       244,397       265,456
  Finance, insurance, and real estate                47,425       52,081       56,434        72,092        79,694        82,678
  Services                                          306,338      349,780      399,431       448,172       493,748       533,482

Government and government enterprises               690,664      767,147      871,834       957,337     1,011,558     1,021,748
  Federal, civilian                                  27,830       32,016       32,251        34,180        37,142        40,373
  Military                                            7,919        8,042        8,617        10,374        10,358        10,849
  State and local                                   654,915      727,089      830,966       912,783       964,058       970,526

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996              BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

1/ 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
   SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers:
   income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/ Includes the capital consumption adjustment for rental income of persons.

7/ Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than $50,000. Estimates are included in totals.

(N) Data not available for this year.


                                           REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996             BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(53-000) WASHINGTON

----------------------------------------------------------------------------------------------------------------------------
Item                                               1989          1990         1991        1992        1993        1994
----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
   Total full- & part-time employment            2,709,394    2,849,112   2,899,285   2,954,509   3,001,833   3,071,025
By Type:
   Wage and salary employment                    2,261,708    2,369,933   2,388,656   2,424,985   2,465,499   2,526,349
   Proprietors' employment                         447,686      479,179     510,629     529,524     536,334     544,676
     Farm proprietors' employment                   37,971       36,838      36,647      36,809      35,565      35,077
     Nonfarm proprietors' employment 2/            409,715      442,341     473,982     492,715     500,769     509,599

By Industry:

   Farm employment                                  78,800       82,364      78,769      70,304      74,373      78,495
   Nonfarm employment                            2,630,594    2,766,748   2,820,516   2,884,205   2,927,460   2,992,530
     Private employment                          2,173,067    2,291,854   2,336,034   2,387,944   2,427,505   2,486,235
     Ag. serv. for. fish. and other 3/              45,147       48,776      51,830      51,354      55,800      57,724
     Mining                                          5,494        5,507       5,288       4,897       4,810       4,911
     Construction                                  145,151      159,794     162,862     169,395     170,138     175,562
     Manufacturing                                 380,605      388,741     370,157     366,230     361,537     359,011
     Transportation and public utilities           121,821      126,936     128,141     128,755     130,564     134,290
     Wholesale trade                               134,486      141,816     144,706     148,993     148,793     155,508
     Retail trade                                  449,430      470,056     478,678     494,467     501'757     518,825
     Finance, insurance, and real estate           213,507      219,959     223,535     226,232     231,400     232,587
     Services                                      677,426      730,269     770,837     797,621     822,706     847,817
  Government and government enterprises            457,527      474,894     484,482     496,261     499,955     506,295
    Federal, civilian                               71,827       74,794      72,965      73,471      72,205      72,188
    Military                                        80,627       79,718      78,443      79,058      76,603      75,289
    State and local                                305,073      320,382     333,074     343,732     351,147     358,818

   See footnotes at end of table.                         REGIONAL ECONOMIC
   Table CA25                                             INFORMATION SYSTEM
                                                          BUREAU OF ECONOMIC
                                               June 1996  ANALYSIS

                                                                August 19, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)
                                  WASHINGTON

(53-045) MASON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                                 1989         1990        1991        1992        1993        1994
---------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment                   12,871       13,715      13,975      14,132      14,612      15,124
By Type:
  Wage and salary employment                            9,865       10,444      10,367      10,517      10,920      11,367
  Proprietors' employment                               3,006        3,271       3,608       3,615       3,692       3,757
    Farm proprietors' employment                          194          188         187         188         182         179
    Nonfarm proprietors' employment 2/                  2,812        3,083       3,421       3,427       3,510       3,578

By Industry:

  Farm employment                                         305          414         214         211         208         208
  Nonfarm employment                                   12,566       13,301      13,761      13,921      14,404      14,916
    Private employment                                  9,791       10,467      10,753      10,814      11,177      11,564

    Ag. serv for. fish. and other 3/                      623          723         657         590         646         623
    Mining                                                 15           19          19          16          17          18
    Construction                                          666          833       1,088       1,256       1,307       1,343
    Manufacturing                                       2,279        2,264       2,085       1,923       1,913       1,986
    Transportation and public utilities                   372          440         412         389         442         478
    Wholesale trade                                       316          423         423         402         440         460
    Retail trade                                        2,232        2,293       2,301       2,429       2,484       2,565
    Finance, insurance, and real estate                   955          942       1,134       1,036       1,089       1,136
    Services                                            2,333        2,530       2,634       2,773       2,839       2,955
Government and government enterprises                   2,775        2,834       3,008       3,107       3,227       3,352
  Federal, civilian                                       120          130         120         114         115         115
  Military                                                200          199         206         215         210         204
  State and local                                       2,455        2,505       2,682       2,778       2,902       3,033

See footnotes at end of table.                   REGIONAL ECONOMIC INFORMATION
                                                 SYSTEM BUREAU OF ECONOMIC
   Table CA25                        June 1996   ANALYSIS

                                                                 August 19, 1997


            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)


(53-053) PIERCE                  WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
Item                                              1989         1990         1991        1992        1993        1994
------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
  Total full- & part-time employment             269,376      278,439     279,827     286,894      294,628     302,747

By Type:
  Wage and salary employment                     226,433      232,782     230,419     234,857      241,854     249,137
  Proprietors' employment                         42,943       45,657      49,408      52,037       52,774      53,610
  Farm proprietors' employment                     1,366        1,331       1,325       1,328        1,283       1,265
  Nonfarm proprietors' employment 2/              41,577       44,326      48,083      50,709       51,491      52,345

By Industry

  Fanm employment                                  2,639        2,515       2,405       2,139       2,128        2,166
  Nonfarm employment                             266,737      275,924     277,422     284,755     292,500      300,581
  Private employment                             194,889      204,397     208,114     215,405     221,349      228,659
    Ag.serv.,for fish., and other 3/               2,745        2,938       3,226       3,312       3,758        3,860
    Mining                                           232          244         238         260         273          267
    Construction                                  15,208       16,742      16,545      17,003      17,519       18,322
    Manufacturing                                 23,843       23,681      22,338      22,004      21,608       23,600
    Transportation and public utilities           10,026       10,595      10,959      11,134      11,583       11,728
    Wholesale trade                               10,508       10,898      10,994      11,791      12,342       12,779
    Retail trade                                  44,955       46,546      47,740      50,452      50,774       52,927
    Finance, insurance, and real estate           20,315       21,103      21,894      22,530      23,559       23,460
    Services                                      67,057       71,650      74,180      76,919      79,933       81,716
  Government and government enterprises           71,848       71,527      69,308      69,350      71,151       71,922
    Federal, civilian                             11,154       11,215      10,905      10,606      11,063       11,166
    Military                                      31,076       28,877      25,930      25,359      26,011       25,659
    State and local                               29,618       31,435      32,473      33,385      34,077       35,097

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(53-067) THURSTON               WASHINGTON

---------------------------------------------------------------------------------------------------------------------------
    Item                                            1989        1990         1991       1992        1993         1994
----------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
   Total full- & part-time employment              79,225      84,094       88,142     91,120      93,653        96,222

By Type:
   Wage and salary employment                      65,702      69,322       72,085     74,013      76,307        78,588
   Proprietors' employment                         13,523      14,772       16,057     17,107      17,346        17,634
   Fanm proprietors' employment                       895         872          868        870         841           830
   Nonfanm proprietors' employment 2/              12,628      13,900       15,189     16,237      16,505        16,804

By Industry:

  Farm employment                                   1,619       1,489        1,496      1,348       1,388         1,438
  Nonfarm employment                               77,606      82,605       86,646     89,772      92,265        94,784
  Private employment                               50,549      54,054       56,730     59,215      61,385        63,777
    Ag.serv.,for.,fish and other 3/                 1,370       1,387        1,427      1.494       1.738         1.751
    Mining                                            104          96           96        121         130           136
    Construction                                    4,139       4,638        4,999      5,051       5,106         5,244
    Manufacturing                                   4,263       4,377        4,118      4,524       4,733         4,972
    Transportation and public utilities             2,250       2,174        2,128      2,165       2,344         2,351
    Wholesale trade                                 1,959       2,363        2,607      2,479       2,441         2,581
    Retai1 trade                                   13,592      14,082       14,800     15,539      15,856        16,678
    Finance, insurance, and real estate             4,626       4,985        5,222      5,463       5,672         5,749
    Services                                       18,246      19,952       21,333     22,379      23,365        24,315
  Government and government enterprises            27,057      28,551       29,916     30,557      30,880        31,007
    Federal, civilian                                 833         913          855        877         908           960
    Military                                          953         945          971      1,035         983           963
    State and local                                25,271      26,693       28,090     28,645      28,989        29,084

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                  June 1996       BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

1/ 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
   SIC.

2/ Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates
   Valencia includes Cibola through the end of 1981.

5/ La Paz county, AZ was separated from Yuma county on January 1, 1983.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980
   Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor, and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E  Estimate shown constitutes the major portion of the true estimate.

(D) Not shcwn to avoid disclosure of confidential information.

(L) Less than 10 jobs. Estimates are included in totals.

(N) Data not available for this year.

                                                                 August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(53-000) WASHINGTON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                        1989           1990          1991           1992            1993            1994
---------------------------------------------------------------------------------------------------------------------------------
Place of Residence Profile

   Total personal income ($000)              85,837,927     94,420,291     101,206,147    109,678,572     114,808,532   120,359,599
   Nonfarm personal income                   84,551,830     93,090,718      99,832,573    108,136,078     113,006,982   119,011,808
   Farm income                                1,286,097      1,329,573       1,373,574      1,542,494       1,801,550     1,347,791

   Derivation of Total Personal Income
   Net earnings 1/                           58,596,688     64,271,399      69,063,258     75,596,454      78,581,197    82,166,399
   Transfer payments                         12,535,615     13,880,727      15,623,137     17,128,785      18,470,653    19,427,880
   Income maintenance 2/                        936,599      1,033,494       1,269,911      1,463,732       1,595,315     1,675,315
   Unemployment insurance                       395,663        479,161         672,953        940,858       1,148,628     1,058,170
   Retirement and other                      11,203,353     12,368,072      13,680,273     14,724,195      15,726,710    16,694,395
   Dividends, interest, and rent             14,705,624     16,268,165      16,519,752     16,953,333      17,756,682    18,765,320

   Population (thousands) 3/                    4,746.3        4.901.2         5,018.2        5.146.1         5,258.7       5,343.2

   Per Capita Incomes ($) 4/

   Per capita personal income                    18,085         19,265          20,168         21,313          21,832        22,526
   Per capita net earnings                       12,346         13,113          13,763         14,690          14,943        15,378
   Per capita transfer payments                   2,641          2,832           3,113          3,328           3,512         3,636
   Per capita income maintenance                    197            211             253            284             303           314
   Per capita unemployment insurance                 83             98             134            183             218           198
   Per capita retirement & other                  2,360          2,523           2,726          2,861           2,991         3,124
   Per capita dividends, interest, & rent         3,098          3,319           3,292          3,294           3,377         3,512

Place of Work Profile

   Total earnings (place of work, $000)      61,720,547     67,714,969      72,686,190     79,506,546      82,620,602    86,489,904
   Wages and salaries                        48,871,618     54,138,170      57,960,221     62,938,652      64,643,379    67,701,950
   Other labor income                         4,221,517      4,778,362       5,389,265      6,085,587       6,549,704     7,051,462
   Proprietors' income                        8,627,412      8,798,437       9,336,704     10,482,307      11,427,519    11,736,492
   Nonfarm proprietors' income                7,754,786      7,960,484       8,447,194      9,417,391      10,142,415    10,926,482
   Farm proprietors' income                     872,626        837,953         889,510      1,064,916       1,285,104       810,010

   Total employment (full & part-time)        2,709,394      2,849,112       2,899,285      2,954,509       3,001,833     3,071,025
   Wage and salary jobs                       2,261,708      2,369,933       2,388,656      2,424,985       2,465,499     2,526,349
   Number of proprietors                        447,686        479,179         510,629        529,524         536,334       544,676

   Number of nonfarm proprietors /5             409,715        442,341         473,982        492,715         500,769       509,599
   Number of farm proprietors                    37,971         36,838          36,647         36,809          35,565        35,077

   Average earnings per job ($)                  22,780         23,767          25,070         26,910          27,523        28,163
   Wage & salary earnings per job ($)            21,608         22,844          24,265         25,954          26,219        26,798
   Average earnings per nonfarm proprietor ($)   18,927         17,996          17,822         19,113          20,254        21,441

See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
    Table CA30                  June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                             August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(53-045) MASON                                        WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
Item                                                  1989        1990        1991        1992          1993          1994
------------------------------------------------------------------------------------------------------------------------------

     Place of Residence Profile

 Total personal income ($000)                        506,103     551,277     600,128     654,180        690,838        729,638
   Nonfarm personal income                           504,868     549,238     599,728     653,167        689,743        728,897
   Farm income                                         1,235       2,039         400       1,013          1,095            741


 Derivation of Total Personal Income
   Net earnings 1/                                   271,871     298,254     321,295     351,352        368,007        386,175
   Transfer payments                                 121,957     133,262     155,756     173,830        190,918        204,282
     Income maintenance 2/                             8,134       9,179      11,592      13,659         14,721         16,632
     Unemployment insurance                            2,699       3,481       5,298       6,663          9,226          8,777
     Retirement and other                            111,124     120,602     138,866     153,508        166,971        178,873
   Dividends, interest, and rent                     112,275     119,761     123,077     128,998        131,913        139,181

   Population (thousands) 3/                            37.3        38.7        40.7        42.5           44.3           45.9

 Per Capita Incomes ($) 4/
   Per capita personal i 11,736,492
     Nonfarm proprietors' income                   7,754,786   7,960,484   8,447,194   9,417,391     10,142,415     10,926,482
     Farm proprietors' income                        872,626     837,953     889,510   1,064,916      1,285,104        810,010

   Total employment (full & part-time)             2,709,394   2,849,112   2,899,285   2,954,509      3,001,833      3,071,025
    Wage and salary jobs                           2,261,708   2,369,933   2,388,656   2,424,985      2,465,499      2,526,349
    Number of proprietors                            447,686     479,179     510,629     529,524        536,334        544,676
      Number of nonfarm proprietors /5               409,715     442,341     473,982     492,715        500,769        509,599
      Number of farm proprietors                      37,971      36,838      36,647      36,809         35,565         35,077

   Average earnings per job ($)                       22,780      23,767      25,070      26,910         27,523         28,163
    Wage & salary earnings per job ($)                21,608      22,844      24,265      25,954         26,219         26,798
    Average earnings per nonfarm proprietor ($)       18,927      17,996      17,822      19,113         20,254         21,441


See footnotes at end of table.                                                             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                                               June 1996         BUREAU OF ECONOMIC ANALYSI


                                                                  August 19,1997
                           REGIONAL ECONOMIC PROFILE
                               For Counties and
                              Metropolitan Areas

(53-045)  MASON                 WASHINGTON

---------------------------------------------------------------------------------------------------------------------------
   Item                                                             1989      1990      1991      1992      1993      1994
---------------------------------------------------------------------------------------------------------------------------
     Place of Residence Profile

Total personal income ($000)                                      506.103   551.277   600.128   654.180   690.838   729.638
   Nonfarm personal income                                        504.868   549.238   599.728   653.167   689.743   728.897
   Farm income                                                      1.235     2.039       400     1.013     1.095       741

Derivation of Total Personal Income
   Net earnings 1/                                                271.871   298.254   321.295   351.352   368.007   386.175
   Transfer payments                                              121.957   133.262   155.756   173.830   190.918   204.282
     Income maintenance 2/                                          8.134     9.179    11.592    13.659    14.721    16.632
     Unemployment insurance                                         2.699     3.481     5.298     6.663     9.226     8.777
     Retirement and other                                         111.124   120.602   138.866   153.508   166.971   178.873
   Dividends, interest, and rent                                  112.275   119.761   123.077   128.998   131.913   139.181

   Population (thousands) 3/                                         37.3      38.7      40.7      42.5      44.3      45.9

Per Capita Incomes ($) 4/
   Per capita personal i,632             239.874             254.269
     Other labor income                                            15.198    16.642    18.941    20.969    23.246    25.009
     Proprietors' income                                           37.675    39.730    40.835    47.016    50.334    54.023
       Nonfarm proprietors' income                                 37.351    39.669    40.704    46.300    49.588    53.641
       Farm proprietors' income                                       324        61       131       716       746       382

   Total employment (full & part-time)                             12.871    13.715    13.975    14.132    14.612    15.124
    Wage and salary obs                                             9.865    10.444    10.367    10.517    10.920    11.367
    Number of proprietors                                           3.006     3.271     3.608     3.615     3.692     3.757
      Number of nonfarm proprietors  /5                             2.812     3.083     3.421     3.427     3.510     3.578
      Number of farm proprietors                                      194       188       187       188       182       179

   Average earnings per job  ($)                                   18.006    18.309    19.344    20.918    21.452    22.038
    Wage & salary earnings per job ($)                             18.133    18.646    20.311    21.644    21.966    22.369
    Average earnings per nonfarm proprietor ($)                    13.283    12.867    11.898    13.510    14.128    14.992

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                       June 1996  BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

(53-053) PIERCE                  WASHINGTON

---------------------------------------------------------------------------------------------------------------------------------
   Item                                             1989             1990         1991         1992           1993           1994
---------------------------------------------------------------------------------------------------------------------------------
Place of Residence Profile

Total personal income ($000)                 9,063,251      10,038,231     10,646,663     11,491,193     12,047,345     12,683,943
   Nonfarm personal income                   9,030,695      10,006,975     10,609,037     11,447,298     12,007,971     12,649,848
   Farm income                                  32,556          31,256         37,626         43,895         39,374         34,095

Derivation of Total Personal Income
   Net earnings 1/                           6,121,515       6,684,367      7,199,602      7,838,197      8,171,794      8,598,979
   Transfer payments                         1,623,517       1,786,601      2,006,399      2,198,170      2,367,886      2,490,019
     Income maintenance 2/                     138,334         148,369        181,673        205,876        227,816        240,261
     Unemployment insurance                     42,313          48,796         70,233        101,596        126,556        120,201
     Retirement and other                    1,442,870       1,589,436      1,754,493      1,890,698      2,013,514      2,129,557
   Dividends, interest, and rent             1,318,219       1,567,263      1,440,662      1,454,826      1,507,665      1,594,945

   Population (thousands) 3/                     570.5           590.5          605.0          619.5          631.9          638.3

   Per Capita Incomes ($) 4/
    Per capita personal income                  15,888          16,999         17,598         18,549         19,066         19,870
    Per capita net earnings                     10,731          11,319         11,900         12,652         12,932         13,471
    Per capita transfer payments                 2,846           3,025          3,316          3,548          3,747          3,901
    Per capita income maintenance                  242             251            300            332            361            376
    Per capita unemployment insurance               74              83            116            164            200            188
    Per capita retirement & other                2,529           2,692          2,900          3,052          3,187          3,336
   Per capita dividends, interest, & rent        2,311           2,654          2,381          2,348          2,386          2,499

Place of Work Profile

   Total earnings (place of work, $000)      5,353,535       5,806,045      6,182,798      6,721,704      7,140,962      7,533,892
     Wages and salaries                      4,452,747       4,848,764      5,130,733      5,527,494      5,844,864      6,136,464
     Other labor income                        319,458         361,413        406,527        459,444        506,371        552,374
     Proprietors' income                       581,330         595,868        645,538        734,766        789,727        845,054
        Nonfarm proprietors' income            562,419         579,050        622,678        704,716        764,531        825,384
        Farm proprietors' income                18,911          16,818         22,860         30,050         25,196         19,670

   Total employment (full & part-time)         269,376         278,439        279,827        286,894        294,628        302,747
    Wage and salary jobs                       226,433         232,782        230,419        234,857        241,854        249,137
    Number of proprietors                       42,943          45,657         49,408         52,037         52,774         53,610
      Number of nonfarm proprietors /5          41,577          44,326         48,083         50,709         51,491         52,345
      Number of farm proprietors'                1,366           1,331          1,325          1,328          1,283          1,265

   Average earnings per job ($)                 19,874          20,852         22,095         23,429         24,237         24,885
   Wage & salary earnings per job ($)           19,665          20,830         22,267         23,536         24,167         24,631
   Average earnings per nonfarm
     proprietor ($)                             13,527          13,063         12,950         13,897         14,848         15,768

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                 August 19, 1997

                           REGIONAL ECONOMIC PROFILE
                               For Counties and
                              Metropolitan Areas

(53-067) THURSTON              WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
   Item                                                     1989        1990        1991         1992          1993         1994
-----------------------------------------------------------------------------------------------------------------------------------
      Place of Residence Profile

  Total persona1 income ($000)                            2,651,612   2,946,318   3,232,859   3,516,523      3,734,018     3,950,934
    Nonfarm personal income                               2,630,467   2,924,405   3,209,464   3,487,450      3,707,955     3,924,758
    Farm income                                              21,145      21,913      23,395      29,073         26,063        26,176
Derivation of Total Personal Income
  Net earnings 1/                                         1,732,698   1,929,397   2,138,621   2,352,819      2,492,630     2,634,787
  Transfer payments                                         466,355     522,728     593,210     641,576        696,628       740,301
    Income maintenance 2/                                    28,472      31,157      38,883      46,521         49,468        52,132
    Unemployment insurance                                   12,949      16,138      21,181      28,927         37,156        35,074
    Retirement and other                                    424,934     475,433     533,146     566,128        610,004       653,095
  Dividends, interest, and rent                             452,559     494,193     501,028     522,128        544,760       575,846

  Population (thousands) 3/                                   156.4       163.0       169.5       176.6          183.4         187.2

Per Capita Incomes ($) 4/
  Per capita personal income                                 16,956      18,073      19,069      19,908         20,364        21,101
  Per capita net earnings                                    11,080      11,835      12,615      13,320         13,594        14,072
  Per capita transfer payments                                2,982       3,206       3,499       3,632          3,799         3,954
   Per capita income maintenance                                182         191         229         263            270           278
   Per capita unemployment insurance                             83          99         125         164            203           187
   Per capita retirement & other                              2,717       2,916       3,145       3,205          3,327         3,488
  Per capita dividends, interest, & rent                      2,894       3,031       2,955       2,956          2,971         3,075

    Place of Work Profile

  Total earnings (place of work, $000)                    1,574,918   1,751,999   1,966,104   2,160,958      2,300,006     2,411,366
    Wages and salaries                                    1,299,416   1,453,585   1,630,863   1,777,990      1,887,461     1,967,609
    Other labor income                                       95,442     109,805     130,040     147,578        164,393       176,782
    Proprietors' income                                     180,060     188,609     205,201     235,390        248,152       266,975
      Nonfarm proprietors' income                           168,232     176,988     192,428     216,213        233,106       251,945
      Farm proprietors' income                               11,828      11,621      12,773      19,177         15,046        15,030

  Total employment (full & part-time)                        79,225      84,094      88,142      91,120         93,653        96,222
   Wage and salary jobs                                      65,702      69,322      72,085      74,013         76,307        78,588
   Number of proprietors                                     13,523      14,772      16,057      17,107         17,346        17,634
     Number of nonfarm proprietors  /5                       12,628      13,900      15,189      16,237         16,505        16,804
     Number of farm proprietors                                 895         872         868         870            841           830

  Average earnings per job ($)                               19,879      20,834      22,306      23,716         24,559        25,060
   Wage & salary earnings per job ($)                        19,777      20,969      22,624      24,023         24,735        25,037
   Average earnings per nonfarm proprietor ($)               13,322      12,733      12,669      13,316         14,123        14,993

See footnotes at end of table,              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                      June 1996   BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/   La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

Table CA30                   June 1996      REGIONAL ECONOMIC INFORMATION
                                            SYSTEM BUREAU OF ECONOMIC ANALYSIS

                                 EXHIBIT IV-3

                        Historical Thrift Stock Indices

                               ThriftINVESTOR


                                 INDEX VALUES

                                                 INDEX VALUES                           PERCENT CHANGE SINCE
                                       --------------------------------------       ------------------------------
                                       07/31/97  1 MONTH   YTD       52 WEEK        1 MONTH   YTD       52 WEEK
------------------------------------------------------------------------------------------------------------------
 All Pub.Traded Thrifts                   684.5     624.5     483.6     388.4         9.60     41.54     76.24
 MHC Index                                751.0     683.8     538.0     416.1         9.84     39.59     80.48

Insurance Indices
------------------------------------------------------------------------------------------------------------------

 SAIF Thrifts                             608.2     555.0     439.2     356.2         9.59     38.47     70.76
 BIF Thrifts                              908.5     832.1     616.8     485.0         9.18     47.28     87.31

STOCK EXCHANGE INDICES
------------------------------------------------------------------------------------------------------------------

 AMEX Thrifts                             197.0     192.7     156.2     132.1         2.20     26.10     49.07
 NYSE Thrifts                             421.4     368.3     277.3     219.7        14.41     51.96     91.75
 OTC Thrifts                              779.9     721.8     569.7     462.5         8.05     36.89     68.62

GEOGRAPHIC INDICES
------------------------------------------------------------------------------------------------------------------

 Mid-Atlantic Thrifts                   1,342.6   1,267.3     970.7     738.4         5.94     38.31     81.82
 Midwestern Thrifts                     1,455.2   1,369.4   1,159.3     951.7         6.26     25.52     52.90
 New England Thrifts                      592.0     553.2     428.9     330.3         7.00     38.02     79.21
 Southeastern Thrifts                     608.6     561.4     447.2     375.6         8.40     36.10     62.03
 Southwestern Thrifts                     416.4     419.8     315.9     255.8        -0.82     31.84     62.80
 Western Thrifts                          730.2     635.1     474.7     392.0        14.97     53.83     86.25

ASSET SIZE INDICES
------------------------------------------------------------------------------------------------------------------

 Less than $250M                          721.9     676.0     586.6     539.7         6.79     23.06     33.75
 $250M to $500M                         1,011.5     947.0     789.8     673.2         6.81     28.07     50.25
 S500M to $1B                             672.1     639.2     521.8     436.0         5.15     28.82     54.15
 $1B to $5B                               747.6     704.8     546.0     429.6         6.08     36.92     74.03
 Over $5B                                 453.3     403.6     305.8     241.6        12.32     48.23     87.66

Comparative Indices
------------------------------------------------------------------------------------------------------------------

 Dow Jones Industrials                  8,222.6   7,672.8   6,448.3   5,528.9         7.17     27.52     48.72
 S&P 500                                  954.3     885.2     740.7     640.0         7.81     28.83     49.12

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201,082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984 S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England; CT, MA, ME NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY.

AUGUST 1997

                                 EXHIBIT IV-4

                                 Heritage Bank
                       Market Area Acquisition Activity

         WASHINGTON STATE MERGER AND ACQUISITION ACTIVITY 1995-PRESENT


                                                                   Seller Financials at Completion              Deal Terms
                                                                -------------------------------------     -------------------

                                                                   Total   TgEg/   YTD  YTD  NPAs/  Rsrvs/       Deal     Deal
Ann'd    Comp                                                      Assets  Assets ROAA ROAE  Assets  NPLs     Value  Price Per
 Date     Date     Buyer              ST   Seller             ST   ($000)  (%)   (%)   (%)  (%)     (%)        ($M)   Share ($)
----------------------------------------------------------------------------------------------------------------------------------
07/12/96 11/29/96  Washington Federal WA Metropolitan Bancorp WA   761,014   8.14  0.85  12.85  NA    NA       67.5  19.834 Stock

07/13/94 01/06/95  First Interstate   CA University SB        WA 1,116,973   9.42  1.20  12.56  0.80  NA      205.1      NA Cash

                   Average                                         938,994   7.78  1.03  12.71  0.80  NA      136.3  19.834
                   Median                                          938,994   7.78  1.03  12.71  0.80  NA      136.3  19.834


                                                                                   Deal Pricing at Completion
                                                                 ------------------------------------------------------

                                                                       Deal  Deal Pr/   Deal Pr/   Deal Pr/  TgBk Prem/
Ann'd    Comp                                                         Pr/Bk    Tg Bk     Assets     4-Qtr     CoreDeps
 Date     Date     Buyer              ST   Seller             ST       (%)    (%)           (%)   EPS (x)        (%)
-----------------------------------------------------------------------------------------------------------------------
07/12/96 11/29/96  Washington Federal WA Metropolitan Bancorp WA    149.98   149.98     8.95       NA          7.09

07/13/94 01/06/95  First Interstate   CA University SB        WA    151.37   188.17    17.58      14.15       11.18

                   Average                                          150.68   169.08    13.27      14.15        9.14
                   Median                                           150.68   169.08    13.27      14.15        9.14

Source: SNL Securities, LC.